STRICTLY CONFIDENTIAL
EXECUTION VERSION

~~____________________________________________________________________________~~

CREDIT AND GUARANTY AGREEMENT
DATED AS OF APRIL 29, 2019
AMONG
PVH CORP., AS U.S. BORROWER,
PVH ASIA LIMITED, AS HONG KONG BORROWER,
PVH B.V., AS EUROPEAN BORROWER,
CERTAIN SUBSIDIARIES OF PVH CORP.,
AS GUARANTORS,
VARIOUS LENDERS,
BARCLAYS BANK PLC,
AS ADMINISTRATIVE AGENT,
CITIBANK, N.A. AND MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED,
AS SYNDICATION AGENTS
AND
JPMORGAN CHASE BANK, N.A., ROYAL BANK OF CANADA, MUFG BANK, LTD., U.S. BANK NATIONAL ASSOCIATION AND WELLS FARGO BANK, NATIONAL ASSOCIATION
AS DOCUMENTATION AGENTS
________________________________________________________

BARCLAYS BANK PLC, CITIBANK, N.A., MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED, JPMORGAN CHASE BANK, N.A. AND RBC CAPITAL MARKETS, LLC,
AS JOINT LEAD ARRANGERS,
AND
BARCLAYS BANK PLC, CITIBANK, N.A., MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED, JPMORGAN CHASE BANK, N.A. AND RBC CAPITAL MARKETS, LLC,
AS JOINT LEAD BOOKRUNNERS

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CREDIT FACILITIES
________________________________________________________

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TABLE OF CONTENTS

		Page

Article I. DEFINITIONS AND INTERPRETATION .......................................................................		1

Section 1.01	Definitions .....................................................................................................	1
Section 1.02	Accounting Terms .........................................................................................	50
Section 1.03	Interpretation, Etc. ........................................................................................	51
Section 1.04	Exchange Rates; Currency Equivalents; Basket Calculations ......................	51
Section 1.05	Dutch Terms ..................................................................................................	53
Section 1.06	Additional Other Foreign Currencies, Approved Issuing Currencies............	53

Article II. LOANS AND LETTERS OF CREDIT ............................................................................		54

Section 2.01	Tranche A Term Loans ..................................................................................	54
Section 2.02	Revolving Loans ...........................................................................................	55
Section 2.03	Swing Line Loans .........................................................................................	58
Section 2.04	Issuance of Letters of Credit and Purchase of Participations Therein ..........................................................................................................	62
Section 2.05	Pro Rata Shares; Availability of Funds; Affiliates ........................................	71
Section 2.06	Use of Proceeds .............................................................................................	72
Section 2.07	Evidence of Debt; Register; Notes ................................................................	72
Section 2.08	Interest on Loans ...........................................................................................	72
Section 2.09	Conversion/Continuation ..............................................................................	75
Section 2.10	Default Interest ..............................................................................................	76
Section 2.11	Fees ...............................................................................................................	76
Section 2.12	Scheduled Payments .....................................................................................	79
Section 2.13	Voluntary Prepayments/Commitment Reductions ........................................	80
Section 2.14	Mandatory Prepayments/Commitment Reductions ......................................	82
Section 2.15	Application of Prepayments/Reductions .......................................................	82
Section 2.16	General Provisions Regarding Payments ......................................................	83
Section 2.17	Ratable Sharing .............................................................................................	85
Section 2.18	Making or Maintaining Eurocurrency Rate Loans .......................................	85
Section 2.19	Increased Costs; Capital Adequacy ...............................................................	87
Section 2.20	Taxes; Withholding, Etc. ...............................................................................	89
Section 2.21	Obligation to Mitigate ...................................................................................	92
Section 2.22	Defaulting Lenders ........................................................................................	92
Section 2.23	Removal or Replacement of a Lender ..........................................................	94
Section 2.24	Incremental Facilities ....................................................................................	95
Section 2.25	Appointment of Borrower Representative ....................................................	97
Section 2.26	Extension of Maturity Date ...........................................................................	97
Section 2.27	Existing ABN Letters of Credit .....................................................................	99

Article III. CONDITIONS PRECEDENT .........................................................................................		99

Section 3.01	Closing Date ..................................................................................................	99

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Section 10.11	Severability ...................................................................................................	146
Section 10.12	Obligations Several; Independent Nature of Lenders’ Rights ......................	147
Section 10.13	Table of Contents and Headings ...................................................................	147
Section 10.14	APPLICABLE LAW .....................................................................................	147
Section 10.15	CONSENT TO JURISDICTION ..................................................................	147
Section 10.16	WAIVER OF JURY TRIAL ..........................................................................	148
Section 10.17	Confidentiality ..............................................................................................	148
Section 10.18	Usury Savings Clause ...................................................................................	149
Section 10.19	Counterparts ..................................................................................................	150
Section 10.20	Effectiveness; Entire Agreement; No Third Party Beneficiaries ..................	150
Section 10.21	PATRIOT Act; Beneficial Ownership ...........................................................	150
Section 10.22	“Know Your Customer” Checks ...................................................................	150
Section 10.23	Electronic Execution .....................................................................................	151
Section 10.24	No Fiduciary Duty ........................................................................................	151
Section 10.25	Judgment Currency .......................................................................................	152
Section 10.26	Acknowledgment and Consent to Bail-In of EEA Financial Institutions ....................................................................................................	152

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SCHEDULES:	1.01(g) Material Companies
2.01(a)    Tranche A Term Loan Commitments
2.02    Revolving Commitments
2.04(a)    Existing Letters of Credit
2.04(b)    Issuing Bank Letter of Credit Sublimits
6.01(d)    Existing Liens
6.03(b)    Existing Subsidiary Debt
10.01(a)    Notice Addresses

EXHIBITS:
A-1    Borrowing Notice
A-2    Conversion/Continuation Notice
A-3    Issuance Notice
B-1    Tranche A Term Loan Note
B-2    Revolving Loan Note
B-3    Swing Line Note
B-4    Incremental Term Loan Note
C    Compliance Certificate
D    Certificate re Non‑Bank Status
E‑1    Closing Date Certificate
E‑2    Solvency Certificate
F    Counterpart Agreement
G    Joinder Agreement
H    Extension Request

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CREDIT AND GUARANTY AGREEMENT
This CREDIT AND GUARANTY AGREEMENT, dated as of April 29, 2019, is entered into by and among PVH CORP., a Delaware corporation (together with its permitted successors and assigns, the “U.S. Borrower”), PVH ASIA LIMITED, with the registration number 1376775, a company incorporated under the laws of Hong Kong (together with its permitted successors and assigns, the “Hong Kong Borrower”), PVH B.V., with the registration number 27278835, a Dutch private limited liability company with its corporate seat in Amsterdam, The Netherlands (together with its permitted successors and assigns, the “European Borrower” and, together with the U.S. Borrower and the Hong Kong Borrower, the “Borrowers”), CERTAIN SUBSIDIARIES OF THE U.S. BORROWER, as Guarantors, the Lenders party hereto from time to time, and BARCLAYS BANK PLC (“Barclays”), as Administrative Agent (together with its permitted successors and assigns in such capacity, the “Administrative Agent”), with MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED (or any other registered broker-dealer wholly-owned by Bank of America Corporation to which all or substantially all of Bank of America Corporation’s or any of its subsidiaries’ investment banking, commercial lending services or related businesses may be transferred following the date of this Agreement, “MLPFS”) and CITIBANK, N.A. (“Citi”), as Syndication Agents (together with their permitted successors and assigns in such capacity, the “Syndication Agents”), JPMORGAN CHASE BANK, N.A. (“JPMorgan”), ROYAL BANK OF CANADA (“Royal Bank”), MUFG BANK, LTD., U.S. BANK NATIONAL ASSOCIATION and WELLS FARGO BANK, NATIONAL ASSOCIATION, as Documentation Agents.
RECITALS:
WHEREAS, the Borrowers have requested that the Lenders and the Issuing Banks (as defined below) extend credit to the Borrowers from time to time on the terms and subject to the conditions set forth herein.
NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:
ARTICLE I.
DEFINITIONS AND INTERPRETATION
Section 1.01    Definitions. The following terms used herein, including in the preamble, recitals, exhibits and schedules hereto, shall have the following meanings:
“Acquisition Consideration” means the purchase consideration for any Subject Acquisition and all other payments by any Group Member in exchange for, or as part of, or in connection with, any Subject Acquisition, whether paid in cash or by exchange of Equity Interests or of properties or otherwise and whether payable at or prior to the consummation of such Subject Acquisition or deferred for payment at any future time, whether or not any such future payment is subject to the occurrence of any contingency, and includes any and all payments representing the purchase price and any assumptions of Indebtedness, “earn-outs” and other agreements to make any payment the amount of which is, or the terms of payment of which are, in any respect subject to or contingent upon the revenues, income, cash flow or profits (or the like) of any Person or business (it being

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understood that the amount of any deferred payment, including consideration paid in the form of or pursuant to an “earn-out” or other contingent payment, shall be calculated as the present value of expected future payments in respect thereof, as of the date of consummation of the applicable Subject Acquisition in accordance with GAAP).
“Acquisition Debt” means any Indebtedness of the U.S. Borrower or any of its Subsidiaries that has been issued for the purpose of financing, in whole or in part, a Qualifying Acquisition and any related transactions or series of related transactions (including for the purpose of refinancing or replacing all or a portion of any pre-existing Indebtedness of the U.S. Borrower, any of its Subsidiaries or the Person(s) or assets to be acquired); provided that (a) the release of the proceeds thereof to the U.S. Borrower and its Subsidiaries is contingent upon the consummation of such Qualifying Acquisition and, pending such release, such proceeds are held in escrow (and, if the definitive agreement (or, in the case of a tender offer or similar transaction, the definitive offer document) for such acquisition is terminated prior to the consummation of such Qualifying Acquisition or if such Qualifying Acquisition is otherwise not consummated by the date specified in the definitive documentation relating to such Indebtedness, such proceeds shall be promptly applied to satisfy and discharge all obligations of the U.S. Borrower and its Subsidiaries in respect of such Indebtedness) or (b) such Indebtedness contains a “special mandatory redemption” provision (or other similar provision) or otherwise permits such Indebtedness to be redeemed or prepaid if such Qualifying Acquisition is not consummated by the date specified in the definitive documentation relating to such Indebtedness (and if the definitive agreement (or, in the case of a tender offer or similar transaction, the definitive offer document) for such Qualifying Acquisition is terminated in accordance with its terms prior to the consummation of such Qualifying Acquisition or such Qualifying Acquisition is otherwise not consummated by the date specified in the definitive documentation relating to such Indebtedness, such Indebtedness is so redeemed or prepaid within 90 days of such termination or such specified date, as the case may be).
“Acquisition Period” means the period from and after the consummation of a Qualifying Acquisition to and including the last day of the fourth full Fiscal Quarter following the Fiscal Quarter in which such Qualifying Acquisition was consummated.
“Administrative Agent” has the meaning specified in the preamble hereto.
“Adverse Proceeding” means any action, suit or proceeding at law or in equity or, to the knowledge of any Authorized Officer of any Borrower, any hearing (whether administrative, judicial or otherwise), investigation before or by any Governmental Authority or arbitration (whether or not purportedly on behalf of any Group Member) against or affecting any Group Member or any property of any Group Member.
“Affected Lender” has the meaning set forth in Section 2.18(b).
“Affiliate” means, as applied to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with, that Person. For the purposes of this definition, “control” (including, with correlative meanings, the terms “controlling”, “controlled by” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether

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through the ownership of voting securities or by contract or otherwise; provided, that no Agent or Lender shall be deemed to be an Affiliate of any Loan Party.
“Agent” means each of the Administrative Agent, the Syndication Agents, the Documentation Agents and, if applicable, any Collateral Agent.
“Agent Affiliates” has the meaning set forth in Section 10.01(b)(iii).
“Aggregate Amounts Due” has the meaning set forth in Section 2.17.
“Aggregate Payments” has the meaning set forth in Section 7.02(b).
“Agreement” means this Credit and Guaranty Agreement, dated as of April 29, 2019, as it may be amended, restated, supplemented or otherwise modified from time to time.
“Agreement Currency” has the meaning set forth in Section 10.25.
“Alternate Currency LIBO Rate” has the meaning set forth in the definition of “Eurocurrency Rate”.
“AML Laws” means all laws, rules, and regulations of the United States applicable to the Borrowers or the Borrowers’ Subsidiaries from time to time concerning or relating to anti-money laundering.
“Ancillary Commitment” means, in relation to the Ancillary Lender and the Existing ABN Letters of Credit, the Euro Equivalent of the maximum amount of Approved Currency or other currency freely exchangeable into Euro and agreed to by the Ancillary Lender from time to time and notified to the Administrative Agent in writing, which amount shall not exceed the Ancillary Lender’s European Revolving Commitment.
“Ancillary Facility” means the Ancillary Facility (as defined in the Existing Credit Agreement as in effect immediately prior to the Closing Date) between the Ancillary Lender and the European Borrower which was made available by the Ancillary Lender under the Existing Credit Agreement.
“Ancillary Lender” means ABN AMRO Bank N.V. or one or more of its Affiliates.
“Applicable Margin” means (i) with respect to Base Rate Loans and Canadian Prime Rate Loans, (a) from the Closing Date until the date of delivery of the Compliance Certificate and the financial statements for the Fiscal Quarter during which the Closing Date occurs, 0.375% per annum and (b) thereafter, a percentage, per annum, determined by reference to the more favorable to the applicable Borrower of the Net Leverage Ratio in effect from time to time as set forth below and the Public Debt Rating in effect from time to time as set forth below, in each case subject to the Pricing Level Adjustment, (ii) with respect to Eurocurrency Rate Loans, (a) from the Closing Date until the date of delivery of the Compliance Certificate and the financial statements for the Fiscal Quarter during which the Closing Date occurs, 1.375% per annum and (b) thereafter, a percentage, per annum, determined by reference to the more favorable to the applicable Borrower of the Net Leverage Ratio in effect from time to time as set forth below and the Public Debt Rating in effect from time to time as set forth below, in each case subject to the Pricing Level Adjustment:

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Pricing Level	Net Leverage Ratio	Public Debt Ratings	Applicable Margin for Eurocurrency Rate Loans	Applicable Margin for Base Rate Loans and Canadian Prime Rate Loans
I	≤ 1.00:1.00	BBB+ / Baa1	1.125%	0.125%
II	≤ 2.00:1.00 > 1.00:1.00	BBB / Baa2	1.250%	0.250%
III	≤ 3.00:1.00 > 2.00:1.00	BBB- / Baa3	1.375%	0.375%
IV	≤ 4.00:1.00 > 3.00:1.00	BB+ / Ba1	1.500%	0.500%
V	> 4.00:1.00	BB / Ba2	1.750%	0.750%
Changes in the Applicable Margin shall be effective on and after the date on which, as applicable, the Administrative Agent has received the applicable financial statements and a Compliance Certificate pursuant to Section 5.08(a) or (b) calculating the Net Leverage Ratio and/or the date on which the U.S. Borrower has delivered notice to the Administrative Agent of any publicly-announced change in the Public Debt Rating by S&P or Moody’s. Promptly following receipt of the applicable information under Section 5.08(a) or (b), the Administrative Agent shall give each Lender electronic or telefacsimile notice of the Applicable Margin for the applicable Loans in effect from such date. In the event that any financial statement or certificate delivered pursuant to Section 5.08(a) or (b) is shown to be inaccurate, and such inaccuracy, if corrected, would have led to the application of a higher Applicable Margin for any Loan, as applicable, for any period (an “Applicable Period”) than the Applicable Margin for such Loans, applied for such Applicable Period, then (i) the Borrower Representative shall immediately deliver to the Administrative Agent a correct certificate required by Section 5.08(a) or (b) for such Applicable Period, (ii) the Applicable Margin for such Loans, as applicable, shall be recalculated with the Net Leverage Ratio and Public Debt Ratings at the corrected level and (iii) each applicable Borrower shall immediately pay to the Administrative Agent the accrued additional interest owing as a result of such increased Applicable Margin for such Loans, as applicable, for such Applicable Period. Nothing in this definition shall limit the right of the Administrative Agent or any Lender under Section 2.10 or Article VIII and the provisions of this definition shall survive the termination of this Agreement.
“Applicable Period” has the meaning set forth in the definition of “Applicable Margin”.
“Applicable Reserve Requirement” means, at any time, for any Eurocurrency Rate Loan, the maximum rate, expressed as a decimal, at which reserves (including any basic marginal, special, supplemental, emergency or other reserves) are required to be maintained with respect thereto

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against “Eurocurrency liabilities” (as such term is defined in Regulation D) under regulations issued from time to time by the Board of Governors or other applicable banking regulator. The rate of interest on Eurocurrency Rate Loans shall be adjusted automatically on and as of the effective date of any change in the Applicable Reserve Requirement.
“Applicable Revolving Commitment Fee Percentage” means (a) from the Closing Date until the date of delivery of the Compliance Certificate and the financial statements for the Fiscal Quarter during which the Closing Date occurs, 0.20% per annum, and (b) thereafter, a percentage, per annum, determined by reference to the more favorable to the applicable Borrower of the Net Leverage Ratio in effect from time to time as set forth below and the Public Debt Rating in effect from time to time as set forth below, subject to the Pricing Level Adjustment:

Pricing Level	Net Leverage Ratio	Public Debt Ratings	Commitment Fee
I	≤ 1.00:1.00	BBB+ / Baa1	0.125%
II	≤ 2.00:1.00 > 1.00:1.00	BBB / Baa2	0.150%
III	≤ 3.00:1.00 > 2.00:1.00	BBB- / Baa3	0.200%
IV	≤ 4.00:1.00 > 3.00:1.00	BB+ / Ba1	0.250%
V	> 4.00:1.00	BB / Ba2	0.300%
Changes in the Applicable Revolving Commitment Fee Percentage shall be effective on and after the date on which, as applicable, the Administrative Agent has received the applicable financial statements and a Compliance Certificate pursuant to Section 5.08(a) or (b) calculating the Net Leverage Ratio and/or the date on which the U.S. Borrower has delivered notice to the Administrative Agent of any publicly-announced change in the Public Debt Rating by S&P or Moody’s. Promptly following receipt of the applicable information under Section 5.08(a) or (b), the Administrative Agent shall give each Lender electronic or telefacsimile notice of the Applicable Revolving Commitment Fee Percentage in effect from such date. In the event that any financial statement or certificate delivered pursuant to Section 5.08(a) or (b) is shown to be inaccurate, and such inaccuracy, if corrected, would have led to the application of a higher Applicable Revolving Commitment Fee Percentage for any Applicable Period than the Applicable Revolving Commitment Fee Percentage applied for such Applicable Period, then (i) the Borrower Representative shall immediately deliver to the Administrative Agent a correct certificate required by Section 5.08(a) or (b) for such Applicable Period, (ii) the Applicable Revolving Commitment Fee Percentage shall be recalculated with the Net Leverage Ratio and Public Debt Ratings at the corrected level and (iii) each applicable Borrower shall immediately pay to the Administrative Agent the accrued additional fees owing as a result of such increased Applicable Revolving Commitment Fee Percentage for such Applicable Period. Nothing in this definition shall limit the right of the Administrative Agent or any Lender

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under Section 2.10 or Article VIII and the provisions of this definition shall survive the termination of this Agreement.
“Approved Currency” means each of Dollars, Euros, Canadian Dollars, Hong Kong Dollars or any Other Foreign Currency.
“Approved Electronic Communications” means any notice, demand, communication, information, document or other material that any Loan Party provides to the Administrative Agent pursuant to any Loan Document or the transactions contemplated therein which is distributed to Agents or to Lenders by means of electronic communications pursuant to Section 10.01(b).
“Approved Issuing Currency” has the meaning set forth in Section 1.06.
“Arrangers” means Barclays, Citibank, N.A., MLPFS, RBCCM and JPMorgan each in its capacity as a joint lead arranger.
“Assignment Agreement” means an assignment agreement in the form agreed to by the Administrative Agent and the Lenders on the Closing Date, with such amendments or modifications solely to reflect market practice as may be approved in writing by the Administrative Agent.
“Assignment Effective Date” has the meaning set forth in Section 10.06(b).
“Australian Dollars” means the lawful currency of Australia.
“Authorized Officer” means, as applied to any Person, the chairman of the board (if an officer), principal executive officer, president or any corporate vice president (or the equivalent thereof), Financial Officer, principal accounting officer or any director of such Person. Unless otherwise specified, an Authorized Officer shall refer to an Authorized Officer of the Borrower Representative.
“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.
“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.
“Bank Guarantee” means a direct guarantee issued for the account of any Foreign Subsidiary pursuant to this Agreement by an Issuing Bank, in form acceptable to such Issuing Bank, ensuring that a liability of such Subsidiary acceptable to such Issuing Bank and owing to a third party will be met.
“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy,” as now and hereafter in effect, or any successor statute.
“Barclays” has the meaning specified in the preamble hereto.

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“Base Rate” means, for any day, a rate per annum equal to the greatest of (x) the rate last quoted by The Wall Street Journal as the “Prime Rate” in the United States or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by the Administrative Agent) or any similar release by the Federal Reserve Board (as determined by the Administrative Agent) (the “Prime Rate”), (y) the Federal Funds Effective Rate plus ½ of 1.0% and (z) the one-month reserve Eurocurrency Rate plus 1.0%. Any change in the Base Rate due to a change in the Prime Rate, the Federal Funds Effective Rate or the Eurocurrency Rate shall be effective on the effective day of such change in the Prime Rate, the Federal Funds Effective Rate or the Eurocurrency Rate, respectively.
“Base Rate Loan” means a Loan bearing interest at a rate determined by reference to the Base Rate.
“Beneficial Ownership Certification” means a certification regarding beneficial ownership (as defined in Rules 13d-3 and 13d-5 under the Exchange Act) as required by the Beneficial Ownership Regulation.
“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.
“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.
“Board of Directors” means, with respect to any Person, the board of directors, the board of managers or similar governing body of such Person, or if such Person is owned and/or managed by a single entity, the board of directors or similar governing body of such entity.
“Board of Governors” means the Board of Governors of the United States Federal Reserve System, or any successor thereto.
“Bookrunners” means each of Barclays, Citi, MLPFS, JPMorgan and RBCCM, each in its capacity as a joint lead bookrunner.
“Borrower Representative” means the U.S. Borrower in its capacity as representative of the other Borrowers as set forth in Section 2.25.
“Borrowers” means the Persons identified as the “Borrowers” in the preamble hereto.
“Borrowing Notice” means a notice substantially in the form of Exhibit A‑1.
“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the laws of, or are in fact closed in, the state where the Administrative Agent’s Principal Office with respect to the Obligations denominated in Dollars is located and:

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(a)    if such day relates to any interest rate settings as to a Eurocurrency Rate Loan denominated in Dollars, any fundings, disbursements, settlements and payments in Dollars in respect of any such Eurocurrency Rate Loan, or any other dealings in Dollars to be carried out pursuant to this Agreement in respect of any such Eurocurrency Rate Loan, means any such day on which dealings in deposits in Dollars are conducted by and between banks in the London interbank eurodollar market;
(b)    if such day relates to any interest rate settings as to a Eurocurrency Rate Loan denominated in Euro, any fundings, disbursements, settlements and payments in Euro in respect of any such Eurocurrency Rate Loan, or any other dealings in Euro to be carried out pursuant to this Agreement in respect of any such Eurocurrency Rate Loan, means any day on which the Trans-European Automated Real-time Gross Settlement Express Transfer which utilizes a single shared platform and which was launched on 19 November 2007 (TARGET 2) payment system (or, if such payment system ceases to be operative, such other payment system (if any) determined by the Administrative Agent to be a suitable replacement) is open for the settlement of payments in Euro;
(c)    if such day relates to any interest rate settings as to a Eurocurrency Rate Loan denominated in Hong Kong Dollars, any fundings, disbursements, settlements and payments in Hong Kong Dollars in respect of any such Eurocurrency Rate Loan, or any other dealing in Hong Kong Dollars to be carried out pursuant to this Agreement in respect of any such Eurocurrency Rate Loan, means any such day on which dealings in deposits in Hong Kong Dollars are conducted by and between banks in the Hong Kong interbank market;
(d)    if such day relates to any interest rate settings as to a Eurocurrency Rate Loan denominated in a currency other than Dollars, Euro or Hong Kong Dollars, means any such day on which dealings in deposits in the relevant currency are conducted by and between banks in the London or other applicable offshore interbank market for such currency;
(e)    if such day relates to any fundings, disbursements, settlements and payments in a currency other than Dollars, Euro or Hong Kong Dollars in respect of a Eurocurrency Rate Loan denominated in a currency other than Dollars, Euro or Hong Kong Dollars, or any other dealings in any currency other than Dollars, Euro or Hong Kong Dollars to be carried out pursuant to this Agreement in respect of any such Eurocurrency Rate Loan (other than any interest rate settings), means any such day on which banks are open for foreign exchange business in the principal financial center of the country of such currency;
(f)    if such day relates to any interest rate settings, funding, disbursement, settlements and payments in Canadian Dollars, means any day other than a Saturday, Sunday or other day on which commercial banks in Toronto, Ontario are authorized or required by law to close; and
(g)    if such day relates to any interest rate settings, funding, disbursement, settlements and payments in Hong Kong Dollars, means any day other than a Saturday, Sunday or other day on which commercial banks in Hong Kong are authorized or required by law to close.
“Canadian Dollars” and “CAD $” means the lawful money of Canada.
“Canadian Issuing Bank” means an Issuing Bank that has agreed to issue Canadian Letters of Credit.

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“Canadian Letter of Credit” means any commercial or standby letter of credit issued or to be issued by an Issuing Bank for the account of the U.S. Borrower or any of its Subsidiaries pursuant to Section 2.04(a)(iii) of this Agreement, and any letter of credit issued and outstanding as of the Closing Date and designated by the Borrower Representative as a “Canadian Letter of Credit” pursuant to a written notice delivered to the Administrative Agent on or prior to the Closing Date; provided that the issuer thereof is a Revolving Lender hereunder. Each such letter of credit so designated shall be deemed to constitute a Canadian Letter of Credit and a Letter of Credit issued hereunder on the Closing Date for all purposes under this Agreement and the other Loan Documents.
“Canadian Letter of Credit Sublimit” means (a) the lesser of (i) CAD $10,000,000 and (ii) the aggregate unused amount of the Canadian Revolving Commitments then in effect and (b) as to any Issuing Bank (i) listed on Schedule 2.04(b), an amount equal to the amount set forth opposite such Issuing Bank’s name under the column “Canadian Letter of Credit Sublimit” on Schedule 2.04(b) (provided that such Issuing Bank may, in its sole discretion, agree to issue Canadian Letters of Credit in excess of such amount) and (ii) not listed on Schedule 2.04(b), an amount agreed by such Issuing Bank in its sole discretion.
“Canadian Letter of Credit Usage” means, as at any date of determination, the sum of (i) the Foreign Currency Equivalent of the maximum aggregate amount which is, or at any time thereafter may become, available for drawing under all Canadian Letters of Credit then outstanding, and (ii) the Foreign Currency Equivalent of the aggregate amount of all drawings under Canadian Letters of Credit honored by the Issuing Bank and not theretofore reimbursed by or on behalf of the U.S. Borrower.
“Canadian Prime Rate” means, at any time, the greater of (i) the rate of interest per annum which Royal Bank establishes at its main office in Toronto, Ontario as the reference rate of interest in order to determine interest rates for loans in Canadian Dollars to its Canadian borrowers, adjusted automatically with each quoted or published change in such rate, all without the necessity of any notice to the U.S. Borrower or any other Person and (ii) the average of the rates per annum for Canadian Dollar bankers’ acceptances having a term of one month that appears on the display referred to as “CDOR Page” of Reuters Monitor Money Rate Services as of 10:00 a.m. (Toronto time) on the date of determination, as reported by the Administrative Agent (and if such screen is not available, any successor or similar service as may be selected by the Administrative Agent); provided, however, that the Canadian Prime Rate shall not be less than 0.00% per annum.
“Canadian Prime Rate Loans” means Loans for which the applicable rate of interest is based upon the Canadian Prime Rate.
“Canadian Refunded Swing Line Loans” has the meaning set forth in Section 2.03(b)(iv).
“Canadian Revolving Commitment” means the commitment of a Lender to make or otherwise fund any Canadian Revolving Loan and to acquire participations in Canadian Letters of Credit and Swing Line Loans hereunder and “Canadian Revolving Commitments” means such Commitments of all Lenders in the aggregate. The amount of each Lender’s Canadian Revolving Commitment, if any, is set forth on Schedule 2.02 or in the applicable Assignment Agreement or Joinder Agreement, as applicable, subject to any adjustment or reduction pursuant to the terms and conditions hereof. The

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aggregate amount of the Canadian Revolving Commitments as of the Closing Date is CAD $70,000,000.
“Canadian Revolving Commitment Period” means the period from and including the Closing Date to but excluding the Canadian Revolving Commitment Termination Date.
“Canadian Revolving Commitment Termination Date” means the earliest to occur of (i) the fifth anniversary of the Closing Date, which date is April 29, 2024, (ii) the date such Canadian Revolving Commitments are permanently reduced to zero pursuant to Section 2.13(b) or 2.14 and (iii) the date of the termination of such Canadian Revolving Commitments pursuant to Section 8.01; provided, that if any of the Canadian Revolving Commitments are extended pursuant to Section 2.26, the Canadian Revolving Commitment Termination Date relating to such extended Canadian Revolving Commitments will be extended pursuant to Section 2.26.
“Canadian Revolving Exposure” means, with respect to any Lender as of any date of determination, (i) prior to the termination of such Lender’s Canadian Revolving Commitments, that Lender’s Canadian Revolving Commitment; and (ii) after the termination of such Lender’s Canadian Revolving Commitments, the sum of (a) the Foreign Currency Equivalent of the aggregate outstanding principal amount of the Canadian Revolving Loans of that Lender, (b) in the case of an Issuing Bank, the Foreign Currency Equivalent of the aggregate Canadian Letter of Credit Usage in respect of all Canadian Letters of Credit issued by such Issuing Bank (net of any participations by Lenders in such Canadian Letters of Credit), (c) the Foreign Currency Equivalent of the aggregate amount of all participations by that Lender in any outstanding Canadian Letters of Credit or any unreimbursed drawing under any Canadian Letter of Credit, (d) in the case of the Canadian Swing Line Lender, the aggregate outstanding principal amount of all Canadian Swing Line Loans (net of any participations therein by other Lenders) and (e) the aggregate amount of all participations therein by that Lender in any outstanding Canadian Swing Line Loans.
“Canadian Revolving Loan” means Loans made by a Lender in respect of its Canadian Revolving Commitment to the U.S. Borrower pursuant to Section 2.02(c) and/or Section 2.24.
“Canadian Swing Line Lender” means Royal Bank of Canada in its capacity as the Canadian Swing Line Lender hereunder, together with its permitted successors and assigns in such capacity.
“Canadian Swing Line Loan” means a Loan made by the Canadian Swing Line Lender to the U.S. Borrower pursuant to Section 2.03(a)(iii).
“Canadian Swing Line Sublimit” means the lesser of (i) CAD $25,000,000 and (ii) the aggregate unused amount of Canadian Revolving Commitments then in effect.
“Cash Collateralize” means either (a) the delivery of cash to the Collateral Agent as security for the payment of Obligations in respect of Letters of Credit in an amount equal to 102.0% of the aggregate face amount of such outstanding Letters of Credit or (b) the delivery to the applicable Issuing Bank of a customary back-to-back letter of credit in an amount equal to 102.0% of the aggregate face amount of the outstanding Letters of Credit issued by such Issuing Bank. “Cash Collateralization” has a correlative meaning.

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“Cash Management Agreement” means any agreement or arrangement to provide treasury, depository, overdraft, credit or debit card, purchase card, electronic funds transfer (including automated clearinghouse transfer services) and other cash management services entered into with a Lender Counterparty.
“CDOR Rate” has the meaning set forth in the definition of “Eurocurrency Rate”.
“Certificate re Non‑Bank Status” means a certificate substantially in the form of Exhibit D.
“Change of Control” means (i) the U.S. Borrower ceases to own, directly or indirectly, 100% of the Equity Interests of the European Borrower or Hong Kong Borrower, (ii) an event or series of events by which any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act, but excluding any Employee Benefit Plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) (a) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 35.0% of the then-outstanding shares of capital stock or equivalent interests of the U.S. Borrower the holders of which are ordinarily, in the absence of contingencies, entitled to vote for members of the Board of Directors or equivalent governing body of the U.S. Borrower on a fully diluted basis, even though the right to so vote has been suspended by the happening of such a contingency (the “Voting Stock”) or (b) obtains the power (whether or not exercised) to elect a majority of the members of the Board of Directors of the U.S. Borrower or (iii) the majority of the seats (other than vacant seats) on the Board of Directors of the U.S. Borrower cease to be occupied by Continuing Directors. Notwithstanding the foregoing, a transaction will not be considered to be a Change of Control under clause (ii) above, if (x) the U.S. Borrower becomes a direct or indirect Wholly-Owned Subsidiary of another Person (a “Parent Entity”) and (y)(1) the direct or indirect holders of the Voting Stock of such Parent Entity immediately following that transaction are substantially the same as the holders of the Voting Stock of the U.S. Borrower outstanding immediately prior to such transaction or (2) immediately after giving effect to such transaction no “person” or “group” (other than a Person satisfying the requirements of this sentence) is the beneficial owner, directly or indirectly, of more than 35.0% of the Voting Stock of such Parent Entity.
“Citi” has the meaning specified in the preamble hereto.
“CKI Trust” means the trust established pursuant to the Delaware Business Trust Act, as amended, and the CKI Trust Agreement.
“CKI Trust Agreement” means the Trust Agreement, dated as of March 14, 1994, between CKI and Wilmington Trust Company, relating to the CKI Trust, and the other agreements related thereto.

“Class” means (i) with respect to Lenders, each of the following classes of Lenders: (a) Lenders having Tranche A Term Loan Exposure, (b) Lenders having U.S. Revolving Exposure (including the U.S. Swing Line Lender), (c) Lenders having European Revolving Exposure (including the European Swing Line Lender), (d) Lenders having Canadian Revolving Exposure (including the Canadian Swing Line Lender), (e) Lenders having Hong Kong Revolving Exposure and (f) Lenders having Incremental Term Loan Exposure of each applicable Series, and (ii) with respect to Loans, each of the following classes of Loans: (a) Tranche A Dollar Term Loans, (b) U.S. Revolving Loans

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(including U.S. Swing Line Loans), (c) Tranche A Euro Term Loans (d)  European Revolving Loans (including European Swing Line Loans), (e) Canadian Revolving Loans (including Canadian Swing Line Loans), (f) Hong Kong Revolving Loans and (g) each Series of Incremental Term Loans.
“Closing Date” means the first date all the conditions precedent in Section 3.01 are satisfied (or waived in accordance with Section 10.05), which date is April 29, 2019.
“Closing Date Certificate” means a Closing Date Certificate substantially in the form of Exhibit E‑1.
“Collateral” has the meaning set forth in the Pledge and Security Agreement.
“Collateral Agent” has the meaning set forth in Section 9.01 and shall include any permitted successors and assigns.
“Commitment” means any Revolving Commitment or Term Loan Commitment.
“Commodity Agreement” means any and all commodity swap agreements, cap agreements, collar agreements, floor agreements, exchange agreements, forward contracts, option contracts or other similar agreement or arrangement, each of which is for the purpose of hedging the commodity exposure associated with the operations of the Group and not for speculative purposes.
“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.
“Compliance Certificate” means a Compliance Certificate substantially in the form of Exhibit C.
“Consenting Lender” has the meaning set forth in Section 2.26(c).
“Consolidated Cash Interest Expense” means, for any period, total interest expense payable in cash in such period (including that portion attributable to Finance Leases in accordance with GAAP) of the Group on a consolidated basis with respect to all outstanding Indebtedness of the Group (net of cash interest income), excluding, however, any one time financing fees (to the extent included in such Person’s consolidated interest expense for such period).
“Consolidated EBITDA” means, for any period, for the U.S. Borrower and its Subsidiaries on a consolidated basis, an amount equal to Consolidated Net Income for such period plus
(a)    the following (without duplication) to the extent deducted in calculating such Consolidated Net Income for such period: (i) consolidated interest expense for such period; (ii) provisions for taxes based on income, profits or capital; (iii) depreciation and amortization expense for such period; (iv) all non-cash expenses, losses or charges for such period (other than any such non-cash expenses, losses or charges that represent an accrual or reserve for future cash expenses, losses or charges), including, without limitation, non-cash stock based compensation expenses for such period and non-cash expenses, losses or charges for such period in connection with (A) goodwill and intangibles impairment losses under ASC 350, (B) unrealized losses resulting from mark-to-market accounting in respect of Hedge Agreements and Treasury Transactions, (C) unrealized losses on equity investments and (D) the pension or postretirement plans of the U.S. Borrower and its Subsidiaries; (v) in connection with any Qualifying Acquisition, all non-recurring restructuring

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costs, facilities relocation costs, acquisition integration costs and fees, including cash severance payments, and non-recurring fees and expenses, in each case incurred during such period in connection with such Qualifying Acquisition and within twelve (12) months of the completion of such Qualifying Acquisition; provided that the amount added back to Consolidated Net Income pursuant to this clause (v) in respect of any such costs, fees, payments and expenses incurred to be paid in cash in connection with all such Qualifying Acquisitions shall not exceed 15% of Consolidated EBITDA (calculated before giving effect to this clause (v) in the aggregate for any period of four Fiscal Quarters of the U.S. Borrower); and (vi) any non-recurring expenses, charges or losses; minus
(b)    the following (without duplication) to the extent included in calculating such Consolidated Net Income: (i) any non-recurring gains (less all fees and expenses related thereto); and (ii) all non-cash income or gains for such period including, without limitation, gains in connection with (A) unrealized gains resulting from mark-to-market accounting in respect of Hedge Agreements and Treasury Transactions, (B) unrealized gains on equity investments and (C) unrealized gains in connection with the pension or postretirement plans of the U.S. Borrower and its Subsidiaries.
In addition, in the event that the U.S. Borrower or any of its Subsidiaries, during the relevant period, consummated an acquisition or disposition of property involving the payment or receipt of consideration by the U.S. Borrower or any of its Subsidiaries in excess of $200,000,000, Consolidated EBITDA will be determined giving pro forma effect to such acquisition or disposition as if such acquisition or disposition and any related incurrence or repayment of Indebtedness had occurred on the first day of the relevant period, but shall not take into account any cost savings projected to be realized as a result of such acquisition or disposition.
“Consolidated Net Income” means, for any period, the net income (or loss) of the Group on a consolidated basis for such period taken as a single accounting period determined in conformity with GAAP.
“Consolidated Net Worth” means, as of any date of determination, the consolidated stockholders’ equity of the U.S. Borrower and its Subsidiaries (including all redeemable common stock) calculated on a consolidated basis in accordance with GAAP
“Consolidated Total Assets” means, as of any date of determination, the total assets of the Group, determined in accordance with GAAP, as set forth on the consolidated balance sheet of the U.S. Borrower as of such date (which calculation shall give pro forma effect to any acquisition or disposition by any Group Member, in each case involving the payment or receipt by any Group Member of consideration (whether in the form of cash or non-cash consideration) in excess of $100,000,000 that has occurred since the date of such consolidated balance sheet, as if such acquisition or disposition had occurred on the last day of the fiscal period covered by such balance sheet).

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“Consolidated Total Net Debt” means, as at any date of determination, (a) the aggregate stated balance sheet amount of all Indebtedness of the Group (or, if higher, the par value or stated face amount of all such Indebtedness (other than zero-coupon Indebtedness)), determined on a consolidated basis in accordance with GAAP, exclusive of any Contingent Liability in respect of any letter of credit, plus (b) to the extent not included in clause (a), any Indebtedness relating to securitization of receivables generated by the Group (whether or not such Indebtedness is on the balance sheet of the Group), minus (c) Unrestricted Cash of the Group as of such date, in an aggregate amount not to exceed $350,000,000.
“Contingent Liability” means any agreement, undertaking or arrangement by which any Person guarantees, endorses or otherwise becomes or is contingently liable upon (by direct or indirect agreement, contingent or otherwise, to provide funds for payment, to supply funds to, or otherwise to invest in, a debtor, or otherwise to assure a creditor against loss) the Indebtedness of any other Person (other than by endorsements of instruments in the course of collection). The amount of any Person’s obligation under any Contingent Liability shall (subject to any limitation with respect thereto) be deemed to be the outstanding principal amount of the debt, obligation or other liability guaranteed thereby.
“Continuing Directors” means individuals who on the Closing Date constituted the Board of Directors of the U.S. Borrower (together with any new directors whose election by such Board of Directors or whose nomination for election by the stockholders of the U.S. Borrower was approved by a vote of a majority of the directors of the U.S. Borrower then still in office who were either directors on the Closing Date or whose election or nomination for election was previously so approved).
“Contractual Obligation” means, as applied to any Person, any provision of any security issued by that Person or of any indenture, mortgage, deed of trust, contract, undertaking, agreement or other instrument to which that Person is a party or by which it or any of its properties is bound or to which it or any of its properties is subject.
“Contributing Guarantors” has the meaning set forth in Section 7.02(b).
“Conversion/Continuation Date” means the effective date of a continuation or conversion, as the case may be, as set forth in the applicable Conversion/Continuation Notice.
“Conversion/Continuation Notice” means a Conversion/Continuation Notice substantially in the form of Exhibit A‑2.
“Counterpart Agreement” means a Counterpart Agreement substantially in the form of Exhibit F delivered by a Loan Party pursuant to Section 5.10.
“Covenant Transaction” has the meaning set forth in Section 1.04(c).
“Credit Date” means the date of a Credit Extension.
“Credit Extension” means the making of a Loan or the issuing of a Letter of Credit.

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“Currency Agreement” means any foreign exchange contract, currency swap agreement, futures contract, option contract, synthetic cap or other similar agreement or arrangement, each of which is for the purpose of hedging the foreign currency risk of the Group and not for speculative purposes.
“Current Anniversary Date” has the meaning set forth in Section 2.26(a).
“Debtor Relief Law” means the Bankruptcy Code and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, examinership, reorganization or similar debtor relief laws of the United States or other Relevant Jurisdiction from time to time in effect and affecting the rights of creditors generally.
“Default” means a condition or event that, after notice or lapse of time or both, would constitute an Event of Default.
“Default Rate” has the meaning set forth in Section 2.10.
“Defaulting Lender” means any Lender that has (a) failed to fund any portion of its Revolving Commitment within three Business Days of the date required to be funded by it hereunder, unless, in the case of this clause (a), such Lender notifies the Administrative Agent in writing prior to the applicable required funding date that such failure is the result of such Lender’s good faith determination that a condition precedent to funding (specifically identified and including the particular default, if any) has not been satisfied, (b) notified the Borrower Representative, the Administrative Agent or any Lender in writing, or has otherwise indicated through a public statement, that it does not intend to comply with its funding obligations hereunder and generally under agreements in which it commits to extend credit, (c) failed, within three Business Days after receipt of a written request from the Administrative Agent, to confirm that it will comply with the terms of this Agreement relating to its obligations to fund prospective Revolving Commitments, (d) otherwise failed to pay over to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within three Business Days of the date when due, unless the subject of a good faith dispute, (e) become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, custodian, administrator, examiner, liquidator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment or has a parent company that has become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, custodian, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment or (f) become the subject of a Bail-In Action; provided that a Lender shall not qualify as a Defaulting Lender solely as a result of the acquisition or maintenance of an ownership interest in such Lender or its parent company, or of the exercise of control over such Lender or any Person controlling such Lender, by a Governmental Authority or instrumentality thereof; provided that if the Borrower Representative, the Administrative Agent, the applicable Swing Line Lender and the applicable Issuing Bank agree in writing in their sole discretion that a Defaulting Lender should no longer be deemed to be a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth

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therein (which may include arrangements with respect to any Cash Collateralization of Letters of Credit and/or Swing Line Loans), that Lender will, to the extent applicable, purchase that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the obligations of the Swing Line Lender and/or the Issuing Bank and the funded and unfunded participations in Letters of Credit and Swing Line Loans to be held on a pro rata basis by the Lenders in accordance with their Pro Rata Shares (without giving effect to Section 2.22), whereupon that Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrowers while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.
“Defaulting Revolving Lender” has the meaning set forth in Section 2.22.
“Determination Date” has the meaning set forth in Section 2.26(b).
“Documentation Agents” means JPMorgan, Royal Bank of Canada, MUFG Bank, Ltd., U.S. Bank National Association and Wells Fargo Bank, National Association, together with their permitted successors and assigns in such capacity.
“Dollar Equivalent” means, with respect to an amount denominated in Dollars, such amount, and with respect to an amount denominated in any other Approved Currency, the equivalent in Dollars of such amount determined at the Exchange Rate on the applicable Valuation Date.
“Dollars” or “$” mean the lawful money of the United States of America.
“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.
“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.
“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
“Eligible Assignee” means any Person other than a natural Person that is (i) a Lender, an Affiliate of any Lender or a Related Fund (any two or more Related Funds being treated as a single Eligible Assignee for all purposes hereof), or (ii) a commercial bank, insurance company, investment or mutual fund, European Credit Management Limited (ECM) programs or other entity that is an “accredited investor” (as defined in Regulation D under the Securities Act) and which extends credit or buys loans in the ordinary course of business; provided, that neither any Loan Party nor any Affiliate thereof, nor any Defaulting Lender, shall be an Eligible Assignee.

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“Eligible Lenders” has the meaning set forth in Section 2.26(d).
“Employee Benefit Plan” means any “employee benefit plan” as defined in Section 3(3) of ERISA which is or was sponsored, maintained or contributed to by, or required to be contributed by, the Group or any of their respective ERISA Affiliates or with respect to which the Group or any of their respective ERISA Affiliates has or would reasonably be expected to have liability, contingent or otherwise, under ERISA.
“Environmental Claim” means any investigation, notice, notice of violation, claim, action, suit, proceeding, demand, abatement order or other order, decree or directive (conditional or otherwise) by any Governmental Authority or any other Person, arising (i) pursuant to any Environmental Law, (ii) in connection with any actual or alleged violation of, or liability pursuant to, any Environmental Law, (iii) in connection with any Hazardous Material, including the presence or Release of, or exposure to, any Hazardous Materials and any abatement, removal, remedial, corrective or other response action related to Hazardous Materials or (iv) in connection with any actual or alleged damage, injury, threat or harm to health, safety, natural resources or the environment.
“Environmental Laws” means any and all current or future foreign or domestic, federal, state or local laws (including any common law), statutes, ordinances, orders, rules, regulations, judgments or any other requirements of Governmental Authorities relating to or imposing liability or standards of conduct with respect to (i) environmental matters, (ii) the generation, use, storage, transportation or disposal of, or exposure to, Hazardous Materials; or (iii) occupational safety and health, industrial hygiene, land use or the protection of human, plant or animal health or welfare, in any manner applicable to any Group Member or any Facility.
“Equity Interests” means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation), including partnership interests and membership interests, and any and all warrants, rights or options to purchase or other arrangements or rights to acquire any of the foregoing.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder and any successor thereto.
“ERISA Affiliate” means, as applied to any Person, (i) any corporation which is a member of a controlled group of corporations within the meaning of Section 414(b) of the Internal Revenue Code of which that Person is a member; (ii) any trade or business (whether or not incorporated) which is a member of a group of trades or businesses under common control within the meaning of Section 414(c) of the Internal Revenue Code of which that Person is a member; and (iii) any member of an affiliated service group within the meaning of Section 414(m) or (o) of the Internal Revenue Code of which that Person, any corporation described in clause (i) above or any trade or business described in clause (ii) above is a member. Any former ERISA Affiliate of any Group Member shall continue to be considered an ERISA Affiliate of such Group Member within the meaning of this definition with respect to the period such entity was an ERISA Affiliate of such Group Member and with respect to liabilities arising after such period for which such Group Member could be liable under the Internal Revenue Code or ERISA.

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“ERISA Event” means (i) a “reportable event” within the meaning of Section 4043 of ERISA and the regulations issued thereunder with respect to any Pension Plan (excluding those for which the provision for 30‑day notice to the PBGC has been waived by a regulation in effect as of the date hereof); (ii) the failure to meet the minimum funding standard of Section 412 or 430 of the Internal Revenue Code or Section 302 or 303 of ERISA with respect to any Pension Plan (whether or not waived in accordance with Section 412(c) of the Internal Revenue Code or Section 302(c) of ERISA) or the failure to make by its due date a required installment under Section 430(j) of the Internal Revenue Code with respect to any Pension Plan or the failure to make any required contribution to a Multiemployer Plan; (iii) a determination by the Pension Plan’s actuary that any Pension Plan is, or is expected to be, in “at risk” status (as defined in Section 430 of the Internal Revenue Code or Section 303 of ERISA); (iv) the provision by the administrator of any Pension Plan pursuant to Section 4041(a)(2) of ERISA of a notice of intent to terminate such plan in a distress termination described in Section 4041(c) of ERISA; (v) a determination under and in accordance with said sections that any Multiemployer Plan is, or is expected to be, in “critical” or “endangered” status under Section 432 of the Internal Revenue Code or Section 305 of ERISA; (vi) the withdrawal by any Group Member or any of its ERISA Affiliates from any Pension Plan with two or more contributing sponsors or the termination of any such Pension Plan resulting in liability to any Group Member or any of its Affiliates pursuant to Section 4063 or 4064 of ERISA; (vii) the institution by the PBGC of proceedings to terminate any Pension Plan, or the occurrence of any event or condition which is reasonably likely to constitute grounds under ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (viii) the imposition of liability on any Group Member or any of its ERISA Affiliates pursuant to Section 4062(e) or 4069 of ERISA or by reason of the application of Section 4212(c) of ERISA; (ix) the withdrawal of any Group Member or any of its ERISA Affiliates in a complete or partial withdrawal (within the meaning of Sections 4203 and 4205 of ERISA) from any Multiemployer Plan, or the receipt by any Group Member or any of its ERISA Affiliates of notice from any Multiemployer Plan that it is in insolvency pursuant to Section 4245 of ERISA, or that it intends to terminate or has terminated under Section 4041A or 4042 of ERISA; (x) the imposition of a Lien pursuant to Section 430(k) of the Internal Revenue Code or Section 303(k) of ERISA or a violation of Section 436 of the Internal Revenue Code with respect to any Pension Plan; (xi) the occurrence of any Foreign Plan Event or (xii) any other event or condition with respect to an Employee Benefit Plan with respect to which any Group Member is likely to incur liability other than in the ordinary course.
“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.
“EURIBO Rate” has the meaning set forth in the definition of “Eurocurrency Rate”.
“Euro” or “€” means the single currency of the European Union as constituted by the Treaty on European Union and as referred to in the legislative measures of the European Union for the introduction of, changeover to or operation of the Euro in one or more member states, being in part legislative measures to implement the European and Monetary Union as contemplated in the Treaty on European Union.

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“Euro Overnight Index Average Rate” means, for any day, with respect to any Swing Line Loan denominated in Euros, a rate per annum (rounded upwards, if necessary to the next 1/100 of 1%) equal to the overnight rate for Euro deposits as calculated by the European Central Bank and published the day following the transaction at 12:00 noon (CET/Paris 13 time) by the Federation of Banks of the European Union, plus the Applicable Margin used to determine interest on Eurocurrency Revolving Loans. The Euro Overnight Index Average Rate shall be determined for each day by the Administrative Agent and such determination shall be conclusive absent manifest error; provided that if such rate shall be less than zero, such rate shall be deemed to be zero for all purposes of this Agreement.
“Euro Overnight Index Average Rate Loan” means a Swing Line Loan denominated in Euros which bears interest at the Euro Overnight Index Average Rate.
“Euro Equivalent” means, with respect to an amount denominated in Euros, such amount, and with respect to an amount denominated in any Approved Currency (other than Euros) or Approved Issuing Currency, the equivalent in Euros of such amount determined at the Exchange Rate on the applicable Valuation Date. In making the determination of the Euro Equivalent for purposes of determining the aggregate available European Revolving Commitments on any Credit Date, the Administrative Agent shall use the Exchange Rate in effect at the date on which the European Borrower requests the extension of credit for such Credit Date pursuant to the provisions of this Agreement.
“Eurocurrency Rate” means, for any Interest Period: (a) as to any Eurocurrency Rate Loan denominated in Dollars, the rate per annum obtained by dividing (i) (A) the rate per annum determined by the Administrative Agent to be the offered rate which appears on the page of the Reuters Screen which displays the London interbank offered rate administered by ICE Benchmark Administration Limited (such page currently being the LIBOR01 page) (the “U.S. LIBO Rate”) for deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period in Dollars, determined as of approximately 11:00 a.m. (London, England time), two Business Days prior to the commencement of such Interest Period, or (B) in the event the rate referenced in the preceding clause (A) does not appear on such page or service or if such page or service shall cease to be available, the rate determined by the Administrative Agent to be the offered rate on such other page or other service which displays the U.S. LIBO Rate for deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period in Dollars, determined as of approximately 11:00 a.m. (London, England time) two Business Days prior to the commencement of such Interest Period, by (ii) an amount equal to one minus the Applicable Reserve Requirement; provided that if U.S. LIBO Rates are quoted under either of the preceding clauses (A) or (B), but there is no such quotation for the Interest Period elected, the U.S. LIBO Rate shall be equal to the Interpolated Rate, (b) as to any Eurocurrency Rate Loan denominated in Euros, (i) the rate per annum determined by the Administrative Agent to be the offered rate which appears on the page of the Reuters Screen which displays the European interbank offered rate administered by the Banking Federation of the European Union (such page currently being the EURIBOR01 page) (the “EURIBO Rate”) for deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period in Dollars, determined as of approximately 11:00 a.m. (Brussels, Belgium time), two Business Days prior to the commencement of such Interest Period, or (ii) in the event the rate referenced in the preceding clause (i) does not appear on such page or service or if such page or service shall cease to be available, the rate determined by the Administrative

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Agent to be the offered rate on such other page or other service which displays the EURIBO Rate for deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period in Dollars, determined as of approximately 11:00 a.m. (London, England time) two Business Days prior to the commencement of such Interest Period; provided that if EURIBO Rates are quoted under either of the preceding clauses (i) or (ii), but there is no such quotation for the Interest Period elected, the EURIBO Rate shall be equal to the Interpolated Rate, (c) as to any Eurocurrency Rate Loan denominated in Canadian Dollars, (i) the rate per annum determined by the Administrative Agent to be the offered rate which appears on the page of the Reuters Screen which displays the Canadian Dollar Offered Rate (such page currently being the CDOR page) (the “CDOR Rate”) for deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period in Canadian Dollars, determined as of approximately 11:00 a.m. (Toronto time), two Business Days prior to the commencement of such Interest Period, or (ii) in the event the rate referenced in the preceding clause (i) does not appear on such page or service or if such page or service shall cease to be available, the rate determined by the Administrative Agent to be the offered rate on such other page or other service which displays the CDOR Rate for deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period in Canadian Dollars, determined as of approximately 11:00 a.m. (Toronto time) two Business Days prior to the commencement of such Interest Period; provided that if CDOR Rates are quoted under either of the preceding clauses (i) or (ii), but there is no such quotation for the Interest Period elected, the CDOR Rate shall be equal to the Interpolated Rate, (d) as to any Eurocurrency Rate Loan denominated in Hong Kong Dollars, (i) the rate per annum determined by the Administrative Agent to be the offered rate which appears on the page of the Reuters Screen which displays the Hong Kong interbank offered rate administered by the Hong Kong Association of Banks (such page currently being the HKABHIBOR page) (the “HIBO Rate”) for deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period in Hong Kong Dollars, determined as of approximately 11:00 a.m. (New York City time), two Business Days prior to the commencement of such Interest Period or (ii) in the event the rate referenced in the preceding clause (i) does not appear on such page or service or if such page or service shall cease to be available, the rate determined by the Administrative Agent to be the offered rate on such other page or other service which displays the HIBO Rate for deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period in Hong Kong Dollars, determined as of approximately 11:00 a.m. (New York City time) two Business Days prior to the commencement of such Interest Period; provided that if HIBO Rates are quoted under either of the preceding clauses (i) or (ii), but there is no such quotation for the Interest Period elected, the HIBO Rate shall be equal to the Interpolated Rate and (e) as to any Eurocurrency Rate Loan denominated in an Other Foreign Currency, (i) the rate per annum determined by the Administrative Agent to be the offered rate which appears on the page of the Reuters Screen which displays the London interbank offered rate administered by ICE Benchmark Administration Limited (the “Alternate Currency LIBO Rate”) for deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period in such Other Foreign Currency, as applicable, determined as of approximately 11:00 a.m. (London, England time), two Business Days prior to the commencement of such Interest Period, or (ii) in the event the rate referenced in the preceding clause (i) does not appear on such page or service or if such page or service shall cease to be available, the rate determined by the Administrative Agent to be the offered rate on such other page or other service which displays the Alternate Currency LIBO Rate for deposits (for delivery on the first day of such Interest Period) with a term equivalent

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to such Interest Period in such Other Foreign Currency, determined as of approximately 11:00 a.m. (London, England time) two Business Days prior to the commencement of such Interest Period; provided that if Alternate Currency LIBO Rates are quoted under either of the preceding clauses (i) or (ii), but there is no such quotation for the Interest Period elected, the Alternate Currency LIBO Rate shall be equal to the Interpolated Rate. Notwithstanding the foregoing, in no event shall the Eurocurrency Rate be less than 0.00% per annum. For purposes of determining the one-month reserve Eurocurrency Rate for Dollars for purposes of a Base Rate Loan on any date, such rate shall be the rate determined in accordance with clause (a) above, determined two Business Days prior to such date for Dollar deposits with a term of one month commencing that day.
“Eurocurrency Rate Loan” means a Loan bearing interest at a rate determined by reference to the Eurocurrency Rate.
“European Borrower” has the meaning specified in the preamble hereto.
“European Issuing Bank” means an Issuing Bank that has agreed to issue European Letters of Credit.
“European Letter of Credit” means any Bank Guarantee or any commercial or standby letter of credit issued or to be issued by an Issuing Bank for the account of any Foreign Subsidiary pursuant to Section 2.04(a)(ii) of this Agreement, and any Bank Guarantee or any commercial or standby letter of credit, other than an Existing ABN Letter of Credit, issued and outstanding as of the Closing Date and designated by the Borrower Representative as a “European Letter of Credit” pursuant to a written notice delivered to the Administrative Agent on or prior to the Closing Date; provided that the issuer thereof is a Revolving Lender hereunder. Each such letter of credit so designated shall be deemed to constitute a European Letter of Credit and a Letter of Credit issued hereunder on the Closing Date for all purposes under this Agreement and the other Loan Documents.
“European Letter of Credit Sublimit” means (a) the lesser of (i) €50,000,000 and (ii) the aggregate unused amount of the European Revolving Commitments then in effect and (b) as to any Issuing Bank (i) listed on Schedule 2.04(b), an amount equal to the amount set forth opposite such Issuing Bank’s name under the column “European Letter of Credit Sublimit” on Schedule 2.04(b) (provided that such Issuing Bank may, in its sole discretion, agree to issue European Letters of Credit in excess of such amount) and (ii) not listed on Schedule 2.04(b), an amount agreed by such Issuing Bank in its sole discretion.
“European Letter of Credit Usage” means, as at any date of determination, the sum of (i) the Euro Equivalent of the maximum aggregate amount which is, or at any time thereafter may become, available for drawing under all European Letters of Credit then outstanding, and (ii) the Euro Equivalent of the aggregate amount of all drawings under European Letters of Credit honored by an Issuing Bank and not theretofore reimbursed by or on behalf of the European Borrower.
“European Refunded Swing Line Loans” has the meaning set forth in Section 2.03(b)(iv).
“European Revolving Commitment” means the commitment of a Lender to make or otherwise fund any European Revolving Loan and to acquire participations in European Letters of Credit hereunder, in the case of the Ancillary Lender, as reduced by the amount of the Ancillary Commitment, and European Swing Line Loans hereunder and “European Revolving Commitments” means such

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Commitments of all Lenders in the aggregate. The amount of each Lender’s European Revolving Commitment, if any, is set forth on Schedule 2.02 or in the applicable Assignment Agreement or Joinder Agreement, as applicable, subject to any adjustment or reduction pursuant to the terms and conditions hereof. The aggregate amount of the European Revolving Commitments as of the Closing Date is €200,000,000.
“European Revolving Commitment Period” means the period from and including the Closing Date to but excluding the European Revolving Commitment Termination Date.
“European Revolving Commitment Termination Date” means the earliest to occur of (i) the fifth anniversary of the Closing Date, which date is April 29, 2024, (ii) the date such European Revolving Commitments are permanently reduced to zero pursuant to Section 2.13(b) or 2.14 and (iii) the date of the termination of such European Revolving Commitments pursuant to Section 8.01; provided, that if any of the European Revolving Commitments are extended pursuant to Section 2.26, the European Revolving Commitment Termination Date relating to such extended European Revolving Commitments will be extended pursuant to Section 2.26.
“European Revolving Exposure” means, with respect to any Lender as of any date of determination, (i) prior to the termination of such Lender’s European Revolving Commitments, that Lender’s European Revolving Commitment; and (ii) after the termination of such Lender’s European Revolving Commitments, the sum of (a) the Euro Equivalent of the aggregate outstanding principal amount of the European Revolving Loans of that Lender, (b) in the case of an Issuing Bank, the Euro Equivalent of the aggregate European Letter of Credit Usage in respect of all European Letters of Credit issued by such Issuing Bank (net of any participations by Lenders in such European Letters of Credit), (c) the Euro Equivalent of the aggregate amount of all participations by that Lender in any outstanding European Letters of Credit or any unreimbursed drawing under any European Letter of Credit, (d) in the case of the European Swing Line Lender, the aggregate outstanding principal amount of all European Swing Line Loans (net of any participations therein by other Lenders) and (e) the aggregate amount of all participations therein by that Lender in any outstanding European Swing Line Loans.
“European Revolving Loan” means Loans made by a Lender in respect of its European Revolving Commitment to the European Borrower pursuant to Section 2.02(b) and/or Section 2.24.
“European Swing Line Lender” means Barclays in its capacity as the European Swing Line Lender hereunder, together with its permitted successors and assigns in such capacity.
“European Swing Line Loan” means a Loan made by the European Swing Line Lender to the European Borrower pursuant to Section 2.03(a)(ii).
“European Swing Line Sublimit” means the lesser of (i) €50,000,000 and (ii) the aggregate unused amount of European Revolving Commitments then in effect.
“Event of Default” means any of the conditions or events set forth in Section 8.01.
“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and any successor statute.

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“Exchange Rate” means the rate at which any currency (the “Original Currency”) may be exchanged into Dollars, Euros or another currency (the “Exchanged Currency”), as set forth on such date on the relevant Reuters screen at or about 11:00 a.m. (London, England time) on such date. In the event that such rate does not appear on the Reuters screen, the “Exchange Rate” with respect to such Original Currency into such Exchanged Currency shall be determined by reference to such other publicly available service for displaying exchange rates as may be agreed upon by the Administrative Agent (or the Issuing Bank, if applicable) and the Borrower Representative or, in the absence of such agreement, such “Exchange Rate” shall instead be the Administrative Agent’s (or the Issuing Bank’s, if applicable) spot rate of exchange in the interbank market where its foreign currency exchange operations in respect of such Original Currency are then being conducted, at or about 11:00 a.m. (local time), on such date for the purchase of the Exchanged Currency, with such Original Currency for delivery two Business Days later; provided, that, if at the time of any such determination, no such spot rate can reasonably be quoted, the Administrative Agent (or the Issuing Bank, if applicable) may use any reasonable method as it deems applicable to determine such rate, and such determination shall be conclusive absent manifest error.
“Excluded Swap Obligation” means, with respect to any Guarantor, (x) as it relates to all or a portion of the Guaranty of such Guarantor, any Swap Obligation if, and to the extent that, such Swap Obligation (or any Guaranty thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the Guaranty of such Guarantor becomes effective with respect to such Swap Obligation or (y) as it relates to all or a portion of the grant by such Guarantor of a security interest, any Swap Obligation if, and to the extent that, such Swap Obligation (or such security interest in respect thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the security interest of such Guarantor becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Guaranty or security interest is or becomes illegal.
“Excluded Taxes” means (i) any Tax imposed on the overall net income of a Person (or franchise tax or minimum tax imposed in lieu thereof) by the jurisdiction in which that Person is organized or in which that Person’s principal office (and/or, in the case of a Lender, its applicable lending office) is located or with which that Person has a present or former connection (other than any connection arising solely from the acquisition and holding of any Loan and/or Commitment (including entering into or being a party to this Agreement), the receipt of payments relating thereto, and/or the exercise of rights and remedies under this Agreement or any other Loan Document); (ii) with respect to any Lender to a U.S. Loan (other than a Lender that becomes a Lender pursuant to Section 2.23), any Tax imposed pursuant to the laws of the United States of America or any political subdivision thereof or therein that would apply if any payment were made under any of the Loan Documents to such Lender on the day such Lender becomes a Lender (or designates a

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new lending office), except to the extent such Lender’s assignor (or such Lender, when it designates a new lending office) was entitled to receive additional amounts pursuant to Section 2.20; (iii) with respect to any Lender, any withholding Tax that is imposed on any payment to such Lender on the day that such Lender becomes a Lender (or designates a new lending office) by any jurisdiction (other than the United States of America or any political subdivision thereof, which shall be governed by clause (ii) hereof), excluding any such withholding Tax imposed on any payment to such Lender as a result of a Person acquiring, or otherwise expressly assuming the obligations of the European Borrower or the Hong Kong Borrower pursuant to Section 6.02(ii) and such Person being a Person organized and existing under the laws of a jurisdiction other than the Netherlands (in the case of the European Borrower) or Hong Kong (in the case of the Hong Kong Borrower), except to the extent such Lender’s assignor (or such Lender, when it designates a new lending office) was entitled to receive additional amounts pursuant to Section 2.20; (iv) any Tax that is attributable to a Lender’s failure to comply with Section 2.20(c) or (v) any U.S. federal withholding Tax imposed by reason of a Lender’s failure to comply with the requirements of Sections 1471 through 1474 of the Code (as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with)), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code or any legislation or other official guidance or official requirements adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such Sections of the Code (“FATCA”).
“Existing ABN Letter of Credit” means any Bank Guarantee or any commercial or standby letter of credit issued and outstanding as of the Closing Date by ABN AMRO Bank N.V. or one or more of its Affiliates.
“Existing Credit Agreement” means the Amended and Restated Credit and Guaranty Agreement, dated as of March 21, 2014 (as amended to reflect the Second Amendment dated as of May 19, 2016 and as further amended, supplemented, or otherwise modified prior to the date hereof), among the U.S. Borrower, the European Borrower, certain subsidiaries of the U.S. Borrower, the lenders named therein and Barclays Bank PLC as administrative agent and collateral agent.
“Existing Subsidiary Debt” has the meaning set forth in Section 6.03(b).
“Extension Agreement” has the meaning set forth in Section 2.26(a).
“Extension Approval” has the meaning set forth in Section 2.26(c).
“Extension Request” has the meaning set forth in Section 2.26(a).
“Facility” means any real property (including all buildings, fixtures or other improvements located thereon) now, hereafter or heretofore owned, leased, operated or used by any Group Member or any of its predecessors or Affiliates.
“Fair Share” has the meaning set forth in Section 7.02(b).

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“Fair Share Contribution Amount” has the meaning set forth in Section 7.02(b).
“FATCA” has the meaning set forth in the definition of “Excluded Taxes”.
“FDIC” means the Federal Deposit Insurance Corporation and any successor thereto.
“Federal Funds Effective Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided, that (i) if such day is not a Business Day, the Federal Funds Effective Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (ii) if no such rate is so published on such next succeeding Business Day, the Federal Funds Effective Rate for such day shall be the average rate charged to the Administrative Agent, in its capacity as a Lender, on such day on such transactions as determined by the Administrative Agent.
“Finance Lease” means, as applied to any Person, any lease of any property (whether real, personal or mixed) by that Person as lessee that, in conformity with GAAP, is or should be accounted for as a finance lease on the balance sheet of that Person.
“Financial Officer” means the principal financial officer of the U.S. Borrower.
“Fiscal Quarter” means a fiscal quarter of any Fiscal Year.
“Fiscal Year” means the fiscal year of the Group ending on the Sunday closest to February 1 of each calendar year (or, if the fiscal year-end is changed to some other date, such other date).
“Fitch” means Fitch, Inc.
“Foreign Currency Equivalent” means, with respect to an amount denominated in Canadian Dollars, Hong Kong Dollars or any Other Foreign Currency, such amount, and with respect to an amount denominated in Dollars or Euros, the equivalent in Canadian Dollars, Hong Kong Dollars or such Other Foreign Currency of such amount determined at the Exchange Rate on the applicable Valuation Date. In making the determination of the Foreign Currency Equivalent for purposes of determining the aggregate available Canadian Revolving Commitments on any Credit Date, the Administrative Agent shall use the Exchange Rate in effect at the date on which the U.S. Borrower requests the extension of credit for such Credit Date pursuant to the provisions of this Agreement.
“Foreign Plan” means any Employee Benefit Plan (whether or not subject to ERISA), program, policy, arrangement or agreement maintained or contributed to by the European Borrower or any of their respective Subsidiaries or any other Loan Party with respect to employees employed outside the United States.
“Foreign Plan Event” means, with respect to any Foreign Plan, (a) the existence of unfunded liabilities in excess of the amount permitted under any applicable law, or in excess of the amount that would be permitted absent a waiver from a Governmental Authority, (b) the failure to make the required contributions or payments, under any applicable law, on or before the due date for such contributions or payments, (c) the receipt of a notice from a Governmental Authority relating to the

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intention to terminate any such Foreign Plan or to appoint a trustee or similar official to administer any such Foreign Plan, or alleging the insolvency of any such Foreign Plan, in each case which is reasonably likely to result, directly or indirectly, in material liability to a Loan Party, (d) the incurrence of any material liability by any Loan Party or any their respective Subsidiaries under applicable law on account of the complete or partial termination of such Foreign Plan or the complete or partial withdrawal of any participating employer therein, or (e) the occurrence of any transaction that is prohibited under any applicable law and that would reasonably be expected to result in the incurrence of any liability by any Loan Party or any of their respective Subsidiaries, or the imposition on any Loan Party or any of their respective Subsidiaries of any fine, excise tax or penalty resulting from any noncompliance with any applicable law.
“Foreign Subsidiary” means (i) any Subsidiary that is not organized under the laws of the United States, any State thereof or the District of Columbia and (ii) any Subsidiary of a Subsidiary described in clause (i).
“Funding Guarantor” has the meaning set forth in Section 7.02(b).
“GAAP” means, subject to the limitations on the application thereof set forth in Section 1.02, United States generally accepted accounting principles in effect as of the date of determination thereof consistently applied.
“Governmental Acts” means any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or Governmental Authority.
“Governmental Authority” means any federal, state, municipal, national or other government, governmental department, commission, board, bureau, court, agency or instrumentality or political subdivision thereof or any entity, officer or examiner exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to any government or any court, in each case whether associated with a state of the United States, the United States, or a foreign entity or government.
“Governmental Authorization” means any permit, license, authorization, certification, registration, approval, plan, directive, consent order or consent decree of or from any Governmental Authority.
“Group” means, collectively, the U.S. Borrower and its Subsidiaries; provided that, as used in Section 5.08(a) and (b) with respect to the financial statements required to be delivered thereunder, it shall mean the U.S. Borrower and its consolidated Subsidiaries in accordance with GAAP.
“Group Member” means any of the U.S. Borrower or any of its Subsidiaries.
“Group Member Adjusted EBITDA” means, for any period for any Group Member, the amount of Consolidated EBITDA attributable to such Group Member for such period, calculated on an unconsolidated basis and by excluding all intercompany items (provided that, for the purpose of the determination of a Material Company solely as such term is used in Section 8.01(e), Group Member Adjusted EBITDA shall be calculated on a consolidated basis for such Group Member and its Subsidiaries).

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“Group Member Assets” means, for any Group Member, as of any date of determination, the total assets of such Group Member, determined in accordance with GAAP, calculated on an unconsolidated basis and by excluding all intercompany items (provided that, for the purpose of the determination of a Material Company solely as such term is used in Section 8.01(e), Group Member Assets shall be calculated on a consolidated basis for such Group Member and its Subsidiaries).
“Guarantee Release Date” means the date on which the Public Debt Rating achieves (and the U.S. Borrower has delivered notice of such to the Administrative Agent): (i)(a) a rating of BBB- (or the equivalent) or higher by S&P and (b) a rating of Baa3 (or the equivalent) or higher by Moody’s or (ii) at the Borrower Representative’s election, either (A)(1) a rating of BBB- (or the equivalent) or higher by S&P, (2) a rating of Baa3 (or the equivalent) or higher by Moody’s and (3) a rating of BB+ (or the equivalent) or higher by Fitch; (B)(1) a rating of BBB- (or the equivalent) or higher by S&P, (2) a rating of Ba1 (or the equivalent) or higher by Moody’s and (3) a rating of BBB- (or the equivalent) or higher by Fitch; or (C)(1) a rating of BB+ (or the equivalent) or higher by S&P, (2) a rating of Baa3 (or the equivalent) or higher by Moody’s and (3) a rating of BBB- (or the equivalent) or higher by Fitch; provided, that the U.S. Borrower is under no obligation to seek a rating from Fitch.
“Guaranteed Obligations” has the meaning set forth in Section 7.01(a).
“Guaranteed Parties” means the Agents, Lenders, Issuing Banks, the Lender Counterparties and shall include, without limitation, all former Agents, Lenders, Issuing Banks, and Lender Counterparties to the extent that any Obligations owing to such Persons were incurred while such Persons were Agents, Lenders, Issuing Banks, or Lender Counterparties and such Obligations have not been paid or satisfied in full.
“Guarantor” means (i) with respect to the Obligations of each Borrower, each Subsidiary Guarantor, (ii) with respect to the Obligations of the European Borrower and Hong Kong Borrower, the U.S. Borrower and (iii) with respect to all Obligations of any Subsidiary arising under any Hedge Agreement, Cash Management Agreement or Treasury Transaction, the U.S. Borrower.
“Guaranty” means the guaranty of each Guarantor set forth in Article VII.
“Hazardous Materials” means any pollutant, contaminant, chemical, waste, material or substance, exposure to which or Release of which is prohibited, limited or regulated by any Governmental Authority or which may or could pose a hazard to human health and safety or to the indoor or outdoor environment, including petroleum, petroleum products, asbestos, urea formaldehyde, radioactive materials, polychlorinated biphenyls and toxic mold.
“Hedge Agreement” means an Interest Rate Agreement, a Commodity Agreement or a Currency Agreement entered into with a Lender Counterparty.
“HIBO Rate” has the meaning set forth in the definition of “Eurocurrency Rate”.
“Highest Lawful Rate” means the maximum lawful interest rate, if any, that at any time or from time to time may be contracted for, charged, or received under the laws applicable to any Lender which are presently in effect or, to the extent allowed by law, under such applicable laws which

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may hereafter be in effect and which allow a higher maximum non-usurious interest rate than applicable laws now allow.
“Historical Financial Statements” means the audited consolidated financial statements of the U.S. Borrower consisting of balance sheets as of February 3, 2019 and February 4, 2018 and income statements and statements of stockholders’ equity and cash flows for Fiscal Years 2016, 2017 and 2018 and an unqualified audit report relating thereto.
“Hong Kong” means the Hong Kong Special Administrative Region of the People’s Republic of China.
“Hong Kong Borrower” has the meaning specified in the preamble hereto.
“Hong Kong Dollars” means the lawful currency of Hong Kong.
“Hong Kong Revolving Commitment” means the commitment of a Lender to make or otherwise fund any Hong Kong Revolving Loan and “Hong Kong Revolving Commitments” means such Commitments of all Lenders in the aggregate. The amount of each Lender’s Hong Kong Revolving Commitment, if any, is set forth on Schedule 2.02 or in the applicable Assignment Agreement or Joinder Agreement, as applicable, subject to any adjustment or reduction pursuant to the terms and conditions hereof. The aggregate amount of the Hong Kong Revolving Commitments as of the Closing Date is $50,000,000.
“Hong Kong Revolving Commitment Period” means the period from and including the Closing Date to but excluding the Hong Kong Revolving Commitment Termination Date.
“Hong Kong Revolving Commitment Termination Date” means the earliest to occur of (i) the fifth anniversary of the Closing Date, which date is April 29, 2024, (ii) the date such Hong Kong Revolving Commitments are permanently reduced to zero pursuant to Section 2.13(b) or 2.14 and (iii) the date of the termination of such Hong Kong Revolving Commitments pursuant to Section 8.01; provided, that if any of the Hong Kong Revolving Commitments are extended pursuant to Section 2.26, the Hong Kong Revolving Commitment Termination Date relating to such extended Hong Kong Revolving Commitments will be extended pursuant to Section 2.26.
“Hong Kong Revolving Exposure” means, with respect to any Lender as of any date of determination, (i) prior to the termination of such Lender’s Hong Kong Revolving Commitments, that Lender’s Hong Kong Revolving Commitment; and (ii) after the termination of such Lender’s Hong Kong Revolving Commitments, the Dollar Equivalent of the aggregate outstanding principal amount of the Hong Kong Revolving Loans of that Lender.
“Hong Kong Revolving Loan” means Loans made by a Lender in respect of its Hong Kong Revolving Commitment to the Hong Kong Borrower pursuant to Section 2.02(d) and/or Section 2.24.
“Immaterial Subsidiary” means any Subsidiary that is not a Material Company.
“Increased Amount Date” has the meaning set forth in Section 2.24.

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“Increased‑Cost Lender” has the meaning set forth in Section 2.23.
“Incremental Revolving Commitments” has the meaning set forth in Section 2.24.
“Incremental Revolving Loan” has the meaning set forth in Section 2.24.
“Incremental Revolving Loan Lender” has the meaning set forth in Section 2.24.
“Incremental Term Loan” has the meaning set forth in Section 2.24.
“Incremental Term Loan Commitments” has the meaning set forth in Section 2.24.
“Incremental Term Loan Exposure” means, with respect to any Lender, as of any date of determination, the outstanding principal amount of the Incremental Term Loans of such Lender.
“Incremental Term Loan Lender” has the meaning set forth in Section 2.24.
“Incremental Term Loan Maturity Date” means the date on which Incremental Term Loans of a Series shall become due and payable in full hereunder, as specified in the applicable Joinder Agreement, including by acceleration or otherwise.
“Incremental Term Loan Note” means a promissory note substantially in the form of Exhibit B‑4, as it may be amended, restated, supplemented or otherwise modified from time to time.
“Indebtedness” means, as applied to any Person, without duplication, (i) all indebtedness for borrowed money; (ii) that portion of obligations with respect to Finance Leases that is properly classified as a capitalized liability on a balance sheet in conformity with GAAP; (iii) obligations evidenced by bonds, debentures, notes or other similar instruments; (iv) any obligation owed for all or any part of the deferred purchase price of property or services (excluding trade accounts payable and accrued expenses in the ordinary course of business which are not overdue for a period of more than 90 days or, if overdue for more than 90 days, as to which a dispute exists and adequate reserves in conformity with GAAP have been established on the books of such Person and any such obligations incurred under ERISA), which purchase price is (a) due more than six months from the date of incurrence of the obligation in respect thereof or (b) evidenced by a note or similar written instrument in each case to the extent that the same would be required to be shown as a long term liability on a balance sheet prepared in accordance with GAAP (it being understood that the amount of any such obligation shall be calculated in each case, in accordance with GAAP); (v) all indebtedness secured by any Lien on any property or asset owned or held by that Person regardless of whether the indebtedness secured thereby shall have been assumed by that Person or is nonrecourse to the credit of that Person (provided that if the recourse to such Person in respect of such indebtedness is limited solely to the property subject to such Lien, the amount of such indebtedness shall be deemed to be the fair market value (as determined in good faith by such Person) of the property subject to such Lien or the amount of such indebtedness if less); (vi) the face amount of any letter of credit issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings; provided such letter of credit is issued by a Person other than the U.S. Borrower and its Subsidiaries; (vii) [reserved], (viii) the net payments that such Person would have to make in the event of any early termination, on the date Indebtedness of such Person is being determined, in respect of any exchange traded or over the counter derivative

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transaction, including any Hedge Agreement, in each case, whether entered into for hedging or speculative purposes; provided, that in no event shall obligations under any derivative transaction be deemed “Indebtedness” for any purpose under Section 6.04 or for the purpose of calculating the Net Leverage Ratio unless such obligations relate to a derivatives transaction which has been terminated; (ix) the full outstanding balance of trade receivables, notes or other instruments sold with full recourse in a factoring or similar transaction, other than in any such case any thereof sold solely for purposes of collection of delinquent accounts and (x) any Contingent Liability with respect to the foregoing. The Indebtedness of any Person shall include the Indebtedness of any other Person (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such Person, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.
“Indemnified Liabilities” means, collectively, any and all liabilities, obligations, losses, damages (including natural resource damages), penalties, claims (including Environmental Claims), actions, judgments, suits, costs (including the costs of any investigation, study, sampling, testing, abatement, cleanup, removal, remediation or other necessary response action related to the Release or presence of any Hazardous Materials), expenses and disbursements of any kind or nature whatsoever (including any of the foregoing in connection with any investigative, administrative or judicial proceeding or hearing commenced or threatened by any Group Member, its Affiliates or any other Person, whether or not any such Indemnitee shall be designated as a party or a potential party thereto, and any fees or expenses incurred by Indemnitees in enforcing this indemnity), whether direct, indirect, special or consequential and whether based on any federal, state or foreign laws, statutes, rules or regulations (including securities and commercial laws, statutes, rules or regulations and Environmental Laws), on common law or equitable cause or on contract or otherwise, that may be imposed on, incurred by, or asserted against any such Indemnitee, in any manner relating to or arising out of (i) this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby (including the Lenders’ agreement to make Credit Extensions, the syndication of the credit facilities provided for herein or the use or intended use of the proceeds thereof, or any enforcement of any of the Loan Documents (including any sale of, collection from, or other realization upon any of the Collateral or the enforcement of the Guaranty)); (ii) the commitment letter (and any related fee letter) delivered by any Agent or any Lender to the U.S. Borrower with respect to the transactions contemplated by this Agreement;; (iii) any Environmental Claim relating to or arising from, directly or indirectly, any past or present activity, operation, land ownership, or practice of any Group Member; or (iv) any Loan or the use of proceeds thereof.
“Indemnified Taxes” means any Taxes other than Excluded Taxes.
“Indemnitee” has the meaning set forth in Section 10.03(a).
“Installment” has the meaning set forth in Section 2.12(a).
“Installment Date” has the meaning set forth in Section 2.12(a).
“Intellectual Property” means the collective reference to all rights, priorities and privileges relating to intellectual property, whether arising under the United States, multinational or foreign laws or otherwise, and the right to sue or otherwise recover for any past, present and future infringement,

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dilution, misappropriation, or other violation or impairment thereof, including the right to receive all proceeds therefrom, including without limitation license fees, royalties, income, payments, claims, damages and proceeds of suit, now or hereafter due and/or payable with respect thereto.
“Interest Coverage Ratio” means the ratio as of the last day of any Fiscal Quarter of (i) Consolidated EBITDA for the four‑Fiscal-Quarter period then ended to (ii) Consolidated Cash Interest Expense for such four‑Fiscal-Quarter period.
“Interest Payment Date” means, with respect to (i) any Loan that is a Base Rate Loan (including any Swing Line Loan in Dollars), any Canadian Prime Rate Loan (including any Canadian Swing Line Loan) and any Swing Line Loan in Euros, each March 31, June 30, September 30 and December 31 of each year, commencing on the first such date to occur after the Closing Date and the final maturity date of such Loan; and (ii) any Loan that is a Eurocurrency Rate Loan (other than a Swing Line Loan in Euros), the last day of each Interest Period applicable to such Loan; provided, that in the case of each Interest Period of longer than three months “Interest Payment Date” shall also include each date that is three months, or an integral multiple thereof, after the commencement of such Interest Period.
“Interest Period” means, in connection with a Eurocurrency Rate Loan, an interest period of one, two, three or six months (or, if available to all of the Lenders, 12 months), as selected by the Borrowers in the applicable Borrowing Notice or Conversion/Continuation Notice, (i) initially, commencing on the Credit Date or Conversion/Continuation Date thereof, as the case may be; and (ii) thereafter, commencing on the day on which the immediately preceding Interest Period expires; provided, that (a) if an Interest Period would otherwise expire on a day that is not a Business Day, such Interest Period shall expire on the next succeeding Business Day unless no further Business Day occurs in such month, in which case such Interest Period shall expire on the immediately preceding Business Day; (b) any Interest Period in respect of a Eurocurrency Rate Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clauses (c) and (d), of this definition, end on the last Business Day of a calendar month; (c) no Interest Period with respect to any portion of any Class of Term Loans shall extend beyond such Class’s Term Loan Maturity Date; and (d) no Interest Period with respect to any portion of any Class of Revolving Loans shall extend beyond such Class’s Revolving Commitment Termination Date.
“Interest Rate Agreement” means any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedging agreement or other similar agreement or arrangement, each of which is for the purpose of hedging the interest rate exposure associated with the operations of the Group and not for speculative purposes.
“Interest Rate Determination Date” means, with respect to any Interest Period, the date that is two Business Days prior to the first day of such Interest Period.
“Internal Revenue Code” means the Internal Revenue Code of 1986, as amended to the date hereof and from time to time hereafter, and any successor statute.

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“Interpolated Rate” means, (a) in relation to the LIBO Rate, the rate which results from interpolating on a linear basis between: (i) the applicable LIBO Rate for the longest period (for which that LIBO Rate is available) which is less than the Interest Period of that Loan and (ii) the applicable LIBO Rate for the shortest period (for which that LIBO Rate is available) which exceeds the Interest Period of that Loan, each as of approximately 11:00 a.m. (London, England time) two Business Days prior to the commencement of such Interest Period of that Loan, (b) in relation to the EURIBO Rate, the rate which results from interpolating on a linear basis between: (i) the applicable EURIBO Rate for the longest period (for which that EURIBO Rate is available) which is less than the Interest Period of that Loan and (ii) the applicable EURIBO Rate for the shortest period (for which that EURIBO Rate is available) which exceeds the Interest Period of that Loan, each as of approximately 11:00 a.m. (Brussels, Belgium time) two Business Days prior to the commencement of such Interest Period of that Loan, (c) in relation to the CDOR Rate, the rate which results from interpolating on a linear basis between: (i) the applicable CDOR Rate for the longest period (for which that CDOR Rate is available) which is less than the Interest Period of that Loan and (ii) the applicable CDOR Rate for the shortest period (for which that CDOR Rate is available) which exceeds the Interest Period of that Loan, each as of approximately 11:00 a.m. (Toronto time) two Business Days prior to the commencement of such Interest Period of that Loan and (d) in relation to the HIBO Rate, the rate which results from interpolating on a linear basis between: (i) the applicable HIBO Rate for the longest period (for which that HIBO Rate is available) which is less than the Interest Period of that Loan and (ii) the applicable HIBO Rate for the shortest period (for which that HIBO Rate is available) which exceeds the Interest Period of that Loan, each as of approximately 11:00 a.m. (New York City time) two Business Days prior to the commencement of such Interest Period of that Loan.
“IRS” means the United States Internal Revenue Service.
“ISP” means, with respect to any standby Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice, Inc. (or such later version thereof as may be in effect at the time of issuance of such Letter of Credit).
“Issuance Notice” means a notice substantially in the form of Exhibit A‑3.
“Issuing Bank” means each of Barclays, Citi, Bank of America, N.A., JPMorgan and Royal Bank of Canada as Issuing Bank hereunder, and any other Lender that has notified the Administrative Agent that it has agreed to a request by the Borrower Representative to become an Issuing Bank hereunder with respect to U.S. Letters of Credit, European Letters of Credit or Canadian Letters of Credit, as applicable, together with their respective permitted successors and assigns in such capacity. Unless otherwise specified, in respect of any Letters of Credit, “Issuing Bank” shall refer to the applicable Issuing Bank which has issued such Letter of Credit. An Issuing Bank may perform its obligations hereunder through any applicable branch thereof and such branch shall be treated as the applicable Issuing Bank where applicable.
“Japanese Yen” means the lawful currency of Japan.
“Joinder Agreement” means an agreement substantially in the form of Exhibit G.
“JPMorgan” has the meaning specified in the preamble hereto.

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“Judgment Currency” has the meaning set forth in Section 10.25.
“Lender” means each financial institution listed on the signature pages hereto as a Lender, and any other Person that becomes a party hereto pursuant to an Assignment Agreement or a Joinder Agreement. Unless the context clearly indicates otherwise, the term “Lenders” shall include the Swing Line Lender.
“Lender Counterparty” means (a) each Person counterparty to a Hedge Agreement, Cash Management Agreement or Treasury Transaction who is (or at the time such Hedge Agreement, Cash Management Agreement or Treasury Transaction was entered into, was) a Lender, an Agent or an Affiliate of any thereof and (b) any Person who is an Agent or a Lender (and any Affiliate thereof) as of the Closing Date but subsequently, whether before or after entering into a Hedge Agreement, Cash Management Agreement or Treasury Transaction, ceases to be an Agent or a Lender, as the case may be.
“Letter of Credit” means a U.S. Letter of Credit, a Canadian Letter of Credit and/or a European Letter of Credit, as applicable.
“LIBO Rate” means the U.S. LIBO Rate, EURIBO Rate and Alternate Currency LIBO Rate, as applicable.
“Lien” means any lien, security interest or other charge or encumbrance of any kind, or any other type of preferential arrangement having the practical effect of any of the foregoing; provided that in no event shall an operating lease or an agreement to sell be deemed to constitute a Lien.
“Loan” means a Term Loan, a Revolving Loan and a Swing Line Loan, which (i) in the case of Loans denominated in Dollars, may be a Base Rate Loan or a Eurocurrency Rate Loan, (ii) in the case of Loans denominated in Euros, Hong Kong Dollars or an Other Foreign Currency, shall be a Eurocurrency Rate Loan and (iii) in the case of Loans denominated in Canadian Dollars, may be a Canadian Prime Rate Loan or a Eurocurrency Rate Loan.
“Loan Document” means any of this Agreement, the Notes, if any, each Joinder Agreement, any documents or certificates executed by the Borrowers in favor of any Issuing Bank relating to Letters of Credit and all other documents, instruments or agreements executed and delivered by a Loan Party for the benefit of any Agent, any Issuing Bank or any Lender in connection herewith on or after the Closing Date.
“Loan Party” means each Borrower and each Guarantor.
“Margin Stock” has the meaning given in Regulation U of the Board of Governors as in effect from time to time.
“Market Disruption” means any Interest Rate Determination Date on which (i) the Administrative Agent shall have determined (which determination shall be final and conclusive and binding upon all parties hereto), with respect to any Eurocurrency Rate Loans, that by reason of circumstances affecting the London interbank market adequate and fair means do not exist for ascertaining the interest rate applicable to such Loans on the basis provided for in the definition of Eurocurrency Rate, or (ii) before the close of business in London on such Interest Rate Determination Date, the

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Administrative Agent receives notifications from a Lender or Lenders (whose aggregate exposure in respect of any Class of Loans exceeds 50.0% of that Class of Loans) that the cost to it of obtaining matching deposits in the London interbank market would be in excess of the Eurocurrency Rate.
“Material Adverse Effect” means any event, development or circumstance that has had or would reasonably be expected to have a material adverse effect on (i) the business, assets, operations or financial condition of the Group (other than any Securitization Subsidiary) taken as a whole; (ii) the ability of the Loan Parties (taken as a whole) to pay the Obligations under the Loan Documents; or (iii) the rights and remedies available to, or conferred upon, any Agent and any Lender or any other Guaranteed Party under any Loan Document in any manner (including the legality, validity, binding effect or enforceability of the Loan Documents against the Loan Parties) that would be prejudicial to the interests of the Guaranteed Parties, taken as a whole.
“Material Company” means (i) any Group Member that is listed in Schedule 1.01(g) or (ii) any Group Member that has (x) Group Member Adjusted EBITDA or (y) Group Member Assets representing, respectively, 5% or more of Consolidated EBITDA or Consolidated Total Assets. For this purpose:
(a)    the (i) Group Member Adjusted EBITDA and (ii) Group Member Assets will be determined from its financial statements upon which the latest audited financial statements of the Group have been based;
(b)    if a Subsidiary becomes a Group Member after the date on which the latest audited financial statements of the Group have been prepared, the (i) Group Member Adjusted EBITDA or (ii) Group Member Assets of that Subsidiary will be determined from its latest financial statements;
(c)    the (i) Consolidated EBITDA and (ii) Consolidated Total Assets will be determined from its latest audited financial statements, adjusted (where appropriate) to take into account pro forma adjustments of the type described in the definition of “Consolidated EBITDA” and “Consolidated Total Assets”, as applicable; and
(d)    if a Material Company disposes of all or substantially all of its assets to another Group Member, it will immediately cease to be a Material Company and the other Group Member (if it is not already) will immediately become a Material Company.
“Material Indebtedness” means Indebtedness (other than the Loans and Letters of Credit) of any one or more of the Borrowers or any Subsidiary in an individual principal amount (or Net Mark-to-Market Exposure) of $150,000,000 or more.
“Material Intellectual Property” means any Intellectual Property that is material to the business of any Group Member.
“MLPFS” has the meaning specified in the preamble hereto.
“Moody’s” means Moody’s Investors Service, Inc.

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“Multiemployer Plan” means any Employee Benefit Plan which is a “multiemployer plan” as defined in Section 3(37) or Section 4001(a)(3) of ERISA.
“NAIC” means The National Association of Insurance Commissioners, and any successor thereto.
“Net Leverage Ratio” means the ratio as of the last day of any Fiscal Quarter of (i) Consolidated Total Net Debt as of such day to (ii) Consolidated EBITDA for the four‑Fiscal-Quarter period ending on such date.
“Net Mark-to-Market Exposure” of a Person means, as of any date of determination, the excess (if any) of all unrealized losses over all unrealized profits of such Person arising from Hedge Agreements or other Indebtedness of the type described in clause (g) of the definition thereof. As used in this definition, “unrealized losses” means the fair market value of the cost to such Person of replacing such Hedge Agreement or such other Indebtedness as of the date of determination (assuming the Hedge Agreement or such other Indebtedness were to be terminated as of that date), and “unrealized profits” means the fair market value of the gain to such Person of replacing such Hedge Agreement or such other Indebtedness as of the date of determination (assuming such Hedge Agreement or such other Indebtedness were to be terminated as of that date).
“Non-Consenting Lender” has the meaning set forth in Section 2.23.
“Non-Extending Lender” has the meaning set forth in Section 2.26(c).
“Non‑U.S. Lender” has the meaning set forth in Section 2.20(c).
“Note” means a Tranche A Term Loan Note, an Incremental Term Loan Note, a Revolving Loan Note or a Swing Line Note.
“Notice” means a Borrowing Notice, an Issuance Notice, or a Conversion/ Continuation Notice.
“Obligations” means all obligations of every nature of each Loan Party (and, in the Borrower Representative’s sole discretion, any obligations of a Subsidiary under Hedging Agreements, Cash Management Agreements and Treasury Transactions), including obligations from time to time owed to Guaranteed Parties, under any Loan Document, Ancillary Facility, Hedge Agreement, Cash Management Agreement or Treasury Transaction whether for principal, interest (including interest which, but for the filing of a petition in bankruptcy, would have accrued on any Obligation, whether or not a claim is allowed for such interest in the related bankruptcy proceeding), reimbursement of amounts drawn under Letters of Credit, payments for early termination of Hedge Agreements, fees, expenses, indemnification or otherwise; provided, that at no time shall Obligations include any Excluded Swap Obligations.
“Organizational Documents” means, with respect to any Person, all formation, organizational and governing documents, instruments and agreements, including (i) with respect to any corporation, its certificate or articles of incorporation or organization, its by‑laws, any memorandum of incorporation or other constitutional documents, (ii) with respect to any limited partnership, its certificate of limited partnership and its partnership agreement, (iii) with respect to any general partnership, its partnership agreement (if any) and (iv) with respect to any limited liability company, its certificate of incorporation or formation (and any amendments thereto), certificate of

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incorporation on change of name (if any), its memorandum and articles of association (if any), its articles of organization (if any), the shareholders’ list (if any) and its limited liability company agreement or operating agreement. In the event any term or condition of this Agreement or any other Loan Document requires any Organizational Document to be certified by a secretary of state or similar governmental official, the reference to any such “Organizational Document” shall only be to a document of a type customarily certified by such governmental official.
“Other Foreign Currencies” means Japanese Yen, Pounds Sterling, Australian Dollars and Swiss Francs, in each case which are readily available in the amount required and freely convertible into Euro in the relevant interbank market, or any other currency which is approved in accordance with Section 1.06.
“Other Taxes” means any and all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes or any other excise or property Taxes, charges or similar levies (and interest, fines, penalties and additions related thereto) arising from any payment made hereunder or from the execution, delivery, performance, enforcement or registration of, or otherwise with respect to, this Agreement or any other Loan Document.
“Parent Entity” has the meaning set forth in the definition of “Change of Control”.
“Participant Register” has the meaning set forth in Section 10.06(g)(iv).
“PATRIOT Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Pub. L. No. 107-56.
“Payment in Full” or “Paid in Full” means the payment in full of all Obligations (other than obligations under Hedge Agreements, Cash Management Agreements or Treasury Transactions not yet due and payable and contingent obligations not yet due and payable) and cancellation, expiration or Cash Collateralization of all Letters of Credit and termination of all Commitments to lend under this Agreement.
“PBGC” means the Pension Benefit Guaranty Corporation or any successor thereto.
“Pension Plan” means any Employee Benefit Plan, other than a Multiemployer Plan, which is subject to Section 412 or Section 430 of the Internal Revenue Code or Title IV or Section 302 or Section 303 of ERISA.
“Permitted Liens” means:
(a)    Liens granted by any Subsidiary of the U.S. Borrower in favor of the U.S. Borrower or any other Subsidiary of the U.S. Borrower;
(b)    Liens (other than Liens created or imposed under ERISA) for taxes, assessments or governmental charges or levies not overdue for a period of more than 30 days or Liens for taxes being contested in good faith by appropriate proceedings for which adequate reserves determined in accordance with GAAP have been established;

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(c)    Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen and suppliers and other Liens imposed by law or pursuant to customary reservations or retentions of title arising in the ordinary course of business;
(d)    Liens (other than Liens created or imposed under ERISA) incurred or deposits made by the U.S. Borrower and its Subsidiaries in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);
(e)    Liens in connection with judgment bonds so long as the enforcement of such Liens is effectively stayed and the claims secured thereby are being contested in good faith by appropriate proceedings and as to which appropriate reserves are being maintained in accordance with generally accepted accounting practices;
(f)    zoning restrictions, easements, rights of way and other encumbrances on title to real property that do not render title to the property encumbered thereby unmarketable or materially adversely affect the use of such property for its present purposes;
(g)    leases or subleases granted to others not interfering in any material respect with the business of the U.S. Borrower and its Subsidiaries taken as a whole and any interest of title of any lessor under any lease;
(h)    Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business;
(i)    normal and customary rights of setoff or pledge upon deposits of cash in favor of banks or other depository institutions and Liens of a collection bank arising under Section 4-210 of the UCC on items in the course of collection;
(j)    Liens on any inventory of the U.S. Borrower or any of its Subsidiaries in favor of a vendor of such inventory, arising in the normal course of business upon its sale to the U.S. Borrower or any such Subsidiary;
(k)    Liens in respect of licensing of Intellectual Property in the ordinary course of business;
(l)    protective UCC filings with respect to any leased or consigned personal property;
(m)    Liens on insurance policies and the proceeds thereof securing the financing or payment of premiums with respect thereto in the ordinary course of business, to the extent not exceeding the amount of such premiums;
(n)    Liens incurred in the ordinary course of business on the proceeds of prepaid cards or stored value cards; and

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(o)    Liens on cash or cash equivalents that are the proceeds of any Indebtedness issued in escrow or that have been deposited pursuant to discharge, redemption or defeasance provisions under the indenture or similar instrument governing any Indebtedness.
“Person” means and includes natural persons, corporations, limited partnerships, general partnerships, limited liability companies, limited liability partnerships, joint stock companies, joint ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and Governmental Authorities.
“Platform” means IntraLinks, SyndTrak or another relevant website or other information platform through which the Lenders can receive information.
“Pledge and Security Agreement” means an agreement in form and substance substantially consistent with the U.S. Pledge and Security Agreement, dated as of February 13, 2013, executed by the U.S. Borrower and each U.S. Guarantor (as defined in the Existing Credit Agreement) (other than CKI and the CKI Affiliates (each as defined in the Existing Credit Agreement)), as amended, restated, supplemented or otherwise modified from time to time prior to the date hereof, modified to include customary provisions regarding notices, collateral deliveries and information with respect to any collateral pledged thereunder and requirements with respect to after acquired assets (in each case, substantially consistent with those set forth in the Existing Credit Agreement), and such other provisions as the Borrower Representative and the Administrative Agent shall reasonably agree.
“Pounds Sterling” means the lawful currency of the United Kingdom.
“Pricing Level Adjustment” means, for purposes of determining the Applicable Margin and the Applicable Revolving Commitment Fee Percentage, (a) if the Public Debt Rating shall fall within a different pricing level than the Net Leverage Ratio, the Applicable Margin and the Applicable Revolving Commitment Fee Percentage shall be based upon the lower pricing level unless such Public Debt Rating and Net Leverage Ratio differ by two or more pricing levels, in which case the applicable pricing level will be deemed to be one pricing level below the higher of such pricing levels, (b) if only one of S&P and Moody’s have in effect a Public Debt Rating, the Applicable Margin and the Applicable Revolving Commitment Fee Percentage shall be determined by reference to the available rating, (c) if neither S&P nor Moody’s shall have in effect a Public Debt Rating, the Public Debt Ratings component (but not, for the avoidance of doubt, the Net Leverage Ratio component) of the applicable margin and the commitment fee shall be set in accordance with pricing level V under the charts set forth in the definition of “Applicable Margin” and “Applicable Revolving Commitment Fee Percentage”, as applicable, (d) if the Public Debt Ratings established by S&P and Moody’s shall fall within different pricing levels, the Applicable Margin and the Applicable Revolving Commitment Fee Percentage shall be based upon the higher rating unless such ratings differ by two or more pricing levels, in which case the applicable pricing level will be deemed to be one pricing level below the higher of such pricing levels, (e) if S&P or Moody’s shall change the basis on which ratings are established, each reference to the Public Debt Rating announced by S&P or Moody’s, as the case may be, shall refer to the then equivalent rating by S&P or Moody’s, as the case may be, and (f) if the Borrowers fail to deliver the financial statements or Compliance Certificate within the time period specified in Section 5.08(a) or (b), as applicable, then, during the period from the date such financial statements or Compliance Certificate were required to have

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been delivered until delivery, the Net Leverage Ratio component (but not, for the avoidance of doubt, the Public Debt Ratings component) of the Applicable Margin for the Term Loans and the Revolving Loans shall be set in accordance with pricing level V under the chart set forth under the definition “Applicable Margin” and the Net Leverage Ratio component (but not, for the avoidance of doubt, the Public Debt Ratings component) of the Applicable Revolving Commitment Fee Percentage shall be set in accordance with pricing level V under the chart set forth under the definition “Applicable Revolving Commitment Fee Percentage”, as applicable.
“Prime Rate” has the meaning set forth in the definition of “Base Rate”.
“Principal Office” means, for each of the Administrative Agent, each Swing Line Lender and each Issuing Bank, such Person’s “Principal Office” which, in the case of the Administrative Agent, may include one or more separate offices with respect to Approved Currencies as set forth on Schedule 10.01(a), or such other office or office of a third party or sub-agent, as appropriate, as such Person may from time to time designate in writing to the Borrowers, the Administrative Agent and each Lender.
“Pro Rata Share” means (i) with respect to all payments, computations and other matters relating to the Tranche A Term Loans of any Lender, as the context requires, the percentage obtained by dividing (x) the Tranche A Term Loan Exposure of that Lender by (y) the aggregate Tranche A Term Loan Exposure of all Lenders; (ii) with respect to all payments, computations and other matters relating to the Revolving Commitment or Revolving Loans of any Lender or any Letters of Credit issued or participations purchased therein by any Lender or any participations in any Swing Line Loans purchased by any Lender, as the context requires, the percentage obtained by dividing (w) (1) the U.S. Revolving Exposure of that Lender by (2) the aggregate U.S. Revolving Exposure of all Lenders, (x) (1) the European Revolving Exposure of that Lender by (2) the aggregate European Revolving Exposure of all Lenders, (y) (1) the Hong Kong Revolving Exposure of that Lender by (2) the aggregate Hong Kong Revolving Exposure of all Lenders or (z) (1) the Canadian Revolving Exposure of that Lender by (2) the aggregate Canadian Revolving Exposure of all Lenders; and (iii) with respect to all payments, computations, and other matters relating to Incremental Term Loan Commitments or Incremental Term Loans of a particular Series, the percentage obtained by dividing (x) the Incremental Term Loan Exposure of that Lender with respect to that Series by (y) the aggregate Incremental Term Loan Exposure of all Lenders with respect to that Series. For all other purposes with respect to each Lender, “Pro Rata Share” means the percentage obtained by dividing (i) an amount equal to the sum of the Tranche A Term Loan Exposure, the Revolving Exposure and the Incremental Term Loan Exposure of that Lender, by (ii) an amount equal to the sum of the aggregate Tranche A Term Loan Exposure, the aggregate Revolving Exposure and the aggregate Incremental Term Loan Exposure of all Lenders.
“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

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“Public Debt Rating” means, as of any date, the public rating that has been most recently announced by S&P and/or Moody’s (and/or, at the Borrower Representative’s election (in its sole discretion) for purposes of determining whether the Guarantee Release Date has occurred, Fitch), as the case may be, with respect to the senior, unsecured, non-credit enhanced, long-term debt of the U.S. Borrower, or if any such rating agency shall have issued more than one such public rating, the lowest such public rating issued by such rating agency.
“Qualified Securitization Financing” means any transaction or series of transactions entered into by a Group Member pursuant to which such Group Member, sells, conveys, contributes, assigns, grants an interest in or otherwise transfers to a Securitization Subsidiary, Securitization Assets (and/or grants a security interest in such Securitization Assets transferred or purported to be transferred to such Securitization Subsidiary), and which Securitization Subsidiary funds the acquisition of such Securitization Assets (i) with cash, (ii) through the issuance to such Group Member of Seller’s Retained Interests or an increase in such Seller’s Retained Interests, and/or (iii) with proceeds from the sale, pledge or collection of Securitization Assets.
“Qualifying Acquisition” shall mean any Subject Acquisition with Acquisition Consideration of at least $200,000,000.
“RBCCM” means RBC Capital Markets, LLC.
“Real Estate Assets” means, at any time of determination, any interest (fee or leasehold) then owned by the U.S. Borrower or any of its Subsidiaries in any real property.
“Refunded Swing Line Loans” has the meaning set forth in Section 2.03(b)(iv).
“Register” has the meaning set forth in Section 2.07(b).
“Regulation” has the meaning set forth in Section 4.21.
“Regulation D” means Regulation D of the Board of Governors, as in effect from time to time.
“Regulation U” means Regulation U of the Board of Governors, as in effect from time to time.
“Reimbursement Date” has the meaning set forth in Section 2.04(d)(i).
“Related Fund” means, with respect to any Lender that is an investment fund, any other investment fund that invests in commercial loans and that is managed or advised by the same investment advisor as such Lender or by an Affiliate of such investment advisor.
“Release” means any release, spill, emission, leaking, pumping, pouring, injection, escaping, deposit, disposal, discharge, dispersal, dumping, leaching or migration of any Hazardous Material into the indoor or outdoor environment (including the abandonment or disposal of any barrels, containers or other closed receptacles containing any Hazardous Material), including the movement of any Hazardous Material through the air, soil, surface water or groundwater.

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“Relevant Jurisdiction” means, in relation to a Loan Party: (i) its jurisdiction of organization; (ii) any jurisdiction where any asset subject to or intended to be subject to the Security Documents to be created by it is situated; and (iii) any jurisdiction where it conducts its business.
“Replacement Lender” has the meaning set forth in Section 2.23.
“Required Lenders” means one or more Lenders having or holding Tranche A Term Loan Exposure, Incremental Term Loan Exposure and/or Revolving Exposure and representing more than 50.0% of the sum of (i) the aggregate Tranche A Term Loan Exposure of all Lenders, (ii) the aggregate Revolving Exposure of all Lenders and (iii) the aggregate Incremental Term Loan Exposure of all Lenders.
“Revolving Commitment” means a U.S. Revolving Commitment, a Canadian Revolving Commitment, a European Revolving Commitment and/or a Hong Kong Revolving Commitment, as applicable.
“Revolving Commitment Period” means the U.S. Revolving Commitment Period, the Canadian Revolving Commitment Period, the European Revolving Commitment Period or the Hong Kong Revolving Commitment Period, as applicable.
“Revolving Commitment Termination Date” means the U.S. Revolving Commitment Termination Date, the Canadian Revolving Commitment Termination Date, the European Revolving Commitment Termination Date or the Hong Kong Revolving Commitment Termination Date, as applicable.
“Revolving Exposure” means, with respect to any Lender as of any date of determination, the sum of such Lender’s U.S. Revolving Exposure, Canadian Revolving Exposure, European Revolving Exposure and Hong Kong Revolving Exposure.
“Revolving Lenders” means the Lenders having Revolving Exposure.
“Revolving Loan” means a U.S. Revolving Loan, a Canadian Revolving Loan, a European Revolving Loan and/or a Hong Kong Revolving Loan, as applicable.
“Revolving Loan Note” means a promissory note substantially in the form of Exhibit B‑2, as it may be amended, restated, supplemented or otherwise modified from time to time.
“Royal Bank” has the meaning specified in the preamble hereto.
“S&P” means Standard & Poor’s Financial Services LLC.
“Sanctioned Country” means, at any time, a country, region or territory which is itself the subject or target of any Sanctions (at the time of this Agreement, the Balkans, Belarus, Burma, Cote D’Ivoire (Ivory Coast), Cuba, Democratic Republic of Congo, Iran, Iraq, Liberia, North Korea, Sudan, Syria and Zimbabwe).
“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State, the Office of the Superintendent of Financial Institutions,

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the European Union or Her Majesty’s Treasury of the United Kingdom, and (b) any Person majority-owned or controlled by any such Person or Persons described in the foregoing clause (a).
“Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, (b) the European Union or Her Majesty’s Treasury of the United Kingdom or (c) the Office of the Superintendent of Financial Institutions.
“Screen Rate” means, in relation to a Loan denominated in Dollars or Other Foreign Currency, the ICE Benchmark Administration London Interbank Offered Rate for the relevant currency and Interest Period, in relation to a Loan denominated in Hong Kong Dollars, the HIBO Rate for the relevant Interest Period, in relation to a Loan denominated in Canadian Dollars, the CDOR Rate for the relevant Interest Period and in relation to a Loan denominated in Euros, the percentage rate per annum determined by the Banking Federation of the European Union for the relevant period, in each case, displayed on the appropriate page of the Reuters screen. If the agreed page is replaced or service ceases to be available, the Administrative Agent may specify another page or service displaying the appropriate rate.
“SEC” means the United States Securities and Exchange Commission and any successor Governmental Authority performing a similar function.
“Securities Act” means the Securities Act of 1933, as amended from time to time, and any successor statute.
“Securitization Assets” means any accounts receivable owed to a Group Member (whether now existing or arising or acquired in the future) arising in the ordinary course of business from the sale of goods or services, all collateral securing such accounts receivable, all contracts and contract rights and all guarantees or other obligations in respect of such accounts receivable, all proceeds of such accounts receivable and other assets (including contract rights) which are of the type customarily transferred or in respect of which security interests are customarily granted in connection with securitizations of accounts receivable and which are sold, conveyed, contributed, assigned, pledged or otherwise transferred by such Group Member to a Securitization Subsidiary.
“Securitization Repurchase Obligation” means any obligation of a seller of Securitization Assets in a Qualified Securitization Financing to repurchase Securitization Assets arising as a result of a breach of a representation, warranty or covenant with respect to such Securitization Assets, including as a result of a receivable or portion thereof becoming subject to any asserted defense, dispute, off set, counterclaim or other dilution of any kind as a result of any action taken by, any failure to take action by or any other event relating to the seller, but in each case, not as a result of such receivable being or becoming uncollectible for credit reasons.
“Securitization Subsidiary” means a Wholly-Owned Subsidiary of the U.S. Borrower (or another Person formed for the purposes of engaging in a Qualified Securitization Financing in which any Group Member makes an investment and to which such Group Member transfers, contributes, sells, conveys or grants a security interest in Securitization Assets) that engages in no activities other than in connection with the acquisition and/or financing of Securitization Assets of the Group, all

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proceeds thereof and all rights (contingent and other), collateral and other assets relating thereto, and any business or activities incidental or related to such business, and which is designated by the Board of Directors of the U.S. Borrower (or a duly authorized committee thereof) or such other Person (as provided below) as a Securitization Subsidiary and (a) no portion of the Indebtedness or any other obligations (contingent or otherwise) of which (i) is guaranteed by any Group Member, other than another Securitization Subsidiary (excluding guarantees of obligations (other than the principal of, and interest on, Indebtedness) pursuant to Standard Securitization Undertakings), (ii) is recourse to or obligates any Group Member, other than another Securitization Subsidiary, in any way other than pursuant to Standard Securitization Undertakings or (iii) subjects any property or asset (other than Securitization Assets) of any Group Member, other than another Securitization Subsidiary, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings, (b) with which no Group Member, other than another Securitization Subsidiary, has any material contract, agreement, arrangement or understanding other than (i) the applicable receivables purchase agreements and related agreements, in each case, having reasonably customary terms, or (ii) on terms which the U.S. Borrower reasonably believes to be no less favorable to the applicable Group Member than those that might be obtained at the time from Persons that are not Affiliates of the Group and (c) to which no Group Member other than another Securitization Subsidiary, has any obligation to maintain or preserve such entity’s financial condition or cause such entity to achieve certain levels of operating results. Any such designation by the Board of Directors of the U.S. Borrower (or a duly authorized committee thereof) or such other Person shall be evidenced to the Administrative Agent by delivery to the Administrative Agent of a certified copy of the resolution of the Board of Directors of the U.S. Borrower (or a duly authorized committee thereof) or such other Person giving effect to such designation and a certificate executed by an Authorized Officer certifying that such designation complied with the foregoing conditions.
“Security Documents” means, when and if executed, the Pledge and Security Agreement and all other instruments, documents and agreements delivered by the U.S. Borrower or any Guarantor pursuant to this Agreement or any of the other Loan Documents in order to grant to the Collateral Agent, for the benefit of the Guaranteed Parties, a lien on any assets or property of the U.S. Borrower or that Guarantor as security for all or certain of the Obligations.
“Seller’s Retained Interests” means the debt or Equity Interests held by any Group Member in a Securitization Subsidiary to which Securitization Assets have been transferred, including any such debt or equity received as consideration for or as a portion of the purchase price for the Securitization Assets transferred, or any other instrument through which such Group Member has rights to or receives distributions in respect of any residual or excess interest in the Securitization Assets.
“Series” has the meaning set forth in Section 2.24.
“Solvency Certificate” means a Solvency Certificate of the Financial Officer substantially in the form of Exhibit E‑2.

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“Solvent” means, with respect to the Group on a consolidated basis, that as of the date of determination, (a) the sum of the Group’s debt (including contingent liabilities) does not exceed the present fair saleable value of the Group’s present assets; (b) the Group’s capital is not unreasonably small in relation to its business as of the date of determination; and (c) the Group has not incurred and does not intend to incur, or believe (nor should it reasonably believe) that it will incur, Indebtedness beyond its ability to pay such Indebtedness as they become due (whether at maturity or otherwise). For purposes of this definition, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability (irrespective of whether such contingent liabilities meet the criteria for accrual under Statement of Financial Accounting Standard No. 5).
“Springing Lien Period” means the period from and after the date on which a Springing Lien Trigger Event occurs and the U.S. Borrower and the Subsidiary Guarantors have complied with Section 5.13 to but excluding the Guarantee Release Date.
“Springing Lien Trigger Event” means the Public Debt Rating is (1) a rating of BB+ (or the equivalent) or lower by S&P and (2) a rating of Ba1 (or the equivalent) or lower by Moody’s.
“Standard Securitization Undertakings” means representations, warranties, covenants, Securitization Repurchase Obligations and indemnities entered into by any Group Member that are reasonably customary in accounts receivable securitization transactions.
“Subject Acquisition” means any acquisition by the U.S. Borrower and/or any of its Wholly‑Owned Subsidiaries of, or any transaction that results in the U.S. Borrower and/or any of its Wholly-Owned Subsidiaries owning, whether by purchase, merger, exclusive inbound license, transfer of rights under copyright or otherwise, all or substantially all of the assets of, all of the Equity Interests of, or a business line or unit or a division of, any Person.
“Subsidiary” means, with respect to any Person, any corporation, partnership, limited liability company, association, joint venture or other business entity of which more than 50.0% of the total voting power of shares of stock or other ownership interests entitled (without regard to the occurrence of any contingency) to vote in the election of the Person or Persons (whether directors, managers, trustees or other Persons performing similar functions) having the power to direct or cause the direction of the management and policies thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof; provided, that in determining the percentage of ownership interests of any Person controlled by another Person, no ownership interest in the nature of a “qualifying share” of the former Person shall be deemed to be outstanding; provided, further, that for purposes of Article IV and Article V, no Securitization Subsidiary shall be considered a Subsidiary of the U.S. Borrower; provided, further, that, notwithstanding anything contained herein or otherwise, for purposes of this Agreement and any other Loan Document, the CKI Trust shall not be considered a Subsidiary of the U.S. Borrower; and provided, further, that, unless the context otherwise requires, a Subsidiary shall mean a direct or indirect Subsidiary of the U.S. Borrower.

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“Subsidiary Guarantor” means each U.S. Subsidiary that is a Wholly-Owned Subsidiary and has become a party hereto as a Guarantor; provided that, in no event shall any of the following Persons be required to become a Subsidiary Guarantor:
(a)    Immaterial Subsidiaries;
(b)    any Subsidiary that is prohibited by applicable law, rule, regulation or contract (with respect to any such contractual restriction, only to the extent existing on the Closing Date or on the date the applicable Person becomes a direct or indirect Subsidiary of the U.S. Borrower so long as such contractual restriction was not created in contemplation of the provisions of a Guaranty) from guaranteeing the Obligations hereunder or which would require governmental (including regulatory) consent, approval, license or authorization to provide a Guaranty (unless such consent, approval, license or authorization has been received);
(c)    any Subsidiary that becomes a Subsidiary after the Closing Date for which the provision of a Guaranty could reasonably be expected to result in a material adverse tax consequence to the U.S. Borrower or one of its subsidiaries as determined in good faith by the U.S. Borrower;
(d)    any Subsidiary that owns, directly, or indirectly, no material assets other than the Equity Interests (or Equity Interests and Indebtedness) of one or more Foreign Subsidiaries; or
(e)    any Securitization Subsidiary;
provided, further, that after the Guarantee Release Date, upon written notice by the U.S. Borrower to the Administrative Agent, any U.S. Subsidiary that has been released from its Guaranty shall not be a Subsidiary Guarantor hereunder (unless the Borrower Representative has elected, at its option, to cause such U.S. Subsidiary to be a Subsidiary Guarantor hereunder).
“Swap Obligation” means, with respect to any Loan Party, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.
“Swing Line Lender” means each of the Canadian Swing Line Lender, the European Swing Line Lender and the U.S. Swing Line Lender, as applicable.
“Swing Line Loan” means a Canadian Swing Line Loan, a European Swing Line Loan or a U.S. Swing Line Loan, as applicable, as applicable.
“Swing Line Note” means a promissory note substantially in the form of Exhibit B‑3, as it may be amended, restated, supplemented or otherwise modified from time to time.
“Swiss Francs” means the lawful currency of Switzerland.
“Syndication Agents” has the meaning specified in the preamble hereto.

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“Tax” means any present or future tax, levy, impost, duty, assessment, charge, fee, deduction or withholding (and interest, fines, penalties and additions related thereto) of any nature and whatever called, imposed, levied, collected, withheld or assessed by any Governmental Authority.
“Term Loan” means a Tranche A Dollar Term Loan, a Tranche A Euro Term Loan and an Incremental Term Loan.
“Term Loan Commitment” means the Tranche A Dollar Term Loan Commitment or the Tranche A Euro Term Loan Commitment of a Lender, and “Term Loan Commitments” means such Commitments of all Lenders.
“Term Loan Maturity Date” means the Tranche A Dollar Term Loan Maturity Date, the Tranche A Euro Term Loan Maturity Date and the Term Loan Maturity Date of any Series of Incremental Term Loans.
“Terminated Lender” has the meaning set forth in Section 2.23.
“Total Utilization of Canadian Revolving Commitments” means, as at any date of determination, the Foreign Currency Equivalent of the sum of (i) the aggregate principal amount of all outstanding Canadian Revolving Loans (other than Canadian Revolving Loans made for the purpose of repaying any Refunded Swing Line Loans or reimbursing the applicable Issuing Bank for any amount drawn under any Canadian Letter of Credit, but not yet so applied), (ii) the aggregate principal amount of all outstanding Canadian Swing Line Loans and (iii) the Canadian Letter of Credit Usage.
“Total Utilization of European Revolving Commitments” means, as at any date of determination, the Euro Equivalent of the sum of (i) the aggregate principal amount of all outstanding European Revolving Loans (other than European Revolving Loans made for the purpose of repaying any Refunded Swing Line Loans or reimbursing the applicable Issuing Bank for any amount drawn under any European Letter of Credit, but not yet so applied) (ii) the aggregate principal amount of all outstanding European Swing Line Loans and (iii) the European Letter of Credit Usage.
“Total Utilization of Hong Kong Revolving Commitments” means, as at any date of determination, the Dollar Equivalent of the aggregate principal amount of all outstanding Hong Kong Revolving Loans.
“Total Utilization of U.S. Revolving Commitments” means, as at any date of determination, the Dollar Equivalent of the sum of (i) the aggregate principal amount of all outstanding U.S. Revolving Loans (other than U.S. Revolving Loans made for the purpose of repaying any Refunded Swing Line Loans or reimbursing the applicable Issuing Bank for any amount drawn under any U.S. Letter of Credit, but not yet so applied), (ii) the aggregate principal amount of all outstanding U.S. Swing Line Loans and (iii) the U.S. Letter of Credit Usage.
“Tranche A Dollar Term Loan” means a Tranche A Term Loan made by a Lender to the U.S. Borrower in Dollars on the Closing Date pursuant to Section 2.01(a). The aggregate amount of Tranche A Dollar Term Loans as of the Closing Date after giving effect to the making thereof, is $1,093,230,000.

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“Tranche A Dollar Term Loan Commitment” means the commitment of a Lender to make or otherwise to fund a Tranche A Term Loan in Dollars. The amount of each Lender’s Tranche A Dollar Term Loan Commitment as of the Closing Date, if any, is set forth on Schedule 2.01(a) or in the applicable Assignment Agreement, subject to any adjustment or reduction pursuant to the terms and conditions hereof.
“Tranche A Dollar Term Loan Exposure” means, with respect to any Lender, as of any date of determination, the outstanding principal amount of the Tranche A Dollar Term Loans of such Lender; provided, that at any time prior to the making of the Tranche A Dollar Term Loans, the Tranche A Dollar Term Loan Exposure of any Lender shall be equal to such Lender’s Tranche A Dollar Term Loan Commitment.
“Tranche A Dollar Term Loan Maturity Date” means, the earlier of (i) the fifth anniversary of the Closing Date, which date is April 29, 2024, and (ii) the date on which all Tranche A Dollar Term Loans shall become due and payable in full hereunder, whether by acceleration or otherwise.
“Tranche A Euro Term Loan” means a Tranche A Term Loan made by a Lender to the European Borrower in Euros on the Closing Date pursuant to Section 2.01(a) denominated in Euros. The aggregate amount of Tranche A Euro Term Loans as of the Closing Date after giving effect to the making thereof, is €500,000,000.
“Tranche A Euro Term Loan Commitment” means the commitment of a Lender to make or otherwise to fund a Tranche A Euro Term Loan. The amount of each Lender’s Tranche A Euro Term Loan Commitment as of the Closing Date, if any, is set forth on Schedule 2.01(a) or in the applicable Assignment Agreement, subject to any adjustment or reduction pursuant to the terms and conditions hereof.
“Tranche A Euro Term Loan Exposure” means, with respect to any Lender, as of any date of determination, the outstanding principal amount of the Tranche A Euro Term Loans of such Lender; provided, that at any time prior to the making of the Tranche A Euro Term Loans, the Tranche A Euro Term Loan Exposure of any Lender shall be equal to such Lender’s Tranche A Euro Term Loan Commitment.
“Tranche A Euro Term Loan Maturity Date” means, the earlier of (i) the fifth anniversary of the Closing Date, which date is April 29, 2024, and (ii) the date on which all Tranche A Euro Term Loans shall become due and payable in full hereunder, whether by acceleration or otherwise.
“Tranche A Term Loan” means Loans made by a Lender in respect of its Tranche A Dollar Term Loan Commitment to the U.S. Borrower and/or its Tranche A Euro Term Loan Commitment to the European Borrower pursuant to Section 2.01 and/or Section 2.24.
“Tranche A Term Loan Exposure” means Tranche A Dollar Term Loan Exposure and Tranche A Euro Term Loan Exposure.
“Tranche A Term Loan Note” means a promissory note substantially in the form of Exhibit B‑1, as it may be amended, restated, supplemented or otherwise modified from time to time.

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“Transactions” means the execution, delivery and performance by the Loan Parties of this Agreement and the other Loan Documents, the borrowing of Loans and other Credit Extensions, the use of the proceeds thereof and the issuance of Letters of Credit hereunder, the repayment or refinancing of Indebtedness under the Existing Credit Agreement, all transactions in connection with or related to the foregoing and the payment of fees, costs and expenses relating to each of the foregoing.
“Treasury Transaction” means any derivative transaction entered into in connection with protection against or benefit from fluctuation in any rate or price and not for speculative purposes.
“Type of Loan” means (i) with respect to either Term Loans or Revolving Loans, a Base Rate Loan, a Eurocurrency Rate Loan or a Canadian Prime Rate Loan and (ii) with respect to Swing Line Loans, a Base Rate Loan, a Canadian Prime Rate Loan or an Euro Overnight Index Average Rate Loan.
“UCC” means the Uniform Commercial Code (or any similar or equivalent legislation) as in effect in any applicable jurisdiction.
“UCP” means, with respect to any commercial Letter of Credit, the “Uniform Customs and Practice for Documentary Credits” published by the International Chamber of Commerce as Publication No. 600 (or such later version thereof as may be in effect at the time of issuance of such commercial Letter of Credit).
“UK” means the United Kingdom.
“Unrestricted Cash” means, with respect to any Person, as of any date of determination, cash or cash equivalents of such Person and its Subsidiaries that would not appear as “restricted”, in accordance with GAAP, on a consolidated balance sheet of such Person and its Subsidiaries as of such date.
“U.S. Borrower” has the meaning specified in the preamble hereto.
“U.S. Issuing Bank” means an Issuing Bank that has agreed to issue U.S. Letters of Credit.
“U.S. Lender” has the meaning set forth in Section 2.20(c).
“U.S. Letter of Credit” means any commercial or standby letter of credit issued or to be issued by an Issuing Bank for the account of the U.S. Borrower or any of its Subsidiaries pursuant to Section 2.04(a)(i) of this Agreement, and any letter of credit issued and outstanding as of the Closing Date and designated by the Borrower Representative as a “U.S. Letter of Credit” pursuant to a written notice delivered to the Administrative Agent on or prior to the Closing Date; provided that the issuer thereof is a Revolving Lender hereunder. Each such letter of credit so designated shall be deemed to constitute a U.S. Letter of Credit and a Letter of Credit issued hereunder on the Closing Date for all purposes under this Agreement and the other Loan Documents.
“U.S. Letter of Credit Sublimit” means (a) the lesser of (i) $75,000,000 and (ii) the aggregate unused amount of the U.S. Revolving Commitments then in effect and (b) as to any Issuing Bank (i) listed on Schedule 2.04(b), an amount equal to the amount set forth opposite such Issuing Bank’s name under the column “U.S. Letter of Credit Sublimit” on Schedule 2.04(b) (provided that such Issuing

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Bank may, in its sole discretion, agree to issue U.S. Letters of Credit in excess of such amount) and (ii) not listed on Schedule 2.04(b), an amount agreed by such Issuing Bank in its sole discretion.
“U.S. Letter of Credit Usage” means, as at any date of determination, the sum of (i) the maximum aggregate amount which is, or at any time thereafter may become, available for drawing under all U.S. Letters of Credit then outstanding, and (ii) the aggregate amount of all drawings under U.S. Letters of Credit honored by an Issuing Bank and not theretofore reimbursed by or on behalf of the U.S. Borrower.
“U.S. LIBO Rate” has the meaning set forth in the definition of “Eurocurrency Rate”.
“U.S. Loan” means a Tranche A Dollar Term Loan and/or a U.S. Revolving Loan, as applicable.
“U.S. Refunded Swing Line Loans” has the meaning set forth in Section 2.03(b)(iv).
“U.S. Revolving Commitment” means the commitment of a Lender to make or otherwise fund any U.S. Revolving Loan and to acquire participations in U.S. Letters of Credit and Swing Line Loans hereunder and “U.S. Revolving Commitments” means such Commitments of all Lenders in the aggregate. The amount of each Lender’s U.S. Revolving Commitment, if any, is set forth on Schedule 2.02 or in the applicable Assignment Agreement or Joinder Agreement, as applicable, subject to any adjustment or reduction pursuant to the terms and conditions hereof. The aggregate amount of the U.S. Revolving Commitments as of the Closing Date is $675,000,000.
“U.S. Revolving Commitment Period” means the period from and including the Closing Date to but excluding the U.S. Revolving Commitment Termination Date.
“U.S. Revolving Commitment Termination Date” means the earliest to occur of (i) the fifth anniversary of the Closing Date, which date is April 29, 2024, (ii) the date such U.S. Revolving Commitments are permanently reduced to zero pursuant to Section 2.13(b) or Section 2.14 and (iii) the date of the termination of such U.S. Revolving Commitments pursuant to Section 8.01; provided, that if any of the U.S. Revolving Commitments are extended pursuant to Section 2.26, the U.S. Revolving Commitment Termination Date relating to such extended U.S. Revolving Commitments will be extended pursuant to Section 2.26.
“U.S. Revolving Exposure” means, with respect to any Lender as of any date of determination, (i) prior to the termination of such Lender’s U.S. Revolving Commitments, that Lender’s U.S. Revolving Commitment; and (ii) after the termination of such Lender’s U.S. Revolving Commitments, the sum of (a) the aggregate outstanding principal amount of the U.S. Revolving Loans of that Lender, (b) in the case of an Issuing Bank, the aggregate U.S. Letter of Credit Usage in respect of all U.S. Letters of Credit issued by such Issuing Bank (net of any participations by Lenders in such U.S. Letters of Credit), (c) the aggregate amount of all participations by that Lender in any outstanding U.S. Letters of Credit or any unreimbursed drawing under any U.S. Letter of Credit, (d) in the case of the U.S. Swing Line Lender, the aggregate outstanding principal amount of all U.S. Swing Line Loans (net of any participations therein by other Lenders), and (e) the aggregate amount of all participations therein by that Lender in any outstanding U.S. Swing Line Loans.

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“U.S. Revolving Loan” means Loans made by a Lender in respect of its U.S. Revolving Commitment to the U.S. Borrower pursuant to Section 2.02(a) and/or Section 2.24.
“U.S. Subsidiary” means any Subsidiary other than a Foreign Subsidiary.
“U.S. Swing Line Lender” means Barclays in its capacity as the U.S. Swing Line Lender hereunder, together with its permitted successors and assigns in such capacity.
“U.S. Swing Line Loan” means a Loan made by the U.S. Swing Line Lender to the U.S. Borrower pursuant to Section 2.03(a)(i).
“U.S. Swing Line Sublimit” means the lesser of (i) $50,000,000 and (ii) the aggregate unused amount of U.S. Revolving Commitments then in effect.
“Valuation Date” means (i) the date two Business Days prior to the making, continuing or converting of any Revolving Loan or the date of issuance or continuation of any Letter of Credit and (ii) any other date designated by the Administrative Agent or Issuing Bank.
“Voting Stock” has the meaning set forth in the definition of “Change of Control”.
“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing: (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment by (ii) the then outstanding principal amount of such Indebtedness.
“Wholly-Owned Subsidiary” means, with respect to any Person, any other Person all of the Equity Interests of which (other than (x) directors’ qualifying shares and (y) shares issued to foreign nationals to the extent required by applicable law) are owned by such Person directly and/or indirectly through other wholly-owned Subsidiaries of such Person.
“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.
Section 1.02    Accounting Terms. Except as otherwise expressly provided herein, all accounting terms not otherwise defined herein shall have the meanings assigned to them in conformity with GAAP. Financial statements and other information required to be delivered by the Borrower Representative to Lenders pursuant to Sections 5.08(a) and 5.08(b) shall be prepared in accordance with GAAP as in effect at the time of such preparation (and delivered together with the reconciliation statements provided for thereunder, if applicable). Subject to the foregoing, calculations in connection with the definitions, covenants and other provisions hereof shall utilize accounting principles and policies in material conformity with GAAP; provided, that if a change in GAAP would materially change the calculation of the financial covenants, standards or terms of this Agreement, (i) the Borrower Representative shall provide prompt notice of such change to the Administrative Agent and (ii) the Borrower Representative or the Administrative Agent may request

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that such calculations continue to be made in accordance with GAAP without giving effect to such change (in which case the Borrower Representative, the Administrative Agent and the Lenders agree to negotiate in good faith to amend the provisions hereof to eliminate the effect of such change in GAAP, but until such amendment is entered into, the calculations shall be made in accordance with GAAP without giving effect to such change).
Section 1.03    Interpretation, Etc. Any of the terms defined herein may, unless the context otherwise requires, be used in the singular or the plural, depending on the reference. References herein to any Article, Section, Schedule or Exhibit shall be to an Article, a Section, a Schedule or an Exhibit, as the case may be, hereof unless otherwise specifically provided. The use herein of the word “include” or “including”, when following any general statement, term or matter, shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not non-limiting language (such as “without limitation” or “but not limited to” or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that fall within the broadest possible scope of such general statement, term or matter. The word “will” shall be construed to have the same meaning and effect as the word “shall”; and the words “asset” and “property” shall be construed as having the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights. The terms lease and license shall include sub-lease and sub-license, as applicable. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. Except as otherwise expressly provided herein or therein, any reference in this Agreement or any other Loan Document to any agreement, document or instrument shall mean such agreement, document or instrument as amended, restated, supplemented or otherwise modified from time to time, in each case, in accordance with the express terms of this Agreement or such Loan Document. For all purposes under the Loan Documents, in connection with any division or “plan of division” under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its Equity Interests at such time.
Section 1.04    Exchange Rates; Currency Equivalents; Basket Calculations.
(a)    The Administrative Agent or the Issuing Bank, as applicable, shall determine the Exchange Rates as of each Valuation Date to be used for calculating Euro Equivalent, Foreign Currency Equivalent and Dollar Equivalent amounts of Credit Extensions and amounts outstanding hereunder denominated in other Approved Currencies. Such Exchange Rates shall become effective as of such Valuation Date and shall be the Exchange Rates employed in converting any amounts between the applicable currencies until the next Valuation Date to occur. Except for purposes of financial statements delivered by the Borrower Representative hereunder or except as otherwise provided herein, the applicable amount of any currency (other than Dollars) for purposes of the Loan Documents shall be the Dollar Equivalent of such currency as so determined by the Administrative Agent or the Issuing Bank, as applicable.

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(b)    Whenever in this Agreement in connection with a borrowing, conversion, continuation or prepayment of a Eurocurrency Rate Loan or a Canadian Prime Rate Loan or the issuance, amendment or extension of a Letter of Credit, an amount, such as a required minimum or multiple amount, is expressed in Dollars or Euros, but such borrowing, Eurocurrency Rate Loan, Canadian Prime Rate Loan or Letter of Credit is denominated in another Approved Currency, such amount shall be the relevant Foreign Currency Equivalent of such Dollar or Euro amount (rounded to the nearest unit of such other Approved Currency, with 0.5 or a unit being rounded upward), as determined by the Administrative Agent or the Issuing Bank, as the case may be.
(c)    Notwithstanding the foregoing, for purposes of determining compliance with Sections 6.01, 6.02, and 6.03, (i) with respect to any amount of (w) cash on deposit, (x) the incurrence of Liens, (y) the conveyance, transfer, lease, or disposition of assets or (z) the incurrence of Indebtedness (each, a “Covenant Transaction”) in a currency other than Dollars, no Default or Event of Default shall be deemed to have occurred solely as a result of changes in rates of exchange occurring after the time such Covenant Transaction is incurred or made, and (ii) with respect to any Covenant Transaction incurred or made in reliance on a provision that makes reference to a percentage of Consolidated Net Worth, no Default or Event of Default shall be deemed to have occurred solely as a result of changes in the amount of Consolidated Net Worth occurring after the time such Covenant Transaction is incurred or made in reliance on such provision.
(d)    For purposes of determining compliance with the Net Leverage Ratio, the amount of any Indebtedness denominated in any currency other than Dollars will be converted into Dollars based on the relevant currency exchange rate in effect on the date of the financial statements on which the applicable Consolidated EBITDA is calculated. For purposes of determining compliance with Sections 6.01, 6.02, and 6.03, with respect to the amount of any Covenant Transaction in a currency other than Dollars, such amount (i) if incurred or made in reliance on a fixed Dollar basket, will be converted into Dollars based on the relevant currency exchange rate in effect on the Closing Date, and (ii) if incurred in reliance on a percentage basket, will be converted into Dollars based on the relevant currency exchange rate in effect on the date such Covenant Transaction is incurred or made and such percentage basket will be measured at the time such Covenant Transaction is incurred or made.
(e)    For the avoidance of doubt, in the case of a Loan denominated in an Approved Currency other than Dollars, except as expressly provided herein, all interest and fees shall accrue and be payable thereon based on the actual amount outstanding in such Approved Currency (without any translation into the Dollar Equivalent thereof).
(f)    If at any time on or following the Closing Date all of the Participating Member States that had adopted the Euro as their lawful currency on or prior to the Closing Date cease to have the Euro as their lawful national currency unit, then the U.S. Borrower, the Administrative Agent, and the Lenders will negotiate in good faith to amend the Loan Documents to (a) follow any generally accepted conventions and market practice with respect to redenomination of obligations originally denominated in Euro, and (b) otherwise appropriately reflect the change in currency.

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Section 1.05    Dutch Terms. In this Agreement, where it relates to the European Borrower, a reference to:
(a)    a necessary action to authorize where applicable, includes without limitation: any action requires to comply with the Dutch Works Councils Act (Wet op de ondernemingsraden) ;
(b)    gross negligence means grove schuld;
(c)    willful misconduct means opzet;
(d)    a dissolution includes a Dutch entity being dissolved (ontbonden);
(e)    a moratorium includes surseance van betaling and granted a moratorium includes surseance verleend;
(f)    any step or procedure taken in connection with insolvency proceedings includes a Dutch entity having filed a notice under Section 36 of the 1990 Dutch Tax Collection Act (Invorderingswet 1990);
(g)    a receiver includes a curator;
(h)    an administrator includes a bewindvoerder; and
(i)    an attachment includes a beslag.
Section 1.06    Additional Other Foreign Currencies, Approved Issuing Currencies.
(a)    The Borrower Representative may from time to time request that European Revolving Loans be made and/or European Letters of Credit be issued in a currency other than those specifically listed in the definition of “Other Foreign Currencies”; provided that such requested currency is a lawful currency that is readily transferable and readily convertible into Euro in the relevant interbank market.  Such request shall be subject to the approval of the Administrative Agent and each of the Revolving Lenders with European Revolving Commitments; and in the case of any such request with respect to the issuance of European Letters of Credit, such request shall be subject to the approval of the Administrative Agent and applicable Issuing Banks (any such approved issuing currency with respect to the issuance of European Letters of Credit, an “Approved Issuing Currency”). It being acknowledged and agreed that any currency appearing on Schedule 2.04(a) as of the Closing Date shall, solely with respect to the applicable European Letter of Credit listed thereon, be deemed to be an Approved Issuing Currency.
(b)    Any such request shall be made to the Administrative Agent not later than 11:00 a.m. (New York time), ten (10) Business Days prior to the date of the desired European Revolving Loan or the issuance of the applicable European Letter of Credit (or such shorter period as may be agreed by the Administrative Agent and, in the case of any such request pertaining to European Letters of Credit, the applicable Issuing Lender, in its or their sole discretion).  In the case of any such request pertaining to European Revolving Loans, the Administrative Agent shall promptly notify each Revolving Lender with European Revolving Commitments thereof; and in the case of any such

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request pertaining to European Letters of Credit, the Administrative Agent shall promptly notify the applicable Issuing Bank thereof. Each such Revolving Lender or such applicable Issuing Bank shall notify the Administrative Agent, not later than 11:00 a.m. (New York time), five (5) Business Days after receipt of such request (or such other time or date as may be agreed by the Administrative Agent in its sole discretion and notified to such Revolving Lenders or Issuing Bank, as applicable), whether it consents, in its sole discretion, to the making of European Revolving Loans or the issuance of European Letters of Credit, as the case may be, in such requested currency.
(c)    Any failure by a Revolving Lender with European Revolving Commitments or an Issuing Bank, as the case may be, to respond to such request within the time period specified in the preceding sentence shall be deemed to be a refusal by such Revolving Lender or Issuing Bank, as the case may be, to permit European Revolving Loans to be made or European Letters of Credit to be issued in such requested currency.  If the Administrative Agent and all the Revolving Lenders with European Revolving Commitments consent to making European Revolving Loans in such requested currency, the Administrative Agent shall so notify the Borrower Representative and such currency shall thereupon be deemed for all purposes to be an Other Foreign Currency hereunder for purposes of any European Revolving Loan; and if the Administrative Agent and the applicable Issuing Bank consent to the issuance of European Letters of Credit in such requested currency, the Administrative Agent shall so notify the Borrower Representative and such currency shall thereupon be deemed for all purposes to be an Other Foreign Currency hereunder for purposes of any European Letter of Credit issuances by such Issuing Bank, provided that if such currency request is solely with respect to European Letters of Credit, such currency shall solely be deemed an Approved Issuing Currency (and not an Other Foreign Currency).  If the Administrative Agent shall fail to obtain consent to any request for an additional currency under this Section 1.06, the Administrative Agent shall promptly so notify the Borrower Representative.
ARTICLE II.
LOANS AND LETTERS OF CREDIT
Section 2.01    Tranche A Term Loans.
(a)    Term Loan Commitments. Subject to the terms and conditions hereof, each Lender severally agrees to make, on the Closing Date, (i) a Tranche A Dollar Term Loan to the U.S. Borrower in Dollars in an amount equal to its Tranche A Dollar Term Loan Commitment and (ii) a Tranche A Euro Term Loan to the European Borrower in Euros and in an amount equal to its Tranche A Euro Term Loan Commitment. Each of the U.S. Borrower and European Borrower may make only one borrowing under the applicable Term Loan Commitments, which shall be on the Closing Date. Any amount borrowed under this Section 2.01(a) and subsequently repaid or prepaid may not be reborrowed. Subject to Sections 2.12 and 2.13(a), all amounts owed hereunder with respect to the Tranche A Term Loans shall be paid in full no later than the applicable Term Loan Maturity Date. Each Lender’s Term Loan Commitment shall terminate immediately and without further action on the Closing Date after giving effect to the funding of such Lender’s Tranche A Term Loans on such date.
(b)    Borrowing Mechanics for Term Loans on Closing Date. Upon receipt of the applicable Borrowing Notice, each Lender shall make its Term Loans available to the Administrative

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Agent not later than 9:00 a.m. (New York City time) on the Closing Date by wire transfer of same day funds in Dollars or Euros, as the case may be, at the Principal Office designated by the Administrative Agent. The Administrative Agent shall make the proceeds of such Term Loans available to the applicable Borrower on the Closing Date by causing an amount of same day funds in Dollars or Euros, as the case may be, equal to the proceeds of all such Loans received by the Administrative Agent from Lenders to be credited to such account as may be designated in writing to the Administrative Agent by the Borrower Representative.
Section 2.02    Revolving Loans.
(a)    U.S. Revolving Commitments. During the U.S. Revolving Commitment Period, subject to the terms and conditions hereof, each Lender severally agrees to make U.S. Revolving Loans to the U.S. Borrower in an aggregate amount up to but not exceeding such Lender’s U.S. Revolving Commitment; provided, that after giving effect to the making of any U.S. Revolving Loans in no event shall the Total Utilization of U.S. Revolving Commitments exceed the U.S. Revolving Commitments then in effect. Loans in respect of the U.S. Revolving Commitments shall be drawn in Dollars. Amounts borrowed pursuant to this Section 2.02(a) may be repaid and reborrowed during the applicable Revolving Commitment Period. Each Lender’s U.S. Revolving Commitments shall expire on the U.S. Revolving Commitment Termination Date and all U.S. Revolving Loans extended with respect to such U.S. Revolving Commitments and all other amounts owed hereunder with respect to the U.S. Revolving Loans and the U.S. Revolving Commitments shall be paid in full no later than such date.
(b)    European Revolving Commitments. During the European Revolving Commitment Period, subject to the terms and conditions hereof, each Lender severally agrees to make European Revolving Loans to the European Borrower in an aggregate amount up to but not exceeding such Lender’s European Revolving Commitment; provided, that after giving effect to the making of any European Revolving Loans in no event shall the Total Utilization of European Revolving Commitments exceed the European Revolving Commitments then in effect. Loans in respect of the European Revolving Commitments may be drawn in Euros or an Other Foreign Currency, as specified in the Borrowing Notice. Amounts borrowed pursuant to this Section 2.02(b) may be repaid and reborrowed during the applicable Revolving Commitment Period. Each Lender’s European Revolving Commitments shall expire on the European Revolving Commitment Termination Date and all European Revolving Loans and all other amounts owed hereunder with respect to the European Revolving Loans and the European Revolving Commitments shall be paid in full no later than such date.
(c)    Canadian Revolving Commitments. During the Canadian Revolving Commitment Period, subject to the terms and conditions hereof, each Lender severally agrees to make Canadian Revolving Loans to the U.S. Borrower in an aggregate amount up to but not exceeding such Lender’s Canadian Revolving Commitment; provided, that after giving effect to the making of any Canadian Revolving Loans in no event shall the Total Utilization of Canadian Revolving Commitments exceed the Canadian Revolving Commitments then in effect. Loans in respect of the Canadian Revolving Commitments may be drawn in Dollars or Canadian Dollars, as specified in the Borrowing Notice. Amounts borrowed pursuant to this Section 2.02(c) may be repaid and reborrowed during the applicable Revolving Commitment Period. Each Lender’s Canadian Revolving Commitments shall

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expire on the Canadian Revolving Commitment Termination Date and all Canadian Revolving Loans and all other amounts owed hereunder with respect to the Canadian Revolving Loans and such Canadian Revolving Commitments shall be paid in full no later than such date.
(d)    Hong Kong Revolving Commitments. During the Hong Kong Revolving Commitment Period, subject to the terms and conditions hereof, each Lender severally agrees to make Hong Kong Revolving Loans to the Hong Kong Borrower in an aggregate amount up to but not exceeding such Lender’s Hong Kong Revolving Commitment; provided, that after giving effect to the making of any Hong Kong Revolving Loans in no event shall the Total Utilization of Hong Kong Revolving Commitments exceed the Hong Kong Revolving Commitments then in effect. Loans in respect of the Hong Kong Revolving Commitments may be drawn in Dollars or Hong Kong Dollars, as specified in the Borrowing Notice. Amounts borrowed pursuant to this Section 2.02(d) may be repaid and reborrowed during the applicable Revolving Commitment Period. Each Lender’s Hong Kong Revolving Commitments shall expire on the Hong Kong Revolving Commitment Termination Date and all Hong Kong Revolving Loans extended with respect to such Hong Kong Revolving Commitments and all other amounts owed hereunder with respect to the Hong Kong Revolving Loans and the Hong Kong Revolving Commitments shall be paid in full no later than such date.
(e)    Borrowing Mechanics for Revolving Loans.
(i)    Except pursuant to Section 2.04(d), (x) U.S. Revolving Loans that are Base Rate Loans, Canadian Revolving Loans that are Base Rate Loans or Canadian Prime Rate Loans and Hong Kong Revolving Loans that are Base Rate Loans shall be made in a minimum amount of $5,000,000 (or, with regard to Loans denominated in Canadian Dollars, the applicable Foreign Currency Equivalent) and integral multiples of $1,000,000 (or, with regard to Loans denominated in Canadian Dollars, the applicable Foreign Currency Equivalent) in excess of that amount, (y) U.S. Revolving Loans, Canadian Revolving Loans and Hong Kong Revolving Loans that are Eurocurrency Rate Loans shall be in a minimum amount of $1,000,000 (or, with regard to Loans denominated in Canadian Dollars or Hong Kong Dollars, the applicable Foreign Currency Equivalent) and integral multiples of $1,000,000 (or, with regard to Loans denominated in Canadian Dollars or Hong Kong Dollars, the applicable Foreign Currency Equivalent) in excess of that amount and (z) European Revolving Loans shall be in a minimum amount of €1,000,000 (or, with regard to Loans denominated in Other Foreign Currencies, the applicable Foreign Currency Equivalent) and integral multiples of €1,000,000 (or, with regard to Loans denominated in Other Foreign Currencies, the applicable Foreign Currency Equivalent) in excess of that amount.
(ii)    Whenever the U.S. Borrower desires that Lenders make Revolving Loans to it, it shall deliver to the Administrative Agent a fully executed Borrowing Notice no later than 11:00 a.m. (New York City time) (x) at least three Business Days in advance of the proposed Credit Date in the case of a Eurocurrency Rate Loan denominated in Dollars or Canadian Dollars and (y) at least one Business Day in advance of the proposed Credit Date in the case of a Revolving Loan that is a Base Rate Loan denominated in Dollars or a Revolving Loan that is a Canadian Prime Rate Loan denominated in Canadian Dollars. Whenever the European Borrower desires that Lenders make European Revolving Loans, it shall deliver to the

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Administrative Agent a fully executed Borrowing Notice no later than 11:00 a.m. (New York City time) (x) at least three Business Days in advance of the proposed Credit Date in the case of European Revolving Loans denominated in Euro or Pounds Sterling, (y) at least four Business Days in advance of the proposed Credit Date in the case of European Revolving Loans denominated in Swiss Francs and (z) at least five Business Days in advance of the proposed Credit Date in the case of European Revolving Loans denominated in Australian Dollars or Japanese Yen. Whenever the Hong Kong Borrower desires that Lenders make Revolving Loans to it, it shall deliver to the Administrative Agent a fully executed Borrowing Notice no later than 11:00 a.m. (New York City time) (x) at least five Business Days in advance of the proposed Credit Date in the case of a Eurocurrency Rate Loan denominated in Dollars or Hong Kong Dollars and (y) at least one Business Day in advance of the proposed Credit Date in the case of a Revolving Loan that is a Base Rate Loan denominated in Dollars. Except as otherwise provided herein, a Borrowing Notice for a Revolving Loan that is a Eurocurrency Rate Loan shall be irrevocable on and after the related Interest Rate Determination Date, and the applicable Borrower shall be bound to make a borrowing in accordance therewith.
(iii)    Notice of receipt of each Borrowing Notice in respect of U.S. Revolving Loans or Canadian Revolving Loans, together with the amount of each Lender’s Pro Rata Share thereof, if any, together with the applicable interest rate, shall be provided by the Administrative Agent to each applicable Lender by telefacsimile with reasonable promptness, but (provided the Administrative Agent shall have received such notice by 11:00 a.m. (New York City time)) not later than 2:00 p.m. (New York City time) on the same day as the Administrative Agent’s receipt of such Notice from the U.S. Borrower. Each Lender shall make the amount of its U.S. Revolving Loan or Canadian Revolving Loan, as applicable, available to the Administrative Agent not later than 12:00 p.m. (New York City time) on the applicable Credit Date by wire transfer of same day funds in the requested Approved Currency, at the Principal Office designated by the Administrative Agent.
(iv)    Notice of receipt of each Borrowing Notice in respect of European Revolving Loans, together with the amount of each Lender’s Pro Rata Share thereof, if any, together with the applicable interest rate, shall be provided by the Administrative Agent to each applicable Lender by telefacsimile with reasonable promptness, but (provided the Administrative Agent shall have received such notice by 11:00 a.m. (New York City time)) not later than 2:00 p.m. (New York City time) on the same day as the Administrative Agent’s receipt of such Notice from the European Borrower. Each Lender shall make the amount of its European Revolving Loan available to the Administrative Agent not later than 9:00 a.m. (New York City time) on the applicable Credit Date by wire transfer of same day funds in the requested Approved Currency, at the Principal Office designated by the Administrative Agent.
(v)    Notice of receipt of each Borrowing Notice in respect of Hong Kong Revolving Loans, together with the amount of each Lender’s Pro Rata Share thereof, if any, together with the applicable interest rate, shall be provided by the Administrative Agent to each applicable Lender by telefacsimile with reasonable promptness, but (provided the Administrative Agent shall have received such notice by 11:00 a.m. (New York City time)) not later than 2:00 p.m. (New York City time) on the same day as the Administrative Agent’s receipt of such Notice from the Hong Kong Borrower. Each Lender shall make the amount of its Hong

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Kong Revolving Loan, as applicable, available to the Administrative Agent not later than 9:00 a.m. (New York City time) on the applicable Credit Date by wire transfer of same day funds in the requested Approved Currency, at the Principal Office designated by the Administrative Agent.
(vi)    Except as provided herein, upon satisfaction or waiver of the conditions precedent specified herein, the Administrative Agent shall make the proceeds of Revolving Loans available to the applicable Borrower on the applicable Credit Date by causing an amount of same day funds in the requested Approved Currency equal to the proceeds of all such Revolving Loans received by the Administrative Agent from Lenders to be credited to the account of the applicable Borrower at the Principal Office designated by the Administrative Agent or such other account as may be designated in writing to the Administrative Agent by the applicable Borrower or the Borrower Representative.
Section 2.03    Swing Line Loans.
(a)    Swing Line Loans Commitments.
(i)    From time to time during the U.S. Revolving Commitment Period, subject to the terms and conditions hereof, the U.S. Swing Line Lender hereby agrees to make U.S. Swing Line Loans to the U.S. Borrower in the aggregate amount up to but not exceeding the U.S. Swing Line Sublimit; provided, that after giving effect to the making of any U.S. Swing Line Loan, in no event shall the Total Utilization of U.S. Revolving Commitments exceed the U.S. Revolving Commitments then in effect. Amounts borrowed pursuant to this Section 2.03(a)(i) may be repaid and reborrowed during the U.S. Revolving Commitment Period. The U.S. Swing Line Lender’s Revolving Commitment shall expire on the U.S. Revolving Commitment Termination Date. All U.S. Swing Line Loans and all other amounts owed hereunder with respect to the U.S. Swing Line Loans shall be paid in full on the earlier of (i) the date which is three days after the incurrence thereof and (ii) the U.S. Revolving Commitment Termination Date;
(ii)    From time to time during the European Revolving Commitment Period, subject to the terms and conditions hereof, the European Swing Line Lender hereby agrees to make European Swing Line Loans to the European Borrower in the aggregate amount up to but not exceeding the European Swing Line Sublimit; provided that no European Swing Line Loan shall be available in any currency other than Euro; provided, further, that after giving effect to the making of any European Swing Line Loan, in no event shall the Total Utilization of European Revolving Commitments exceed the European Revolving Commitments then in effect. Amounts borrowed pursuant to this Section 2.03(a)(ii) may be repaid and reborrowed during the European Revolving Commitment Period. The European Swing Line Lender’s European Revolving Commitment shall expire on the European Revolving Commitment Termination Date. All European Swing Line Loans and all other amounts owed hereunder with respect to the European Swing Line Loans shall be paid in full on the earlier of (i) the date which is three days after the incurrence thereof and (ii) the European Revolving Commitment Termination Date; and

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(iii)    From time to time during the Canadian Revolving Commitment Period, subject to the terms and conditions hereof, the Canadian Swing Line Lender hereby agrees to make Canadian Swing Line Loans to the U.S. Borrower in the aggregate amount up to but not exceeding the Canadian Swing Line Sublimit; provided that after giving effect to the making of any Canadian Swing Line Loan, in no event shall the Total Utilization of Canadian Revolving Commitments exceed the Canadian Revolving Commitments then in effect. Amounts borrowed pursuant to this Section 2.03(a)(iii) may be repaid and reborrowed during the Canadian Revolving Commitment Period. The Canadian Swing Line Lender’s Canadian Revolving Commitment shall expire on the Canadian Revolving Commitment Termination Date. All Canadian Swing Line Loans and all other amounts owed hereunder with respect to the Canadian Swing Line Loans shall be paid in full on the earlier of (i) the date which is three days after the incurrence thereof and (ii) the Canadian Revolving Commitment Termination Date.
(b)    Borrowing Mechanics for Swing Line Loans.
(i)    (A) U.S. Swing Line Loans shall be made in a minimum amount of $500,000 and integral multiples of $100,000 in excess of that amount; (B) Canadian Swing Line Loans shall be made in a minimum amount of CAD $500,000 and integral multiples of CAD $100,000 in excess of that amount and (C) European Swing Line Loans shall be made in a minimum amount of €500,000 and integral multiples of €100,000 in excess of that amount.
(ii)    Whenever the U.S. Borrower desires that the U.S. Swing Line Lender make a U.S. Swing Line Loan, the U.S. Borrower shall deliver to the Administrative Agent and the U.S. Swing Line Lender a Borrowing Notice no later than 2:00 p.m. (New York City time) on the proposed Credit Date. Whenever the U.S. Borrower desires that the Canadian Swing Line Lender make a Canadian Swing Line Loan, the U.S. Borrower shall deliver to the Administrative Agent and the Canadian Swing Line Lender a Borrowing Notice no later than 1:00 p.m. (New York City time) on the proposed Credit Date. Whenever the European Borrower desires that the European Swing Line Lender make a European Swing Line Loan, the European Borrower shall deliver to the Administrative Agent and the European Swing Line Lender a Borrowing Notice no later than 11:00 a.m. (London, England time) on the proposed Credit Date.
(iii)    The applicable Swing Line Lender shall make the amount of its Swing Line Loan available to the applicable Borrower not later than (A) 3:00 p.m. (New York City time) in the case of a U.S. Swing Line Lender, (B) 3:00 p.m. (New York City time) in the case of a Canadian Swing Line Lender or (C) 3:00 p.m. (London, England time) in the case of a European Swing Line Lender in each case on the applicable Credit Date by wire transfer of same day funds in Dollars, Canadian Dollars or Euros (as applicable), at the Administrative Agent’s Principal Office. Except as provided herein, upon satisfaction or waiver of the conditions precedent specified herein, the Administrative Agent shall make the proceeds of such Swing Line Loans available to the U.S. Borrower or European Borrower, as applicable, promptly upon receipt from such Swing Line Lender on the applicable Credit Date by causing an amount of same day funds in Dollars, Canadian Dollars or Euros, as applicable, equal to

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the proceeds of all such Swing Line Loans received by the Administrative Agent from the applicable Swing Line Lender to be credited to the account of the U.S. Borrower or European Borrower, as applicable, at the Administrative Agent’s Principal Office, or to such other account as may be designated in writing to the Administrative Agent by the U.S. Borrower or European Borrower.
(iv)    With respect to any Swing Line Loans which have not been voluntarily prepaid by the applicable Borrower pursuant to Section 2.13(a) or repaid pursuant to Section 2.03(a), the applicable Swing Line Lender may at any time in its sole and absolute discretion, deliver to the Administrative Agent (with a copy to the applicable Borrower), no later than 11:00 a.m. (New York City time) at least one Business Day (or at least three Business Days in the case of European Swing Line Loans) in advance of the proposed Credit Date, a notice (which shall be deemed to be a Borrowing Notice given by the applicable Borrower) requesting that (x) with regard to any U.S. Swing Line Loan, each Lender holding a U.S. Revolving Commitment make U.S. Revolving Loans that are Base Rate Loans to the U.S. Borrower on such Credit Date in an amount equal to the amount of such U.S. Swing Line Loans (the “U.S. Refunded Swing Line Loans”) outstanding on the date such notice is given which the U.S. Swing Line Lender requests Lenders to prepay, (y) with regard to any Canadian Swing Line Loan, each Lender holding a Canadian Revolving Commitment make Canadian Revolving Loans that are Base Rate Loans or Canadian Prime Rate Loans, as applicable, to the U.S. Borrower on such Credit Date in an amount equal to the amount of such Canadian Swing Line Loans (the “Canadian Refunded Swing Line Loans”) outstanding on the date such notice is given which the Canadian Swing Line Lender requests Lenders to prepay and (z) with regard to any European Swing Line Loan, each Lender holding a European Revolving Commitment make European Revolving Loans that are Eurocurrency Rate Loans to the European Borrower on such Credit Date in an amount equal to the amount of such European Swing Line Loans (the “European Refunded Swing Line Loans” and, together with the U.S. Refunded Swing Line Loans and the European Refunded Swing Line Loans, the “Refunded Swing Line Loans”) outstanding on the date such notice is given which the European Swing Line Lender requests Lenders to prepay. Anything contained in this Agreement to the contrary notwithstanding, (1) the proceeds of such Revolving Loans made by the Lenders other than the applicable Swing Line Lender shall be immediately delivered by the Administrative Agent to the applicable Swing Line Lender (and not to the applicable Borrower) and applied to repay a corresponding portion of the applicable Refunded Swing Line Loans and (2) on the day such Revolving Loans are made, the applicable Swing Line Lender’s Pro Rata Share of the Refunded Swing Line Loans shall be deemed to be paid with the proceeds of a Revolving Loan made by the applicable Swing Line Lender to the applicable Borrower, and such portion of the Swing Line Loans deemed to be so paid shall no longer be outstanding as Swing Line Loans and shall no longer be due under the applicable Swing Line Note of the applicable Swing Line Lender but shall instead constitute part of the applicable Swing Line Lender’s outstanding Revolving Loans to the applicable Borrower and shall be due under the applicable Revolving Loan Note issued by the applicable Borrower to the applicable Swing Line Lender. If any portion of any such amount paid (or deemed to be paid) to the applicable Swing Line Lender should be recovered by or on behalf of the applicable Borrower from the applicable Swing Line Lender in bankruptcy, by assignment for the benefit of creditors or otherwise, the loss

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of the amount so recovered shall be ratably shared among all Lenders in the manner contemplated by Section 2.17. For the avoidance of doubt, each Lender’s obligation to fund Revolving Loans pursuant to this clause (iv) shall be subject to Section 2.05(a).
(v)    If for any reason Revolving Loans are not made pursuant to Section 2.03(b)(iv) in an amount sufficient to repay any amounts owed to the applicable Swing Line Lender in respect of any outstanding Swing Line Loans on or before the third Business Day after demand for payment thereof by the applicable Swing Line Lender, (x) each Lender holding a U.S. Revolving Commitment shall be deemed to, and hereby agrees to, have purchased a participation in such outstanding U.S. Swing Line Loans in an amount equal to its Pro Rata Share of the applicable unpaid amount together with accrued interest thereon, (y) each Lender holding a Canadian Revolving Commitment shall be deemed to, and hereby agrees to, have purchased a participation in such outstanding Canadian Swing Line Loans in an amount equal to its Pro Rata Share of the applicable unpaid amount together with accrued interest thereon and (z) each Lender holding a European Revolving Commitment shall be deemed to, and hereby agrees to, have purchased a participation in such outstanding European Swing Line Loans in an amount equal to its Pro Rata Share of the applicable unpaid amount together with accrued interest thereon. Upon one Business Day’s notice (or three Business Days’ notice in the case of European Swing Line Loans) from the applicable Swing Line Lender, each Lender deemed to have purchased a participation pursuant to the immediately preceding sentence shall deliver to the applicable Swing Line Lender an amount equal to its respective participation in the applicable unpaid amount in same day funds at the Principal Office of such Swing Line Lender. In order to evidence such participation each Lender holding such a Revolving Commitment agrees to enter into a participation agreement at the request of the applicable Swing Line Lender in form and substance reasonably satisfactory to the applicable Swing Line Lender. In the event any Lender deemed to have purchased a participation pursuant to the first sentence of this clause (v) fails to make available to the applicable Swing Line Lender the amount of such Lender’s participation as provided in this paragraph, the applicable Swing Line Lender shall be entitled to recover such amount on demand from such Lender together with interest thereon for three Business Days at the rate customarily used by the applicable Swing Line Lender for the correction of errors among banks and thereafter at the Base Rate, the Canadian Prime Rate or the Eurocurrency Rate, as applicable.
(vi)    Notwithstanding anything contained herein to the contrary, (1) each Lender’s obligation to make Revolving Loans for the purpose of repaying any Refunded Swing Line Loans pursuant to Section 2.03(b)(iv) and each Lender’s obligation to purchase a participation in any unpaid Swing Line Loans pursuant to the immediately preceding paragraph shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any set‑off, counterclaim, recoupment, defense or other right which such Lender may have against the applicable Swing Line Lender, any Loan Party or any other Person for any reason whatsoever; (B) the occurrence or continuation of a Default or Event of Default; (C) any adverse change in the business, operations, properties, assets, condition (financial or otherwise) or prospects of any Loan Party; (D) any breach of this Agreement or any other Loan Document by any party thereto; or (E) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing; provided, that such obligations of

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each Lender are subject to the condition that the applicable Swing Line Lender had not received prior notice from the applicable Borrower or the Required Lenders that any of the conditions under Section 3.02 to the making of the applicable Refunded Swing Line Loans or other unpaid Swing Line Loans were not satisfied at the time such Refunded Swing Line Loans or unpaid Swing Line Loans were made; and (2) no Swing Line Lender shall be obligated to make any Swing Line Loans (A) if it has elected not to do so after the occurrence and during the continuation of a Default or Event of Default, (B) it does not in good faith believe that all conditions under Section 3.02 to the making of such Swing Line Loan have been satisfied or waived by the Required Lenders or (C) at a time when any Lender is a Defaulting Revolving Lender with U.S. Revolving Commitments, Canadian Revolving Commitments or European Revolving Commitments, as applicable, unless the applicable Swing Line Lender has entered into arrangements satisfactory to it and the applicable Borrower to eliminate the applicable Swing Line Lender’s risk with respect to the Defaulting Revolving Lender’s participation in such Swing Line Loan, including by the applicable Borrower cash collateralizing such Defaulting Revolving Lender’s Pro Rata Share of the outstanding Swing Line Loans.
Section 2.04    Issuance of Letters of Credit and Purchase of Participations Therein.
(a)    Letters of Credit.
(i)    During the U.S. Revolving Commitment Period, subject to the terms and conditions hereof, each U.S. Issuing Bank agrees to issue U.S. Letters of Credit for the account of the U.S. Borrower or any Subsidiary thereof in the aggregate amount up to but not exceeding the U.S. Letter of Credit Sublimit; provided, that (A) each U.S. Letter of Credit shall be denominated in Dollars; (B) the stated amount of each U.S. Letter of Credit shall not be less than $2,000 or such lesser amount as is acceptable to the applicable Issuing Bank; (C) after giving effect to such issuance, in no event shall the Total Utilization of U.S. Revolving Commitments exceed the U.S. Revolving Commitments then in effect; (D) after giving effect to such issuance, in no event shall the U.S. Letter of Credit Usage exceed the U.S. Letter of Credit Sublimit then in effect; (E) in no event shall any standby U.S. Letter of Credit have an expiration date later than the earlier of (1) five Business Days prior to the U.S. Revolving Commitment Termination Date and (2) unless the Issuing Bank otherwise agrees, the date which is one year from the date of issuance of such standby Letter of Credit; and (F) in no event shall any commercial U.S. Letter of Credit have an expiration date later than the earlier of (1) the U.S. Revolving Commitment Termination Date and (2) the date which is 180 days from the date of issuance of such commercial Letter of Credit.
(ii)    During the European Revolving Commitment Period, subject to the terms and conditions hereof, each European Issuing Bank agrees to issue European Letters of Credit for the account of any Foreign Subsidiary in the aggregate amount up to but not exceeding the European Letter of Credit Sublimit; provided, that (A) each European Letter of Credit shall be denominated in Euros, an Other Foreign Currency or an Approved Issuing Currency with respect to such European Issuing Bank; (B) the stated amount of each European Letter of Credit shall not be less than €1,500 (or the applicable Foreign Currency Equivalent) or such lesser amount as is acceptable to the applicable Issuing Bank; (C) after giving effect to such issuance, in no

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event shall the Total Utilization of European Revolving Commitments exceed the European Revolving Commitments then in effect; (D) after giving effect to such issuance, in no event shall the European Letter of Credit Usage exceed the European Letter of Credit Sublimit then in effect; (E) in no event shall any standby European Letter of Credit have an expiration date later than the earlier of (1) five Business Days prior to the European Revolving Commitment Termination Date and (2) unless the Issuing Bank otherwise agrees, the date which is one year from the date of issuance of such standby Letter of Credit; and (F) in no event shall any commercial European Letter of Credit have an expiration date later than the earlier of (1) the European Revolving Commitment Termination Date and (2) the date which is 180 days from the date of issuance of such commercial Letter of Credit.
(iii)    During the Canadian Revolving Commitment Period, subject to the terms and conditions hereof, each Canadian Issuing Bank agrees to issue Canadian Letters of Credit for the account of the U.S. Borrower or any Subsidiary thereof in the aggregate amount up to but not exceeding the Canadian Letter of Credit Sublimit; provided, that (A) each Canadian Letter of Credit shall be denominated in Dollars or Canadian Dollars; (B) the stated amount of each Canadian Letter of Credit shall not be less than CAD $2,000 or $2,000, as applicable, or such lesser amount as is acceptable to the applicable Issuing Bank; (C) after giving effect to such issuance, in no event shall the Total Utilization of Canadian Revolving Commitments exceed the Canadian Revolving Commitments then in effect; (D) after giving effect to such issuance, in no event shall the Canadian Letter of Credit Usage exceed the Canadian Letter of Credit Sublimit then in effect; (E) in no event shall any standby Canadian Letter of Credit have an expiration date later than the earlier of (1) five Business Days prior to the Canadian Revolving Commitment Termination Date and (2) unless the Issuing Bank otherwise agrees, the date which is one year from the date of issuance of such standby Letter of Credit; and (F) in no event shall any commercial Canadian Letter of Credit have an expiration date later than the earlier of (1) the Canadian Revolving Commitment Termination Date and (2) the date which is 180 days from the date of issuance of such commercial Letter of Credit.
(iv)    Schedule 2.04(a) sets forth certain Letters of Credit that are issued and outstanding as of the Closing Date and each such Letter of Credit, as noted therein, shall be deemed to be a U.S. Letter of Credit, a Canadian Letter of Credit, a European Letter of Credit or an Existing ABN Letter of Credit, as applicable, issued and outstanding hereunder or under the Ancillary Facility, as applicable, as of the Closing Date.
Subject to the foregoing, (i) an Issuing Bank may agree that a standby Letter of Credit shall automatically be extended for one or more successive periods not to exceed one year each; provided that in no event shall a Letter of Credit be extended beyond the date specified in Section 2.04(a)(i)(E)(1), (ii)(E)(1) or (iii)(E)(1) as applicable; provided further, that no Issuing Bank shall extend any such Letter of Credit if it has received written notice that an Event of Default has occurred and is continuing at the time such Issuing Bank must elect to allow such extension; (ii) if the applicable Issuing Bank and the Administrative Agent each consent in their sole discretion, the expiration date on any Letter of Credit may extend beyond the date that is five Business Days prior to the applicable Revolving Commitment Termination Date; provided, that if any such Letter of Credit is outstanding or the expiration date is extended to a date after the date that is five Business Days prior to the

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applicable Revolving Commitment Termination Date, the applicable Borrower shall Cash Collateralize such Letter of Credit on or prior to the date that is five Business Days prior to the applicable Revolving Commitment Termination Date; and (iii) in the event that any Lender is a Defaulting Revolving Lender, the applicable Issuing Bank shall not be required to issue any Letter of Credit under the applicable Revolving Commitment unless such Issuing Bank has entered into arrangements satisfactory to it and the applicable Borrower to eliminate such Issuing Bank’s risk with respect to the participation in Letters of Credit of the Defaulting Revolving Lender, including by cash collateralizing such Defaulting Revolving Lender’s Pro Rata Share of the applicable Letter of Credit Usage. Notwithstanding the foregoing, no Issuing Bank shall have any obligation to issue commercial Letters of Credit or Bank Guarantees unless separately agreed to by such Issuing Bank and the Borrower Representative.
(b)    Notice of Issuance.
(i)    Whenever the U.S. Borrower or any Subsidiary thereof desires the issuance of a Letter of Credit, the U.S. Borrower shall (x) in the case of standby Letters of Credit, deliver to the Administrative Agent and the applicable Issuing Bank an Issuance Notice (or such other notice as may be agreed by such Issuing Bank) no later than 12:00 p.m. (New York City time) at least five Business Days in advance of the proposed date of issuance for Letters of Credit denominated in a currency other than Dollars or at least three Business Days in advance of the proposed date of issuance for Letters of Credit denominated in Dollars, or such shorter period as may be agreed to by the Issuing Bank in any particular instance and (y) deliver to the applicable Issuing Bank a letter of credit application therefor (on the applicable Issuing Bank’s standard form) on the proposed date of issuance. Such Issuance Notice shall specify if such Letter of Credit is requested under the U.S. Revolving Commitments or the Canadian Revolving Commitments. Upon satisfaction or waiver of the conditions set forth in Section 3.02, the Issuing Bank shall issue the requested Letter of Credit only in accordance with the Issuing Bank’s standard operating procedures. Upon the issuance of any U.S. Letter of Credit or amendment or modification to a U.S. Letter of Credit, the Issuing Bank shall promptly notify the Administrative Agent, and the Administrative Agent shall promptly notify each Lender with a U.S. Revolving Commitment, of such issuance, or amendment or modification and the amount of such Lender’s respective participation in such U.S. Letter of Credit pursuant to Section 2.04(e). Upon the issuance of any Canadian Letter of Credit or amendment or modification to a Canadian Letter of Credit, the Issuing Bank shall promptly notify the Administrative Agent, and the Administrative Agent shall promptly notify each Lender with a Canadian Revolving Commitment, of such issuance, amendment or modification to such Canadian Letter of Credit and the amount of such Lender’s respective participation in such Canadian Letter of Credit pursuant to Section 2.04(e).
(ii)    Whenever any Foreign Subsidiary desires the issuance of a Letter of Credit, the European Borrower or the Borrower Representative shall (x) in the case of standby Letters of Credit, deliver to the Administrative Agent and the applicable Issuing Bank an Issuance Notice (or such other notice as may be agreed by such Issuing Bank) no later than 12:00 p.m. (London, England time) at least five Business Days in advance of the proposed date of issuance for Letters of Credit denominated in a currency other than Dollars or at least three Business

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Days in advance of the proposed date of issuance for Letters of Credit denominated in Dollars, or such shorter period as may be agreed to by the Issuing Bank in any particular instance and (y) deliver to the applicable Issuing Bank a letter of credit application therefor (on the applicable Issuing Bank’s standard form) on the proposed date of issuance. Upon satisfaction or waiver of the conditions set forth in Section 3.02, the Issuing Bank shall issue the requested Letter of Credit only in accordance with the Issuing Bank’s standard operating procedures. Upon the issuance of any European Letter of Credit or amendment or modification to a European Letter of Credit, the Issuing Bank shall promptly notify the Administrative Agent and each Lender with a European Revolving Commitment of such issuance, or amendment or modification and the amount of such Lender’s respective participation in such Letter of Credit pursuant to Section 2.04(e).
(c)    Responsibility of the Issuing Bank With Respect to Requests for Drawings and Payments. In determining whether to honor any drawing under any Letter of Credit by the beneficiary thereof, the applicable Issuing Bank shall be responsible only to examine the documents delivered under such Letter of Credit with reasonable care so as to ascertain whether they appear on their face to be in accordance with the terms and conditions of such Letter of Credit. As between the Borrowers and the applicable Issuing Bank, each Borrower assumes all risks of the acts and omissions of, or misuse of the Letters of Credit issued by the applicable Issuing Bank by, the respective beneficiaries of such Letters of Credit. In furtherance and not in limitation of the foregoing, the Issuing Bank shall not be responsible for: (i) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for and issuance of any such Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (ii) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any such Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (iii) failure of the beneficiary of any such Letter of Credit to comply fully with any conditions required in order to draw upon such Letter of Credit; (iv) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (v) errors in interpretation of technical terms; (vi) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any such Letter of Credit or of the proceeds thereof; (vii) the misapplication by the beneficiary of any such Letter of Credit of the proceeds of any drawing under such Letter of Credit; or (viii) any consequences arising from causes beyond the control of the Issuing Bank, including any Governmental Acts; none of the above shall affect or impair, or prevent the vesting of, any of the Issuing Bank’s rights or powers hereunder. Without limiting the foregoing and in furtherance thereof, no action taken or omitted by an Issuing Bank under or in connection with the Letters of Credit or any documents and certificates delivered thereunder, if taken or omitted in good faith and in the absence of gross negligence or willful misconduct (as determined by a final, non-appealable judgment of a court of competent jurisdiction), shall give rise to any liability on the part of such Issuing Bank to any Borrower; provided that the foregoing shall not be construed to excuse such Issuing Bank from liability to the Borrowers to the extent of any direct damages suffered by the Borrowers or any of their Subsidiaries that are determined by a final, non-appealable judgment of a court of competent jurisdiction to have been caused by such Issuing Bank’s gross negligence or willful misconduct.

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(d)    Reimbursement by the Borrowers of Amounts Drawn or Paid Under Letters of Credit.
(i)    In the event an Issuing Bank has determined to honor a drawing under a U.S. Letter of Credit or Canadian Letter of Credit, it shall immediately notify the U.S. Borrower and the Administrative Agent, and the U.S. Borrower shall reimburse the applicable Issuing Bank on or before the Business Day immediately following the date on which such notice is received by the U.S. Borrower (the “Reimbursement Date”) in an amount in the Approved Currency in which such Letter of Credit was issued and in same day funds equal to the amount of such honored drawing; provided, that anything contained herein to the contrary notwithstanding, (x) unless the U.S. Borrower shall have notified the Administrative Agent and the applicable Issuing Bank prior to 10:00 a.m. (New York City time) on the Reimbursement Date that the U.S. Borrower intends to reimburse the applicable Issuing Bank for the amount of such honored drawing with funds other than the proceeds of Revolving Loans, the Borrower Representative shall be deemed to have given a timely Borrowing Notice to the Administrative Agent requesting (A) in the case of a U.S. Letter of Credit, Lenders with U.S. Revolving Commitments to make U.S. Revolving Loans that are Base Rate Loans on the Reimbursement Date in an amount in Dollars equal to the amount of such honored drawing and (B) in the case of a Canadian Letter of Credit, Lenders with Canadian Revolving Commitments to make Canadian Revolving Loans that are Canadian Prime Rate Loans or Base Rate Loans, as applicable, on the Reimbursement Date in an amount in Canadian Dollars or Dollars, as applicable, equal to the amount of such honored drawing (provided that, in respect of any honored drawing in an amount less than $250,000 (or the Foreign Currency Equivalent), the U.S. Borrower shall reimburse the applicable Issuing Bank for such amount in cash and shall not be entitled to reimburse such drawing in accordance with this clause (x)) and (y) subject to satisfaction or waiver of the conditions specified in Section 3.02, (A) Lenders with U.S. Revolving Commitments shall, on the Reimbursement Date for any U.S. Letter of Credit, make U.S. Revolving Loans that are Base Rate Loans in the amount of such honored drawing and (B) Lenders with Canadian Revolving Commitments shall, on the Reimbursement Date for any Canadian Letter of Credit, make Canadian Revolving Loans that are Canadian Prime Rate Loans or Base Rate Loans, as applicable, in an amount of such honored drawing, in each case, the proceeds of which shall be applied directly by the Administrative Agent to reimburse the applicable Issuing Bank for the amount of such honored drawing; provided, further, that if for any reason proceeds of Revolving Loans are not received by the applicable Issuing Bank on the Reimbursement Date in an amount equal to the amount of such honored drawing, the U.S. Borrower shall reimburse the Issuing Bank, on demand, in an amount in same day funds equal to the excess of the amount of such honored drawing over the aggregate amount of such Revolving Loans, if any, which are so received.
(ii)    In the event the Issuing Bank has determined to honor a drawing under a European Letter of Credit, it shall immediately notify the applicable Foreign Subsidiary, the European Borrower and the Administrative Agent, and the European Borrower shall reimburse the Issuing Bank on or before the Reimbursement Date in an amount in the Approved Currency in which such Letter of Credit was issued and in same day funds equal to the amount of such honored drawing; provided, that anything contained herein to the contrary notwithstanding, (x) unless the European Borrower shall have notified the Administrative Agent and the Issuing

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Bank prior to 10:00 a.m. (London, England time) on the Reimbursement Date that the European Borrower intends to reimburse the Issuing Bank for the amount of such honored drawing with funds other than the proceeds of Revolving Loans, the Borrower Representative shall be deemed to have given a timely Borrowing Notice to the Administrative Agent requesting Lenders with European Revolving Commitments to make European Revolving Loans that are Eurocurrency Rate Loans with an Interest Period of one month on the Reimbursement Date in an amount in the applicable Approved Currency equal to the amount of such honored drawing (provided that, in respect of any honored drawing in an amount less than €250,000, the European Borrower shall reimburse the applicable Issuing Bank for such amount in cash and shall not be entitled to reimburse such drawing in accordance with this clause (x)), and (y) subject to satisfaction or waiver of the conditions specified in Section 3.02, Lenders with European Revolving Commitments shall, on the Reimbursement Date for any European Letter of Credit, make European Revolving Loans that are Eurocurrency Rate Loans with an Interest Period of one month in the amount of such honored drawing, the proceeds of which shall be applied directly by the Administrative Agent to reimburse the Issuing Bank for the amount of such honored drawing; provided, further, that if for any reason proceeds of European Revolving Loans are not received by the Issuing Bank on the Reimbursement Date in an amount equal to the amount of such honored drawing, the European Borrower shall reimburse the Issuing Bank, on demand, in an amount in same day funds equal to the excess of the amount of such honored drawing over the aggregate amount of such European Revolving Loans, if any, which are so received. Notwithstanding the foregoing, with respect to the drawing of any European Letter of Credit in an Approved Issuing Currency which is not an Approved Currency, unless the European Borrower has notified such Issuing Bank that it intends to reimburse the Issuing Bank on before the Reimbursement Date (and does so reimburse), the applicable Issuing Bank shall convert the European Borrower’s obligations under this Section 2.04(d) into an obligation in Euros (which shall be computed by the applicable Issuing Bank based on the Exchange Rate in effect for the date on which such conversion occurs).
Nothing in this Section 2.04(d) shall be deemed to relieve any Lender with a Revolving Commitment from its obligation to make Revolving Loans on the terms and conditions set forth herein, and each Borrower shall retain any and all rights it may have against any such Lender resulting from the failure of such Lender to make such Revolving Loans under this Section 2.04(d). For the avoidance of doubt, each Lender’s obligation to fund Revolving Loans pursuant to this clause (d) shall be subject to Section 2.05(a).
(e)    Lenders’ Purchase of Participations in Letters of Credit. Immediately upon the issuance of each U.S. Letter of Credit, each Lender having a U.S. Revolving Commitment shall be deemed to have purchased, and hereby agrees to irrevocably purchase, from the applicable Issuing Bank a participation in such U.S. Letter of Credit and any drawings honored thereunder in an amount equal to such Lender’s Pro Rata Share (with respect to the U.S. Revolving Commitments) of the maximum amount which is or at any time may become available to be drawn thereunder. Immediately upon the issuance of each Canadian Letter of Credit, each Lender having a Canadian Revolving Commitment shall be deemed to have purchased, and hereby agrees to irrevocably purchase, from the applicable Issuing Bank a participation in such Canadian Letter of Credit and any drawings honored thereunder in an amount equal to such Lender’s Pro Rata Share (with respect

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to the Canadian Revolving Commitments) of the maximum amount which is or at any time may become available to be drawn thereunder. Immediately upon the issuance of each European Letter of Credit, each Lender having a European Revolving Commitment shall be deemed to have purchased, and hereby agrees to irrevocably purchase, from the applicable Issuing Bank a participation in such European Letter of Credit and any drawings honored thereunder in an amount equal to such Lender’s Pro Rata Share (with respect to the European Revolving Commitments) of the maximum amount which is or at any time may become available to be drawn thereunder. In the event that the applicable Borrower shall fail for any reason to reimburse the applicable Issuing Bank as provided in Section 2.04(d), such Issuing Bank shall promptly notify each Lender with an applicable Revolving Commitment of the unreimbursed amount of such honored drawing and of such Lender’s respective participation therein based on such Lender’s Pro Rata Share of the applicable Revolving Commitments. Each Lender with a U.S. Revolving Commitment shall make available to the applicable Issuing Bank an amount equal to its respective participation, in Dollars and in same day funds, at the office of the Issuing Bank specified in such notice, not later than 12:00 p.m. (New York City time) on the first Business Day (under the laws of the jurisdiction in which such office of the Issuing Bank is located) after the date notified by the Issuing Bank. Each Lender with a Canadian Revolving Commitment shall make available to the applicable Issuing Bank an amount equal to its respective participation, in Dollars or Canadian Dollars, as applicable, and in same day funds, at the office of the Issuing Bank specified in such notice, not later than 12:00 p.m. (New York City time) on the first Business Day (under the laws of the jurisdiction in which such office of the Issuing Bank is located) after the date notified by the Issuing Bank. Each Lender with a European Revolving Commitment shall make available to the applicable Issuing Bank an amount equal to its respective participation, in Euros or such Other Foreign Currency, as applicable, and in same day funds, at the office of the Issuing Bank specified in such notice, not later than 12:00 p.m. (London, England time) on the first Business Day (under the laws of the jurisdiction in which such office of the Issuing Bank is located) after the date notified by the Issuing Bank (and if the applicable European Letter of Credit is in an Approved Issuing Currency which is not an Approved Currency, the applicable Issuing Bank shall convert the such obligations into an obligation in Euros (which shall be computed by the applicable Issuing Bank based on the Exchange Rate in effect for the date on which such conversion occurs). In the event that any Lender with a U.S. Revolving Commitment, Canadian Revolving Commitment or European Revolving Commitment, as applicable, fails to make available to the applicable Issuing Bank on such Business Day the amount of such Lender’s participation in such Letter of Credit as provided in this Section 2.04(e), the applicable Issuing Bank shall be entitled to recover such amount on demand from such Lender together with interest thereon for three Business Days at the rate customarily used by the Issuing Bank for the correction of errors among banks and thereafter, in respect of U.S. Letters of Credit, at the Base Rate, in respect of Canadian Letters of Credit denominated in Canadian Dollars, at the Canadian Prime Rate, in respect of Canadian Letters of Credit denominated in Dollars, at the Base Rate, and in respect of European Letters of Credit, at the Eurocurrency Rate for an Interest Period of one month. In the event the applicable Issuing Bank shall have been reimbursed by other Lenders pursuant to this Section 2.04(e) for all or any portion of any drawing honored by the Issuing Bank under a Letter of Credit, the Issuing Bank shall distribute to each Lender which has paid all amounts payable by it under this Section 2.04(e) with respect to such honored drawing such Lender’s Pro Rata Share (with respect to the applicable Revolving Commitments) of all payments subsequently received by the applicable Issuing Bank from the applicable Borrower in

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reimbursement of such honored drawing when such payments are received. Any such distribution shall be made to a Lender at its primary address set forth below its name on Schedule 10.01(a) or at such other address as such Lender may request.
(f)    Obligations Absolute. The obligation of (i) the U.S. Borrower to reimburse each applicable Issuing Bank for drawings honored under the U.S. Letters of Credit or Canadian Letters of Credit issued by it and to repay any U.S. Revolving Loans or Canadian Revolving Loans made by Lenders pursuant to Section 2.04(d), (ii) the European Borrower to reimburse the Issuing Bank for drawings honored under the European Letters of Credit issued by it and to repay any European Revolving Loans made by Lenders pursuant to Section 2.04(d) and (iii) the Lenders under Section 2.04(e), in each case shall be unconditional and irrevocable and shall be paid strictly in accordance with the terms hereof under all circumstances including any of the following circumstances: (A) any lack of validity or enforceability of any Letter of Credit; (B) the existence of any claim, set‑off, defense or other right which any Borrower or any Lender may have at any time against a beneficiary or any transferee of any Letter of Credit (or any Persons for whom any such transferee may be acting), Issuing Bank, Lender or any other Person or, in the case of a Lender, against any Borrower, whether in connection herewith, the transactions contemplated herein or any unrelated transaction (including any underlying transaction between any Borrower or one of its Subsidiaries and the beneficiary for which any Letter of Credit was procured); (C) any draft or other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; (D) payment by the applicable Issuing Bank under any Letter of Credit against presentation of a draft or other document which does not substantially comply with the terms of such Letter of Credit; (E) any adverse change in the business, general affairs, assets, liabilities, operations, management, condition (financial or otherwise), stockholders’ equity, results of operations or value of any Loan Party; (F) any breach hereof or any other Loan Document by any party thereto; (G) the fact that an Event of Default or a Default shall have occurred and be continuing; or (H) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing; provided that in each case payment by the Issuing Bank under the applicable Letter of Credit shall not have been determined by a final, non-appealable judgment of a court of competent jurisdiction to have constituted gross negligence, bad faith or willful misconduct of the Issuing Bank under the circumstances in question.
(g)    Indemnification. Without duplication of any obligation of the Borrowers under Section 10.02 or 10.03, in addition to amounts payable as provided herein, each Borrower hereby agrees to protect, indemnify, pay and save harmless the Issuing Bank from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable fees, expenses and disbursements of counsel) which any Issuing Bank may incur or be subject to as a consequence, direct or indirect, of (i) the issuance of any Letter of Credit by such Issuing Bank for the account of such Borrower, other than as a result of (1) the gross negligence, bad faith or willful misconduct of the Issuing Bank or (2) the dishonor by the Issuing Bank of a demand for payment made in compliance with the provisions hereunder or under the Letter of Credit, in each case, as determined by a final, non-appealable judgment of court of competent jurisdiction, or (ii) the failure of such Issuing Bank to honor a drawing under any such Letter of Credit as a result of any Governmental Act.

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(h)    Resignation and Removal of Issuing Bank. An Issuing Bank may resign as Issuing Bank upon 60 days (or, if such Issuing Bank is not a Lender, 45 days) prior written notice to the Administrative Agent, the Lenders and the Borrower Representative. An Issuing Bank may be replaced at any time by written agreement among the Borrower Representative, the Administrative Agent, the replaced Issuing Bank (provided that no consent of the replaced Issuing Bank will be required if the replaced Issuing Bank has no Letters of Credit or reimbursement Obligations with respect thereto outstanding) and the successor Issuing Bank. The Administrative Agent shall notify the Lenders of any such replacement of such Issuing Bank. At the time any such replacement or resignation shall become effective, the applicable Borrower shall pay all unpaid fees accrued for the account of the replaced Issuing Bank. From and after the effective date of any such replacement or resignation, (i) any successor Issuing Bank shall have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit to be issued thereafter and (ii) references herein to the term “Issuing Bank” shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require. After the replacement or resignation of an Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto to the extent that Letters of Credit issued by it remain outstanding and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such replacement or resignation, but shall not be required to issue additional Letters of Credit or to renew existing Letters of Credit.
(i)    Applicability of ISP and UCP. Unless otherwise expressly agreed by the applicable Issuing Bank and the applicable Borrower when a Letter of Credit is issued, (i) the rules of the ISP shall apply to each standby Letter of Credit and (ii) the rules of the UCP shall apply to each commercial Letter of Credit.
(j)    Reporting.  Not later than the third Business Day following the last day of each month (or at such other intervals as the Administrative Agent and the applicable Issuing Bank shall agree), each Issuing Bank shall provide to the Administrative Agent a schedule of the Letters of Credit issued by it, in form and substance reasonably satisfactory to the Administrative Agent, showing the date of issuance of each Letter of Credit, the account party, the original face amount (if any), the expiration date, and the reference number of any Letter of Credit outstanding at any time during such month, and showing the aggregate amount (if any) payable by the Borrower to such Issuing Bank during such month.
(k)    For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the International Standby Practices (ISP98), such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn. Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the stated amount of such Letter of Credit in effect at such time; provided that with respect to any Letter of Credit that, by its terms or the terms of any document related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.

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Section 2.05    Pro Rata Shares; Availability of Funds; Affiliates.
(a)    Pro Rata Shares. All Loans shall be made, and all participations purchased, by Lenders simultaneously and proportionately to their respective Pro Rata Shares of the applicable Class of Loans, it being understood that no Lender shall be responsible for any default by any other Lender in such other Lender’s obligation to make a Loan requested hereunder or purchase a participation required hereby nor shall any Term Loan Commitments or any Revolving Commitments of any Lender be increased or decreased as a result of a default by any other Lender in such other Lender’s obligation to make a Loan requested hereunder or purchase a participation required hereby.
(b)    Availability of Funds. Unless the Administrative Agent shall have been notified by any Lender prior to the applicable Credit Date that such Lender does not intend to make available to the Administrative Agent the amount of such Lender’s Loan requested on such Credit Date, the Administrative Agent may assume that such Lender has made such amount available to the Administrative Agent on such Credit Date and the Administrative Agent may, in its sole discretion, but shall not be obligated to, make available to the Borrowers a corresponding amount on such Credit Date. If such corresponding amount is not in fact made available to the Administrative Agent by such Lender, the Administrative Agent shall be entitled to recover such corresponding amount on demand from such Lender together with interest thereon, for each day from such Credit Date until the date such amount is paid to the Administrative Agent, at the customary rate set by the Administrative Agent for the correction of errors among banks for three Business Days and thereafter, if such Loan is in Dollars, at the Base Rate, if such Loan is in Canadian Dollars, at the Canadian Prime Rate, and if such Loan is in Euros, Hong Kong Dollars or any Other Foreign Currency, at the rate certified by the Administrative Agent to be its cost of funds (from any source which it may reasonably select). If such Lender does not pay such corresponding amount forthwith upon the Administrative Agent’s demand therefor, the Administrative Agent shall promptly notify the Borrower Representative and the applicable Borrower shall immediately pay such corresponding amount to the Administrative Agent together with interest thereon, for each day from such Credit Date until the date such amount is paid to the Administrative Agent at the Base Rate if such Loan is in Dollars, at the Canadian Prime Rate if such Loan is in Canadian Dollars, and at the rate certified by the Administrative Agent to be its cost of funds (from any source which it may reasonably select) if such Loan is in Euros, Hong Kong Dollars or any Other Foreign Currency. Nothing in this Section 2.05(b) shall be deemed to relieve any Lender from its obligation to fulfill its Term Loan Commitments and Revolving Commitments hereunder or to prejudice any rights that the Borrowers may have against any Lender as a result of any default by such Lender hereunder.
(c)    Affiliates. Each Lender may, at its option, make any Loan available to the U.S. Borrower, European Borrower or the Hong Kong Borrower by causing any foreign or domestic branch or Affiliate of such Lender to make such Loan; provided that (i) any exercise of such option shall not affect the obligation of the European Borrower or the Hong Kong Borrower to repay such Loan in accordance with the terms of this Agreement and (ii) any Lender that exercises such option shall not be entitled to receive any greater payment under Section 2.19 or 2.20 than such Lender would have been entitled to receive had such option not been exercised.

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Section 2.06    Use of Proceeds. The proceeds of the Loans on the Closing Date will be used by the U.S. Borrower to finance the Transactions and for working capital or other general corporate purposes. The proceeds of the Revolving Loans, Swing Line Loans, and Letters of Credit shall be applied by the applicable Borrower for working capital or other general corporate purposes of the U.S. Borrower or any of its Subsidiaries. The proceeds of the Incremental Term Loans shall be applied by the applicable Borrower for working capital or other general corporate purposes of the U.S. Borrower and its Subsidiaries. No portion of the proceeds of any Credit Extension shall be used in any manner that causes or might cause such Credit Extension or the application of such proceeds to violate Regulation T, Regulation U or Regulation X of the Board of Governors or any other regulation thereof or to violate the Exchange Act.
Section 2.07    Evidence of Debt; Register; Notes.
(a)    Lenders’ Evidence of Debt. Each Lender shall maintain on its internal records an account or accounts evidencing the Obligations of each Borrower to such Lender, including the amounts of the Loans made by it and each repayment and prepayment in respect thereof.
(b)    Register. The Administrative Agent (or its agent or sub-agent appointed by it) acting for this purpose a non-fiduciary agent of the Borrowers shall maintain at its Principal Office a register for the recordation of the names and addresses of Lenders and the Revolving Commitment and Loans of each Lender from time to time (the “Register”). The Register shall be available for inspection by the Borrower Representative at any reasonable time and from time to time upon reasonable prior notice and upon request (which may not be made more than once per month) the Administrative Agent shall provide a copy of the information in the Register to the Borrower. The Administrative Agent shall record, or shall cause to be recorded, in the Register the Revolving Commitments and the Loans in accordance with the provisions of Section 10.06, and each repayment or prepayment in respect of the principal amount of the Loans, and any such recordation shall be conclusive and binding on each Borrower and each Lender, absent manifest error. Each Borrower hereby designates the Administrative Agent to serve as such Borrower’s agent solely for purposes of maintaining the Register as provided in this Section 2.07, and each Borrower hereby agrees that, to the extent the Administrative Agent serves in such capacity, the Administrative Agent and its officers, directors, employees, agents, sub-agents and Affiliates shall constitute “Indemnitees.”
(c)    Notes. If so requested by any Lender by written notice to the Borrower Representative (with a copy to the Administrative Agent) at least five Business Days prior to the Closing Date, or at any time thereafter, each applicable Borrower shall execute and deliver to such Lender (and/or, if applicable and if so specified in such notice, to any Person who is an assignee of such Lender pursuant to Section 10.06) on the Closing Date (or, if such notice is delivered after the Closing Date, promptly after such Borrower’s receipt of such notice) a Note or Notes to evidence such Lender’s Term Loans, Revolving Loans or Swing Line Loans, as the case may be.
Section 2.08    Interest on Loans.
(a)    Except as otherwise set forth herein, each Class of Loans shall bear interest on the unpaid principal amount thereof from the date made through repayment (whether by acceleration or otherwise) thereof as follows:

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(i)    in the case of Tranche A Dollar Term Loans and Revolving Loans (other than European Revolving Loans and Hong Kong Revolving Loans denominated in Hong Kong Dollars) denominated in Dollars or Canadian Dollars:
(A)    if a Base Rate Loan, at the Base Rate plus the Applicable Margin;
(B)    if a Eurocurrency Rate Loan, at the Eurocurrency Rate plus the Applicable Margin; or
(C)    if a Canadian Prime Rate Loan, at the Canadian Prime Rate plus the Applicable Margin;
(ii)    in the case of Tranche A Euro Term Loans, European Revolving Loans and Hong Kong Revolving Loans denominated in Hong Kong Dollars, at the Eurocurrency Rate plus the Applicable Margin; and
(iii)    in the case of Swing Line Loans, at the Base Rate, the Canadian Prime Rate or the Euro Overnight Index Average Rate, as applicable, plus the Applicable Margin.
(b)    The Type of Loan (except a Swing Line Loan, which can be made and maintained as a Base Rate Loan, Canadian Prime Rate Loan or Euro Overnight Index Average Rate Loan only), and the Interest Period with respect to any Eurocurrency Rate Loan shall be selected by the applicable Borrower and notified to the Administrative Agent and Lenders pursuant to the applicable Borrowing Notice or Conversion/Continuation Notice, as the case may be. If on any day a Loan is outstanding with respect to which a Borrowing Notice or Conversion/Continuation Notice has not been delivered to the Administrative Agent in accordance with the terms hereof specifying the applicable basis for determining the rate of interest, then for that day such Loan, if a Loan denominated in Dollars or Canadian Dollars, shall be a Base Rate Loan or a Canadian Prime Rate Loan, as applicable, and, if a Loan denominated in any other Approved Currency, shall be a Eurocurrency Rate Loan having an Interest Period of one month.
(c)    In connection with Eurocurrency Rate Loans there shall be no more than six Interest Periods outstanding at any time in respect of each of the Tranche A Dollar Term Loans, no more than six Interest Periods outstanding at any time in respect of each of the Tranche A Euro Term Loans, no more than 10 Interest Periods outstanding at any time in respect of the U.S. Revolving Loans, no more than five Interest Periods outstanding at any time in respect of the Canadian Revolving Loans, no more than 10 Interest Periods outstanding at any time in respect of the European Revolving Loans, and no more than five Interest Periods outstanding at any time in respect of the Hong Kong Revolving Loans. In the event the Borrower Representative fails to specify between a Base Rate Loan or a Eurocurrency Rate Loan in the applicable Borrowing Notice or Conversion/Continuation Notice for any Loan denominated in Dollars, such Loan (if outstanding as a Eurocurrency Rate Loan) shall be automatically converted into a Base Rate Loan on the last day of the then‑current Interest Period for such Loan (or if outstanding as a Base Rate Loan shall remain as, or (if not then outstanding) shall be made as, a Base Rate Loan). In the event the Borrower Representative fails to specify an Interest Period for any Eurocurrency Rate Loan in the applicable Borrowing Notice or Conversion/Continuation Notice, such Borrower shall be deemed to have selected an Interest Period of one month. As soon as practicable after 11:00 a.m.

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(New York City time) on each Interest Rate Determination Date, the Administrative Agent shall determine (which determination shall, absent manifest error, be final, conclusive and binding upon all parties) the interest rate that shall apply to the Eurocurrency Rate Loans for which an interest rate is then being determined for the applicable Interest Period and shall promptly give notice thereof (in writing or by telephone confirmed in writing) to the Borrower Representative and each Lender. In the event that the Borrower Representative fails to specify between a Canadian Prime Rate Loan and a Eurocurrency Rate Loan in the applicable Borrowing Notice or Conversion/Continuation Notice for any Loan denominated in Canadian Dollars, such Loan (if outstanding as a Eurocurrency Rate Loan) shall be automatically converted into a Canadian Prime Rate Loan on the last day of the then‑current Interest Period for such Loan (or if outstanding as a Canadian Prime Rate Loan shall remain as, or (if not then outstanding) shall be made as, a Canadian Prime Rate Loan).
(d)    Interest payable pursuant to Section 2.08(a) shall be computed (i) in the case of Base Rate Loans and Canadian Prime Rate Loans, on the basis of a 365‑day or 366‑day year, as the case may be and (ii) (A) in the case of Eurocurrency Rate Loans denominated in Pounds Sterling or Hong Kong Dollars, on the basis of a 365-day or 366-day year, as the case may be and (B) in the case of Eurocurrency Rate Loans denominated in a currency other than Pounds Sterling or Hong Kong Dollars, on the basis of a 360‑day year, in each case for the actual number of days elapsed in the period during which it accrues. In computing interest on any Loan, the date of the making of such Loan or the first day of an Interest Period applicable to such Loan or, with respect to a Term Loan, the last Interest Payment Date with respect to such Term Loan or, with respect to a Base Rate Loan or Canadian Prime Rate Loan being converted from a Eurocurrency Rate Loan, the date of conversion of such Eurocurrency Rate Loan to such Base Rate Loan or Canadian Prime Rate Loan, as the case may be, shall be included, and the date of payment of such Loan or the expiration date of an Interest Period applicable to such Loan or, with respect to a Base Rate Loan or Canadian Prime Rate Loan being converted to a Eurocurrency Rate Loan, the date of conversion of such Base Rate Loan or Canadian Prime Rate Loan to such Eurocurrency Rate Loan, as the case may be, shall be excluded; provided, that if a Loan is repaid on the same day on which it is made, one day’s interest shall be paid on that Loan.
(e)    Except as otherwise set forth herein, interest on each Loan shall accrue on a daily basis and shall be payable in arrears (i) on each Interest Payment Date with respect to interest accrued on and to each such payment date; (ii) upon any prepayment of such Loan, whether voluntary or mandatory, to the extent accrued on the amount being prepaid; provided, that with respect to any voluntary prepayment of a Base Rate Loan and a Canadian Prime Rate Loan, accrued interest shall instead be payable on the applicable Interest Payment Date and (iii) at maturity of such Loan, including final maturity of such Loan.
(f)    The applicable Borrower agrees to pay to the Issuing Bank, with respect to drawings honored under a Letter of Credit, interest on the amount paid by the Issuing Bank in respect of each such honored drawing from the date such drawing is honored to but excluding the date such amount is reimbursed by or on behalf of the applicable Borrower at a rate equal to (i) for the period from the date such drawing is honored to but excluding the applicable Reimbursement Date, the rate of interest otherwise payable hereunder with respect to Revolving Loans that are Base Rate Loans (or if such Letter of Credit is denominated in Canadian Dollars, the Canadian

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Prime Rate) or, with respect to Letters of Credit denominated in a currency other than Dollars or Canadian Dollars, Eurocurrency Rate Loans with an Interest Period of one month, and (ii) thereafter, a rate which is 2.00% per annum in excess of the rate of interest otherwise payable hereunder with respect to such Revolving Loans.
(g)    Interest payable pursuant to Section 2.08(f) shall be computed on the basis of a 365/366‑day year for the actual number of days elapsed in the period during which it accrues, and shall be payable on demand or, if no demand is made, on the date on which the related drawing under a Letter of Credit is reimbursed in full. Promptly upon receipt by the Issuing Bank of any payment of interest pursuant to Section 2.08(f), the Issuing Bank shall distribute to each Lender, out of the interest received by the Issuing Bank in respect of the period from the date such drawing is honored to but excluding the date on which the Issuing Bank is reimbursed for the amount of such drawing (including any such reimbursement out of the proceeds of any Revolving Loans), the amount that such Lender would have been entitled to receive in respect of the letter of credit fee that would have been payable in respect of such Letter of Credit for such period if no drawing had been honored under such Letter of Credit. In the event the Issuing Bank shall have been reimbursed by Lenders for all or any portion of such honored drawing, the Issuing Bank shall distribute to each Lender which has paid all amounts payable by it under Section 2.04(e) with respect to such honored drawing such Lender’s Pro Rata Share of any interest received by the Issuing Bank in respect of that portion of such honored drawing so reimbursed by Lenders for the period from the date on which the Issuing Bank was so reimbursed by Lenders to but excluding the date on which such portion of such honored drawing is reimbursed by the applicable Borrower.
(h)    For purposes of disclosure pursuant to the Interest Act (Canada), (i) whenever any interest under this Agreement is calculated using a rate based on a year of 360 days or 365 days, as the case may be, the rate determined pursuant to such calculation, when expressed as an annual rate, is equivalent to (x) the applicable rate based on a year of 360 days or 365 days, as the case may be, (y) multiplied by the actual number of days in the calendar year in which the period for which such interest or fee is payable (or compounded) ends, and (z) divided by 360 or 365, as the case may be, (ii) the principle of deemed reinvestment of interest does not apply to any interest calculation under this Agreement, and (iii) the rates of interest stipulated in this Agreement are intended to be nominal rates and not effective rates or yields.
Section 2.09    Conversion/Continuation.
(a)    Subject to Section 2.18 and so long as no Default or Event of Default shall have occurred and then be continuing, the Borrowers shall have the option:
(i)    to convert at any time all or any part of any Term Loan or Revolving Loan denominated in Dollars or Canadian Dollars equal to $5,000,000 and integral multiples of $1,000,000 in excess of that amount from one Type of Loan to another Type of Loan; provided, that a Eurocurrency Rate Loan may only be converted on the expiration of the Interest Period applicable to such Eurocurrency Rate Loan unless the U.S. Borrower shall pay all amounts due under Section 2.18 in connection with any such conversion; or

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(ii)    upon the expiration of any Interest Period applicable to any Eurocurrency Rate Loan, to continue all or any portion of such Loan equal to $5,000,000 and integral multiples of $1,000,000 in excess of that amount as a Eurocurrency Rate Loan;
provided that, for the avoidance of doubt, no conversion or continuation of any Loan pursuant to this Section 2.09 shall affect the currency in which such Loan is denominated prior to any such conversion or continuation and each such Loan shall remain outstanding denominated in the currency originally issued.
(b)    The Borrower Representative shall deliver a Conversion/Continuation Notice to the Administrative Agent no later than 11:00 a.m. (New York City time) at least one Business Day in advance of the proposed conversion date (in the case of a conversion to a Base Rate Loan or Canadian Prime Rate Loan), at least three Business Days in advance of the proposed Conversion/Continuation Date (in the case of a conversion to, or a continuation of, a Eurocurrency Rate Loan denominated in U.S. Dollars or continuation of a Eurocurrency Rate Loan denominated in Euros or Pounds Sterling), at least four Business Days in advance of the proposed Conversion/Continuation Date (in the case of a continuation of a Eurocurrency Rate Loan denominated in Swiss Francs) and at least five Business Days in advance of the proposed Conversion/Continuation Date (in the case of a continuation of a Eurocurrency Rate Loan denominated in Hong Kong Dollars, Japanese Yen or Australian Dollars). Except as otherwise provided herein, a Conversion/Continuation Notice for conversion to, or continuation of, any Eurocurrency Rate Loans, shall be irrevocable on and after the related Interest Rate Determination Date, and each Borrower shall be bound to effect a conversion or continuation in accordance therewith.
Section 2.10    Default Interest. Upon the occurrence and during the continuance of an Event of Default under Section 8.01(a), 8.01(c) (in the case of a failure to perform or comply with any term or condition contained in Section 6.04(a) or 6.04(b)), or 8.01(e), and, at the request of the Required Lenders, any other Event of Default, the principal amount of all Loans outstanding and, to the extent permitted by applicable law, any interest payments on the Loans or any fees or other amounts owed hereunder, shall thereafter bear interest (including post‑petition interest in any proceeding under the Bankruptcy Code or other applicable bankruptcy laws) payable on demand at a rate (the “Default Rate”) that is 2.00% per annum in excess of the interest rate otherwise payable hereunder with respect to the applicable Loans (or, in the case of any such fees and other amounts, at a rate which is 2.00% per annum in excess of the interest rate otherwise payable hereunder for Base Rate Loans that are Revolving Loans); provided, that in the case of Eurocurrency Rate Loans denominated in Dollars, and Canadian Dollars, upon the expiration of the Interest Period in effect at the time any such increase in interest rate is effective such Eurocurrency Rate Loans shall thereupon become Base Rate Loans or Canadian Prime Rate Loans, as applicable, and shall thereafter bear interest payable upon demand at a rate which is 2.00% per annum in excess of the interest rate otherwise payable hereunder for Base Rate Loans. Payment or acceptance of the increased rates of interest provided for in this Section 2.10 is not a permitted alternative to timely payment and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies of the Administrative Agent or any Lender.
Section 2.11    Fees.

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(a)    The U.S. Borrower agrees to pay to Lenders (other than Defaulting Lenders) having U.S. Revolving Exposure and Canadian Revolving Exposure, as applicable:
(i)    commitment fees equal to (1) the average of the daily difference between (a) the U.S. Revolving Commitments and (b) the aggregate principal amount of (x) all outstanding U.S. Revolving Loans plus (y) the U.S. Letter of Credit Usage, times (2) the Applicable Revolving Commitment Fee Percentage;
(ii)    commitment fees equal to (1) the average of the daily difference between (a) the Canadian Revolving Commitments and (b) the Foreign Currency Equivalent of the aggregate principal amount of (x) all outstanding Canadian Revolving Loans plus (y) the Canadian Letter of Credit Usage, times (2) the Applicable Revolving Commitment Fee Percentage;
(iii)    letter of credit fees equal to (1) the Applicable Margin for U.S. Revolving Loans that are Eurocurrency Rate Loans, times (2) the average aggregate daily maximum amount available to be drawn under all such U.S. Letters of Credit (regardless of whether any conditions for drawing could then be met and determined as of the close of business on any date of determination); and
(iv)    letter of credit fees equal to (1) the Applicable Margin for Canadian Revolving Loans that are Eurocurrency Rate Loans, times (2) the Foreign Currency Equivalent of the average aggregate daily maximum amount available to be drawn under all such Canadian Letters of Credit (regardless of whether any conditions for drawing could then be met and determined as of the close of business on any date of determination).
All fees referred to in this Section 2.11(a) shall be paid (I) in the case of clauses (i) and (iii), in Dollars and (II) in the case of clauses (ii) and (iv), in Canadian Dollars, in each case to the Administrative Agent at its Principal Office and upon receipt, the Administrative Agent shall promptly distribute to each Lender that has Revolving Exposure its Pro Rata Share thereof.
(b)    The European Borrower agrees to pay to Lenders (other than Defaulting Lenders) having European Revolving Exposure:
(i)    commitment fees equal to (1) the average of the daily difference between (a) the European Revolving Commitments and (b) the Euro Equivalent of the aggregate principal amount of (x) all outstanding European Revolving Loans plus (y) the European Letter of Credit Usage, times (2) the Applicable Revolving Commitment Fee Percentage; and
(ii)    letter of credit fees equal to (1) the Applicable Margin for European Revolving Loans, times (2) the Euro Equivalent of the average aggregate daily maximum amount available to be drawn under all such European Letters of Credit (regardless of whether any conditions for drawing could then be met and determined as of the close of business on any date of determination).

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All fees referred to in this Section 2.11(b) shall be paid in Euros to the Administrative Agent at its applicable Principal Office and upon receipt, the Administrative Agent shall promptly distribute to each Lender that has Revolving Exposure its Pro Rata Share thereof.
(c)    The Hong Kong Borrower agrees to pay to Lenders (other than Defaulting Lenders) having Hong Kong Revolving Exposure commitment fees equal to (1) the average of the daily difference between (a) the Hong Kong Revolving Commitments and (b) the Dollar Equivalent of the aggregate principal amount of all outstanding Hong Kong Revolving Loans, times (2) the Applicable Revolving Commitment Fee Percentage.
All fees referred to in this Section 2.11(c) shall be paid in Dollars to the Administrative Agent at its Principal Office and upon receipt, the Administrative Agent shall promptly distribute to each Lender that has Revolving Exposure its Pro Rata Share thereof.
(d)    Letter of Credit Fronting Fees.
(i)    The U.S. Borrower agrees to pay directly to the applicable Issuing Bank, for its own account, with respect to any standby U.S. Letters of Credit and standby Canadian Letters of Credit a fronting fee in Dollars equal to 0.125% per annum (or such lesser amount as may be agreed to by the Borrower Representative and the applicable Issuing Bank), times the average aggregate daily maximum amount available to be drawn under all such U.S. Letters of Credit and Canadian Letters of Credit (determined as of the close of business on any date of determination).
(ii)    The European Borrower agrees to pay directly to the applicable Issuing Bank, for its own account, with respect to any standby European Letters of Credit a fronting fee in Euros equal to 0.125% per annum (or such lesser amount as may be agreed to by the Borrower Representative and the applicable Issuing Bank), times the average aggregate daily maximum amount available to be drawn under all such European Letters of Credit (determined as of the close of business on any date of determination).
(iii)    The applicable Borrower agrees to pay fees to be agreed with the applicable Issuing Bank in respect of all commercial Letters of Credit.
(iv)    The applicable Borrower agrees to pay such documentary and processing charges for any issuance, amendment, transfer or payment of a Letter of Credit as are in accordance with the applicable Issuing Bank’s standard schedule for such charges and as in effect at the time of such issuance, amendment, transfer or payment, as the case may be.
(e)    All fees referred to in Sections 2.11(a), 2.11(b), 2.11(c) and 2.11(d) shall be calculated on the basis of a 360‑day year and the actual number of days elapsed and shall be payable quarterly in arrears on March 31, June 30, September 30 and December 31 of each year during the applicable Revolving Commitment Period, commencing on the first such date to occur after the Closing Date, and on the applicable Revolving Commitment Termination Date.

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(f)    In addition to any of the foregoing fees, the Borrowers agree to pay to Agents such other fees (such as administrative agency fees) in the amounts and at the times separately agreed upon.
Section 2.12    Scheduled Payments.
(a)    (i) The principal amounts of the Tranche A Dollar Term Loans shall be repaid in consecutive quarterly installments (each, an “Installment”) in the aggregate amounts set forth below on the dates set forth below (each, an “Installment Date”), commencing on September 30, 2019:

Installment Date	Tranche A Dollar Term Loan Installments
September 30, 2019	$6,832,687.50
December 31, 2019	$6,832,687.50
March 31, 2020	$6,832,687.50
June 30, 2020	$6,832,687.50
September 30, 2020	$6,832,687.50
December 31, 2020	$6,832,687.50
March 31, 2021	$6,832,687.50
June 30, 2021	$6,832,687.50
September 30, 2021	$13,665,375.00
December 31, 2021	$13,665,375.00
March 31, 2022	$13,665,375.00
June 30, 2022	$13,665,375.00
September 30, 2022	$20,498,062.50
December 31, 2022	$20,498,062.50
March 31, 2023	$20,498,062.50
June 30, 2023	$20,498,062.50
September 30, 2023	$20,498,062.50
December 31, 2023	$20,498,062.50
March 31, 2024	$20,498,062.50
Tranche A Dollar Term Loan Maturity Date	Remainder

(b)    (i) The principal amounts of the Tranche A Euro Term Loans shall be repaid in Installments in the aggregate amounts set forth below on the dates set forth below, commencing on September 30, 2019:

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Installment Date	Tranche A Euro Term Loan Installments
September 30, 2019	€3,125,000.00
December 31, 2019	€3,125,000.00
March 31, 2020	€3,125,000.00
June 30, 2020	€3,125,000.00
September 30, 2020	€3,125,000.00
December 31, 2020	€3,125,000.00
March 31, 2021	€3,125,000.00
June 30, 2021	€3,125,000.00
September 30, 2021	€6,250,000.00
December 31, 2021	€6,250,000.00
March 31, 2022	€6,250,000.00
June 30, 2022	€6,250,000.00
September 30, 2022	€9,375,000.00
December 31, 2022	€9,375,000.00
March 31, 2023	€9,375,000.00
June 30, 2023	€9,375,000.00
September 30, 2023	€9,375,000.00
December 31, 2023	€9,375,000.00
March 31, 2024	€9,375,000.00
Tranche A Euro Term Loan Maturity Date	Remainder

(c)    Notwithstanding the foregoing, (x) such Installments shall be reduced, respectively, in connection with any voluntary prepayment of the applicable Tranche A Term Loans in accordance with Section 2.13 and Section 2.15; and (y) the Tranche A Term Loans, together with all other amounts owed hereunder with respect thereto, shall, in any event, be paid in full no later than the applicable Term Loan Maturity Date.
Section 2.13    Voluntary Prepayments/Commitment Reductions.
(a)    Voluntary Prepayments.
(i)    Any time and from time to time (1) with respect to Base Rate Loans or Canadian Prime Rate Loans, the U.S. Borrower may prepay any such Loans on any Business Day in whole or in part, in an aggregate minimum amount of $5,000,000 and integral multiples of $1,000,000 in excess of that amount; (2) with respect to Eurocurrency Rate Loans, the applicable Borrower may prepay any such Loans on any Business Day in whole or in part in an aggregate minimum amount of, with respect to Loans denominated in Dollars, Canadian Dollars or Hong Kong Dollars and U.S. Revolving Loans, Canadian Revolving Loans or Hong Kong Revolving Loans, $5,000,000 and integral multiples of $1,000,000 in excess of that amount, and, with respect to Loans denominated in Euros and all European Revolving Loans, €5,000,000 and integral multiples of €1,000,000 in excess of that amount; and (3) with respect

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to Swing Line Loans, the U.S. Borrower or European Borrower, as applicable, may prepay any such Loans on any Business Day in whole or in part in an aggregate minimum amount of, with respect to Swing Line Loans denominated in Dollars or Canadian Dollars, $500,000, and in integral multiples of $100,000 in excess of that amount, and, with respect to Swing Line Loans denominated in Euros, €5,000,000 and integral multiples of €1,000,000 in excess of that amount, in each case, without premium or penalty except as described in the immediately following sentence.
(ii)    All such prepayments shall be made (1) upon not less than one Business Day’s prior written notice in the case of Base Rate Loans, Canadian Prime Rate Loans; (2) upon not less than three Business Days’ prior written notice in the case of Eurocurrency Rate Loans and (3) upon written notice on the date of prepayment, in the case of Swing Line Loans;
in each case given to the Administrative Agent or applicable Swing Line Lender, as the case may be, by 12:00 p.m. (New York City time) (or, with respect to repayments of European Revolving Loans, 12:00 p.m. (London, England time) or, with respect to repayments of Hong Kong Revolving Loans, 12:00 p.m. (New York City time)) on the date required (and the Administrative Agent or such Swing Line Lender, as the case may be, shall promptly transmit such original notice electronically or by telefacsimile or telephone to each Lender). Upon the giving of any such notice, the principal amount of the Loans specified in such notice shall become due and payable on the prepayment date specified therein; provided that such a notice may state that such notice is conditioned upon the effectiveness of other credit facilities, indentures or similar agreements or the occurrence of any other transactions, in which case such notice may be revoked by the Borrower Representative if such condition is not satisfied. Any such voluntary prepayment shall be applied as specified in Section 2.15(a).
(b)    Voluntary Commitment Reductions.
(i)    The Borrower Representative may, upon not less than three Business Days’ prior written notice to the Administrative Agent (which written notice the Administrative Agent shall promptly transmit electronically or by telefacsimile or telephone to each applicable Lender), at any time and from time to time terminate in whole or permanently reduce in part, without premium or penalty, the U.S. Revolving Commitments, the Canadian Revolving Commitments, the European Revolving Commitments and/or the Hong Kong Revolving Commitments in an amount up to the amount by which (w) the U.S. Revolving Commitments exceed the Total Utilization of U.S. Revolving Commitments, (x) the Canadian Revolving Commitments exceed the Total Utilization of Canadian Revolving Commitments, (y) the European Revolving Commitments exceed the Total Utilization of European Revolving Commitments, or (z) the Hong Kong Revolving Commitments exceed the Total Utilization of Hong Kong Revolving Commitments, as applicable, at the time of such proposed termination or reduction; provided, that any such partial reduction of the Revolving Commitments shall be in an aggregate minimum amount of, with respect to U.S. Revolving Commitments, Canadian Revolving Commitments and Hong Kong Revolving Commitments, $5,000,000 and integral multiples of $1,000,000 in excess of that amount, and, with respect to European Revolving Commitments, €5,000,000 and integral multiples of €1,000,000 in excess of that amount.
(ii)    The Borrower Representative’s notice to the Administrative Agent shall designate the date (which shall be a Business Day) of such termination or reduction and the

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amount of any partial reduction, and such termination or reduction of the Revolving Commitments shall be effective on the date specified in the Borrower Representative’s notice and shall reduce the applicable Revolving Commitments of each Lender proportionately to its Pro Rata Share thereof; provided that such a notice may state that such notice is conditioned upon the effectiveness of other credit facilities, indentures or similar agreements or the occurrence of any other transactions, in which case such notice may be revoked by the Borrower Representative if such condition is not satisfied. Notwithstanding anything to the contrary contained in this Section 2.13(b)(ii) or any other provision of this Agreement, the Borrower Representative may reduce the Revolving Commitment of any Defaulting Lender to an amount not less than the applicable Revolving Exposure of such Defaulting Lender with respect to such Revolving Commitment (it being understood that for purposes of determining such Defaulting Lender’s Revolving Exposure pursuant to this sentence, such Defaulting Lender’s Revolving Commitments shall be deemed to be terminated), such reduction to be subject to the consent of the Administrative Agent (such consent not to be unreasonably withheld, conditioned or delayed).
Section 2.14    Mandatory Prepayments/Commitment Reductions.
(a)    Revolving Loans, Swing Line Loans and Letters of Credit. The applicable Borrower shall from time to time (i) prepay first, the Swing Line Loans, and second, the Revolving Loans and (ii) if all such Loans are prepaid without exhausting the excess referred to below, Cash Collateralize outstanding Letters of Credit, in each case, to the extent necessary so that (w) the Total Utilization of U.S. Revolving Commitments shall not at any time exceed the U.S. Revolving Commitments then in effect, (x) the Total Utilization of Canadian Revolving Commitments shall not at any time exceed the Canadian Revolving Commitments then in effect (y) the Total Utilization of European Revolving Commitments shall not at any time exceed the European Revolving Commitments then in effect and (z) the Total Utilization of Hong Kong Revolving Commitments shall not at any time exceed the Hong Kong Revolving Commitments then in effect. Notwithstanding the foregoing, mandatory prepayments of Swing Line Loans and Revolving Loans and Cash Collateralization of Letters of Credit that would otherwise be required pursuant to this Section 2.14(a) solely as a result of fluctuations in Exchange Rates from time to time shall only be required to be made on the last Business Day of each month on the basis of the Exchange Rate in effect on such Business Day.
Section 2.15    Application of Prepayments/Reductions
(a)    Application of Voluntary Prepayments by Type of Loans. Any prepayment of any Loan pursuant to Section 2.13(a) shall be applied to the Loans and Installments, if applicable, as specified by the applicable Borrower in the applicable notice of prepayment (and shall not be required to be applied pro rata to all Loans or Installments); provided, further, that in the event the applicable

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Borrower fails to specify the Loans to which any such prepayment shall be applied, such prepayment shall be applied as follows:
first, to repay outstanding Swing Line Loans on a pro rata basis until paid in full;
second, to repay outstanding Revolving Loans on a pro rata basis until paid in full; and
third, to prepay the Tranche A Term Loans (and, if required by the applicable Joinder Agreement, the Incremental Term Loans) on a pro rata basis in accordance with the respective outstanding principal amounts thereof, which prepayments shall be applied in direct order of maturity to reduce the scheduled remaining Installments of the Tranche A Term Loans (and, if required by the applicable Joinder Agreement, the Incremental Term Loans);
in each case, for the avoidance of doubt, allocated on a pro rata basis among the applicable Tranche A Term Loans, Revolving Loans and Swing Line Loans.
(b)    Application of Prepayments of Loans to Base Rate Loans, Canadian Prime Rate Loans and Eurocurrency Rate Loans. Considering each Class of Loans being prepaid separately, any prepayment of U.S. Loans, Hong Kong Revolving Loans denominated in Dollars or Canadian Revolving Loans shall be applied first to Base Rate Loans and Canadian Prime Rate Loans to the full extent thereof before application to Eurocurrency Rate Loans, in each case in a manner which minimizes the amount of any payments required to be made by the U.S. Borrower pursuant to Section 2.18(c).
Section 2.16    General Provisions Regarding Payments.
(a)    All payments by the Borrowers of principal, interest, fees and other Obligations shall be made, (i) with respect to Loans denominated in Dollars, U.S. Revolving Commitments or Hong Kong Revolving Commitments, in Dollars, (ii) with respect to Canadian Revolving Loans denominated in Canadian Dollars or Canadian Revolving Commitments, in Canadian Dollars, (iii) with respect to Hong Kong Revolving Loans denominated in Hong Kong Dollars, in Hong Kong Dollars and (iv) with respect to European Revolving Loans denominated in Euros or European Revolving Commitments (including any commitment fees with respect to the undrawn portion thereof), in Euros or, with respect to European Revolving Loans denominated in an Other Foreign Currency, in the Other Foreign Currency in which such European Revolving Loans are denominated, in each case in same day funds, without defense, setoff or counterclaim, free of any restriction or condition (other than any security or quasi-security arising in connection with any cash pooling, netting or set-off arrangement entered into by any Group Member in the ordinary course of its banking arrangements for the purpose of netting debit and credit balances (including any security or quasi-security granted in favor of the financial institution with whom such arrangements are entered into in order to secure obligations under such arrangements and including an ancillary facility which is an overdraft comprising more than one account)), and delivered to the Administrative Agent not later than 12:00 p.m. (New York City time), with respect to European Revolving Loans or European Revolving Commitments, 12:00 p.m. (London, England time) or, with respect to Hong Kong Revolving Loans or Hong Kong Revolving Commitments, 12:00 p.m. (New York City time) on the date due at the Principal Office designated by the Administrative Agent

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for the account of Lenders. For purposes of computing interest and fees, funds received by the Administrative Agent after that time on such due date shall be deemed to have been paid by the Borrowers on the next succeeding Business Day.
(b)    All payments in respect of the principal amount of any Loan (other than voluntary prepayments of Revolving Loans, Base Rate Loans, Canadian Prime Rate Loans or Euro Overnight Index Average Rate Loans) shall be accompanied by payment of accrued interest on the principal amount being repaid or prepaid, and all such payments (and, in any event, any payments in respect of any Loan on a date when interest is due and payable with respect to such Loan) shall be applied to the payment of interest then due and payable before application to principal.
(c)    The Administrative Agent (or its agent or sub-agent appointed by it) shall promptly distribute to each Lender at such address as such Lender shall indicate in writing, such Lender’s applicable Pro Rata Share of all payments and prepayments of principal and interest due hereunder, together with all other amounts due thereto, including all fees payable with respect thereto, to the extent received by the Administrative Agent.
(d)    Notwithstanding the foregoing provisions hereof, if any Conversion/Continuation Notice is withdrawn as to any Affected Lender or if any Affected Lender makes Base Rate Loans in lieu of its Pro Rata Share of any Eurocurrency Rate Loans, the Administrative Agent shall give effect thereto in apportioning payments received thereafter.
(e)    Subject to the provisos set forth in the definition of “Interest Period” as they may apply to Revolving Loans, whenever any payment to be made hereunder with respect to any Loan shall be stated to be due on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day and, with respect to Revolving Loans only, such extension of time shall be included in the computation of the payment of interest hereunder or of the Revolving Commitment fees hereunder.
(f)    The Administrative Agent shall deem any payment by or on behalf of any Borrower hereunder that is not made in same day funds prior to 12:00 p.m. (New York City time) or, with respect to European Revolving Loans or European Revolving Commitments, 12:00 p.m. (London, England time), to be a non‑conforming payment. Any such payment shall not be deemed to have been received by the Administrative Agent until the later of (i) the time such funds become available funds, and (ii) the applicable next Business Day. The Administrative Agent shall give prompt electronic or telephonic notice (confirmed in writing) to the Borrower Representative and each applicable Lender if any payment is non‑conforming. Any non‑conforming payment may constitute or become a Default or Event of Default in accordance with the terms of Section 8.01(a).
(g)    If an Event of Default shall have occurred and not otherwise been waived, and the maturity of the Obligations under the Loan Documents shall have been accelerated pursuant to Section 8.01, all payments or proceeds received by Agents hereunder in respect of any of the Obligations under the Loan Documents, shall be applied in accordance with the application arrangements described in Section 2.15(b).

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Section 2.17    Ratable Sharing. The Lenders to the U.S. Borrower agree among themselves, the Lenders to the European Borrower hereby agree among themselves, and the Lenders to the Hong Kong Borrower hereby agree among themselves, that, except as otherwise provided in any Security Document with respect to amounts realized from the exercise of rights with respect to any Collateral, if any of them shall, whether by voluntary payment (other than a voluntary prepayment of Loans made and applied in accordance with the terms hereof), through the exercise of any right of set‑off or banker’s lien, by counterclaim or cross action or by the enforcement of any right under the Loan Documents or otherwise, or as adequate protection of a deposit treated as cash collateral under the Bankruptcy Code, receive payment or reduction of a proportion of the aggregate amount of principal, interest, amounts payable in respect of Letters of Credit, fees and other amounts then due and owing to such Lender hereunder or under the other Loan Documents (collectively, the “Aggregate Amounts Due” to such Lender) which is greater than the proportion received by any other Lender in respect of the Aggregate Amounts Due to such other Lender, then the Lender receiving such proportionately greater payment shall (a) notify the Administrative Agent and each other Lender of the receipt of such payment and (b) apply a portion of such payment to purchase participations (which it shall be deemed to have purchased from each seller of a participation simultaneously upon the receipt by such seller of its portion of such payment) in the Aggregate Amounts Due to the other Lenders so that all such recoveries of Aggregate Amounts Due shall be shared by all Lenders in proportion to the Aggregate Amounts Due to them; provided, that if all or part of such proportionately greater payment received by such purchasing Lender is thereafter recovered from such Lender upon the bankruptcy or reorganization of any Borrower or otherwise, those purchases shall be rescinded and the purchase prices paid for such participations shall be returned to such purchasing Lender ratably to the extent of such recovery, but without interest. The provisions of this Section 2.17 shall not be construed to apply to (a) any payment made by any Borrower pursuant to and in accordance with the express terms of this Agreement or (b) any payment obtained by any Lender as consideration for the assignment or sale of a participation in any of its Loans or other Obligations owed to it. The provisions of this Section 2.17 are subject to any security or quasi-security arising in connection with any cash pooling, netting or set-off arrangement entered into by any Group Member in the ordinary course of its banking arrangements for the purpose of netting debit and credit balances.
Section 2.18    Making or Maintaining Eurocurrency Rate Loans.
(a)    Inability to Determine Applicable Interest Rate. In the event of any Market Disruption, the Administrative Agent shall on such date give notice (electronically or by telefacsimile or by telephone confirmed in writing) to the Borrower Representative and each Lender of such determination, whereupon (i) with respect to Loans denominated in Dollars or Canadian Dollars, (x) no Loans may be made as, or converted to, Eurocurrency Rate Loans until such time as the Administrative Agent notifies the Borrower Representative and Lenders that the circumstances giving rise to such notice no longer exist and (y) any Borrowing Notice or Conversion/Continuation Notice given by the Borrower Representative with respect to the Loans in respect of which such determination was made shall be deemed to be rescinded by the Borrower Representative, and (ii) with respect to Loans denominated in Euros, Hong Kong Dollars or Other Foreign Currency, if the Administrative Agent or the Borrower Representative so require, the Administrative Agent and the Borrower Representative will negotiate in good faith for a period of not more than 30 days in order to agree on a mutually acceptable substitute basis for calculating the interest payable on

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the affected Eurocurrency Rate Loans and, (x) if a substitute basis is agreed within that period between the Administrative Agent and the Borrower Representative, then it shall apply in accordance with its terms (and may be retrospective to the beginning of the relevant Interest Period) and (y) unless and until a substitute basis is so agreed, the interest payable to such Lenders on the applicable Eurocurrency Rate Loans for the relevant Interest Period will be the rate confirmed in writing to the Administrative Agent by that Lender to be its cost of funds (from any source which it may reasonably select) plus the Applicable Margin.
(b)    Illegality. Notwithstanding any other provision herein, if the adoption of or any change in any law, treaty, governmental rules, regulation or guideline or order, or in the interpretation or application thereof shall make it unlawful for any Lender to make or maintain Eurocurrency Rate Loans as contemplated by this Agreement (such Lender an “Affected Lender”), (i) the Commitment of such Lender hereunder to make Eurocurrency Rate Loans, continue Eurocurrency Rate Loans as such and convert Base Rate Loans or Canadian Prime Rate Loans to Eurocurrency Rate Loans shall forthwith be suspended until such time as it shall no longer be unlawful for such Lender to make or maintain the affected Loan and (ii) any such Lender’s Loans then outstanding as Eurocurrency Rate Loans denominated in Dollars or Canadian Dollars, if any, shall be converted automatically to Base Rate Loans or Canadian Prime Rate Loans, respectively, on the respective last days of the then current Interest Periods with respect to such Loans or within such earlier period as required by law. If any such conversion of a Eurocurrency Rate Loan occurs on a day which is not the last day of the then current Interest Period with respect thereto, the applicable Borrower shall pay to such Lender such amounts, if any, as may be required pursuant to Section 2.18(c).
(c)    Compensation for Breakage or Non‑Commencement of Interest Periods. The applicable Borrower shall compensate each Lender, upon written request by such Lender (which request shall set forth the basis for requesting such amounts), for all reasonable losses, expenses and liabilities (including any interest paid by such Lender to Lenders of funds borrowed by it to make or carry its Eurocurrency Rate Loans and any loss, expense or liability sustained by such Lender in connection with the liquidation or re‑employment of such funds but excluding loss of anticipated profits) which such Lender actually sustains as a direct result of any of the following circumstances: (i) if for any reason (other than a default by such Lender) a borrowing of any Eurocurrency Rate Loan does not occur on a date specified therefor in a Borrowing Notice, or a conversion to or continuation of any Eurocurrency Rate Loan does not occur on a date specified therefor in a Conversion/Continuation Notice; (ii) if any prepayment or other principal payment of, or any conversion of, any of its Eurocurrency Rate Loans occurs on a date prior to the last day of an Interest Period applicable to that Loan; or (iii) if any prepayment of any of its Eurocurrency Rate Loans is not made on any date specified in a notice of prepayment given by the applicable Borrower or the Borrower Representative.
(d)    Booking of Eurocurrency Rate Loans. Any Lender may make, carry or transfer Eurocurrency Rate Loans at, to or for the account of any of its branch offices or the office of an Affiliate of such Lender.
(e)    Alternate Eurocurrency Rate. If at any time the Administrative Agent determines (which determination shall be conclusive absent manifest error) that the circumstances set forth in clause (a) above have arisen and such circumstances are unlikely to be temporary or (ii) the circumstances set forth in clause (a) above have not arisen but the supervisor for the administrator

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of the Screen Rate or a Governmental Authority having jurisdiction over the Administrative Agent has made a public statement identifying a specific date after which the Screen Rate shall no longer be used for determining interest rates for loans, then the Administrative Agent and the Borrowers shall endeavor to establish an alternate rate of interest to the Eurocurrency Rate that gives due consideration to the then prevailing market convention for determining a rate of interest for syndicated loans in the United States, Europe, Hong Kong and/or Canada at such time, and shall enter into an amendment to this Agreement to reflect such alternate rate of interest and such other related changes to this Agreement as may be applicable (but for the avoidance of doubt, such related changes shall not include a reduction of the Applicable Margin); provided that, if such alternate rate of interest as so determined would be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement. Notwithstanding anything to the contrary in Section 10.05, such amendment shall become effective without any further action or consent of any other party to this Agreement so long as the Administrative Agent shall not have received, within five Business Days of the date notice of such alternate rate of interest is provided to the Lenders, a written notice from the Required Lenders stating that such Required Lenders object to such amendment. Until an alternate rate of interest shall be determined in accordance with this clause (e), (A) the applicable Borrower will, on the last day of the then existing Interest Period therefor, either (x) prepay such Loan or (y) convert (to the extent permitted hereunder) such Loans into Base Rate Loans and (B) the obligation of the applicable Lenders to make, continue or to convert Loans into, Eurocurrency Rate Loans shall be suspended.
Section 2.19    Increased Costs; Capital Adequacy.
(a)    Compensation For Increased Costs. In the event that any Lender (which term shall include the Issuing Bank for purposes of this Section 2.19(a)) shall determine (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto) that any law, treaty or governmental rule, regulation or order, or any change therein or in the interpretation, administration or application thereof (including, notwithstanding anything herein to the contrary, the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith regardless of the date enacted, adopted or issued (but only to the extent actually implemented)), or any determination of a court or Governmental Authority, in each case that becomes effective after the date hereof, or compliance by such Lender with any guideline, request or directive issued or made after the date hereof by any central bank or other governmental or quasi‑governmental authority (whether or not having the force of law and including all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case, pursuant to Basel III, regardless of the date enacted, adopted or issued (but only to the extent actually implemented)): (i) imposes, modifies or holds applicable any reserve (including any marginal, emergency, supplemental, special or other reserve), special deposit, compulsory loan, FDIC insurance or similar requirement against assets held by, or deposits or other liabilities in or for the account of, or advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of such Lender (other than any such reserve or other requirements with respect to Eurocurrency Rate Loans that are reflected in the definition of Eurocurrency Rate); or (ii) imposes any other condition on or affecting such Lender (or its applicable lending office) or its obligations hereunder or the London interbank market or the relevant off-shore interbank market for any Approved Currency; and the

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result of any of the foregoing is to increase the cost to such Lender of agreeing to make, making or maintaining Loans hereunder or acquiring participations in, issuing or maintaining Letters of Credit hereunder or to reduce any amount received or receivable by such Lender (or its applicable lending office) with respect thereto; then, in any such case, the applicable Borrower shall promptly pay to such Lender, upon receipt of the statement referred to in the next sentence, such additional amount or amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Lender in its sole discretion shall determine) as may be necessary to compensate such Lender for any such increased cost or reduction in amounts received or receivable hereunder. Such Lender shall deliver to the Borrower Representative (with a copy to the Administrative Agent) a written statement, setting forth in reasonable detail the basis for calculating the additional amounts owed to such Lender under this Section 2.19(a), which statement shall be conclusive and binding upon all parties hereto absent manifest error. For the avoidance of doubt, this Section 2.19(a) shall not apply to any Excluded Taxes or Indemnified Taxes imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document.
(b)    Capital Adequacy Adjustment. In the event that any Lender (which term shall include the Issuing Bank for purposes of this Section 2.19(b)) shall have determined that the adoption, effectiveness, phase‑in or applicability after the Closing Date of any law, rule or regulation (or any provision thereof) regarding capital adequacy or liquidity requirements, or any change therein or in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof in each case that becomes effective after the date hereof, or compliance by any Lender (or its applicable lending office) with any guideline, request or directive issued or made after the date hereof regarding capital adequacy or liquidity requirements (whether or not having the force of law) of any such Governmental Authority, central bank or comparable agency (including, notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (ii) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case, pursuant to Basel III, regardless in the case of clauses (i) and (ii) of the date enacted, adopted or issued (but in the case of clauses (i) and (ii) only to the extent actually implemented)), has or would have the effect of reducing the rate of return on the capital of such Lender or any corporation controlling such Lender as a consequence of, or with reference to, such Lender’s Loans or Revolving Commitment or Letters of Credit, or participations therein or other obligations hereunder with respect to the Loans or the Letters of Credit, to a level below that which such Lender or such controlling corporation could have achieved but for such adoption, effectiveness, phase‑in, applicability, change or compliance (taking into consideration the policies of such Lender or such controlling corporation with regard to capital adequacy or liquidity requirements), then from time to time, within five Business Days after receipt by the Borrower Representative from such Lender of the statement referred to in the next sentence, the applicable Borrower shall pay to such Lender such additional amount or amounts as shall compensate such Lender or such controlling corporation on an after‑tax basis for such reduction. Such Lender shall deliver to the Borrower Representative (with a copy to the Administrative Agent) a written statement, setting forth in reasonable detail the basis for calculating the additional amounts owed to such Lender under this Section 2.19(b), which statement shall be conclusive and binding upon all parties hereto absent manifest error.

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Section 2.20    Taxes; Withholding, Etc.
(a)    Payments to Be Free and Clear. Any and all sums payable by or on behalf of any Loan Party hereunder and under any other Loan Document shall (except to the extent required by law) be paid free and clear of, and without any deduction or withholding for or on account of, any Tax.
(b)    Withholding of Taxes. If any Loan Party or any other Person is required by law to make any deduction or withholding for or on account of any Tax from any sum paid or payable by or on behalf of any Loan Party to the Administrative Agent or any Lender (which term shall include the Issuing Bank for purposes of this Section 2.20(b)) under any of the Loan Documents: (i) the applicable Loan Party shall notify the Administrative Agent in writing of any such requirement or any change in any such requirement as soon as the applicable Loan Party becomes aware of it; (ii) the applicable Borrower shall timely pay any such Tax before the date on which penalties attach thereto, such payment to be made (if the liability to pay is imposed on any Loan Party) for its own account or (if that liability is imposed on the Administrative Agent or such Lender) on behalf of and in the name of the Administrative Agent or such Lender, as the case may be to the relevant Governmental Authority in accordance with law; (iii) if such Tax is an Indemnified Tax, then the sum payable by such Loan Party in respect of which the relevant deduction, withholding or payment is required shall be increased to the extent necessary to ensure that, after the making of that deduction, withholding or payment, the Administrative Agent or such Lender, as the case may be, receives on the due date a net sum equal to what it would have received had no such deduction, withholding or payment been required or made (after taking into account any additional deduction, withholding or payment of any Indemnified Taxes on such increased payment); and (iv) as soon as practicable after any payment of Tax by a Loan Party, the applicable Loan Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.
(c)    Evidence of Exemption From, or Reduction of, Withholding Tax. Any Lender (which term shall include the Issuing Bank for purposes of this Section 2.20(c)) that is entitled to an exemption from or reduction of withholding Tax under the law of the jurisdiction in which any Borrower is resident for tax purposes, or any treaty to which such jurisdiction is a party, with respect to payments hereunder or under any other Loan Document shall, to the extent it may lawfully do so, deliver to such Borrower and the Administrative Agent, at the time or times prescribed by applicable requirements of law and reasonably requested by such Borrower or the Administrative Agent, such properly completed and executed documentation prescribed by applicable requirements of law and any other information as will permit such payments to be made without withholding or at a reduced rate of withholding. Notwithstanding anything to the contrary in the preceding sentence, the completion, execution and submission of such documentation (other than such documentation set forth in (c)(i) and (ii) below, the immediately subsequent sentence and, in the case of a U.S. Lender, the IRS Form W-9) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender. If a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding

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Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrowers and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrowers or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrowers or the Administrative Agent as may be necessary for the Borrowers and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of the foregoing sentence, “FATCA” shall include any amendments made to FATCA after the date of this Agreement. Without limiting the generality of the foregoing, each Lender that is not a “United States person” (as such term is defined in Section 7701(a)(30) of the Internal Revenue Code) for U.S. federal income tax purposes and that is a Lender to a U.S. Loan (a “Non‑U.S. Lender”) (for this purpose, including any Commitment with respect thereto) shall, to the extent it is legally entitled to do so, deliver to the Administrative Agent for transmission to the Borrower Representative, on or prior to the Closing Date or on or prior to the date of the Assignment Agreement pursuant to which it becomes a Lender (in the case of each other Lender), and at such other times as may be prescribed by law or as may be necessary in the determination of the Borrower Representative or the Administrative Agent (each in the reasonable exercise of its discretion), (i) two copies of IRS Form W‑8BEN or W-8BEN-E, as applicable (claiming the benefits of any applicable income tax treaty), W‑8ECI, W‑8EXP and/or W‑8IMY (or, in each case, any successor forms), as applicable, properly completed and duly executed by such Lender, and such other documentation required under the Internal Revenue Code or reasonably requested by the Borrower Representative or the Administrative Agent to establish that such Lender is not subject to (or is subject to a reduced rate of) deduction or withholding of United States federal income tax with respect to any payments to such Lender of principal, interest, fees or other amounts payable under any of the Loan Documents or (ii) if such Lender is not a “bank” or other Person described in Section 881(c)(3) of the Internal Revenue Code and is relying on the so-called “portfolio interest exemption,” a Certificate re Non‑Bank Status together with two copies of IRS Form W-8BEN or W-8BEN-E, as applicable (or any successor form), properly completed and duly executed by such Lender, and such other documentation required under the Internal Revenue Code or reasonably requested by the Borrower Representative or the Administrative Agent to establish that such Lender is not subject to deduction or withholding of United States federal income tax with respect to any payments to such Lender of interest payable under any of the Loan Documents. Each Lender that is a United States person (as such term is defined in Section 7701(a)(30) of the Internal Revenue Code) for United States federal income tax purposes (a “U.S. Lender”) shall deliver to the Administrative Agent and the Borrower Representative on or prior to the Closing Date (or, if later, on or prior to the date on which such Lender becomes a party to this Agreement) two copies of IRS Form W‑9 (or any successor form), properly completed and duly executed by such Lender, certifying that such U.S. Lender is exempt from United States backup withholding tax. Each Lender required to deliver any forms, certificates or other evidence with respect to United States federal income tax withholding matters pursuant to this Section 2.20(c) hereby agrees, from time to time after the initial delivery by such Lender of such forms, certificates or other evidence, whenever a lapse in time or change in circumstances renders such forms, certificates or other evidence obsolete or inaccurate in any material respect,

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that such Lender shall promptly deliver to the Administrative Agent and the Borrower Representative two new copies of IRS Form W‑8BEN, W-8-BEN-E, W‑8ECI, W‑8IMY, W‑8EXP and/or W‑9 (or, in each case, any successor form), or a Certificate re Non‑Bank Status, as the case may be, properly completed and duly executed by such Lender, and such other documentation required under the Internal Revenue Code and reasonably requested by the Borrower Representative or the Administrative Agent to confirm or establish that such Lender is not subject to (or is subject to a reduced rate of) deduction or withholding of United States federal income tax with respect to payments to such Lender under the Loan Documents, or notify the Administrative Agent and the Borrower Representative of its inability to deliver any such forms, certificates or other evidence. No Borrower shall be required to pay any additional amount to any Non‑U.S. Lender under Section 2.20(b)(iii) with respect to Indemnified Taxes imposed by reason of such Lender’s failure (1) to deliver the forms, certificates or other evidence required by this Section 2.20(c) or (2) to notify the Administrative Agent and the Borrower Representative of its inability to deliver any such forms, certificates or other evidence, as the case may be; provided, that if such Lender shall have satisfied the requirements to deliver forms, certificates or other evidence under this Section 2.20(c) on the date of the Assignment Agreement pursuant to which it became a Lender, nothing in this last sentence of Section 2.20(c) shall relieve any Loan Party of its obligation to pay any additional amounts pursuant to this Section 2.20 in the event that, as a result of any change in any applicable law, treaty or governmental rule, regulation or order, or any change in the interpretation, administration or application thereof that becomes effective after such date, such Lender is no longer properly entitled to deliver forms, certificates or other evidence at a subsequent date establishing the fact that such Lender is not subject to withholding as described herein.
(d)    Without limiting the provisions of Section 2.20(b), each Loan Party shall timely pay, or at the option of the Administrative Agent timely reimburse it for the payment of, all Other Taxes to the relevant Governmental Authorities in accordance with applicable law. Each Loan Party or the Borrower Representative shall deliver to the Administrative Agent official receipts or other evidence of such payment reasonably satisfactory to the Administrative Agent in respect of any Other Taxes payable hereunder promptly after payment of such Other Taxes.
(e)    If the Administrative Agent or a Lender (which term shall include the Issuing Bank for purposes of this Section 2.20(e)) receives a refund of any amount as to which a Borrower has made any payments pursuant to this Section 2.20, the Administrative Agent or such Lender shall pay over any such refund to such Borrower (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of such Lender’s expenses and out-of-pocket costs (including Taxes) of such Administrative Agent or a Lender and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided that such Borrower, upon the request of the Administrative Agent or such Lender, agrees to repay the amount paid over to the Borrower (including any applicable interest, fees and penalties) in the event that the Administrative Agent or such Lender is required to repay such refund to the relevant Governmental Authority. Notwithstanding anything to the contrary in this paragraph (e), in no event will the Administrative Agent or a Lender be required to pay any amount to a Borrower pursuant to this paragraph (e) the payment of which would place the Administrative Agent or a Lender in a less favorable net after-Tax position than the Administrative Agent or the Lender would have been in if the Tax subject to indemnification and giving rise to such refund had

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not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any Administrative Agent or a Lender to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to a Borrower or any other Person.
(f)    The Loan Parties shall jointly and severally indemnify the Administrative Agent and any Lender (which term shall include Issuing Bank for purposes of this Section 2.20(f)), within 10 days after demand therefor, for the full amount of Indemnified Taxes for which additional amounts are required to be paid pursuant to Section 2.20(b) and Other Taxes, in each case arising in connection with this Agreement or any other Loan Document (including any such Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section 2.20) paid by the Administrative Agent or Lender or any of their respective Affiliates and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to such Loan Party shall be conclusive absent manifest error. Such payment shall be due within 30 days of such Loan Party’s receipt of such certificate.
Section 2.21    Obligation to Mitigate. Each Lender (which term shall include the Issuing Bank for purposes of this Section 2.21) agrees that, as promptly as practicable after the officer of such Lender responsible for administering its Loans or Letters of Credit, as the case may be, becomes aware of the occurrence of an event or the existence of a condition that would cause such Lender to become an Affected Lender or that would entitle such Lender to receive payments under Section 2.18, 2.19 or 2.20, it shall, to the extent not inconsistent with the internal policies of such Lender and any applicable legal or regulatory restrictions, use reasonable efforts to (a) make, issue, fund or maintain its Credit Extensions through another office of such Lender or (b) take such other measures as such Lender may deem reasonable, if as a result thereof the circumstances which would cause such Lender to be an Affected Lender would cease to exist or the additional amounts which would otherwise be required to be paid to such Lender pursuant to Section 2.18, 2.19 or 2.20 would be materially reduced and if, as determined by such Lender in its sole discretion, the making, issuing, funding or maintaining of such Revolving Commitments, Loans or Letters of Credit through such other office or in accordance with such other measures, as the case may be, would not otherwise adversely affect the interests of such Lender in any material respect; provided, that such Lender shall not be obligated to utilize such other office pursuant to this Section 2.21 unless the Borrower Representative agrees to pay all incremental expenses incurred by such Lender as a result of utilizing such other office as described above. A certificate as to the amount of any such expenses payable by the Borrower Representative pursuant to this Section 2.21 (setting forth in reasonable detail the basis for requesting such amount) submitted by such Lender to the Borrower Representative (with a copy to the Administrative Agent) shall be conclusive absent manifest error. For the avoidance of doubt, nothing in this Section 2.21 shall relieve any Lender from its obligations pursuant to Section 2.20(c) of this Agreement.
Section 2.22    Defaulting Lenders. Notwithstanding anything to the contrary contained in this Agreement, if any obligations of any Lender to purchase participations in or otherwise refinance or support any Swing Line Loans or Letters of Credit exist at the time any Lender having

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a Revolving Commitment becomes a Defaulting Lender (such Lender, a “Defaulting Revolving Lender”) then:
(a)    all obligations of the applicable Defaulting Revolving Lender to purchase participations in or otherwise refinance or support such Swing Line Loans and Letters of Credit shall be reallocated among the non-Defaulting Revolving Lenders of the applicable Class in accordance with their respective Pro Rata Share thereof, but only to the extent (i) (x) with respect to U.S. Swing Line Loans and U.S. Letters of Credit, the sum of the non-Defaulting Revolving Lenders’ Pro Rata Shares of the Total Utilization of U.S. Revolving Commitments plus such Defaulting Revolving Lender’s Pro Rata Share of U.S. Revolving Exposure does not exceed the total of all non-Defaulting Revolving Lenders’ U.S. Revolving Commitments, (y) with respect to Canadian Swing Line Loans and Canadian Letters of Credit, the sum of the non-Defaulting Revolving Lenders’ Pro Rata Shares of the Total Utilization of Canadian Revolving Commitments plus such Defaulting Revolving Lender’s Pro Rata Share of Canadian Revolving Exposure does not exceed the total of all non-Defaulting Revolving Lenders’ Canadian Revolving Commitments and (z) with respect to European Swing Line Loans and European Letters of Credit, the sum of the non-Defaulting Revolving Lenders’ Pro Rata Shares of the Total Utilization of European Revolving Commitments plus such Defaulting Revolving Lender’s Pro Rata Share of European Revolving Exposure does not exceed the total of all non-Defaulting Revolving Lenders’ European Revolving Commitments and (ii) in each case, the conditions set forth in Section 3.02 are satisfied at such time; it being understood that no reallocation will be made with respect to any non-Defaulting Revolving Lender to the extent such reallocation causes such non-Defaulting Revolving Lender’s Pro Rata Share of the Total Utilization of U.S. Revolving Commitments, Total Utilization of Canadian Revolving Commitments or Total Utilization of European Revolving Commitments, as applicable, to exceed such Non-Defaulting Lender’s U.S. Revolving Commitment, Canadian Revolving Commitment or European Revolving Commitment, as applicable;
(b)    if the reallocation described in Section 2.22(a) cannot, or can only partially, be effected, the applicable Borrower shall (i) first, within one Business Day following notice by the Administrative Agent, prepay any outstanding Swing Line Loans to the extent the obligations of the applicable Defaulting Revolving Lender to purchase participations in or otherwise refinance or support Swing Line Loans have not been reallocated pursuant to Section 2.22(a) and (ii) second, within three Business Days following notice by the Administrative Agent, Cash Collateralize such Defaulting Revolving Lender’s Pro Rata Share of the obligations to purchase participations in or otherwise refinance or support Letters of Credit (after giving effect to any partial reallocation pursuant to Section 2.22(a)) for so long as such obligations are outstanding;
(c)    if the obligations of the applicable Defaulting Revolving Lender to purchase participations in or otherwise refinance or support Letters of Credit are reallocated among the non-Defaulting Revolving Lenders pursuant to Section 2.22(a), then the fees payable to the Lenders pursuant to Section 2.11 shall be adjusted in accordance with such non-Defaulting Revolving Lenders’ Pro Rata Shares; and
(d)    Subject to Section 10.26, no reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation.

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Section 2.23    Removal or Replacement of a Lender. Anything contained herein to the contrary notwithstanding, in the event that: (a) (i) any Lender (an “Increased‑Cost Lender”) shall give notice to the Borrower Representative that such Lender is an Affected Lender or that such Lender is entitled to receive payments under Section 2.18(b), 2.19 or 2.20, (ii) the circumstances which have caused such Lender to be an Affected Lender or which entitle such Lender to receive such payments remain in effect, and (iii) such Lender shall fail to withdraw such notice within five Business Days after the Borrower Representative’s request for such withdrawal; or (b) (i) any Lender shall become a Defaulting Lender, (ii) such Defaulting Lender’s default remains in effect and (iii) such Defaulting Lender shall fail to cure the default as a result of which it has become a Defaulting Lender within five Business Days thereafter; or (c) in connection with any proposed amendment, modification, termination, extension, waiver or consent with respect to any of the provisions hereof as contemplated by Section 10.05(b) or Section 2.26, the consent of Required Lenders shall have been obtained but the consent of one or more of such other Lenders (each, a “Non‑Consenting Lender”) whose consent is required shall not have been obtained; then, with respect to each such Increased‑Cost Lender, Defaulting Lender or Non‑Consenting Lender (the “Terminated Lender”), the Borrower Representative may, by giving written notice to the Administrative Agent and any Terminated Lender of its election to do so, elect to cause such Terminated Lender (and such Terminated Lender hereby irrevocably agrees) to assign its outstanding Loans and its Revolving Commitments, if any, in full to one or more Eligible Assignees (each, a “Replacement Lender”) in accordance with the provisions of Section 10.06 and the applicable Borrower shall pay the fees, if any, payable thereunder in connection with any such assignment from an Increased‑Cost Lender, a Non-Consenting Lender or a Defaulting Lender; provided, that (1) on the date of such assignment, the Replacement Lender shall pay to the Terminated Lender an amount equal to the sum of (A) an amount equal to the principal of, and all accrued interest on, all outstanding Loans of the Terminated Lender, (B) an amount equal to all unreimbursed drawings on Letters of Credit that have been funded by such Terminated Lender, together with all then unpaid interest with respect thereto at such time and (C) an amount equal to all accrued but theretofore unpaid fees owing to such Terminated Lender pursuant to Section 2.11, such amounts to be calculated based on the Dollar Equivalent thereof with respect to the Tranche A Dollar Term Loans, U.S. Revolving Commitments or Hong Kong Revolving Commitments, based on the Foreign Exchange Equivalent thereof with respect to the Canadian Revolving Commitments and based on the Euro Equivalent thereof with respect to the Tranche A Euro Term Loans and European Revolving Commitments; (2) on the date of such assignment, the applicable Borrower shall pay any amounts payable to such Terminated Lender pursuant to Section 2.18(c), Section 2.19 or Section 2.20 or otherwise as if it were a prepayment and (3) in the event such Terminated Lender is a Non‑Consenting Lender, each Replacement Lender shall consent, at the time of such assignment, to each matter in respect of which such Terminated Lender was a Non‑Consenting Lender; provided, that the applicable Borrower may not make such election with respect to any Terminated Lender that is also the Issuing Bank unless, prior to the effectiveness of such election, the applicable Borrower shall have caused each outstanding Letter of Credit issued thereby to be cancelled, replaced or Cash Collateralized. Upon the prepayment of all amounts owing to any Terminated Lender and the termination of such Terminated Lender’s Revolving Commitments, if any, such Terminated Lender shall no longer constitute a “Lender” for purposes hereof; provided, that any rights of such Terminated Lender to indemnification hereunder shall survive as to such Terminated Lender. Each Lender agrees that if a Borrower exercises its option hereunder to cause an assignment by such

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Lender as a Terminated Lender, such Lender shall, promptly after receipt of written notice of such election, execute and deliver all documentation necessary to effectuate such assignment in accordance with Section 10.06. In the event that a Lender does not comply with the requirements of the immediately preceding sentence within one Business Day after receipt of such notice, each Lender hereby authorizes and directs the Administrative Agent to execute and deliver such documentation as may be required to give effect to an assignment in accordance with Section 10.06 on behalf of a Terminated Lender and any such documentation so executed by the Administrative Agent shall be effective for purposes of documenting an assignment pursuant to Section 10.06.
Section 2.24    Incremental Facilities. The Borrower Representative may by written notice to the Administrative Agent at any time after the Closing Date elect to request (A) an increase to the existing Revolving Commitments (any such increase, the “Incremental Revolving Commitments”) and/or (B) the establishment of one or more new term loan commitments (the “Incremental Term Loan Commitments”), by an aggregate amount not to exceed $1,500,000,000, and, in each case, not less than $25,000,000 individually (or such lesser amount which shall be approved by the Administrative Agent), and integral multiples of $10,000,000 in excess of that amount. Each such notice shall specify (A) the date (each, an “Increased Amount Date”) on which the Borrower Representative proposes that the Incremental Revolving Commitments or Incremental Term Loan Commitments, as applicable, shall be effective, which shall be a date (i) not less than 10 Business Days after the date on which such notice is delivered to the Administrative Agent and (ii) at least 90 days prior to the Revolving Commitment Termination Date and (B) the identity of each Lender or other Person that is an Eligible Assignee (each, an “Incremental Revolving Loan Lender” or “Incremental Term Loan Lender”, as applicable) to whom the Borrower Representative proposes any portion of such Incremental Revolving Commitments or Incremental Term Loan Commitments, as applicable, be allocated and the amounts of such allocations; provided that the Administrative Agent may elect or decline to arrange such Incremental Revolving Commitments or Incremental Term Loan Commitments in its sole discretion and any Lender approached to provide all or a portion of the Incremental Revolving Commitments or Incremental Term Loan Commitments may elect or decline, in its sole discretion, to provide an Incremental Revolving Commitment or an Incremental Term Loan Commitment. Such Incremental Revolving Commitments or Incremental Term Loan Commitments shall become effective as of such Increased Amount Date; provided that: (1) no Default or Event of Default shall exist on such Increased Amount Date before or after giving effect to such Incremental Revolving Commitments or Incremental Term Loan Commitments, as applicable; (2) the Administrative Agent shall have received certified copies of resolutions of the Board of Directors of the applicable Borrower authorizing such Incremental Revolving Commitments and/or Incremental Term Loan Commitments, as applicable, and related amendments to the Loan Documents; (3) the Incremental Revolving Commitments or Incremental Term Loan Commitments, as applicable, shall be effected pursuant to one or more Joinder Agreements executed and delivered by the applicable Borrower, the Incremental Revolving Loan Lender or Incremental Term Loan Lender, as applicable, and the Administrative Agent, and each of which shall be recorded in the Register and each Incremental Revolving Loan Lender and Incremental Term Loan Lender shall be subject to the requirements set forth in Section 2.20(c); and (4) the representations and warranties contained in Article IV hereto shall be true and correct in all material respects as of such Increased Amount Date except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true and correct

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in all material respects as of such earlier date (it being understood that to the extent any such representation and warranty is already qualified by materiality or material adverse effect, such representation and warranty will be true and correct in all respects); provided that, to the extent the proceeds of any Incremental Term Loans are being used to finance an investment or acquisition permitted hereunder, with the consent of the Borrower Representative and the applicable Incremental Term Loan Lender(s), clause (1) above shall be limited to the absence of the existence of any Default or Event of Default under Sections 8.01(a) or (e) and clause (4) above shall be limited to customary “specified representations” and those representations of the seller or the target company (as applicable) included in the acquisition agreement related to such investment or acquisition that are material to the interests of the applicable Incremental Term Loan Lenders and only to the extent that the Borrower Representative or its applicable Subsidiary has the right to terminate its obligations under such acquisition agreement as a result of a breach of such representations. Any Incremental Term Loans made on an Increased Amount Date shall be designated a separate series (a “Series”) of Incremental Term Loans for all purposes of this Agreement.
On any Increased Amount Date on which Incremental Revolving Commitments are effected, subject to the satisfaction of the foregoing terms and conditions, (a) each of the Lenders with Revolving Commitments of the same Class shall assign to each of the Incremental Revolving Loan Lenders, and each of the Incremental Revolving Loan Lenders shall purchase from each of such Lenders, at the principal amount thereof (together with accrued interest), such interests in the applicable Revolving Loans outstanding on such Increased Amount Date as shall be necessary in order that, after giving effect to all such assignments and purchases, such Revolving Loans will be held by existing Lenders with Revolving Commitments of the same Class and Incremental Revolving Loan Lenders ratably in accordance with their Revolving Commitments after giving effect to the addition of such Incremental Revolving Commitments to the Revolving Commitments of the applicable Class, (b) each Incremental Revolving Commitment shall be deemed for all purposes a Revolving Commitment of the applicable Class and each Loan made thereunder (an “Incremental Revolving Loan”) shall be deemed, for all purposes, a Revolving Loan of the applicable Class and (c) each Incremental Revolving Loan Lender shall become a Lender with respect to the Incremental Revolving Commitment and all matters relating thereto. In addition, each Revolving Lender agrees that the Administrative Agent may (subject to the consent of the Borrower Representative) take such additional actions as it deems reasonably necessary to effect the foregoing and such other adjustments to ensure that the U.S. Revolving Exposure, European Revolving Exposure, Canadian Revolving Exposure or Hong Kong Revolving Exposure, as applicable, is allocated ratably in accordance with the applicable Revolving Commitments after giving effect to the addition of such Incremental Revolving Commitments.
On any Increased Amount Date on which any Incremental Term Loan Commitments of any Series are effective, subject to the satisfaction of the foregoing terms and conditions, (i) each Incremental Term Loan Lender of any Series shall make a Loan to, as applicable, the U.S. Borrower or European Borrower (an “Incremental Term Loan”) in an amount equal to its Incremental Term Loan Commitment of such Series and (ii) each Incremental Term Loan Lender of any Series shall become a Lender hereunder with respect to the Incremental Term Loan Commitment of such Series and the Incremental Term Loans of such Series made pursuant thereto.
The Administrative Agent shall notify the Lenders promptly upon receipt of the Borrower Representative’s notice of each Increased Amount Date and in respect thereof (x) the Incremental

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Revolving Commitments and the Incremental Revolving Loan Lenders or the Series of Incremental Term Loan Commitments and the Incremental Term Loan Lenders of such Series, as applicable and (y) in the case of each notice to any applicable Lender with Revolving Commitments, the respective interests in such Lender’s Revolving Loans, in each case subject to the assignments contemplated by this Section 2.24.
The terms and provisions of the Incremental Term Loans and Incremental Term Loan Commitments of any Series shall be, except as otherwise set forth herein, identical to the Tranche A Dollar Term Loans or Tranche A Euro Term Loans, as applicable. The terms and provisions of the Incremental Revolving Loans shall be identical to the Revolving Loans of the same Class. In the case of any Incremental Term Loans, (i) the Weighted Average Life to Maturity of all Incremental Term Loans of any Series shall be no shorter than the remaining Weighted Average Life to Maturity of the applicable Tranche A Term Loans, (ii) the applicable Incremental Term Loan Maturity Date of each Series shall be no earlier than the final maturity of the applicable Tranche A Term Loans, and (iii) the pricing, yield, maturity and amortization (subject to the preceding clauses (i) and (ii)) applicable to the Incremental Term Loans of each Series shall be determined by the Borrower Representative and the applicable Incremental Term Loan Lenders and shall be set forth in each applicable Joinder Agreement. Any Incremental Revolving Loans will be documented solely as an increase to the Revolving Commitments of the same Class without any change in terms, other than any change that is more favorable to the Revolving Lenders and applies equally to all Revolving Loans and Revolving Commitments of the same Class. Each Joinder Agreement may, without the consent of any Lender other than the applicable Incremental Revolving Loan Lender or Incremental Term Loan Lender, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the opinion of the Administrative Agent to effect the provisions of this Section 2.24.
Section 2.25    Appointment of Borrower Representative. Each Borrower hereby appoints the Borrower Representative as its agent, attorney-in-fact and representative for the purpose of (i) making any borrowing requests or other requests required under this Agreement, (ii) the giving and receipt of notices by and to Borrowers under this Agreement, (iii) the delivery of all documents, reports, financial statements and written materials required to be delivered by Borrowers under this Agreement, and (iv) all other purposes incidental to any of the foregoing. Each Borrower agrees that any action taken by the Borrower Representative as the agent, attorney-in-fact and representative of the Borrowers shall be binding upon each Borrower to the same extent as if directly taken by such Borrower.
Section 2.26    Extension of Maturity Date.
(a)    The Borrowers may, not later than 30 days, and not earlier than 60 days, prior to each applicable anniversary of the Closing Date during the term of this Agreement (as may be extended from time to time pursuant to this Section 2.26) (the “Current Anniversary Date”), and not more than once in any calendar year with respect to each Revolving Commitment Termination Date and not more than twice total with respect to each Revolving Commitment Termination Date, from time to time request that the applicable Revolving Commitment Termination Date in respect of the U.S. Revolving Commitments and the U.S. Revolving Loans, Canadian Revolving

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Commitments and Canadian Revolving Loans, European Revolving Commitments and European Revolving Loans and/or Hong Kong Revolving Commitments and Hong Kong Revolving Loans for all Eligible Lenders (as defined below) under such credit facility be extended for a period of one year from the then-applicable Revolving Commitment Termination Date by delivering to the Administrative Agent a copy of an extension request signed by the applicable Borrower (an “Extension Request”) in substantially the form of Exhibit H hereto; provided that as of the date of any such extension of the applicable Revolving Commitment Termination Date, (i) the representations and warranties of the Loan Parties contained in Article IV are true and correct in all material respects (except those representations and warranties qualified by materiality or Material Adverse Effect, which shall be true and correct in all respects) on and as of such date, as though made on and as of such date, except to the extent that any such representation or warranty specifically relates only to an earlier date, in which case it was true and correct in all material respects (except those representations and warranties qualified by materiality or Material Adverse Effect, which shall be true and correct in all respects) as of such earlier date, and (ii) no Default or Event of Default has occurred and is continuing. The Administrative Agent shall promptly notify each applicable Revolving Lender of its receipt of such Extension Request.
(b)    On or prior to the fifteenth day (the “Determination Date”) prior to the Current Anniversary Date, each Eligible Lender shall notify the Administrative Agent and the applicable Borrower of its willingness or unwillingness to consent to the applicable Extension Request. Any Eligible Lender that shall fail to so notify the Administrative Agent and the applicable Borrower, on or prior to the Determination Date, shall be deemed to have declined to so extend.
(c)    In the event that, on or prior to the Determination Date, Eligible Lenders holding more than 50.0% of the aggregate principal amount of the Revolving Commitments of all Eligible Lenders then in effect in respect of the applicable Revolving Commitment Termination Date shall consent to such extension (each such Lender, a “Consenting Lender”; each such event, an “Extension Approval”; and each such agreement, an “Extension Agreement”), the Administrative Agent shall so advise the applicable Revolving Lenders and the applicable Borrower and the applicable Revolving Commitment Termination Date shall be extended to the date indicated in the Extension Request with respect to such Consenting Lenders. Thereafter, (i) for each Consenting Lender, the term “Revolving Commitment Termination Date” with respect to the applicable Revolving Loans and Revolving Commitments as used herein and in any promissory note executed and delivered by the applicable Borrower pursuant to Section 2.07 hereof, shall at all times refer to such date indicated in the applicable Extension Request, unless it is later extended pursuant to this Section 2.26, and (ii) for each Lender that is not a Consenting Lender with respect to such Extension Request (each such Lender, a “Non-Extending Lender”), the term “Revolving Commitment Termination Date” with respect to the applicable Revolving Loans and Revolving Commitments held by it shall at all times refer to the date which was the Revolving Commitment Termination Date with respect thereto prior to the delivery to the Administrative Agent of such Extension Request; provided that any Non-Extending Lender (including any direct or indirect assignee of any Non-Extending Lender) may, with the written consent of the applicable Borrower, elect at any time prior to the Revolving Commitment Termination Date then applicable to its applicable Revolving Loans and Revolving Commitments to consent to the applicable Borrower’s prior Extension Requests by delivering a written notice to such effect to the applicable Borrower and the Administrative Agent, and upon the receipt by the applicable Borrower and the Administrative Agent of such notice, the Revolving

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Commitment Termination Date with respect to the applicable Revolving Loans and Revolving Commitments of such Non-Extending Lender shall be extended to the date indicated in the applicable Extension Requests and such Non-Extending Lender shall be deemed to be a Consenting Lender in respect of such prior Extension Requests for all purposes hereunder.
(d)    In the event that, as of any Determination Date, the Consenting Lenders hold 50.0% or less of the aggregate principal amount of the applicable Revolving Loans and Revolving Commitments of all Eligible Lenders, the Administrative Agent shall so advise the applicable Lenders and the Borrower Representative, and the applicable Revolving Commitment Termination Date with respect to the applicable Revolving Loans and Revolving Commitments held by each Lender shall continue to be the date which was the applicable Revolving Commitment Termination Date immediately prior to the delivery to the Administrative Agent of such Extension Request. For purposes of this Section 2.26, the term “Eligible Lenders” means, with respect to any Extension Request related to the U.S. Revolving Commitments and U.S. Revolving Loans, Canadian Revolving Commitments and Canadian Revolving Loans, European Revolving Commitments and European Revolving Loans or Hong Kong Revolving Commitments and Hong Kong Revolving Loans, as applicable, (i) all applicable Revolving Lenders if the applicable Revolving Commitment Termination Date of no applicable Revolving Lender’s applicable Revolving Loans or Revolving Commitments had been extended pursuant to this Section 2.26 prior to the delivery to the Administrative Agent of such Extension Request, and (ii) in all other cases, those applicable Revolving Lenders which extended the applicable Revolving Commitment Termination Date of their applicable Revolving Loans and Revolving Commitments in the most recent extension of any applicable Revolving Commitment Termination Date effected pursuant to this Section 2.26.
(e)    The Administrative Agent shall promptly notify the Lenders of the effectiveness of each Extension Agreement pursuant to this Section 2.26.
Section 2.27    Existing ABN Letters of Credit. The Ancillary Lender, the Borrower Representative and the European Borrower hereby agree that the Ancillary Facility shall continue to be effective (notwithstanding the repayment or refinancing of the Existing Credit Agreement on the date hereof) from and after the date hereof on the same terms and conditions governing such arrangement prior to the date hereof, provided that the Ancillary Lender hereby agrees to, and authorizes, the termination and release of all Liens with respect the Collateral (as defined in the Existing Credit Agreement) securing the Ancillary Facility and all guarantees under Article VII of the Existing Credit Agreement (it being understood that obligations under the Ancillary Facility will be secured and guaranteed in accordance with terms of this Agreement). The Ancillary Lender, the Borrower Representative and the European Borrower hereby agree that the Ancillary Facility shall continue to be effective as between the Ancillary Lender and the European Borrower until such arrangement is terminated by them in accordance with its terms.
ARTICLE III.
CONDITIONS PRECEDENT

Section 3.01    Closing Date. The obligation of each Lender to make a Credit Extension under the Credit Agreement on the Closing Date is subject only to the satisfaction (or waiver) of the following conditions precedent.

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(a)    Loan Documents. The Administrative Agent shall have received the Credit Agreement executed and delivered by each applicable Loan Party and each Lender.
(b)    Organizational Documents; Incumbency. The Administrative Agent shall have received in relation to each Loan Party (1) copies of each Organizational Document and, to the extent applicable, certified as of a recent date by the appropriate governmental official; (2) corporate or entity certificates incorporating, without limitation, signature and, to the extent applicable, incumbency certificates of the officers, managers, members and/or directors of such Person executing the Loan Documents to which it is a party; (3) to the extent applicable, resolutions of the Board of Directors (which, in the case of the European Borrower, shall be its board of managing directors, and, in the case of the Hong Kong Borrower, shall be its board resolutions) approving and authorizing the execution, delivery and performance of this Agreement and the other Loan Documents to which it is a party or by which it or its assets may be bound as of the Closing Date, certified (to the extent required under applicable law or customary in accordance with local law or practice) as of the Closing Date by its secretary, its assistant secretary, director or any other competent officer or appropriate person as being in full force and effect without modification or amendment; (4) to the extent required under applicable law, the relevant entity’s Organizational Documents or internal regulations or, customary in accordance with local law or practice, a copy of resolutions from the general meeting of shareholders or its partners approving and authorizing the execution, delivery and performance of this Agreement and the other Loan Documents to which it is a party or by which it or its assets may be bound as of the Closing Date, certified as of the Closing Date by its secretary or an assistant secretary as being in full force and effect without modification or amendment; (5) to the extent required under applicable law or customary in accordance with local law or practice, a good standing certificate from the applicable Governmental Authority of its jurisdiction of incorporation, organization or formation, dated a recent date prior to the Closing Date; and (6) in the case of the Hong Kong Borrower, its business registration certificate.
(c)    [Reserved].
(d)    Existing Indebtedness. The Administrative Agent shall have received customary payoff letters and security releases confirming the repayment in full of the Indebtedness outstanding under the Existing Credit Agreement (other than the Ancillary Facility) and the termination or release of all Liens with respect thereto.
(e)    [Reserved].
(f)    Financial Statements. The Administrative Agent shall have received from the U.S. Borrower the Historical Financial Statements, it being acknowledged and agreed that the U.S. Borrower’s filing on Form 10-K for Fiscal Year ended February 3, 2019 satisfies the requirements under this Section 3.01(f).
(g)    Opinions of Counsel to Loan Parties. The Agents and the Lenders and their respective counsel shall have received executed copies of the favorable written opinions of Wachtell, Lipton, Rosen & Katz, as New York counsel to the Loan Parties, Potter Anderson & Corroon LLP, as Delaware counsel to the Loan Parties, Ballard Spahr, as California counsel to the Loan Parties, Price Benowitz LLP, as Virginia counsel to the Loan Parties, De Brauw Blackstone Westbroek N.V., as

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Dutch counsel to the Loan Parties, Hogan Lovells, as Hong Kong counsel to the Loan Parties, Latham & Watkins LLP, as Hong Kong counsel to the Administrative Agent, Mark D. Fischer, as general counsel of the Borrower and Subsidiary Guarantors, Yu Lian de Bakker, as internal counsel to the European Borrower and Carmen Lee, as associate general counsel of the Hong Kong Borrower, in each case as to such matters as are customary for financings of this type, dated as of the Closing Date and otherwise in form and substance reasonably satisfactory to the Administrative Agent (and each Loan Party hereby instructs such counsel to deliver such opinions to the Agents and the Lenders).
(h)    Fees. The U.S. Borrower shall have paid, or substantially concurrently with the initial funding hereunder will pay, all fees and reasonable expenses (including, without limitation, legal fees and expenses) of the Arrangers, the Administrative Agent and the Lenders as and to the extent (1) required pursuant to the terms of any applicable commitment or fee letters and (2) invoiced to the U.S. Borrower at least two Business Days prior to the Closing Date.
(i)    [Reserved].
(j)    Solvency Certificate. The Administrative Agent shall have received a Solvency Certificate from the U.S. Borrower substantially in the form of Exhibit E-2.
(k)    [Reserved].
(l)    Closing Date Certificate. The Borrower Representative shall have delivered to the Administrative Agent an executed Closing Date Certificate, together with all attachments thereto, and which shall include certifications to the effect that each of the conditions precedent described in this Section 3.01 and in Sections 3.02(a)(iii) and (iv) shall have been satisfied on the Closing Date (except that no opinion need be expressed as to Administrative Agent’s or Required Lenders’ satisfaction with any document, instrument or other matter); and
(m)    Bank Regulatory Information. To the extent requested in writing to the U.S. Borrower at least 10 Business Days prior to the Closing Date, the Lenders shall have received at least five days prior to the Closing Date all documentation and other information required by bank regulatory authorities under applicable “know-your-customer” and anti-money laundering rules and regulations, including the PATRIOT Act. At least three Business Days prior to the Closing Date (to the extent reasonably requested in writing at least ten 10 Business Days prior to the Closing Date), any Borrower that qualifies as a “legal entity customer” under the Beneficial Ownership Regulation shall deliver a Beneficial Ownership Certification in relation to such Borrower.
Section 3.02    Conditions to Each Credit Extension.
(a)    Conditions Precedent. The obligation of each Lender to make any Loan, or each Issuing Bank to issue any Letter of Credit, on any Credit Date (including with respect to the obligation of each Lender to make a Credit Extension on the Closing Date but except with respect to the incurrence of Incremental Term Loan Commitments and Incremental Term Loans, as provided in the applicable Joinder Agreement) are subject to the satisfaction, or waiver in accordance with Section 10.05, of the following conditions precedent:

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(i)    the Administrative Agent shall have received a fully executed and delivered Borrowing Notice or Issuance Notice, as the case may be;
(ii)    with respect to the making of any Revolving Loan, after making the Credit Extensions requested on such Credit Date, (w) the Total Utilization of U.S. Revolving Commitments shall not exceed the U.S. Revolving Commitments then in effect, (x) the Total Utilization of European Revolving Commitments shall not exceed the European Revolving Commitments then in effect and (y) the Total Utilization of Canadian Revolving Commitments shall not exceed the Canadian Revolving Commitments then in effect and (z) the Total Utilization of Hong Kong Revolving Commitments shall not exceed the Hong Kong Revolving Commitments then in effect, in each case, as applicable;
(iii)    as of such Credit Date, the representations and warranties contained herein (other than, in the case of any Credit Extension after the Closing Date, the representations and warranties contained in Sections 4.09 and 4.10) and in the other Loan Documents shall be true and correct in all material respects on and as of that Credit Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date; provided, that to the extent any such representation or warranty is already qualified by materiality or Material Adverse Effect, such representation or warranty shall be true and correct in all respects; and
(iv)    as of such Credit Date, no event shall have occurred and be continuing or would result from the consummation of the applicable Credit Extension that would constitute a Default or an Event of Default.
(b)    Notices. Any Notice shall be executed by an Authorized Officer of the Borrower Representative or the applicable Borrower in a writing delivered to the Administrative Agent.
ARTICLE IV.
REPRESENTATIONS AND WARRANTIES
In order to induce the Lenders and the Issuing Bank to enter into this Agreement and to make each Credit Extension to be made thereby, each Borrower and each other Loan Party (in the case of each Loan Party, solely with respect to itself) represents and warrants to each Lender and the Issuing Bank, on the Closing Date and on each Credit Date (other than with respect to the representations and warranties contained in Sections 4.09 and 4.10, each Credit Date after the Closing Date) that the following statements are true and correct:
Section 4.01    Organization; Requisite Power and Authority; Qualification. Each of the Loan Parties (a) is duly organized, duly incorporated or formed, (b) is validly existing and, if applicable, in good standing under the laws of its jurisdiction of organization, (c) has all requisite power and authority (i) to enter into the Loan Documents to which it is a party and (ii) except where failure to have such power and authority would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, to own and operate its properties and assets and to carry on its business as now conducted, and (d) is qualified to do business and, if applicable, in good standing in every jurisdiction where any material portion of its assets are located and wherever

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necessary to carry out its material business and operations, except where the failure to be so qualified would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
Section 4.02    [Reserved].
Section 4.03    Due Authorization. The execution, delivery and performance by each Loan Party of the Loan Documents to which it is a party have been duly authorized by all necessary action on the part of each such Loan Party.
Section 4.04    No Conflicts. The execution, delivery and performance by each Loan Party of the Loan Documents to which it is a party and the consummation of the transactions contemplated by the Loan Documents do not and will not (a) violate (i) any provision of any law or any governmental rule or regulation applicable to any such Loan Party or (ii) any of the Organizational Documents of any such Loan Party, except in the case of clause (a)(i) to the extent any such violation would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; (b) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any Contractual Obligation of such Loan Party except to the extent such conflict, breach or default would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; or (c) result in or require the creation or imposition of any Lien upon any of the properties or assets of such Loan Party (other than any Liens permitted by Section 6.02).
Section 4.05    Governmental Consents. The execution, delivery and performance by each Loan Party of the Loan Documents to which it is a party and the incurrence by the Loan Parties of their Obligations thereunder and the issuance of Letters of Credit do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by, any Governmental Authority except for (i) those that have been obtained or made and are in full force and effect, (ii) those the failure of which to obtain or make, would not individually or in the aggregate, reasonably be expected to have a Material Adverse Effect and (iii) those that may be required in connection with Section 5.13.
Section 4.06    Binding Obligation. Each Loan Document has been duly executed and delivered by each Loan Party that is a party thereto and, assuming due execution by each of the other parties to such Loan Document, is the legally valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with its respective terms, except as may be limited by (i) public policy or bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally, (ii) equitable principles relating to enforceability (whether considered at a proceeding in law or in equity) or (iii) any general rules of law referred to in any legal opinion provided to any Agent or any Lender (or its respective counsel) with respect to such Loan Document pursuant to this Agreement or any other Loan Document.
Section 4.07    Historical Financial Statements. The Historical Financial Statements of the U.S. Borrower were prepared in conformity with GAAP and fairly present, in all material respects, the consolidated financial position, of the U.S. Borrower and its consolidated Subsidiaries,

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as of the dates thereof and their consolidated results of operations and cash flows, for the periods then ended.
Section 4.08    [Reserved].
Section 4.09    No Material Adverse Change. Since February 3, 2019, no event, circumstance or change has occurred that has caused, either individually or in the aggregate, a Material Adverse Effect.
Section 4.10    Adverse Proceedings, Etc. There are no Adverse Proceedings pending or, to the knowledge of any Authorized Officer of any Borrower, threatened in writing, that would reasonably be expected to have a Material Adverse Effect.
Section 4.11    Payment of Taxes. All material Tax returns and reports of the Group required to be filed by any of them have been accurately and timely filed, and any Taxes required to have been paid by the Group have been paid, except (a) Taxes that are being contested in good faith by appropriate proceedings and for which reserves or other appropriate provisions, if any, have been made in accordance with GAAP or (b) to the extent that the failure to do so would not reasonably be expected to result in a Material Adverse Effect.
Section 4.12    Properties.
(a)    Title. Each Group Member has good title to, or valid leasehold interests in, all its real and personal property material to the operation of its business except for minor defects in title that do not materially interfere with its ability to conduct its business as currently conducted or to utilize such properties for their intended purposes or as would not reasonably be expected to have a Material Adverse Effect.
(b)    Each of Group Member owns, or is licensed to use, all Material Intellectual Property and the use thereof by the Group Members does not infringe upon the rights of any other person except as would not reasonably be expected to have a Material Adverse Effect.
Section 4.13    Environmental Matters. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect: (a) each Group Member is in compliance with all applicable Environmental Laws; (b) each Group Member has obtained and maintained in full force and effect all Governmental Authorizations required pursuant to Environmental Laws for the operation of their respective business; (c) there are no conditions, occurrences, violations of Environmental Law, or presence or Releases of Hazardous Materials which would reasonably be expected to form the basis of an Environmental Claim against any Group Member or related to any Real Estate Assets; and (d) there are no pending Environmental Claims against any Group Member, and no Group Member has received any written notification of any alleged violation of, or liability pursuant to, Environmental Law or responsibility for the Release or threatened Release of, or exposure to, any Hazardous Materials.
Section 4.14    No Defaults. No Default or Event of Default has occurred and is continuing or would reasonably be expected to occur as a result of any Credit Extension or performance of any transaction under the Loan Documents.

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Section 4.15    Governmental Regulation. No Group Member is subject to regulation under the Investment Company Act of 1940. No Group Member is a “registered investment company” as defined in the Investment Company Act of 1940.
Section 4.16    Margin Stock. No part of the proceeds of the Loans will be used to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock or for any purpose that violates, or is inconsistent with, the provisions of Regulation T, U or X of the Board of Governors.
Section 4.17    Employee Benefit Plans. Except as would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect, (i) each Employee Benefit Plan is in compliance with such Employee Benefit Plan’s terms and the applicable provisions of ERISA and the Internal Revenue Code and the regulations and published interpretations thereunder, (ii) each Foreign Plan is in compliance with applicable laws and regulations thereunder, and (iii) no ERISA Event has occurred or is reasonably expected to occur.
Section 4.18    Solvency. On the Closing Date, the U.S. Borrower and each of its Subsidiaries are, on a consolidated basis, Solvent.
Section 4.19    Compliance with Statutes, Etc. Each Group Member is in compliance with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all Governmental Authorities, in respect of the conduct of its business and the ownership of its assets and property (but excluding any Environmental Laws, which are subject to Section 4.13), except such non-compliance that, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect. As of the Closing Date, to the knowledge of each Borrower, the information included in the Beneficial Ownership Certification is true and correct in all material respects.
Section 4.20    Disclosure. No representation or warranty of any Loan Party contained in any Loan Document and made on or after the Closing Date or in any other documents, certificates or written statements furnished to any Agent or Lender by any Group Member (or by its agents on its behalf) for use in connection with the Transactions contains, when considered together with the information in the U.S. Borrower’s Annual Report on Form 10-K for Fiscal Year ended February 3, 2019, at the time furnished any untrue statement of a material fact or omits to state a material fact (known to it, or to the U.S. Borrower in the case of any document not furnished by it) necessary in order to make the statements contained herein or therein (when furnished and taken as a whole) not materially misleading in light of the circumstances in which the same were made. Any projections and pro forma financial information contained in such materials are based upon good faith estimates and assumptions believed by the U.S. Borrower to be reasonable at the time made, it being recognized by Lenders that such projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by any such projections may differ from the projected results and such differences may be material.
Section 4.21    Centre of Main Interests and Establishments. Each Loan Party whose jurisdiction of incorporation is in a member state of the European Union has its “centre of main interest” (as that term is used in Article 3(1) of Regulation (EU) 2015/848 of the European Parliament

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and of the Council of May 20, 2015 on insolvency proceedings (recast) (the “Regulation”)) in its jurisdiction of incorporation and has no “establishment” (as that term is used in Article 2(10) of the Regulation) in any other jurisdiction.
Section 4.22    FCPA and Sanctions. To the knowledge of the U.S. Borrower, neither the U.S. Borrower nor any of its Subsidiaries nor any of their respective directors or senior officers is a Sanctioned Person. No part of the proceeds of the Loans shall be used directly or, to the knowledge of the U.S. Borrower, indirectly, in a manner that would violate the Foreign Corrupt Practices Act of 1977 or applicable Sanctions. To the extent applicable, each Loan Party is in compliance, in all material respects, with (a) the Trading with the Enemy Act, as amended, and each of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) and any other enabling legislation or executive order relating thereto and (b) the PATRIOT Act.
ARTICLE V.
AFFIRMATIVE COVENANTS
Each Loan Party covenants and agrees that, so long as any Commitment is in effect and until Payment in Full of the Obligations under the Loan Documents, such Loan Party shall:
Section 5.01    Compliance with Laws, Etc. Comply, and cause each of its Subsidiaries to comply, except where the failure to so comply would not reasonably be expected to have a Material Adverse Effect, with all applicable laws, rules, regulations and orders, including, without limitation, ERISA, Environmental Laws and the PATRIOT Act.
Section 5.02    Payment of Taxes, Etc.. Pay and discharge, and cause each of its Subsidiaries to pay and discharge, before the same shall become delinquent, all Taxes imposed upon it or upon its property; provided, however, that neither the U.S. Borrower nor any of its Subsidiaries shall be required to pay or discharge any such Tax (i) that is being contested in good faith and by proper proceedings and as to which appropriate reserves are being maintained in accordance with GAAP or (ii) if the failure to pay or discharge such Tax would not be reasonably expected to have a Material Adverse Effect.
Section 5.03    Maintenance of Insurance. In the case of the Borrower Representative, maintain insurance with responsible and reputable insurance companies or associations in such amounts and covering such risks as is (i) commercially reasonable in the good faith judgment of the management of the Borrower Representative and (ii) either consistent with past practices or in such amounts and covering such risks as is usually carried by companies engaged in similar businesses or owning similar properties in the same general areas in which such Loan Party operates; provided, however, that the Loan Parties may self-insure to the extent deemed commercially reasonable in the good faith judgment of the management of the Borrower Representative.
Section 5.04    Preservation of Existence, Etc.. Preserve and maintain and cause each of its Subsidiaries to preserve and maintain its corporate or other organizational existence, rights (charter and statutory) and franchises; provided, however, that the Loan Parties and their Subsidiaries may consummate any merger or consolidation not prohibited under Section 6.02; and provided,

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further, that no Loan Party nor its Subsidiaries shall be required to preserve its existence or any of its rights or franchises if the management of the U.S. Borrower shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Loan Parties and their Subsidiaries, taken as a whole, or if the failure to preserve such existence, right or franchise would not reasonably be expected to have a Material Adverse Effect.
Section 5.05    Visitation Rights. At any reasonable time and from time to time, permit the Administrative Agent or any of the Lenders or any agents or representatives thereof, to examine and make copies of and abstracts from the records and books of account of, and visit the properties of, the Loan Parties and any of their Subsidiaries, and to discuss the affairs, finances and accounts of the U.S. Borrower and any of its Subsidiaries with any of their officers or directors and with their independent certified public accountants.
Section 5.06    Keeping of Books. Keep, and cause each of its Subsidiaries to keep, proper books of record and account in conformity with GAAP.
Section 5.07    Maintenance of Properties, Etc. Maintain and preserve, and cause each of its Subsidiaries to maintain and preserve, all of its properties (including Intellectual Property) that are used or useful in the conduct of its business in good working order and condition, ordinary wear and tear excepted, in each case except where the failure to so maintain and preserve would not reasonably be expected to have a Material Adverse Effect.
Section 5.08    Reporting Requirements. Furnish to the Administrative Agent for prompt distribution to the Lenders:
(a)    as soon as available and in any event within 45 days after the end of each of the first three Fiscal Quarters of each Fiscal Year (giving effect to any extensions permitted by the SEC), the consolidated balance sheet of the Group as of the end of such Fiscal Quarter and consolidated statements of income and cash flows of the Group for such Fiscal Quarter and for the period from the beginning of the then current Fiscal Year to the end of such Fiscal Quarter, duly certified (subject to year-end audit adjustments) by the Financial Officer as having been prepared in accordance with GAAP and a Compliance Certificate by the Financial Officer as to compliance with the terms of this Agreement and setting forth in reasonable detail the calculations necessary to demonstrate compliance with Section 6.04; provided that in the event of any change in GAAP used in the preparation of such financial statements, the Borrower Representative shall also provide, if necessary for the determination of compliance with Section 6.04, a statement of reconciliation conforming such financial statements to GAAP;
(b)    as soon as available and in any event within 90 days after the end of each Fiscal Year (giving effect to any extensions permitted by the SEC), a copy of the annual audit report for such year for the Group, containing the consolidated balance sheet of the Group as of the end of such Fiscal Year and consolidated statements of income and cash flows of the Group for such Fiscal Year, in each case accompanied by an audit opinion by Ernst & Young LLP or other independent public accountants of national standing or otherwise acceptable to the Required Lenders, which report shall be unqualified as to the scope of audit and shall state that such financial statements present fairly in all material respects the financial condition as at the end of such Fiscal Year, and a Compliance Certificate by the Financial Officer as to compliance with the terms of this Agreement

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and setting forth in reasonable detail the calculations necessary to demonstrate compliance with Section 6.04; provided that in the event of any change in GAAP used in the preparation of such financial statements, the Borrower Representative shall also provide, if necessary for the determination of compliance with Section 6.04, a statement of reconciliation conforming such financial statements to GAAP;
(c)    as soon as possible and in any event within five days after an officer of the U.S. Borrower obtains knowledge of the occurrence of any Default continuing on the date of such statement, a statement of an officer of the U.S. Borrower setting forth details of such Default and the action that the U.S. Borrower has taken and proposes to take with respect thereto;
(d)    promptly after the sending or filing thereof, copies of all reports that the U.S. Borrower sends to any of its security holders, and copies of all reports and registration statements that the U.S. Borrower or any Subsidiary files with the SEC or any national securities exchange;
(e)    promptly after the commencement thereof, notice of all actions and proceedings before any court, governmental agency or arbitrator affecting the U.S. Borrower or any of its Subsidiaries of the type described in Section 4.10; and
(f)    prompt notice of any change in the Public Debt Rating and such other information respecting the U.S. Borrower or any of its Subsidiaries as any Lender through the Administrative Agent may from time to time reasonably request.
Any information or document that is required to be delivered to the Administrative Agent pursuant to this Section 5.08(f) shall be deemed delivered to the Administrative Agent and the Lenders upon the filing of such information with the SEC at the time such information or document becomes available on EDGAR; provided that the U.S. Borrower gives timely notice to the Administrative Agent of the filing thereof.
Section 5.09    Transactions with Affiliates. Conduct, and cause each of its Subsidiaries to conduct, all transactions otherwise permitted under this Agreement with any of their Affiliates on terms that, in the good faith judgment of the management of the Borrower Representative, are fair and reasonable and no less favorable to such Loan Party than it would obtain in a comparable arm’s length transaction with a Person not an Affiliate; provided that the foregoing restriction shall not apply to (a) transactions between or among the U.S. Borrower and any of its Subsidiaries or between and among any Subsidiaries, (b) the payment of reasonable fees and out-of-pocket costs to directors, and compensation and employee benefit arrangements paid to, and indemnities provided for the benefit of, directors, officers or employees of the U.S. Borrower or any of its Subsidiaries or (c) any issuances of securities or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment agreements, stock options and stock ownership plans approved by the U.S. Borrower’s Board of Directors.
Section 5.10    Subsidiaries.
(a)    In the case of the U.S. Borrower, until the Guarantee Release Date, in the event that any Person becomes a U.S. Subsidiary and Wholly-Owned Subsidiary of the U.S. Borrower after the Closing Date and is not excluded from the definition of “Subsidiary Guarantor” pursuant to clauses (a)-(e) thereof, (x) promptly cause such Person to become a Subsidiary Guarantor hereunder by executing and delivering to the Administrative Agent a Counterpart Agreement, and (y) promptly

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take all such actions and execute and deliver, or cause to be executed and delivered, all documents, as are similar to those delivered with respect to any Subsidiary Guarantor on the Closing Date.
Section 5.11    AML Laws; FCPA and Sanctions. (i) Use the proceeds of the Loans only for the purposes set forth in Section 2.06; and (ii) not request any Borrowing or Letter of Credit, and not lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other Person which uses such proceeds for the purpose of funding activities or business directly, or to the knowledge of the Borrower or such Subsidiary, indirectly (A) in violation of AML Laws, (B) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of the Foreign Corrupt Practices Act of 1977 or (C) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country to the extent such activities, businesses or transaction would be prohibited for a Person required to comply with Sanctions.
Section 5.12    Further Assurances. At any time or from time to time upon the request of the Administrative Agent, at the expense of the Loan Parties, promptly execute, acknowledge and deliver such further documents and do such other acts and things as the Administrative Agent may reasonably request in order to effect fully the purposes of the Loan Documents.
Section 5.13    Springing Lien.
(a)    As soon as is practicable, but in any event within 180 days (subject to extension by the Administrative Agent in its sole discretion) after the date of the occurrence of the Springing Lien Trigger Event, the U.S. Borrower and the Subsidiary Guarantors shall become grantors under the Pledge and Security Agreement and execute all other documents reasonably requested by the Collateral Agent (and consistent with the terms of the Pledge and Security Agreement) in order to grant and to perfect a first priority Lien in favor of the Collateral Agent, for the benefit of Guaranteed Parties, in the Collateral; provided that no actions in any non-U.S. jurisdiction shall be required in order to create any Lien in assets located or titled outside the United States or to perfect any Lien in such assets, including any intellectual property registered in non-U.S. jurisdictions (it being understood that there shall be no security agreements or pledge agreements governed under the laws of any non-U.S. jurisdiction).
(b)    At the time of the execution and delivery of the Pledge and Security Agreement, the U.S. Borrower shall cause to be delivered customary opinions of counsel with respect to the grantors named therein.
(c)    On the Guarantee Release Date (and the U.S. Borrower’s written notice to the Administrative Agent thereof), this Section 5.13 shall thereinafter automatically fall away and shall be of no further force and effect (including, for the avoidance of doubt, upon a subsequent decline in the Public Debt Rating such that the conditions set forth in the definition of “Guarantee Release Date” hereunder are no longer satisfied).

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ARTICLE VI.
NEGATIVE COVENANTS
Each Loan Party covenants and agrees that, so long as any Commitment is in effect and until Payment in Full of the Obligations under the Loan Documents, such Loan Party shall not, and, in the case of Section 6.01 and Section 6.03, shall cause each of its Subsidiaries not to:
Section 6.01    Liens. Create, incur or assume any Lien on or with respect to any property or asset of any kind (including any document or instrument in respect of goods or accounts receivable) of any Loan Party or any of its Subsidiaries, whether now owned or hereafter acquired or licensed, or any income, profits or royalties therefrom, except:
(a)    Permitted Liens;
(b)    Liens securing obligations under Finance Leases;
(c)    purchase money Liens upon or in any real property or equipment acquired or held by the U.S. Borrower or any Subsidiary in the ordinary course of business to secure the purchase price of such property or equipment or to secure Indebtedness incurred solely for the purpose of financing the acquisition of such property or equipment, or Liens existing on such property or equipment at the time of its acquisition (other than any such Liens created in contemplation of such acquisition that were not incurred to finance the acquisition of such property) or extensions, renewals or replacements of any of the foregoing for the same or a lesser amount, provided, however, that no such Lien shall extend to or cover any properties of any character other than the real property or equipment being acquired, and no such extension, renewal or replacement shall extend to or cover any properties not theretofore subject to the Lien being extended, renewed or replaced;
(d)    the Liens existing on the Closing Date and described on Schedule 6.01(d);
(e)    Liens on property of a Person existing at the time such Person is merged into or consolidated with the U.S. Borrower or any Subsidiary of the U.S. Borrower or becomes a Subsidiary of the U.S. Borrower and Liens on assets existing at the time such assets are acquired by the U.S. Borrower or any Subsidiary of the U.S. Borrower; provided that such Liens were not created in contemplation of such merger, consolidation or acquisition and do not extend to any assets other than those of the Person so merged into or consolidated with the U.S. Borrower or such Subsidiary or acquired by the U.S. Borrower or such Subsidiary;
(f)    Liens securing any Loans, reimbursements of amounts drawn under Letters of Credit, or any other Obligations under or in connection with the Loan Documents;
(g)    Liens not otherwise permitted by this Section 6.01 securing Indebtedness or other obligations of the U.S. Borrower and its Subsidiaries; provided that the aggregate principal amount of all such Indebtedness and other obligations, together with any Indebtedness incurred under Section 6.03(n), does not exceed an amount equal to 12.5% of Consolidated Net Worth of the U.S. Borrower and its Subsidiaries at the time of creation, incurrence or assumption of such Indebtedness or other obligation; and

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(h)    the replacement, extension or renewal of any Lien permitted by clause (c) or (d) above upon or in the same property theretofore subject thereto or the replacement, extension or renewal (without increase in the amount or change in any direct or contingent obligor) of the Indebtedness or other obligations secured thereby.
Section 6.02    Mergers, Etc. Allow any Borrower to merge or consolidate with or into any Person, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of the assets (whether now owned or hereafter acquired) of the U.S. Borrower and its Subsidiaries taken as a whole to any Person, except that (a) any Borrower may merge or consolidate with any other Person so long as such Borrower is the surviving Person and (b) the following shall be permitted:
(i)    In the case of the U.S. Borrower, (A) the Person formed by such consolidation or into which the U.S. Borrower is merged, or the acquiring Person, is a Person organized and existing under the laws of the United States of America, any State thereof or the District of Columbia, (B) such Person expressly assumes, pursuant to an instrument executed and delivered to the Administrative Agent, and in form and substance reasonably satisfactory to the Administrative Agent, the U.S. Borrower’s obligations for the due and punctual payment of the Obligations and the performance of every covenant, in each case, under the Loan Documents on the part of the U.S. Borrower to be performed, (C) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing and (D) each Lender shall have received have received, at least three Business Days prior to the consummation of such transaction, (I) all documentation and other information required by bank regulatory authorities under applicable “know-your-customer” and anti-money laundering rules and regulations, including the PATRIOT Act and (II) if the successor U.S. Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, a Beneficial Ownership Certification in relation to such Borrower; and
(ii)    In the case of the European Borrower or the Hong Kong Borrower, (A) the Person formed by such consolidation or into which such Borrower is merged, or the acquiring Person, is a Person organized and existing under the laws of the Netherlands, Luxembourg, Germany, the United Kingdom, Ireland or the United States of America, any State thereof or the District of Columbia or such other jurisdictions as may be agreed by each of the applicable Lenders (such consent not to be unreasonably withheld, conditioned or delayed) (B) such Person expressly assumes, pursuant to an instrument executed and delivered to the Administrative Agent, and in form and substance reasonably satisfactory to the Administrative Agent, such Borrower’s obligations for the due and punctual payment of the Obligations and the performance of every covenant, in each case, under the Loan Documents on the part of such Borrower to be performed, (C) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing and (D) each Lender shall have received have received, at least three Business Days prior to the consummation of such transaction, (I) all documentation and other information required by bank regulatory authorities under applicable “know-your-customer” and anti-money laundering rules and regulations, including the PATRIOT Act and (II) if the successor European Borrower or successor Hong Kong Borrower qualifies as a “legal

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entity customer” under the Beneficial Ownership Regulation, a Beneficial Ownership Certification in relation to such Borrower.
Section 6.03    Indebtedness. Allow any Subsidiary (other than a Borrower) to, create, incur, assume or guaranty, or otherwise become liable with respect to any Indebtedness, except:
(a)    Unsecured Indebtedness owing to the U.S. Borrower or any of its Subsidiaries;
(b)    Indebtedness listed on Schedule 6.03(b) (the “Existing Subsidiary Debt”), and any Indebtedness extending the maturity of, or replacing, refunding, renewing or refinancing, in whole or in part, the Existing Subsidiary Debt; provided, that the principal amount of such Existing Subsidiary Debt shall not be increased above the principal amount thereof outstanding immediately prior to such extension, replacement, refunding, renewal or refinancing (except by an amount equal to any existing commitments utilized thereunder and in respect of unpaid premiums (if any), unpaid interest (including post-petition interest) and fees, expenses and charges resulting from any such extension, replacement, refunding, renewal or refinancing) as a result of or in connection with such extension, replacement, refunding, renewal or refinancing;
(c)    guarantees by any Subsidiary in respect of Indebtedness of any other Subsidiary otherwise permitted under this Section 6.03;
(d)    Indebtedness representing deferred compensation or similar obligations to employees incurred in the ordinary course of business;
(e)    any Indebtedness of (A) a Person that becomes a Subsidiary of the U.S. Borrower to the extent such Indebtedness exists at the time such Person becomes a Subsidiary of the U.S. Borrower and is not created in contemplation of or in connection with such Person becoming a Subsidiary of the U.S. Borrower and (B) a Subsidiary of the U.S. Borrower to the extent such Indebtedness is assumed in connection with an acquisition made by such Subsidiary and is not created in contemplation of such acquisition; provided, however, that such Indebtedness shall not be guaranteed by any Subsidiary other than the acquired Subsidiary and its Subsidiaries unless such Subsidiary is a Guarantor;
(f)    any guarantees for the Loans, reimbursement obligations under Letters of Credit or any other Obligations under or in connection with the Loan Documents;
(g)    endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business;
(h)    Indebtedness under Finance Leases;
(i)    unsecured obligations due to vendors under any vendor factoring line;
(j)    obligations in respect of letters of credit entered into in the ordinary course of business;
(k)    obligations under Hedge Agreements entered into for bona fide hedging purposes and not for speculative purposes;

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(l)    any liability arising under a declaration of joint and several liability used for the purpose of section 2:403 Dutch Civil Code (and any residual liability under such declaration arising pursuant to section 2:404(2) Dutch Civil Code);
(m)    any liability arising as a result of two or more Group Members being part of a fiscal unity (fiscale eenheid) for Dutch Tax purposes;
(n)    other Indebtedness of the applicable Subsidiaries that, together with the amount of Indebtedness and other obligations secured by Liens permitted under Section 6.01(g), does not exceed 12.5% of Consolidated Net Worth of the U.S. Borrower and its Subsidiaries at the time of creation, incurrence or assumption of such Indebtedness; and
(o)    any Indebtedness of a Subsidiary Guarantor until such time as such Subsidiary is no longer a Guarantor.
provided that if the Guarantee Release Date has occurred and the applicable Guaranties have been released, all existing and future Indebtedness of each such former Subsidiary Guarantor shall be subject to the restrictions set forth in this Section 6.03 (unless the Borrower Representative has elected, at its option, to cause such Subsidiary to be a Subsidiary Guarantor, in which case such restrictions shall not apply to such Subsidiary from and after such time as it shall be a Subsidiary Guarantor).
Section 6.04    Financial Covenants. In the case of the U.S. Borrower:
(a)    Interest Coverage Ratio. Permit the Interest Coverage Ratio as of the last day of the first Fiscal Quarter succeeding the Closing Date and any Fiscal Quarter thereafter to be less than 5.00:1.00.
(b)    Net Leverage Ratio. Permit the Net Leverage Ratio as of the last day of the first Fiscal Quarter succeeding the Closing Date and any Fiscal Quarter thereafter to exceed (i) if such day occurs during an Acquisition Period, 4.50 to 1.00 or (ii) if such day does not occur during an Acquisition Period, 4.00:1.00.
Notwithstanding anything herein to the contrary, at any time after the definitive agreement for any Qualifying Acquisition has been executed (or, in the case of a Qualifying Acquisition in the form of a tender offer or similar transaction, after the offer shall have been launched) and prior to the consummation of such Qualifying Acquisition (or termination of the definitive documentation in respect thereof (or such earlier date as such Indebtedness ceases to constitute Acquisition Debt)), any Acquisition Debt (and the proceeds thereof) shall be excluded from the calculation of the Interest Coverage Ratio and Net Leverage Ratio.
ARTICLE VII.
GUARANTY
Section 7.01    Guaranty of the Obligations.
(a)    Subject to the provisions of Section 7.02, each Guarantor (which, for purposes of this Article VII, shall include the U.S. Borrower), jointly and severally hereby irrevocably and unconditionally guaranties to the Administrative Agent for the ratable benefit of the Guaranteed

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Parties the due and punctual Payment in Full of all Obligations of the Borrowers (and, in the case of the U.S. Borrower, all Obligations of any Subsidiary arising under any Hedge Agreement, Cash Management Agreement or Treasury Transaction) when the same shall become due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. § 362(a) or any comparable provision of any other Debtor Relief Law) (the “Guaranteed Obligations”).
(b)    Any time after the Closing Date, the U.S. Borrower may cause any Subsidiary of the U.S. Borrower to guarantee the Obligations of the Borrowers hereunder by delivering to the Administrative Agent a Counterpart Agreement pursuant to which such Person shall become a “Subsidiary Guarantor” for all purposes under this Agreement and each other Loan Document and shall be bound by all of the obligations and shall have all of the rights of a “Subsidiary Guarantor” under this Agreement and each other Loan Document including, without limitation, providing the guarantee of the Guaranteed Obligations as set forth in this Article VII.
Section 7.02    Limitation on Liability; Contribution by Guarantors.
(a)    Notwithstanding the foregoing, each Guarantor, and by acceptance of the benefits hereof, the Administrative Agent and each other Guaranteed Party, hereby confirms that it is the intention of all such Persons that each Guaranty and the Guaranteed Obligations of each Guarantor hereunder not constitute a fraudulent conveyance for purposes of the Bankruptcy Code or any other federal, state or foreign bankruptcy, insolvency, receivership or similar law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar foreign, federal or state law to the extent applicable to each Guaranty and the Guaranteed Obligations of each Guarantor hereunder. To effectuate the foregoing intention, the Administrative Agent and the Lenders hereby irrevocably agree that the Guaranteed Obligations of each Guarantor hereunder at any time shall be limited to the maximum amount as will result in the Guaranteed Obligations of such Guarantor hereunder not constituting a fraudulent transfer or conveyance.
(b)    The U.S. Borrower and each Subsidiary Guarantor (the “Contributing Guarantors”) desire to allocate among themselves, in a fair and equitable manner, the Guaranteed Obligations arising under this Guaranty. Accordingly, in the event any payment or distribution is made on any date by a Guarantor (a “Funding Guarantor”) under this Guaranty such that its Aggregate Payments exceed its Fair Share as of such date, such Funding Guarantor shall be entitled to a contribution from each of the other applicable Contributing Guarantors in an amount sufficient to cause each such Contributing Guarantor’s Aggregate Payments to equal its Fair Share as of such date. “Fair Share” means, with respect to a Contributing Guarantor as of any date of determination, an amount equal to (a) the ratio of (i) the Fair Share Contribution Amount with respect to such Contributing Guarantor to (ii) the aggregate of the Fair Share Contribution Amounts with respect to all Contributing Guarantors multiplied by (b) the aggregate amount paid or distributed on or before such date by all Funding Guarantors under this Guaranty in respect of the Guaranteed Obligations,. “Fair Share Contribution Amount” means, with respect to a Contributing Guarantor as of any date of determination, the maximum aggregate amount of the obligations of such Contributing Guarantor under this Guaranty that would not render its obligations hereunder subject to avoidance as a fraudulent transfer or conveyance under Section 548 of Title 11 of the United States Code or any

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comparable applicable provisions of any Debtor Relief Law; provided, that solely for purposes of calculating the Fair Share Contribution Amount with respect to any Contributing Guarantor for purposes of this Section 7.02, any assets or liabilities of such Contributing Guarantor arising by virtue of any rights to subrogation, reimbursement or indemnification or any rights to or obligations of contribution hereunder shall not be considered as assets or liabilities of such Contributing Guarantor. “Aggregate Payments” means, with respect to a Contributing Guarantor as of any date of determination, an amount equal to (1) the aggregate amount of all payments and distributions made on or before such date by such Contributing Guarantor in respect of this Guaranty (including in respect of this Section 7.02), minus (2) the aggregate amount of all payments received on or before such date by such Contributing Guarantor from the other applicable Contributing Guarantors as contributions under this Section 7.02. The amounts payable as contributions hereunder shall be determined as of the date on which the related payment or distribution is made by the applicable Funding Guarantor. The allocation among the applicable Contributing Guarantors of their obligations as set forth in this Section 7.02 shall not be construed in any way to limit the liability of any Contributing Guarantor hereunder. Each Guarantor is a third party beneficiary to the contribution agreement set forth in this Section 7.02.
Section 7.03    Payment by Guarantors.
(a)    Subject to Section 7.02, the U.S. Borrower and the Guarantors hereby jointly and severally agree, in furtherance of the foregoing and not in limitation of any other right which any Guaranteed Party may have at law or in equity against any of them by virtue hereof, that upon the failure of any Borrower to pay any of the Guaranteed Obligations when and as the same shall become due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. § 362(a), or any comparable provision of any other Debtor Relief Law), the U.S. Borrower and the Guarantors, as applicable, shall upon demand pay, or cause to be paid, in cash, to the Administrative Agent for the ratable benefit of the Guaranteed Parties, an amount equal to the sum of the unpaid principal amount of all Guaranteed Obligations then due as aforesaid, accrued and unpaid interest on such Guaranteed Obligations (including interest which, but for any Borrower’s becoming the subject of a case under the Bankruptcy Code or any other Debtor Relief Law, would have accrued on such Guaranteed Obligations, whether or not a claim is allowed against such Borrower for such interest in the related bankruptcy case or analogous proceeding under any Debtor Relief Law) and all other Guaranteed Obligations then owed to the Guaranteed Parties as aforesaid.
(b)    [Reserved].
Section 7.04    Liability of Guarantors Absolute. Each Guarantor agrees that, to the maximum extent permitted by applicable law, its obligations hereunder are irrevocable, absolute, independent and unconditional and shall not be affected by any circumstance which constitutes a legal or equitable discharge of a Guarantor or surety other than Payment in Full of the applicable Guaranteed Obligations. In furtherance of the foregoing and without limiting the generality thereof, each Guarantor agrees, to the maximum extent permitted by applicable law, as follows:
(a)    this Guaranty is a guaranty of payment when due and not of collectability;

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(b)    this Guaranty is a primary obligation of each Guarantor and not merely a contract of surety;
(c)    the Administrative Agent may enforce this Guaranty upon the occurrence of an Event of Default notwithstanding the existence of any dispute between any Borrower and any Guaranteed Party with respect to the existence of such Event of Default;
(d)    the obligations of each Guarantor hereunder are independent of the obligations of each Borrower and the obligations of any other guarantor (including any other Guarantor) of the obligations of each Borrower, and a separate action or actions may be brought and prosecuted against such Guarantor whether or not any action is brought against such Borrower or any of such other guarantors and whether or not such Borrower is joined in any such action or actions;
(e)    payment by any Guarantor of a portion, but not all, of the applicable Guaranteed Obligations shall in no way limit, affect, modify or abridge any Guarantor’s liability for any portion of the applicable Guaranteed Obligations which has not been paid. Without limiting the generality of the foregoing, if the Administrative Agent is awarded a judgment in any suit brought to enforce any Guarantor’s covenant to pay a portion of the applicable Guaranteed Obligations, such judgment shall not be deemed to release such Guarantor from its covenant to pay the portion of the applicable Guaranteed Obligations that is not the subject of such suit, and such judgment shall not, except to the extent satisfied by such Guarantor, limit, affect, modify or abridge any other Guarantor’s liability hereunder in respect of the applicable Guaranteed Obligations;
(f)    any Guaranteed Party, upon such terms as it deems appropriate, without notice or demand and without affecting the validity or enforceability hereof or giving rise to any reduction, limitation, impairment, discharge or termination of any Guarantor’s liability hereunder, from time to time may (i) renew, extend, accelerate, increase the rate of interest on, or otherwise change the time, place, manner or terms of payment of the Guaranteed Obligations; (ii) settle, compromise, release or discharge, or accept or refuse any offer of performance with respect to, or substitutions for, the Guaranteed Obligations or any agreement relating thereto and/or subordinate the payment of the same to the payment of any other obligations; (iii) request and accept other guaranties of the Guaranteed Obligations and take and hold security for the payment hereof or the Guaranteed Obligations; (iv) release, surrender, exchange, substitute, compromise, settle, rescind, waive, alter, subordinate or modify, with or without consideration, any security for payment of the Guaranteed Obligations, any other guaranties of the Guaranteed Obligations, or any other obligation of any Person (including any other Guarantor) with respect to the Guaranteed Obligations; (v) enforce and apply any security now or hereafter held by or for the benefit of such Guaranteed Party in respect hereof or the Guaranteed Obligations and direct the order or manner of sale thereof, or exercise any other right or remedy that such Guaranteed Party may have against any such security, in each case as such Guaranteed Party in its discretion may determine consistent herewith, the applicable Hedge Agreement, Cash Management Agreements or Treasury Transaction and any applicable security agreement, including foreclosure on any such security pursuant to one or more judicial or nonjudicial sales, whether or not every aspect of any such sale is commercially reasonable, and even though such action operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of any Guarantor against any Borrower or any security for the Guaranteed

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Obligations; and (vi) exercise any other rights available to it under the Loan Documents or any Hedge Agreements, Cash Management Agreements or Treasury Transactions; and
(g)    this Guaranty and the obligations of Guarantors hereunder shall be valid and enforceable and shall not be subject to any reduction, limitation, impairment, discharge or termination for any reason (other than Payment in Full of the applicable Guaranteed Obligations), including the occurrence of any of the following, whether or not any Guarantor shall have had notice or knowledge of any of them: (i) any failure or omission to assert or enforce or agreement or election not to assert or enforce, or the stay or enjoining, by order of court, by operation of law or otherwise, of the exercise or enforcement of, any claim or demand or any right, power or remedy (whether arising under the Loan Documents, any Hedge Agreements, any Cash Management Agreements or any Treasury Transactions, at law, in equity or otherwise) with respect to the Guaranteed Obligations or any agreement relating thereto, or with respect to any other guaranty of or security for the payment of the Guaranteed Obligations; (ii) any rescission, waiver, amendment or modification of, or any consent to departure from, any of the terms or provisions (including provisions relating to Events of Default) hereof, any of the other Loan Documents, Hedge Agreements, any Cash Management Agreements or any Treasury Transactions or any agreement or instrument executed pursuant thereto, or of any other guaranty or security for the Guaranteed Obligations, in each case whether or not in accordance with the terms hereof or such Loan Document, such Hedge Agreement, such Cash Management Agreements, such Treasury Transaction or any agreement relating to such other guaranty or security; (iii) the Guaranteed Obligations, or any agreement relating thereto, at any time being found to be illegal, invalid or unenforceable in any respect (other than with respect to defense of payment or performance in full); (iv) the application of payments received from any source (other than payments received pursuant to the other Loan Documents, any Hedge Agreements, any Cash Management Agreements or any Treasury Transactions or from the proceeds of any security for the Guaranteed Obligations, except to the extent such security also serves as Collateral for Indebtedness other than the Guaranteed Obligations) to the payment of Indebtedness other than the Guaranteed Obligations, even though any Guaranteed Party might have elected to apply such payment to any part or all of the Guaranteed Obligations; (v) any Guaranteed Party’s consent to the change, reorganization or termination of the corporate structure or existence of any Group Member and to any corresponding restructuring of the Guaranteed Obligations; (vi) any failure to perfect or continue perfection of a security interest in any collateral which secures any of the Guaranteed Obligations; (vii) any defenses (other than defense of payment or performance in full), set‑offs or counterclaims which any Borrower may allege or assert against any Guaranteed Party in respect of the Guaranteed Obligations, including failure of consideration, breach of warranty, payment, statute of frauds, statute of limitations, accord and satisfaction and usury; and (viii) any other act or omission, or delay to do any other act, which may or might in any manner or to any extent vary the risk of any Guarantor as an obligor in respect of the Guaranteed Obligations.
Section 7.05    Waivers by Guarantors. Each Guarantor hereby waives, for the benefit of the Guaranteed Parties: (a) any right to require any Guaranteed Party, as a condition of payment or performance by such Guarantor, to (i) proceed against any Borrower, any other guarantor (including any other Guarantor) of the applicable Guaranteed Obligations or any other Person, (ii) proceed against or exhaust any security held from any Borrower, any such other guarantor or any other Person, (iii) proceed against or have resort to any balance of any deposit account or credit on the books of any Guaranteed Party in favor of any Borrower, any such other guarantor or any other

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Person, or (iv) pursue any other remedy in the power of any Guaranteed Party whatsoever; (b) any defense arising by reason of the incapacity, lack of authority or any disability or other defense of any Borrower or any other guarantor (including any other Guarantor) including any defense based on or arising out of the lack of validity or the unenforceability of the Guaranteed Obligations or any agreement or instrument relating thereto or by reason of the cessation of the liability of any Borrower or any such other guarantor from any cause other than Payment in Full of the applicable Guaranteed Obligations; (c) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal; (d) any defense based upon any Guaranteed Party’s errors or omissions in the administration of the Guaranteed Obligations, except behavior which amounts to bad faith; (e) (i) any principles or provisions of law, statutory or otherwise, which are or might be in conflict with the terms hereof and any legal or equitable discharge of such Guarantor’s obligations hereunder, (ii) the benefit of any statute of limitations affecting such Guarantor’s liability hereunder or the enforcement hereof, (iii) any rights to set‑offs, recoupments and counterclaims, and (iv) promptness, diligence and any requirement that any Guaranteed Party protect, secure, perfect or insure any security interest or Lien or any property subject thereto; (f) notices, demands, presentments, protests, notices of protest, notices of dishonor and notices of any action or inaction, including acceptance hereof, notices of default hereunder, or under any agreement or instrument related thereto, notices of any renewal, extension or modification of the Guaranteed Obligations or any agreement related thereto, notices of any extension of credit to any Borrower and notices of any of the matters referred to in Section 7.04 and any right to consent to any thereof; and (g) any defenses (other than defense of payment or performance in full) or benefits that may be derived from or afforded by law which limit the liability of or exonerate guarantors or sureties, or which may conflict with the terms hereof.
Section 7.06    Guarantors’ Rights of Subrogation, Contribution, Etc. Until the applicable Guaranteed Obligations shall have been Paid in Full, each Guarantor hereby waives any claim, right or remedy, direct or indirect, that such Guarantor now has or may hereafter have against any applicable Borrower or any other Guarantor or any of its assets in connection with this Guaranty or the performance by such Guarantor of its obligations hereunder, in each case whether such claim, right or remedy arises in equity, under contract, by statute, under common law or otherwise and including (a) any right of subrogation, reimbursement or indemnification that such Guarantor now has or may hereafter have against any applicable Borrower with respect to the Guaranteed Obligations, (b) any right to enforce, or to participate in, any claim, right or remedy that any Guaranteed Party now has or may hereafter have against any Borrower, and (c) any benefit of, and any right to participate in, any collateral or security now or hereafter held by any Guaranteed Party. In addition, until the applicable Guaranteed Obligations shall have been Paid in Full, each Guarantor shall withhold exercise of any right of contribution such Guarantor may have against any other guarantor (including any other Guarantor) of the applicable Guaranteed Obligations, including any such right of contribution as contemplated by Section 7.02. Each Guarantor further agrees that, to the extent the waiver or agreement to withhold the exercise of its rights of subrogation, reimbursement, indemnification and contribution as set forth herein is found by a court of competent jurisdiction to be void or voidable for any reason, any rights of subrogation, reimbursement or indemnification such Guarantor may have against any Borrower or against any collateral or security, and any rights of contribution such Guarantor may have against any such other guarantor, shall be

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junior and subordinate to any rights any Guaranteed Party may have against any Borrower, to all right, title and interest any Guaranteed Party may have in any such collateral or security, and to any right any Guaranteed Party may have against such other guarantor. If any amount shall be paid to any Guarantor on account of any such subrogation, reimbursement, indemnification or contribution rights at any time when all applicable Guaranteed Obligations shall not have been Paid in Full, such amount shall be held in trust for the Administrative Agent on behalf of the Guaranteed Parties and shall forthwith be paid over to the Administrative Agent for the benefit of the Guaranteed Parties to be credited and applied against the applicable Guaranteed Obligations, whether matured or unmatured, in accordance with the terms hereof.
Section 7.07    Continuing Guaranty. This Guaranty is a continuing guaranty and shall remain in effect until all of the Guaranteed Obligations, respectively, shall have been Paid in Full. Each Guarantor hereby irrevocably waives any right to revoke this guaranty as to future transactions giving rise to any Guaranteed Obligations.
Section 7.08    Authority of Guarantors or the Borrowers. It is not necessary for any Guaranteed Party to inquire into the capacity or powers of any Guarantor or any Borrower or the officers, directors or any agents acting or purporting to act on behalf of any of them.
Section 7.09    Financial Condition of the Borrowers. Any Credit Extension may be made to any Borrower or continued from time to time, and any Hedge Agreements, Cash Management Agreements and Treasury Transactions may be entered into from time to time, in each case without notice to or authorization from any Guarantor regardless of the financial or other condition of such Borrower or, with respect to any Hedge Agreements, Cash Management Agreements and Treasury Transactions, the U.S. Borrower or any of its Subsidiaries party thereto, at the time of any such grant or continuation or at the time such Hedge Agreement, Cash Management Agreement or Treasury Transaction is entered into, as the case may be. No Guaranteed Party shall have any obligation to disclose or discuss with any Guarantor its assessment, or any Guarantor’s assessment, of the financial condition of such obligor. Each Guarantor has adequate means to obtain information from each such obligor on a continuing basis concerning the financial condition of each such obligor and its ability to perform its obligations under the Loan Documents, any Hedge Agreements, any Cash Management Agreements or any Treasury Transactions, and each Guarantor assumes the responsibility for being and keeping informed of the financial condition of each such obligor and of all circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations. Each Guarantor hereby waives and relinquishes any duty on the part of any Guaranteed Party to disclose any matter, fact or thing relating to the business, operations or conditions of any such obligor now known or hereafter known by any Guaranteed Party.
Section 7.10    Bankruptcy, Etc.
(a)    The obligations of the Guarantors hereunder shall not be reduced, limited, impaired, discharged, deferred, suspended or terminated by any case or proceeding (or analogous proceeding under any Debtor Relief Law), voluntary or involuntary, involving the bankruptcy, insolvency, examinership, receivership, reorganization, liquidation or arrangement of any Borrower or any other Guarantor or by any defense which any Borrower or any other Guarantor may have by reason of the order, decree or decision of any court or administrative body resulting from any such proceeding.

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(b)    Each Guarantor acknowledges and agrees that any interest on any portion of the applicable Guaranteed Obligations which accrues after the commencement of any case or proceeding referred to in Section 7.10(a) (or, if interest on any portion of the applicable Guaranteed Obligations ceases to accrue by operation of law by reason of the commencement of such case or proceeding, such interest as would have accrued on such portion of the applicable Guaranteed Obligations if such case or proceeding had not been commenced) shall be included in the applicable Guaranteed Obligations because it is the intention of the Guarantors and Guaranteed Parties that the Guaranteed Obligations which are guaranteed by the Guarantors pursuant hereto should be determined without regard to any rule of law or order which may relieve any Borrower of any portion of such Guaranteed Obligations. The Guarantors shall permit any trustee in bankruptcy, receiver, debtor in possession, assignee for the benefit of creditors or similar Person under any Debtor Relief Law to pay the Administrative Agent, or allow the claim of the Administrative Agent in respect of, any such interest accruing after the date on which such case or proceeding is commenced.
(c)    In the event that all or any portion of the Guaranteed Obligations are paid by any Borrower, the obligations of the Guarantors with respect to such amounts hereunder shall be reinstated, as the case may be, in the event that all or any part of such payment(s) are rescinded or recovered directly or indirectly from any Guaranteed Party as a preference, fraudulent transfer or otherwise, and any such payments which are so rescinded or recovered shall constitute Guaranteed Obligations for all purposes hereunder.
Section 7.11    Discharge of Guaranty.
(a)    If all of the Equity Interests of any Subsidiary Guarantor or any of its successors in interest hereunder shall be sold or otherwise disposed of or such Subsidiary Guarantor ceases to be a Subsidiary, in each case in accordance with the terms hereof or as otherwise consented to by the Required Lenders (or such other Lenders as may be required to give such consent under Section 10.05), the Guaranty of such Subsidiary Guarantor or such successor in interest, as the case may be, hereunder and all security interests (if any) granted in the Collateral by such Subsidiary Guarantor to secure such Guaranty shall automatically be discharged and released without any further action by any Guaranteed Party or any other Person effective as of the time of such transaction or consent. Upon request of the Borrower Representative, the Administrative Agent and the Collateral Agent shall take, and the Lenders hereby authorize the Administrative Agent and the Collateral Agent to take, such actions as shall be reasonably requested to evidence the termination and release of such Guaranty and such security interests in the Collaterals.
(b) On the Guarantee Release Date, upon request of the U.S. Borrower, the Guaranty of each Subsidiary Guarantor and all security interests (if any) granted in the Collateral by such Subsidiary Guarantor to secure such Guaranty shall automatically be discharged and released without any further action by any Guaranteed Party or any other Person and such Guaranty of each Subsidiary Guarantor and such security interests shall not be reinstated (including, for the avoidance of doubt, upon a subsequent decline in the Public Debt Rating such that the conditions set forth in the definition of “Guarantee Release Date” are no longer satisfied). Upon such request of the Borrower Representative, the Administrative Agent and the Collateral Agent shall take, and the Lenders hereby authorize the Administrative Agent and the Collateral Agent to take, such actions as shall be reasonably requested to evidence the termination and release of such Guaranties and such security interests in the Collateral. For the avoidance of doubt, the U.S. Borrower’s Guaranty

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of the Obligations of the European Borrower and the Hong Kong Borrower under this Agreement shall not be released. For the avoidance of doubt, the U.S. Borrower’s Guaranty of any Obligations of any Subsidiary under any Hedge Agreement, Cash Management Agreement, or Treasury Transaction shall not be released. Nothing in this clause (b) of Section 7.11 shall prevent the Borrower Representative from electing to join a Subsidiary to this Agreement as a Subsidiary Guarantor in accordance with the final proviso in Section 6.03 and Section 7.01(b).

ARTICLE VIII.
EVENTS OF DEFAULT

Section 8.01    Events of Default. If any one or more of the following conditions or events occur and is continuing:
(a)    Failure to Make Payments When Due. Any Borrower shall fail to pay (i) any principal of any Loan when the same becomes due and payable; or (ii) any Borrower shall fail to pay any interest on any Loan or make any other payment of fees or other amounts payable under this Agreement or any Note within five days after the same becomes due and payable; or
(b)    Breach of Representations, Etc. Any representation or warranty made by any Loan Party herein or by any Loan Party (or any of its officers) in any certificate, document, financial or other statements in connection with this Agreement shall prove to have been incorrect in any material respect when made; or
(c)    Breach of Certain Covenants. Any Loan Party shall fail to perform or observe any term, covenant or agreement contained in Section 2.06, Section 5.04 (solely as to the existence of any Borrower), or Article VI, or (ii)  any Loan Party shall fail to perform or comply with any other term or agreement contained in this Agreement on its part to be performed or observed if such failure shall remain unremedied for 30 days after written notice thereof shall have been given to the U.S. Borrower by the Administrative Agent or the Required Lenders; or
(d)    Default Under Other Agreements. The U.S. Borrower or any of its Subsidiaries shall fail to pay any principal of or premium or interest on any Material Indebtedness (but excluding Indebtedness outstanding hereunder) of the Borrower or such Subsidiary (as the case may be), when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Indebtedness; or any other event shall occur or condition shall exist under any agreement or instrument relating to any such Indebtedness and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate, or to permit the acceleration of, or to require the prepayment or redemption (other than by a regularly scheduled required prepayment or redemption), purchase or defeasance of such Indebtedness or that an offer to repay, redeem, purchase or defease such Indebtedness be made, in each case prior to the stated maturity thereof; provided that this Section 8.01(d) shall not apply to (i) secured Indebtedness that becomes due as a result of a disposition, transfer, condemnation, insured loss or similar event relating to the property or assets securing such Indebtedness, (ii) any customary offer to repurchase provisions

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upon an asset sale, (iii) customary debt and equity proceeds prepayment requirements contained in any bridge or other interim credit facility, (iv) Indebtedness of any Person assumed in connection with the acquisition of such Person to the extent that such Indebtedness is repaid as required by the terms thereof as a result of the acquisition of such Person or (v) the redemption of any Indebtedness incurred to finance an acquisition pursuant to any special mandatory redemption feature that is triggered as a result of the failure of such acquisition to occur; or
(e)    Insolvency; Bankruptcy. Any Loan Party or Material Company shall generally not pay its Indebtedness as such Indebtedness become due, or shall admit in writing its inability to pay its Indebtedness generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against such Loan Party or Material Company seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, suspension of payments, a moratorium of any Indebtedness, dissolution, administration, provisional supervision, reorganization, arrangement, adjustment, protection, relief, or composition of it or its Indebtedness under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it), either such proceeding shall remain undismissed or unstayed for a period of 60 days, or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or for any substantial part of its property) shall occur; or any Loan Party or Material Company shall take any corporate action to authorize any of the actions set forth above in this subsection (e); or
(f)    Judgments and Attachments. Judgments or orders for the payment of money in excess of $150,000,000 in the aggregate shall be rendered against the U.S. Borrower or any of its Subsidiaries by a court of competent jurisdiction and such judgment or order for payment is not satisfied, discharged, vacated, bonded or stayed pending appeal within a period of 60 consecutive days; or
(g)    Non-Monetary Judgments. Any non-monetary judgment or order shall be rendered against the U.S. Borrower or any of its Subsidiaries by a court of competent jurisdiction that could be reasonably expected to have a Material Adverse Effect, and such judgment or order is not satisfied, discharged, vacated, bonded or stayed pending appeal within a period of 60 consecutive days; or
(h)    Change of Control. A Change of Control occurs; or
(i)    Employee Benefit Plans. There shall occur one or more ERISA Events which, individually or in the aggregate, results in or would reasonably be expected to result in a Material Adverse Effect; or
(j)    Invalidity of this Agreement. Any provision of this Agreement shall for any reason cease to be valid and binding on or enforceable against any Borrower or other Loan Party or any Borrower or other Loan Party shall so state in writing; or
(k)    Invalidity of Security Documents. During any Springing Lien Period, any Security Document ceases to be in full force and effect (other than by reason of release of Collateral in

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accordance with the terms hereof or thereof) or shall become null and void or the collateral agent named therein shall cease to have a valid and perfected Lien in any Collateral purported to be covered by the Security Document with the priority required thereby, in each case, for any reason other than the failure of the collateral agent named therein to take any action within its control; provided that this clause shall not apply to any Security Document the invalidity of which would not reasonably be considered prejudicial to the interests of the Guaranteed Parties taken as a whole;
THEN, (1) upon the occurrence of any Event of Default described in Section 8.01(e), automatically, and (2) upon the occurrence and during the continuance of any other Event of Default, at the request of (or with the consent of) the Required Lenders, (A) the Revolving Commitments, if any, of each Lender having such Revolving Commitments, the obligation of each Issuing Bank to issue any Letter of Credit and the obligation of the Swing Line Lender to make any Swing Line Loan shall immediately terminate; (B) each of the following shall immediately become due and payable, in each case without presentment, demand, protest or other requirements of any kind, all of which are hereby expressly waived by each Loan Party: (i) the unpaid principal amount of and accrued interest on the Loans, (ii) an amount equal to the maximum amount that may at any time be drawn under all Letters of Credit then outstanding (regardless of whether any beneficiary under any such Letter of Credit shall have presented, or shall be entitled at such time to present, the drafts or other documents or certificates required to draw under such Letters of Credit) and (iii) all other Obligations under the Loan Documents; provided, that the foregoing shall not affect in any way the obligations of Lenders under Section 2.03(b)(v) or 2.04(e); (C) the Administrative Agent may cause the enforcement of any and all Liens and security interests created pursuant to any Security Documents; (D) the Administrative Agent shall direct the Borrower Representative to pay (and each Borrower hereby agrees upon receipt of such notice, or upon the occurrence of any Event of Default specified in Section 8.01(e) to pay) to the Administrative Agent such additional amounts of cash as reasonably requested by the Issuing Bank, to be held as security for each Borrower’s reimbursement Obligations in respect of Letters of Credit then outstanding; and (E) the Administrative Agent may exercise on behalf of themselves, the Lenders, the Issuing Bank and the other Guaranteed Parties all rights and remedies available to the Administrative Agent, the Guaranteed Parties and the Issuing Bank under the Loan Documents or under applicable law or in equity.
ARTICLE IX.
AGENTS
Section 9.01    Appointment of Agents. Each of Citi and MLPFS are hereby appointed as Syndication Agents hereunder, and each Lender hereby authorizes Citi and MLPFS to act as the Syndication Agents in accordance with the terms hereof and the other Loan Documents. Barclays is hereby appointed as the Administrative Agent and, during any Springing Lien Period, Collateral Agent (in such capacity, the “Collateral Agent”) hereunder and under the other Loan Documents and each Lender hereby authorizes Barclays to act as the Administrative Agent and the Collateral Agent in accordance with the terms hereof and the other Loan Documents. JPMorgan is hereby appointed as the Documentation Agent hereunder, together with Royal Bank, MUFG Bank, Ltd., U.S. Bank National Association and Wells Fargo Bank, National Association, and each Lender hereby authorizes JPMorgan, Royal Bank, MUFG Bank, Ltd., U.S. Bank National Association and Wells Fargo Bank, National Association to act as the Documentation Agents in accordance with the terms hereof and the other Loan Documents. Each Agent hereby agrees to act in its capacity as such upon the express conditions contained herein and the other Loan Documents, as applicable.

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The provisions of this Article IX (other than as expressly provided herein) are solely for the benefit of the Agents and the Lenders and no Loan Party shall have any rights as a third party beneficiary of any of the provisions of this Article IX (other than as expressly provided herein). In performing its functions and duties hereunder, each Agent shall act solely as an agent of the Lenders and does not assume and shall not be deemed to have assumed any obligation towards or relationship of agency or trust with or for any Group Member. Each Syndication Agent and Documentation Agent, without consent of or notice to any party hereto, may assign any and all of its rights or obligations hereunder to any of its Affiliates. Notwithstanding any other provision of this Agreement or any provision of any other Loan Document, each of the Arrangers, the Bookrunners, the Syndication Agents and the Documentation Agents are named as such for recognition purposes only, and in their respective capacities as such shall have no duties, responsibilities or liabilities with respect to this Agreement or any other Loan Document; it being understood and agreed that each of the Arrangers, the Bookrunners, the Syndication Agents and the Documentation Agents shall be entitled to all indemnification and reimbursement rights in favor of the Agents provided herein and in the other Loan Documents and all of the other benefits of this Article IX.
Section 9.02    Powers and Duties. Each Lender irrevocably authorizes each Agent to take such action on such Lender’s behalf and to exercise such powers, rights and remedies hereunder and under the other Loan Documents as are specifically delegated or granted to such Agent by the terms hereof and thereof, together with such powers, rights and remedies as are reasonably incidental thereto. In the event that any obligations (other than the Obligations) are permitted to be incurred hereunder and secured by Liens permitted to be incurred hereunder on all or a portion of the Collateral, each Lender authorizes the Administrative Agent and the Collateral Agent to enter into intercreditor agreements, subordination agreements and amendments to the Security Documents to reflect such arrangements on terms acceptable to the Administrative Agent and Collateral Agent. Each Agent shall have only those duties and responsibilities that are expressly specified herein and the other Loan Documents. Each Agent may exercise such powers, rights and remedies and perform such duties by or through its agents or employees. No Agent shall have, by reason hereof or any of the other Loan Documents, a fiduciary relationship or other implied duties in respect of any Lender, any Loan Party or any other Person; and nothing herein or any of the other Loan Documents, expressed or implied, is intended to or shall be so construed as to impose upon any Agent any obligations in respect hereof or any of the other Loan Documents except as expressly set forth herein or therein. Without limiting the generality of the foregoing sentence, the use of the term “agent” in this Agreement and in the other Loan Documents with reference to any Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under the agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.
Section 9.03    General Immunity.
(a)    No Responsibility for Certain Matters. No Agent shall be responsible to any Lender for the execution, effectiveness, genuineness, validity, enforceability, collectability or sufficiency hereof or any other Loan Document, or for the creation, perfection or priority of any Lien, or for

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any representations, warranties, recitals or statements made herein or therein or made in any written or oral statements or in any financial or other statements, instruments, reports or certificates or any other documents furnished or made by any Agent to the Lenders or by or on behalf of any Loan Party or to any Agent or Lender in connection with the Loan Documents and the transactions contemplated thereby or for the financial condition or business affairs of any Loan Party or any other Person liable for the payment of any Obligations, nor shall any Agent be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained in any of the Loan Documents or as to the use of the proceeds of the Loans or as to the existence or possible existence of any Event of Default or Default or as to the value or sufficiency of any Collateral or as to the satisfaction of any condition set forth in Article III or elsewhere herein (other than confirm receipt of items expressly required to be delivered to such Agent) or to inspect the properties, books or records of any Group Member or to make any disclosures with respect to the foregoing. Anything contained herein to the contrary notwithstanding, the Administrative Agent shall not have any liability arising from confirmations of the amount of outstanding Loans or the utilization of Letters of Credit or the component amounts thereof.
(b)    Exculpatory Provisions. No Agent nor any of its officers, partners, directors, employees or agents shall be liable to the Lenders (i) for any action taken or omitted by any Agent (A) under or in connection with any of the Loan Documents or (B) with the consent or at the request of the Required Lenders (or, if so specified by this Agreement, all Lenders or any other instructing group of Lenders specified by this Agreement) except to the extent caused by such Agent’s gross negligence or willful misconduct, as determined by a final, non-appealable judgment of a court of competent jurisdiction or (ii) for any failure of any Loan Party to perform its obligations under this Agreement or any other Loan Document. No Agent shall, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose or be liable for the failure to disclose, any information relating to any Borrower or any of its Affiliates that is communicated to or obtained by such Agent or any of its Affiliates in any capacity. Each Agent shall be entitled to refrain from any act or the taking of any action (including the failure to take an action) in connection herewith or any of the other Loan Documents or from the exercise of any power, discretion or authority vested in it hereunder or thereunder unless and until such Agent shall have received instructions in respect thereof from Required Lenders (or such other Lenders as may be required to give such instructions under Section 10.05) and, upon receipt of such instructions from Required Lenders (or such other Lenders, as the case may be), such Agent shall be entitled to act or (where so instructed) refrain from acting, or to exercise such power, discretion or authority, in accordance with such instructions and shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose such Agent to liability or that is contrary to any Loan Document or applicable law. Without prejudice to the generality of the foregoing, (i) each Agent shall be entitled to rely, and shall be fully protected in relying, upon any communication, instrument or document believed by it to be genuine and correct and to have been signed or sent by the proper Person or Persons, and shall be entitled to rely and shall be protected in relying on opinions and judgments of attorneys (who may be attorneys for a Group Member), accountants, experts and other professional advisors selected by it; and (ii) no Lender shall have any right of action whatsoever against any Agent as a result of such Agent acting or (where so instructed) refraining from acting hereunder or any of the other Loan Documents in accordance with the instructions of Required Lenders (or such other Lenders as may be required to give such instructions under Section 10.05).

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(c)    Delegation of Duties. Each of the Administrative Agent and the Collateral Agent may perform any and all of its duties and exercise its rights and powers under this Agreement or under any other Loan Document by or through any one or more sub-agents appointed by it. Each of the Administrative Agent, the Collateral Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Affiliates. The exculpatory, indemnification and other provisions of this Section 9.03 and of Section 9.06 shall apply to any of the Affiliates of the Administrative Agent or the Collateral Agent and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as the Administrative Agent or Collateral Agent, as applicable. All of the rights, benefits, and privileges (including the exculpatory and indemnification provisions) of this Section 9.03 and of Section 9.06 shall apply to any such sub-agent and to the Affiliates of any such sub-agent, and shall apply to their respective activities as sub-agent as if such sub-agent and Affiliates were named herein. Notwithstanding anything herein to the contrary, with respect to each sub-agent appointed by the Administrative Agent or the Collateral Agent, (i) such sub-agent shall be a third party beneficiary under this Agreement with respect to all such rights, benefits and privileges (including exculpatory rights and rights to indemnification) and shall have all of the rights and benefits of a third party beneficiary, including an independent right of action to enforce such rights, benefits and privileges (including exculpatory rights and rights to indemnification) directly, without the consent or joinder of any other Person, against any or all of Loan Parties and the Lenders, (ii) such rights, benefits and privileges (including exculpatory rights and rights to indemnification) shall not be modified or amended without the consent of such sub-agent, and (iii) such sub-agent shall only have obligations to the Administrative Agent and not to any Loan Party, Lender or any other Person and no Loan Party, Lender or any other Person shall have any rights, directly or indirectly, as a third party beneficiary or otherwise, against such sub-agent; provided, that the Administrative Agent and Collateral Agent shall be responsible for all acts of each of their respective sub-agents, and each Loan Party, Guaranteed Party and other Person shall have the same rights against the Administrative Agent or Collateral Agent, as applicable, as if the Administrative Agent or Collateral Agent, as applicable, had performed the duties and exercised the rights and powers under this Agreement or any other Loan Document that its sub-agent performed or exercised.
(d)    Notice of Default or Event of Default. No Agent shall be deemed to have knowledge of any Default or Event of Default unless and until written notice describing such Default or Event of Default is given to such Agent by a Loan Party or a Lender. In the event that the Administrative Agent shall receive such a notice, the Administrative Agent shall give notice thereof to the Lenders, provided that failure to give such notice shall not result in any liability on the part of the Administrative Agent.
Section 9.04    Agents Entitled to Act as Lender. The agency hereby created shall in no way impair or affect any of the rights and powers of, or impose any duties or obligations upon, any Agent in its individual capacity as a Lender hereunder. With respect to its participation in the Loans and the Letters of Credit, each Agent shall have the same rights and powers hereunder in its capacity as a Lender as any other Lender and may exercise the same as if it were not performing the duties and functions delegated to it hereunder, and the term “Lender” shall, unless the context clearly otherwise indicates, include each Agent in its individual capacity. Any Agent and its Affiliates may accept deposits from, lend money to, own securities of, and generally engage in any kind of banking, trust, financial advisory or other business with the U.S. Borrower or any of its Affiliates as if it were

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not performing the duties specified herein, and may accept fees and other consideration from the U.S. Borrower for services in connection herewith and otherwise without having to account for the same to Lenders. The Lenders acknowledge that pursuant to such activities, the Agents or their Affiliates may receive information regarding any Loan Party or any Affiliate of any Loan Party (including information that may be subject to confidentiality obligations in favor of such Loan Party or such Affiliate) and acknowledge that the Agents and their Affiliates shall be under no obligation to provide such information to them.
Section 9.05    Lenders’ Representations, Warranties and Acknowledgment.
(a)    Each Lender represents and warrants that it has made its own independent investigation of the financial condition and affairs of the Group in connection with Credit Extensions hereunder and that it has made and shall continue to make its own appraisal of the creditworthiness of the Group. No Agent shall have any duty or responsibility, either initially or on a continuing basis, to make any such investigation or any such appraisal on behalf of Lenders or to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before the making of the Loans or at any time or times thereafter, and no Agent shall have any responsibility with respect to the accuracy of or the completeness of any information provided to Lenders.
(b)    Each Lender, by delivering its signature page hereto, an Assignment Agreement or a Joinder Agreement and funding its Tranche A Term Loans and/or Revolving Loans or by the funding of any Incremental Term Loans or Incremental Revolving Loans, as the case may be, shall be deemed to have acknowledged receipt of, and consented to and approved, each Loan Document and each other document required to be approved by any Agent, Required Lenders or Lenders, as applicable on the Closing Date or as of the date of funding of such Loans.
Section 9.06    Right to Indemnity. Each Lender, in proportion to its Pro Rata Share, severally agrees to indemnify each Agent to the extent that such Agent shall not have been reimbursed by any Loan Party (and without limiting its obligation to do so), for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including counsel fees and disbursements) or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against such Agent in exercising its powers, rights and remedies or performing its duties hereunder or under the other Loan Documents or otherwise in its capacity as Agent in any way relating to or arising out of this Agreement or the other Loan Documents; provided, that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such Agent’s gross negligence or willful misconduct, as determined by a final, non-appealable judgment of a court of competent jurisdiction. If any indemnity furnished to any Agent for any purpose shall, in the opinion of such Agent, be insufficient or become impaired, such Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished; provided, that in no event shall this sentence require any Lender to indemnify any Agent against any liability, obligation, loss, damage, penalty, action, judgment, suit, cost, expense or disbursement in excess of such Lender’s Pro Rata Share thereof; and provided, further, that this sentence shall not be deemed to require any Lender to indemnify any Agent against any liability, obligation, loss, damage, penalty, action, judgment, suit, cost, expense or disbursement described in the proviso in the immediately preceding sentence.

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Section 9.07    Successor Agents, Issuing Banks and Swing Line Lender.
(a)    The Administrative Agent shall have the right to resign at any time by giving prior written notice thereof to the Lenders and the Borrower Representative. The Administrative Agent shall have the right to appoint a financial institution to act as the Administrative Agent and/or the Collateral Agent hereunder, subject to the reasonable satisfaction of the Borrower Representative and the Required Lenders, and the Administrative Agent’s resignation shall become effective on the earlier of (i) the acceptance of such successor Administrative Agent by the Borrower Representative and the Required Lenders or (ii) the thirtieth day after such notice of resignation. Upon any such notice of resignation, if a successor Administrative Agent has not already been appointed by the retiring Administrative Agent, Required Lenders shall have the right, upon five Business Days’ notice to the Borrower Representative, to appoint a successor Administrative Agent. If neither Required Lenders nor the Administrative Agent have appointed a successor Administrative Agent, then the Required Lenders shall be deemed to have succeeded to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent; provided, that until a successor Administrative Agent is so appointed by Required Lenders or the Administrative Agent, the Administrative Agent, by notice to the Borrower Representative and Required Lenders, may retain its role as the Collateral Agent under any Security Document. Except as provided in the preceding sentence, any resignation of Barclays or its successor as the Administrative Agent pursuant to this Section 9.07 shall also constitute the resignation of Barclays or its successor as the Collateral Agent. After any retiring Administrative Agent’s resignation hereunder as the Administrative Agent, the provisions of this Section 9.07 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Administrative Agent hereunder. Upon the acceptance of any appointment as the Administrative Agent hereunder by a successor Administrative Agent, that successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent and the retiring Administrative Agent shall promptly (i) transfer to such successor Administrative Agent all sums and items of Collateral held under the Security Documents (if any), together with all records and other documents necessary or appropriate in connection with the performance of the duties of the successor Administrative Agent under the Loan Documents, and (ii) execute and deliver to such successor Administrative Agent such amendments to financing statements (if any), and take such other actions, as may be necessary or appropriate in connection with the assignment to such successor Administrative Agent of the security interests created under the Security Documents (if any), whereupon such retiring Administrative Agent shall be discharged from its duties and obligations hereunder. If the Administrative Agent is retaining its role as Collateral Agent, the actions enumerated in the preceding sentence will be modified to account for such retained role. Any successor Administrative Agent appointed pursuant to this Section 9.07 shall, upon its acceptance of such appointment, become the successor Collateral Agent for all purposes hereunder. If Barclays or its successor as the Administrative Agent pursuant to this Section 9.07 has resigned as the Administrative Agent but retained its role as the Collateral Agent and no successor Collateral Agent has become the Collateral Agent pursuant to the immediately preceding sentence, Barclays or its successor may resign as the Collateral Agent upon notice to the Borrower Representative and Required Lenders at any time.
(b)    In addition to the foregoing, the Collateral Agent may resign at any time by giving 30 days’ prior written notice thereof to Lenders and the Loan Parties. The Administrative Agent

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shall have the right to appoint a financial institution as the Collateral Agent hereunder, subject to the reasonable satisfaction of the Borrower Representative and the Required Lenders and the Collateral Agent’s resignation shall become effective on the earlier of (i) the acceptance of such successor Collateral Agent by the Borrower Representative and the Required Lenders or (ii) the thirtieth day after such notice of resignation. Upon any such notice of resignation, if a successor Collateral Agent has not already been appointed by the retiring Collateral Agent, Required Lenders shall have the right, upon five Business Days’ notice to the Administrative Agent, to appoint a successor Collateral Agent. Upon the acceptance of any appointment as the Collateral Agent hereunder by a successor Collateral Agent, the successor Collateral Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Collateral Agent under this Agreement and the Security Documents, and the retiring Collateral Agent under this Agreement shall promptly (i) transfer to such successor Collateral Agent all sums and items of Collateral held hereunder or under the Security Documents, together with all records and other documents necessary or appropriate in connection with the performance of the duties of the successor Collateral Agent under this Agreement and the Security Documents, and (ii) execute and deliver to such successor Collateral Agent or otherwise authorize the filing of such amendments to financing statements, and take such other actions, as may be necessary or appropriate in connection with the assignment to such successor Collateral Agent of the security interests created under the Security Documents, whereupon such retiring Collateral Agent shall be discharged from its duties and obligations under this Agreement and the Security Documents. After any retiring Collateral Agent’s resignation hereunder as the Collateral Agent, the provisions of this Agreement and the Security Documents shall inure to its benefit as to any actions taken or omitted to be taken by it under this Agreement or the Security Documents while it was the Collateral Agent hereunder.
(c)    Any resignation of Barclays or its successor as the Administrative Agent pursuant to this Section shall also constitute the resignation of Barclays or its successor as the Swing Line Lender and Issuing Bank, and any successor Administrative Agent appointed pursuant to this Section 9.07 shall, upon its acceptance of such appointment, become the successor to the Swing Line Lender and an Issuing Bank (in accordance with Section 2.04(h)) for all purposes hereunder. In such event (i) the U.S. Borrower shall prepay any outstanding Swing Line Loans made by the retiring Administrative Agent in its capacity as Swing Line Lender, (ii) upon such prepayment, the retiring Administrative Agent and Swing Line Lender shall surrender any Swing Line Note held by it to the Borrower Representative for cancellation and (iii) the U.S. Borrower and European Borrower, as applicable, shall issue, if so requested by the successor Administrative Agent and the Swing Line Lender, a new Swing Line Note to the successor Administrative Agent and the successor Swing Line Lender, in the principal amount of the U.S. Swing Line Sublimit and European Swing Line Sublimit, as applicable, then in effect and with other appropriate insertions.
Section 9.08    Security Documents and Guaranty.
(a)    Agents under Security Documents and Guaranty. Each Guaranteed Party hereby further authorizes the Administrative Agent or the Collateral Agent, as applicable, on behalf of and for the benefit of Guaranteed Parties, to be the agent for and representative of Guaranteed Parties with respect to the Guaranty and, if applicable, the Collateral and the Security Documents; provided, that, except as expressly set forth herein, neither the Administrative Agent nor the Collateral Agent shall owe any fiduciary duty, duty of loyalty, duty of care, duty of disclosure or any other obligation

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whatsoever to any holder of Obligations. Subject to Section 10.05, without further written consent or authorization from any Guaranteed Party, the Administrative Agent or the Collateral Agent, as applicable may execute any documents or instruments necessary (i) in connection with a sale or disposition of assets permitted by this Agreement, to release any Lien encumbering any item of Collateral that is the subject of such sale or other disposition of assets or to which Required Lenders (or such other Lenders as may be required to give such consent under Section 10.05) have otherwise consented or (ii) to release any Guarantor from the Guaranty pursuant to Section 7.11 or with respect to which Required Lenders (or such other Lenders as may be required to give such consent under Section 10.05) have otherwise consented.
(b)    Right to Realize on Collateral and Enforce Guaranty. Anything contained in any of the Loan Documents to the contrary notwithstanding, the Borrowers, the Administrative Agent, the Collateral Agent and each Guaranteed Party hereby agree that (i) no Guaranteed Party shall have any right individually to realize upon any of the Collateral or to enforce the Guaranty, it being understood and agreed that all powers, rights and remedies hereunder may be exercised solely by the Administrative Agent, on behalf of the Guaranteed Parties in accordance with the terms hereof and all powers, rights and remedies under the Security Documents may be exercised solely by the Collateral Agent and (ii) in the event of a foreclosure by the Collateral Agent on any of the Collateral pursuant to a public or private sale or other disposition, the Collateral Agent or any Lender may be the purchaser or licensor of any or all of such Collateral at any such sale or other disposition and the Collateral Agent, as agent for and representative of Guaranteed Parties (but not any Lender or Lenders in its or their respective individual capacities unless Required Lenders shall otherwise agree in writing) shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale, to use and apply any of the Obligations as a credit on account of the purchase price for any collateral payable by the Collateral Agent at such sale or other disposition.
(c)    Rights under Hedge Agreements. No Hedge Agreement shall create (or be deemed to create) in favor of any Lender Counterparty that is a party thereto any rights in connection with the management or release of any Collateral or of the obligations of any Guarantor under the Loan Documents except as expressly provided in Section 10.05(c)(v) of this Agreement. By accepting the benefits of the Collateral, such Lender Counterparty shall be deemed to have appointed the Collateral Agent as its agent and agreed to be bound by the Loan Documents as a Guaranteed Party, subject to the limitations set forth in this Section 9.08(c).
(d)    Release of Collateral and Guarantees, Termination of Loan Documents.
(i)    Notwithstanding anything to the contrary contained herein or any other Loan Document, when all Obligations under the Loan Documents have been Paid in Full, this Agreement and all other Loan Documents, all guarantee obligations provided for in any Loan Document and all security interests granted pursuant to any Loan Document shall automatically terminate, and upon request of the Borrower Representative, the Administrative Agent and the Collateral Agent shall (without notice to, or vote or consent of, any Lender or any Lender Counterparty) take such actions as shall be reasonably requested to evidence the release of its security interest in all Collateral, and to evidence the release of all guarantee obligations provided for in any Loan Document. Any such release of guarantee obligations shall be deemed subject

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to the provision that such guarantee obligations shall be reinstated if after such release any portion of any payment in respect of the Obligations under the Loan Documents guaranteed thereby shall be rescinded or must otherwise be restored or returned upon the insolvency, bankruptcy, dissolution, liquidation, examinership, receivership, administration, provisional supervision or reorganization of any Borrower or any Guarantor, or upon or as a result of the appointment of a receiver, intervenor, liquidator, administrator, provisional supervisor, examiner or conservator of, or trustee or similar officer for, any Borrower or any Guarantor or any substantial part of its property, or otherwise, all as though such payment had not been made.
(ii)    Upon any disposition of property permitted by this Agreement, any security interest in such property provided for in any Security Document shall be deemed to be automatically released and such property shall automatically revert to the applicable Loan Party with no further action on the part of any Person. The Collateral Agent shall, at the applicable Loan Party’s expense, execute and deliver or otherwise authorize the filing of such documents as such Loan Party shall reasonably request, in form and substance reasonably satisfactory to the Collateral Agent, including financing statement amendments to evidence such release.
(iii)    Notwithstanding anything to the contrary contained in any Security Document or any other Loan Document, in the event that the Collateral Agent exercises any of its rights or remedies under the Loan Documents with respect to Collateral that is the subject of a Trademark (as defined in the Pledge and Security Agreement) license agreement entered into by the U.S. Borrower or any of its Subsidiaries, the Lenders hereby agree that the Collateral Agent shall, and the Collateral Agent hereby agrees that it shall, exercise such rights and remedies subject to the obligation to pay royalties and the restrictions on the marketing, sale and distribution of such goods, in each case, that are contained in the applicable licensing agreement; provided that such restrictions are in the nature of customary restrictions intended to preserve the rights of the applicable licensors in the licensed Intellectual Property, preserve the prestige, image and goodwill of the licensed Intellectual Property and the licensor and/or avoid the infringement of the rights of any third party, including, without limitation, any other licensee of the applicable licensor. At the request of the U.S. Borrower or any of its Subsidiaries from time to time, the Lenders hereby agree that the Collateral Agent shall be authorized to, and the Collateral Agent hereby agrees that it shall, execute and deliver to the U.S. Borrower acknowledgments of the Lenders’ and the Collateral Agent’s agreements pursuant to the foregoing sentence, for the benefit of the applicable licensor.
(iv)    Each Lender hereto agrees that upon the occurrence of the Springing Lien Trigger Event, the Administrative Agent is authorized to enter into the Pledge and Security Agreement and any related Security Documents in such form as is acceptable to the Administrative Agent and no further consent of such Lender shall be required.
Section 9.09    Withholding Taxes. To the extent required by any applicable law, the Administrative Agent may withhold from any payment to any Lender an amount equivalent to any applicable withholding Tax. If any payment has been made to any Lender by the Administrative Agent without the applicable withholding Tax being withheld from such payment and the Administrative Agent has paid over the applicable withholding Tax to the IRS or any other Governmental Authority, or the IRS or any other Governmental Authority asserts a claim that the

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Administrative Agent did not properly withhold Tax from amounts paid to or for the account of any Lender because the appropriate form was not delivered or was not properly executed or because such Lender failed to notify the Administrative Agent of a change in circumstance which rendered the exemption from, or reduction of, withholding Tax ineffective or for any other reason, such Lender shall severally indemnify the Administrative Agent (but only to the extent that a Borrower has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Borrower to do so) fully for all amounts paid, directly or indirectly, by the Administrative Agent as Tax or otherwise, including any penalties or interest and together with all expenses incurred and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority; provided, that nothing in this Section 9.09 shall impose any obligation on any Loan Party.
Section 9.10    Administrative Agent May File Proofs of Claim. In case of the pendency of any proceeding under the Bankruptcy Code or other applicable law or any other judicial proceeding relative to any Borrower, the Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on any Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise (a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Obligations under the Loan Documents that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the other Guaranteed Parties (including fees, disbursements and other expenses of counsel) allowed in such judicial proceeding and (b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same. Any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and other Guaranteed Party to make such payments to the Administrative Agent. Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or other Guaranteed Party any plan of reorganization, arrangement, adjustment or composition affecting the Obligations under the Loan Documents or the rights of any Lender or other Guaranteed Party to authorize the Administrative Agent to vote in respect of the claim of such Person or in any such proceeding.
Section 9.11    Administrative Agent’s “Know Your Customer” Requirements. Each Lender shall promptly, upon the request of the Administrative Agent, provide such documentation and other evidence as is reasonably requested by the Administrative Agent (for itself) in order for the Administrative Agent to carry out and be satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Loan Documents.
Section 9.12    Certain ERISA Matters.
(a)    Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent

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and the Arrangers and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the U.S. Borrower or any other Loan Party, that at least one of the following is and will be true:
(i)    such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments or this Agreement,
(ii)    the prohibited transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable so as to exempt from the prohibitions of Section 406 of ERISA and Section 4975 of the Code such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement,
(iii)    (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84- 14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement, or
(iv)    such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.
(b)    In addition, unless either (1) sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and the Arrangers and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the U.S. Borrower or any other Loan Party, that none of the Administrative Agent or the Arrangers or any of their respective Affiliates is not a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement (including in connection with the reservation

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or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related hereto or thereto).
ARTICLE X.
MISCELLANEOUS
Section 10.01    Notices.
(a)    Notices Generally. Any notice or other communication herein required or permitted to be given to a Loan Party, the Collateral Agent, the Administrative Agent, the Swing Line Lender or the Issuing Bank, shall be sent to such Person’s address as set forth on Schedule 10.01(a) or in the other relevant Loan Document, and in the case of any Lender, the address as indicated on Schedule 10.01(a) or otherwise indicated to the Administrative Agent in writing. Except as otherwise set forth in Section 10.01(b) below, each notice hereunder shall be in writing and may be personally served or sent by telefacsimile or United States mail or courier service and shall be deemed to have been given when delivered in person or by courier service and signed for against receipt thereof, upon receipt of telefacsimile, ordinary or registered post, or three Business Days after depositing it in the ordinary or prepaid post or United States mail with postage prepaid and properly addressed; provided, that no notice to any Agent shall be effective until received by such Agent; provided, further, that any such notice or other communication shall at the request of the Administrative Agent be provided to any sub-agent appointed pursuant to Section 9.03(c) hereto as designated by the Administrative Agent from time to time.
(b)    Electronic Communications.
(i)    Notices and other communications to the Administrative Agent, the Collateral Agent, the Swing Line Lender, the Lenders and any Issuing Bank hereunder may be delivered or furnished by electronic communication (including e‑mail and Internet or intranet websites, including the Platform) pursuant to procedures approved by the Administrative Agent, the Collateral Agent, the Swing Line Lender, each Lender and each Issuing Bank, as applicable; provided, that the foregoing shall not apply to notices to any Lender or the Issuing Bank pursuant to Article II if such Lender or the Issuing Bank, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent, each other Agent and the Borrower Representative hereby agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided, that any Borrowing Notice or notice of an Event of Default shall be promptly confirmed by facsimile. Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement); provided, that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient and (ii) notices or communications posted to an internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing

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clause (i) of notification that such notice or communication is available and identifying the website address therefor.
(ii)    Each Loan Party understands that the distribution of material through an electronic medium is not necessarily secure and that there are confidentiality and other risks associated with such distribution and agrees and assumes the risks associated with such electronic distribution, except to the extent caused by the willful misconduct or gross negligence of the Administrative Agent, as determined by a final, non-appealable judgment of a court of competent jurisdiction.
(iii)    The Platform and any Approved Electronic Communications are provided “as is” and “as available”. None of the Agents nor any of their respective officers, directors, employees, agents, advisors or representatives (the “Agent Affiliates”) warrant the accuracy, adequacy, or completeness of the Approved Electronic Communications or the Platform and each expressly disclaims liability for errors or omissions in the Platform and the Approved Electronic Communications. No warranty of any kind, express, implied or statutory, including any warranty of merchantability, fitness for a particular purpose, non-infringement of third party rights or freedom from viruses or other code defects is made by the Agent Affiliates in connection with the Platform or the Approved Electronic Communications. Each party hereto agrees that no Agent has any responsibility for maintaining or providing any equipment, software, services or any testing required in connection with any Approved Electronic Communication or otherwise required for the Platform. In no event shall any Agent nor any of the Agent Affiliates have any liability to any Loan Party, any Lender or any other Person for damages of any kind, whether or not based on strict liability and including (A) direct damages, losses or expenses (whether in tort, contract or otherwise) arising out of any Loan Party’s or any Agent’s transmission of communications through the internet, except to the extent the liability of any such Person if found in a final ruling by a court of competent jurisdiction to have resulted from such Person’s gross negligence or willful misconduct or (B) indirect, special, incidental or consequential damages.
(iv)    Each Loan Party, each Lender, the Issuing Bank and each Agent agrees that the Administrative Agent may, but shall not be obligated to, store any Approved Electronic Communications on the Platform in accordance with the Administrative Agent’s customary document retention procedures and policies.
(v)    All uses of the Platform shall be governed by and subject to, in addition to this Section 10.01, separate terms and conditions posted or referenced in such Platform and related agreements executed by the Lenders and their Affiliates in connection with the use of such Platform.
(c)    Change of Address. Any party hereto may changes its address or telecopy number for notices and other communications hereunder by written notice to the other parties hereto.
Section 10.02    Expenses. Whether or not the transactions contemplated hereby are consummated, each Borrower agrees to pay promptly (a) all the actual and reasonable out-of-pocket costs and expenses incurred by the Agents and the Arranger in connection with the negotiation, preparation and execution of the Loan Documents and any consents, amendments, supplements,

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waivers or other modifications thereto; (b) the reasonable fees, expenses and disbursements of counsel to the Agents (in each case including allocated costs of internal counsel) in connection with the negotiation, preparation, execution and administration of the Loan Documents and any consents, amendments, supplements, waivers or other modifications thereto and any other documents or matters requested by any Borrower; provided that reasonable attorney’s fees shall be limited to one primary counsel and, if reasonably required by the Administrative Agent, one local counsel per jurisdiction and one specialist counsel per specialty, provided, further, that no such limitation shall apply if counsel for the Administrative Agent determines in good faith that there is a conflict of interest that requires separate representation for any Agent or Lender; (c) all the actual costs and reasonable out-of-pocket expenses of creating, perfecting, recording, maintaining and preserving Liens in favor of the Collateral Agent, for the benefit of Guaranteed Parties, including filing and recording fees, expenses and Taxes, stamp or documentary Taxes, search fees, title insurance premiums and reasonable fees, expenses and disbursements of counsel to the Collateral Agent and the Administrative Agent; (d) all the actual costs and reasonable out-of-pocket expenses (including the reasonable fees, expenses and disbursements of any appraisers, consultants, advisors and agents employed or retained by the Collateral Agent and its counsel) in connection with the custody or preservation of any of the Collateral; (e) all other actual costs and reasonable out-of-pocket expenses incurred by each Agent in connection with the syndication of the Loans and Commitments and the transactions contemplated by the Loan Documents and any consents, amendments, supplements, waivers or other modifications thereto; and (f) all actual costs and reasonable out-of-pocket expenses, including reasonable attorneys’ fees (including allocated costs of internal counsel) and costs of settlement, incurred by any Agent or any Lender in enforcing any Obligations under the Loan Documents of or in collecting any payments due from any Loan Party hereunder or under the other Loan Documents (including in connection with the sale, lease or license of, collection from, or other realization upon any of the Collateral or the enforcement of the Guaranty) or in connection with any refinancing or restructuring of the credit arrangements provided hereunder in the nature of a “work‑out” or pursuant to any insolvency or bankruptcy cases or proceedings. All amounts due under this Section 10.02 shall be due and payable promptly after demand therefor.
Section 10.03    Indemnity.
(a)    In addition to the payment of expenses pursuant to Section 10.02, whether or not the transactions contemplated hereby are consummated, each Loan Party agrees to defend (subject to Indemnitees’ rights to selection of counsel), indemnify, pay and hold harmless, each Agent, Arranger, Bookrunner, any other agent or co-agent (if any) designated by the Bookrunners with respect to the credit facilities hereunder, Issuing Bank, Swing Line Lender and Lender and the officers, partners, members, directors, trustees, shareholders, advisors, employees, representatives, attorneys, controlling persons, agents and Affiliates of each Agent, Arranger, Bookrunner, other agent or co-agent (if any) designated by the Bookrunners with respect to the credit facilities hereunder, Issuing Bank, Swing Line Lender and Lender (each, an “Indemnitee”), from and against any and all Indemnified Liabilities; provided, that no Loan Party shall have any obligation to any Indemnitee hereunder with respect to any Indemnified Liabilities to the extent such Indemnified Liabilities (a) arise from (i) the gross negligence or willful misconduct of such Indemnitee or any of such Indemnitee’s Affiliates or any of its or their respective partners, trustees, shareholders, officers, directors, employees, advisors, representatives, agents, attorneys, controlling persons or members or (ii) a material breach of such Indemnitee’s (or any of its Affiliates’ or any of its or their

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respective partners’, trustees’, shareholders’, officers’, directors’, employees’, advisors’, representatives’, agents’, attorneys’, controlling persons’ and members’) obligations under the Loan Documents, in each case, as determined by a final, non-appealable judgment of a court of competent jurisdiction, (b) arise out of any dispute among Indemnitees (other than a dispute involving claims against the Administrative Agent, the Collateral Agent, an Arranger or a Bookrunner, in each case in their respective capacities as such) that did not involve actions or omissions of the Loan Parties or their Affiliates or (c) arise in connection with any settlement entered into by such Indemnitee without the prior written consent (such consent not to be unreasonably withheld, conditioned or delayed) of the Loan Parties (provided, however, that the foregoing indemnity will apply to any such settlement in the event the Loan Parties were offered the ability to assume the defense of the action that was the subject matter of such settlement and elected not to assume the defense); provided, further, that in connection therewith, the Loan Parties shall only be responsible for the fees, charges and disbursements of a single counsel selected by the Administrative Agent for all Indemnitees and of such special and local counsel as the Administrative Agent may deem appropriate in its good faith discretion, except that if any Indemnitee reasonably concludes that its interests conflict or are reasonably likely to conflict with those of other Indemnitees and notifies the Loan Parties of such conflict, the Loan Parties shall also be responsible for the fees, charges and disbursements of one separate counsel for such conflicted Indemnitees. To the extent that the undertakings to defend, indemnify, pay and hold harmless set forth in this Section 10.03 may be unenforceable in whole or in part because they are violative of any law or public policy, the applicable Loan Party shall to the extent permitted by law contribute the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all Indemnified Liabilities incurred by Indemnitees or any of them. For the avoidance of doubt, this Section 10.03 shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.
(b)    To the extent permitted by applicable law, no Loan Party or Indemnitee shall be responsible or liable to any Person for any special, indirect, consequential or punitive damages (as opposed to direct or actual damages) (whether or not the claim therefor is based on contract, tort or duty imposed by any applicable legal requirement) alleged as arising out of, in connection with, as a result of or in any way related to this Agreement or any Loan Document or any agreement or instrument contemplated hereby or thereby or referred to herein or therein, the transactions contemplated hereby or thereby, the transmission of information through the Internet, any Loan or the use of the proceeds thereof or any act or omission or event occurring in connection therewith; provided that the foregoing does not otherwise modify the obligations of the Loan Parties set forth in this Section 10.03. Each Loan Party and each Indemnitee, as applicable, hereby waives, releases and agrees not to sue upon any such claim or any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.
(c)    All amounts due under this Section 10.03 shall be due and payable within five days after demand therefor.
Section 10.04    Set‑Off. In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence and during the continuation of any Event of Default each Lender is hereby authorized by each Loan Party at any time or from time to time to the fullest extent permitted by law and subject to the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed), without notice to any Loan Party

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or to any other Person (other than the Administrative Agent), any such notice being hereby expressly waived to the fullest extent permitted by applicable law, to set-off and to appropriate and to apply any and all deposits (time or demand, provisional or final, general or special, including Indebtedness evidenced by certificates of deposit, whether matured or unmatured, but not including trust accounts) and any other Indebtedness at any time held or owing by such Lender to or for the credit or the account of any Loan Party against and on account of the obligations and liabilities of any Loan Party to such Lender hereunder, the Letters of Credit and participations therein and under the other Loan Documents, including all claims of any nature or description arising out of or connected hereto, the Letters of Credit and participations therein or with any other Loan Document, irrespective of whether or not (i) such Lender shall have made any demand hereunder or (ii) such obligations and liabilities, or any of them, may be contingent or unmatured.
Section 10.05    Amendments and Waivers.
(a)    Required Lenders’ Consent. Subject to the additional requirements of Sections 10.05(b) and 10.05(c), no amendment, supplement, modification, termination or waiver of any provision of the Loan Documents, or consent to any departure by any Loan Party therefrom, shall in any event be effective without the written concurrence of the Required Lenders and the U.S. Borrower (it being understood that delivery of an executed counterpart of a signature page to the applicable amendment, supplement, modification, termination or waiver by facsimile or other electronic transmission will be effective as delivery of an original executed counterpart thereof); provided that (x) any Defaulting Lender shall be deemed not to be a “Lender” for purposes of calculating the Required Lenders (including the granting of any consents or waivers) with respect to any of the Loan Documents and (y) the Administrative Agent and the Borrower Representative may amend, modify or supplement this Agreement to cure any error (including, but not limited to, typographical error, incorrect cross-reference or incorrectly-named defined term), defect, ambiguity, inconsistency or any other error or omission of a technical nature, and such amendment, modification or supplement shall become effective without any further action or consent of any other Lender if the same is not objected to in writing by the Required Lenders to the Administrative Agent within 10 Business Days following receipt of notice thereof.
(b)    Affected Lenders’ Consent. Without the written consent of each Lender (other than a Defaulting Lender) that would be directly and adversely affected thereby, no amendment, supplement, modification, termination, or consent shall be effective if the effect thereof would:
(i)    extend the scheduled final maturity of any Loan or Note;
(ii)    waive, reduce or postpone any scheduled repayment (but not prepayment) of principal;
(iii)    [reserved];
(iv)    reduce the rate of interest on any Loan (other than any waiver of any increase in the interest rate applicable to any Loan pursuant to Section 2.10) or any fee or any premium payable hereunder (it being understood that any change to the definition of Public Debt Rating or Net Leverage Ratio, or, in each case, in the component definitions thereof, shall not constitute

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a reduction in the rate of interest); provided, further, that only the consent of the Required Lenders shall be necessary to amend the Default Rate in Section 2.10 or to waive any obligation of any Borrower to pay interest at the Default Rate;
(v)    waive or extend the time for payment of any such interest, fees or premiums, it being understood that only the consent of the Required Lenders shall be necessary to rescind an acceleration of Obligations under the Loan Documents after acceleration thereof pursuant to Section 8.01 hereof;
(vi)    reduce or forgive the principal amount of any Loan or any reimbursement Obligation in respect of any Letter of Credit;
(vii)    amend, modify, terminate or waive any provision of Section 2.15 (except to the extent provided for in Section 10.05(c)(iii)), Section 2.16(c), Section 2.17, this Section 10.05(b), Section 10.05(c) or any other provision of this Agreement that expressly provides that the consent of all Lenders (or all Lenders in a particular facility) is required;
(viii)    consent to the assignment or transfer by any Loan Party of any of its rights and obligations under any Loan Document except as expressly provided in any Loan Document;
(ix)    amend the definition of “Required Lenders” or amend Section 10.05(a) in a manner that has the same effect as an amendment to such definition or the definition of “Pro Rata Share”; provided that with the consent of Required Lenders, additional extensions of credit pursuant hereto may be included in the determination of “Required Lenders” or “Pro Rata Share” on substantially the same basis as the Term Loan Commitments, the Term Loans, the Revolving Commitments and the Revolving Loans are included on the Closing Date;
(x)    release all or substantially all of the Collateral or all or substantially all of the Guarantors (by value) from the Guaranty except as expressly provided in the Loan Documents or any Intercreditor Agreement;
(xi)    amend or modify any provision of Section 10.06 in a manner that further restricts assignments thereunder;
(xii)    subordinate any Liens of the Collateral Agent on all or substantially all of the Collateral; or
(xiii)    change the stated currency in which any Borrower is required to make payments of principal, interest, fees or other amounts hereunder or under any other Loan Document;
provided that, for the avoidance of doubt, all Lenders shall be deemed directly and adversely affected thereby with respect to any amendment described in clauses (vii), (viii), (ix), (x) and (xii).
(c)    Other Consents. No amendment, modification, termination or waiver of any provision of the Loan Documents, or consent to any departure by any Loan Party therefrom, shall:

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(i)    increase any Commitment of any Lender over the amount thereof then in effect or extend the outside date for such Commitment without the consent of such Lender; provided that no amendment, modification or waiver of any condition precedent, covenant, Default or Event of Default shall be deemed to constitute an increase in any Commitment of any Lender;
(ii)    amend, modify, terminate or waive any provision hereof relating to (x) the U.S. Swing Line Sublimit or the U.S. Swing Line Loans without the consent of the U.S. Swing Line Lender, (y) the Canadian Swing Line Sublimit or the Canadian Swing Line Loans without the consent of the Canadian Swing Line Lender, or (z) the European Swing Line Sublimit or the European Swing Line Loans without the consent of the European Swing Line Lender;
(iii)    alter the required application of any repayments or prepayments as between Classes pursuant to Section 2.15 without the consent of Lenders holding more than 50.0% of the aggregate Tranche A Term Loan Exposure of all Lenders, the Revolving Exposure of all Lenders or the Incremental Term Loan Exposure of all Lenders, as applicable, of each Class which is being allocated a lesser repayment or prepayment as a result thereof; provided, that Required Lenders may waive, in whole or in part, any prepayment so long as the application, as between Classes, of any portion of such prepayment which is still required to be made is not altered;
(iv)    amend, modify, terminate or waive any obligation of Lenders relating to the purchase of participations in Letters of Credit as provided in Section 2.04(e) without the written consent of the Administrative Agent and of the Issuing Bank;
(v)    amend, modify or waive this Agreement or any Security Document so as to alter the ratable treatment of Obligations arising under the Loan Documents and Obligations arising under Hedge Agreements or the definition of “Lender Counterparty,” “Hedge Agreement,” “Obligations,” or “Secured Obligations” (as defined in any applicable Security Document) in each case in a manner adverse to any Lender Counterparty with Obligations then outstanding without the written consent of any such Lender Counterparty;
(vi)    amend, modify, terminate or waive any provision of Article IX as the same applies to any Agent, or any other provision hereof as the same applies to the rights or obligations of any Agent, in each case without the consent of such Agent;
(vii)    amend any condition for Credit Extensions set forth in Section 3.02 without the consent of applicable Lenders holding more than 50.0% of the aggregate U.S. Revolving Exposure, 50.0% of the aggregate Canadian Revolving Exposure, 50.0% of the aggregate European Revolving Exposure or 50.0% of the aggregate Hong Kong Revolving Exposure, as applicable;
(viii)    (i) the Commitment or Loan of any Defaulting Lender may not be increased or extended and the principal of any Loan of a Defaulting Lender may not be reduced, in each case without the consent of such Lender and (ii) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any

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Defaulting Lender more adversely than other affected Lenders shall require the consent of each such Defaulting Lender.
(d)    Execution of Amendments, Etc. The Administrative Agent may, but shall have no obligation to, with the concurrence of any Lender, execute amendments, supplements, modifications, waivers or consents on behalf of such Lender. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given. In the case of any waiver, subject to any conditions or qualifications set forth therein, the parties hereto shall be restored to their former positions and rights hereunder and under the other Loan Documents, and, subject to any conditions or qualifications set forth therein, any Default or Event of Default waived shall be deemed to be cured and not continuing, but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right or consequence in respect thereof. No notice to or demand on any Loan Party in any case shall entitle any Loan Party to any other or further notice or demand in similar or other circumstances. Any amendment, modification, termination, waiver or consent effected in accordance with this Section 10.05 shall be binding upon each Lender at the time outstanding, each future Lender and, if signed by a Loan Party, on such Loan Party.
Notwithstanding anything to the contrary provided herein, no consent of any Lender shall be required in connection with the making of any amendment to any Loan Document of the type described in Section 2.24 hereof which states in such Section that no consent of any Lender, other than the applicable Incremental Revolving Loan Lender or Incremental Term Loan Lender, is required.
Section 10.06    Successors and Assigns; Participations.
(a)    Generally. This Agreement shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of the parties hereto and the respective successors and assigns. Except as permitted under Section 6.02, no Loan Party’s rights or obligations hereunder nor any interest therein may be assigned or delegated by any Loan Party without the prior written consent of all Lenders (and any purported assignment or delegation without such consent shall be null and void) and no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section 10.06.
(b)    Register. Each Borrower, each Guarantor, the Administrative Agent and Lenders shall deem and treat the Persons listed as Lenders in the Register as the holders and owners of the corresponding Commitments and Loans listed therein for all purposes hereof, and no assignment or transfer of any such Commitment or Loan shall be effective, in each case, unless and until recorded in the Register following receipt of a fully executed Assignment Agreement effecting the assignment or transfer thereof, together with the required forms and certificates regarding Tax matters and any fees payable in connection with such assignment, in each case, as provided in Section 10.06(d). Each assignment shall be recorded in the Register promptly following receipt by the Administrative Agent of the fully executed Assignment Agreement and all other necessary documents and approvals, prompt notice thereof shall be provided to the Borrower and a copy of such Assignment Agreement shall be maintained, as applicable. The date of such recordation of a transfer shall be referred to herein as the “Assignment Effective Date.” Any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is listed in the

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Register as a Lender shall be conclusive and binding on any subsequent holder, assignee or transferee of the corresponding Commitments or Loans.
(c)    Right to Assign. Each Lender shall have the right at any time to sell, assign or transfer all or a portion of its rights and obligations under this Agreement, including all or a portion of its Commitment or Loans owing to it or other Obligations under the Loan Documents (provided, that pro rata assignments shall not be required and each assignment shall be of a uniform, and not varying, percentage of all rights and obligations under and in respect of any applicable Loan and any related Commitments):
(i)    to any Person meeting the criteria of clause (i) of the definition of the term of “Eligible Assignee” upon the giving of notice to the Administrative Agent and, in the case of assignments, sales or transfers of Revolving Commitments, subject to the consent of the applicable Issuing Bank (such consent not to be unreasonably withheld or delayed); and
(ii)    to any Person meeting the criteria of clause (ii) of the definition of the term of “Eligible Assignee” upon giving of notice to the Borrower Representative and the Administrative Agent and consented to by the Borrower Representative (provided that the Borrower Representative shall be deemed to have consented to assignments made during the initial syndication of the Term Loans and Revolving Commitments to Lenders previously approved by the Borrower Representative and to any other assignment unless it shall object thereto by written notice to the Administrative Agent within five Business Days after having received notice thereof), the Administrative Agent, the applicable Issuing Bank and the applicable Swing Line Lender (each such consent not to be (x) unreasonably withheld or delayed or (y) in the case of the Borrower Representative, required at any time an Event of Default described in Section 8.01(a) or 8.01(e) has occurred and is continuing); provided, that each such assignment pursuant to this Section 10.06(c)(ii) shall be in an aggregate amount of not less than (A) $5,000,000 (or such lesser amount as may be agreed to by the Borrower Representative and the Administrative Agent or as shall constitute the aggregate amount of the Revolving Commitments and Revolving Loans of the assigning Lender) with respect to the assignment of the Revolving Commitments and Revolving Loans and (B) $500,000 (or such lesser amount as may be agreed to by the Borrower Representative and the Administrative Agent or as shall constitute the aggregate amount of the Tranche A Term Loan or Incremental Term Loans of a Series of the assigning Lender) with respect to the assignment of Term Loans; provided, that the Related Funds of any individual Lender may aggregate their Loans for purposes of determining compliance with such minimum assignment amounts.
(d)    Mechanics. Assignments and assumptions of Loans and Commitments by Lenders shall be effected by manual execution and delivery to the Administrative Agent of an Assignment Agreement. Assignments made pursuant to the foregoing provision shall be effective as of the Assignment Effective Date. In connection with all assignments there shall be delivered to the Administrative Agent such forms, certificates or other evidence, if any, with respect to United States federal income Tax withholding matters as the assignee under such Assignment Agreement may be

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required to deliver pursuant to Section 2.20(c), together with payment to the Administrative Agent of a registration and processing fee of $3,500 (except that no such registration and processing fee shall be payable (x) in connection with an assignment elected or caused by a Borrower pursuant to Section 2.23, (y) in connection with an assignment by or to Barclays or any Affiliate thereof or (z) in the case of an assignee which is already a Lender or is an Affiliate or Related Fund of a Lender or a Person under common management with a Lender).
(e)    Representations and Warranties of Assignee. Each Lender, upon execution and delivery hereof or upon obtaining or succeeding to an interest in the Commitments and Loans, as the case may be, represents and warrants as of the Closing Date that (i) it is an Eligible Assignee; (ii) it has experience and expertise in the making of or investing in commitments or loans such as the applicable Commitments or Loans, as the case may be; and (iii) it shall make or invest in, as the case may be, its Commitments or Loans for its own account in the ordinary course and without a view to distribution of such Commitments or Loans within the meaning of the Securities Act or the Exchange Act or other federal securities laws (it being understood that, subject to the provisions of this Section 10.06, the disposition of such Commitments or Loans or any interests therein shall at all times remain within its exclusive control).
(f)    Effect of Assignment. Subject to the terms and conditions of this Section 10.06, as of the “Assignment Effective Date” (i) the assignee thereunder shall have the rights and obligations of a “Lender” hereunder to the extent of its interest in the Loans and Commitments as reflected in the Register and shall thereafter be a party hereto and a “Lender” for all purposes hereof; (ii) the assigning Lender thereunder shall, to the extent that rights and obligations hereunder have been assigned to the assignee, relinquish its rights (other than any rights which survive the termination hereof, including under Section 10.08) and be released from its obligations hereunder (and, in the case of an assignment covering all or the remaining portion of an assigning Lender’s rights and obligations hereunder, such Lender shall cease to be a party hereto on the Assignment Effective Date; provided, that anything contained in any of the Loan Documents to the contrary notwithstanding, (y) the Issuing Bank shall continue to have all rights and obligations thereof with respect to such Letters of Credit until the cancellation or expiration of such Letters of Credit and the reimbursement of any amounts drawn thereunder and (z) such assigning Lender shall continue to be entitled to the benefit of all indemnities hereunder as specified herein with respect to matters arising out of the prior involvement of such assigning Lender as a Lender hereunder); (iii) the Commitments shall be modified to reflect any Commitment of such assignee and any Revolving Commitment of such assigning Lender, if any; and (iv) if any such assignment occurs after the issuance of any Note hereunder, the assigning Lender shall, upon the effectiveness of such assignment or as promptly thereafter as practicable, surrender its applicable Notes to the Administrative Agent for cancellation, and thereupon the applicable Borrower shall issue and deliver new Notes, if so requested by the assignee and/or assigning Lender, to such assignee and/or to such assigning Lender, with appropriate insertions, to reflect the new Revolving Commitments and/or outstanding Loans of the assignee and/or the assigning Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with the requirements of this Section 10.06 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 10.06(g). Any assignment by a Lender pursuant to this Section 10.06 shall not in any way constitute or be deemed to constitute

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a novation, discharge, rescission, extinguishment or substitution of the Indebtedness hereunder, and any Indebtedness so assigned shall continue to be the same obligation and not a new obligation.
(g)    Participations.
(i)    Each Lender shall have the right at any time to sell one or more participations to any Person (other than any Group Member or any of their respective Affiliates) in all or any part of its Commitments, Loans or in any other Obligation under the Loan Documents: provided, that (A) such Lender’s obligations shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, and (C) each Borrower, the Administrative Agent, each Issuing Bank and each of the Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s agreements and obligations.
(ii)    The holder of any such participation, other than an Affiliate of the Lender granting such participation, shall not be entitled to require such Lender to take or omit to take any action hereunder except with respect to any amendment, modification or waiver that would (A) extend the final scheduled maturity of any Loan, Note or Letter of Credit (unless such Letter of Credit is not extended beyond the Revolving Commitment Termination Date) in which such participant is participating or the amortization schedule therefor, or reduce the rate or extend the time of payment of interest or fees thereon (except in connection with a waiver of applicability of any post‑default increase in interest rates) or reduce the principal amount thereof, or increase the amount of the participant’s participation over the amount thereof then in effect (it being understood that a waiver of any Default or Event of Default or of a mandatory reduction in the Commitment shall not constitute a change in the terms of such participation, and that an increase in any Commitment or Loan shall be permitted without the consent of any participant if the participant’s participation is not increased as a result thereof), (B) consent to the assignment or transfer by any Loan Party of any of its rights and obligations under this Agreement or (C) release all or substantially all of the Guarantors or the Collateral under the Security Documents (except as expressly provided in the Loan Documents) supporting the Loans hereunder in which such participant is participating.
(iii)    Each Borrower agrees that each participant shall be entitled to the benefits of Sections 2.18(c), 2.19 and 2.20 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 10.06(c); provided, that such participant agrees to be subject to Sections 2.19 and 2.20 as if it were a Lender; provided, further, that (x) a participant shall not be entitled to receive any greater payment under Section 2.19 or 2.20 than the applicable Lender would have been entitled to receive with respect to the participation sold to such participant, unless the sale of the participation to such participant is made with the Borrower Representative’s prior written consent and (y) a participant shall not be entitled to the benefits of Section 2.20 unless such participant agrees, for the benefit of the Borrowers, to comply with Section 2.20 as though it were a Lender; provided, further, that, except as specifically set forth in clause (x) of this sentence, nothing herein shall require any notice to the Borrower Representative or any other Person in connection with the sale

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of any participation. To the extent permitted by law, each participant also shall be entitled to the benefits of Section 10.04 as though it were a Lender; provided, that such participant agrees to be subject to Section 2.17 as though it were a Lender. A participant shall not be entitled to the benefits of Section 2.20 to the extent such participant fails to comply with Section 2.20(c).
(iv)    Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrowers, maintain a register on which it enters the name and address of each participant and the principal amounts of each participant’s interest in the Commitments, Loans and other Obligations under the Loan Documents held by it (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit, or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations or Section 1.163-5(b) of the United States Proposed Treasury Regulations (or, in each case, any amended or successor version). The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such Commitments, Loans and other Obligations under the Loan Documents as the owner thereof for all purposes of this Agreement notwithstanding any notice to the contrary.
(h)    Certain Other Assignments and Participations. In addition to any other assignment or participation permitted pursuant to this Section 10.06 any Lender may pledge (without the consent of any Borrower or the Administrative Agent) all or any portion of its Loans, the other Obligations owed by or to such Lender, and its Notes, if any, to secure obligations of such Lender including to any Federal Reserve Bank as collateral security pursuant to Regulation A of the Board of Governors and any operating circular issued by such Federal Reserve Bank; provided, that no Lender, as between any Borrower and such Lender, shall be relieved of any of its obligations hereunder as a result of any such assignment and pledge; provided, further, that in no event shall the applicable Federal Reserve Bank, pledgee or trustee, be considered to be a “Lender” or be entitled to require the assigning Lender to take or omit to take any action hereunder.
(i)    Act on the Financial Supervision. In order to comply with the Dutch Financial Supervision Act (Wet op het financieel toezicht), the amount transferred under this Section 10.06 shall include a portion outstanding from the European Borrower of at least €100,000 (or its equivalent in other currencies) or such other amount as may be required from time to time under the Dutch Financial Supervision Act (or implementing legislation) or if less, the new Lender shall confirm in writing to the Loan Parties that it is a professional market party (professionele marktpartij) within the meaning of the Dutch Financial Supervision Act.
Section 10.07    Independence of Covenants, Etc. All covenants, conditions and other terms hereunder and under the other Loan Documents shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, conditions or other terms,

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the fact that it would be permitted by an exception to, or would otherwise be within the limitations of, another covenant, condition or other term shall not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists.
Section 10.08    Survival of Representations, Warranties and Agreements. All representations, warranties and agreements made herein shall survive the execution and delivery hereof and the making of any Credit Extension. Notwithstanding anything herein or implied by law to the contrary, the agreements of each Loan Party set forth in Sections 2.18(c), 2.19, 2.20, 10.02 and 10.03 and the agreements of Lenders set forth in Sections 2.17, 9.03(b), 9.06 and 9.09 shall survive the payment of the Loans, the cancellation or expiration of the Letters of Credit and the reimbursement of any amounts drawn thereunder, and the termination hereof.
Section 10.09    No Waiver; Remedies Cumulative. No failure or delay or course of dealing on the part of any Agent or any Lender in the exercise of any power, right or privilege hereunder or under any other Loan Document shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other power, right or privilege. The rights, powers and remedies given to each Agent and each Lender hereby are cumulative and shall be in addition to and independent of all rights, powers and remedies existing by virtue of any statute or rule of law or in any of the other Loan Documents or any of the Hedge Agreements. Any forbearance or failure to exercise, and any delay in exercising, any right, power or remedy hereunder shall not impair any such right, power or remedy or be construed to be a waiver thereof, nor shall it preclude the further exercise of any such right, power or remedy. Without limiting the generality of the foregoing, the making of any Credit Extension shall not be construed as a waiver of any Default or Event of Default, regardless of whether any Agent, Issuing Bank or Lender may have had notice or knowledge of such Default or Event of Default at the time of the making of any such Credit Extension.
Section 10.10    Marshalling; Payments Set Aside. Neither any Agent nor any Lender shall be under any obligation to marshal any assets in favor of any Loan Party or any other Person or against or in payment of any or all of the Obligations under the Loan Documents. To the extent that any Loan Party makes a payment or payments to the Administrative Agent or Lenders (or to the Administrative Agent, on behalf of Lenders), or any Agent or Lenders enforce any security interests or exercise their rights of setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, any other state or federal law, common law or any equitable cause, then, to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor or related thereto, shall be revived and continued in full force and effect as if such payment or payments had not been made or such enforcement or setoff had not occurred.
Section 10.11    Severability. In case any provision in or obligation hereunder or under any other Loan Document shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby (it being understood that the invalidity, illegality or unenforceability of a particular provision in a particular

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jurisdiction shall not in and of itself affect the validity, legality or enforceability of such provision in any other jurisdiction). The parties hereto shall endeavor in good faith negotiations to replace any invalid, illegal or unenforceable provisions with valid, legal and enforceable provisions the economic effect of which comes as close as reasonably possible to that of the invalid, illegal or unenforceable provisions.
Section 10.12    Obligations Several; Independent Nature of Lenders’ Rights. The obligations of Lenders hereunder are several and no Lender shall be responsible for the obligations or Commitment of any other Lender hereunder. Nothing contained herein or in any other Loan Document, and no action taken by Lenders pursuant hereto or thereto, shall be deemed to constitute Lenders as a partnership, an association, a joint venture or any other kind of entity. The amounts payable at any time hereunder to each Lender shall be a separate and independent debt, and each Lender shall be entitled to protect and enforce its rights arising out of this Agreement and it shall not be necessary for any other Lender to be joined as an additional party in any proceeding for such purpose.
Section 10.13    Table of Contents and Headings. The Table of Contents hereof and Article and Section headings herein are included herein for convenience of reference only and shall not constitute a part hereof for any other purpose, modify or amend the terms or conditions hereof, be used in connection with the interpretation of any term or condition hereof or be given any substantive effect.
Section 10.14    APPLICABLE LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
Section 10.15    CONSENT TO JURISDICTION. SUBJECT TO CLAUSE (E) OF THE FOLLOWING SENTENCE, ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST ANY PARTY ARISING OUT OF OR RELATING HERETO OR ANY OTHER LOAN DOCUMENT, OR ANY OF THE OBLIGATIONS, SHALL BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE, COUNTY AND CITY OF NEW YORK. BY EXECUTING AND DELIVERING THIS AGREEMENT, EACH LOAN PARTY, FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, HEREBY EXPRESSLY AND IRREVOCABLY (A) ACCEPTS GENERALLY AND UNCONDITIONALLY THE EXCLUSIVE JURISDICTION AND VENUE OF SUCH COURTS (OTHER THAN WITH RESPECT TO ACTIONS BY ANY AGENT IN RESPECT OF RIGHTS UNDER ANY SECURITY AGREEMENT GOVERNED BY LAWS OTHER THAN THE LAWS OF THE STATE OF NEW YORK OR WITH RESPECT TO ANY COLLATERAL SUBJECT THERETO); (B) WAIVES (i) JURISDICTION AND VENUE OF COURTS IN ANY OTHER JURISDICTION IN WHICH IT MAY BE ENTITLED TO BRING SUIT BY REASON OF ITS PRESENT OR FUTURE DOMICILE OR OTHERWISE AND (ii) ANY DEFENSE OF FORUM NON CONVENIENS; (C) AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO THE APPLICABLE LOAN PARTY AT ITS ADDRESS PROVIDED IN ACCORDANCE WITH SECTION 10.01; (D) AGREES THAT SERVICE AS PROVIDED IN CLAUSE (C) ABOVE IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER THE

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APPLICABLE LOAN PARTY IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT; AND (E) AGREES THAT THE AGENTS AND THE LENDERS RETAIN THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO BRING PROCEEDINGS AGAINST ANY LOAN PARTY IN THE COURTS OF ANY OTHER JURISDICTION IN CONNECTION WITH THE EXERCISE OF ANY RIGHTS UNDER ANY SECURITY DOCUMENT OR THE ENFORCEMENT OF ANY JUDGMENT. BY ITS SIGNATURE HEREOF, EACH OF THE EUROPEAN BORROWER AND HONG KONG BORROWER HEREBY APPOINT THE U.S. BORROWER AS ITS AGENT FOR SERVICE OF PROCESS.
Section 10.16    WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY AGREES TO WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING HEREUNDER OR UNDER ANY OF THE OTHER LOAN DOCUMENTS OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS LOAN TRANSACTION OR THE LENDER/BORROWER RELATIONSHIP THAT IS BEING ESTABLISHED. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL‑ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. EACH PARTY HERETO ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS AGREEMENT, AND THAT EACH WILL CONTINUE TO RELY ON THIS WAIVER IN ITS RELATED FUTURE DEALINGS. EACH PARTY HERETO FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SECTION 10.16 AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THIS WAIVER WILL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS HERETO OR ANY OF THE OTHER LOAN DOCUMENTS OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE LOANS MADE HEREUNDER. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.
Section 10.17    Confidentiality. Each Agent and each Lender (which term shall for the purposes of this Section 10.17 include the Issuing Bank) shall hold all non‑public information regarding the Group and their businesses identified as such by the Borrower Representative and obtained by such Agent or such Lender pursuant to the requirements hereof in accordance with such Agent’s and such Lender’s customary procedures for handling confidential information of such nature, it being understood and agreed by the Borrower Representative that, in any event, the Administrative Agent may not disclose such information other than to the Lenders and each Agent, provided, that each Lender may make (i) disclosures of such information to Affiliates or Related Funds of such Lender or Agent and to its and their respective officers, directors, employees,

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representatives, agents and advisors (and to other Persons authorized by a Lender or Agent to organize, present or disseminate such information in connection with disclosures otherwise made in accordance with this Section 10.17); provided, that, prior to any disclosure, such Affiliates, Related Funds, officers, directors, employees, representatives, agents and advisors and other persons be instructed to preserve the confidentiality of any confidential information relating to the Loan Parties received by it from any Agent or any Lender, (ii) disclosures of such information reasonably required by (A) any pledgee referred to in Section 10.06(h), (B) any bona fide or potential assignee, transferee or participant in connection with the contemplated assignment, transfer or participation of any Loans or any participations therein, (C) any bona fide or potential direct or indirect contractual counterparties (or the professional advisors thereto) to any swap or derivative transaction relating to any Borrower and its obligations or (D) any direct or indirect investor or prospective investor in a Related Fund; provided, that such pledgees, assignees, transferees, participants, counterparties, advisors and investors are advised of and agree to be bound by either the provisions of this Section 10.17 or other provisions at least as restrictive as this Section 10.17, (iii) disclosure to any rating agency when required by it; provided, that, prior to any disclosure, such rating agency be instructed to preserve the confidentiality of any confidential information relating to the Loan Parties received by it from any Agent or any Lender, (iv) disclosures in connection with the exercise of any remedies hereunder or under any other Loan Document and (v) disclosures required or requested by any governmental agency or representative thereof or by the NAIC or pursuant to legal or judicial process; provided, that unless specifically prohibited by applicable law or court order, each Lender and each Agent shall make reasonable efforts to notify the Borrower Representative of any request by any governmental agency or representative thereof (other than any such request in connection with any examination of the financial condition or other routine examination of such Lender by such governmental agency) for disclosure of any such non‑public information prior to disclosure of such information. In addition, each Agent and each Lender may disclose the existence of this Agreement and the information about this Agreement to market data collectors, similar services providers to the lending industry, and service providers to the Agents and the Lenders in connection with the administration and management of this Agreement and the other Loan Documents.
Section 10.18    Usury Savings Clause. Notwithstanding any other provision herein, the aggregate interest rate charged with respect to any of the Obligations under the Loan Documents, including all charges or fees in connection therewith deemed in the nature of interest under applicable law, shall not exceed the Highest Lawful Rate. If the rate of interest (determined without regard to the preceding sentence) under this Agreement at any time exceeds the Highest Lawful Rate, the outstanding amount of the Loans made hereunder shall bear interest at the Highest Lawful Rate until the total amount of interest due hereunder equals the amount of interest which would have been due hereunder if the stated rates of interest set forth in this Agreement had at all times been in effect; provided, that in no event shall the amount paid pursuant hereto be in excess of the amount of interest that would have been due if the stated rates of interest set forth in this Agreement had at all times been in effect. In addition, if when the Loans made hereunder are repaid in full the total interest due hereunder (taking into account the increase provided for above) is less than the total amount of interest which would have been due hereunder if the stated rates of interest set forth in this Agreement had at all times been in effect, then to the extent permitted by law, such Borrower shall pay to the Administrative Agent an amount equal to the difference between the amount of interest paid and the amount of interest which would have been paid if the Highest Lawful Rate

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had at all times been in effect. Notwithstanding the foregoing, it is the intention of Lenders and each Borrower to conform strictly to any applicable usury laws. Accordingly, if any Lender contracts for, charges, or receives any consideration which constitutes interest in excess of the Highest Lawful Rate, then any such excess shall be cancelled automatically and, if previously paid, shall at such Lender’s option be applied to the outstanding amount of the Loans made hereunder or be refunded to the applicable Borrower.
Section 10.19    Counterparts. This Agreement may be executed in any number of counterparts (and by different parties hereto on different counterparts), each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. Delivery of an executed counterpart of a signature page to this Agreement by facsimile or other electronic transmission will be effective as delivery of an original executed counterpart thereof.
Section 10.20    Effectiveness; Entire Agreement; No Third Party Beneficiaries. This Agreement shall become effective upon the execution of a counterpart hereof by each of the parties hereto and receipt by the Borrowers and the Administrative Agent of written notification of such execution and authorization of delivery thereof. This Agreement, the other Loan Documents and any commitment or fee letter entered into in connection with this Agreement represent the entire agreement of the Group, the Agents, the Issuing Bank, the Swing Line Lender, the Arrangers, the Bookrunners and the Lenders with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by any Agent, Issuing Bank, Swing Line Lender, Arranger, Bookrunner or Lender relative to the subject matter hereof or thereof not expressly set forth or referred to herein or in the other Loan Documents. Nothing in this Agreement, in the other Loan Documents or as a result of any applicable laws, express or implied, shall be construed to confer upon any Person (other than the parties hereto and thereto, their respective successors and assigns permitted hereunder and, to the extent expressly contemplated hereby, Affiliates of each of the Agents and Lenders, holders of participations in all or any part of a Lender’s Commitments, Loans or in any other Obligations under the Loan Documents, and the Indemnitees) any rights, remedies, obligations, claims or liabilities under or by reason of this Agreement, the other Loan Documents or any law of any jurisdiction which purports to confer such rights, remedies, obligations, claims or liabilities. In the event of any conflict between the provisions of this Agreement and those of any other Loan Document, the provisions of this Agreement shall control; provided that the inclusion of supplemental rights or remedies in favor of any Agent, the Issuing Bank or the Lenders in any other Loan Document shall not be deemed a conflict with this Agreement.
Section 10.21    PATRIOT Act; Beneficial Ownership. Each Lender and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies each Loan Party that pursuant to the requirements of the PATRIOT Act and the Beneficial Ownership Regulation, it is required to obtain, verify and record information that identifies each Loan Party, which information includes the name and address of each Loan Party and other information that shall allow such Lender or the Administrative Agent, as applicable, to identify such Loan Party in accordance with the PATRIOT Act and the Beneficial Ownership Regulation.
Section 10.22    “Know Your Customer” Checks. If in connection with (a) the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation made after the date hereof, (b) any change in the status of a Loan Party after the date hereof, (c) the

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addition of any Guarantor pursuant to Section 5.10 or Section 7.01(b) or (d) any proposed assignment or transfer by a Lender of any of its rights and obligations under this Agreement to a party that was not previously a Lender hereunder, the Administrative Agent or any Lender (or, in the case of clause (d) above, any prospective Lender) requires additional information in order to comply with “know your customer” or similar identification procedures, each Loan Party shall, promptly upon the request of the Administrative Agent or such Lender, provide such documentation and other evidence as is reasonably requested by the Administrative Agent (for itself or on behalf of any Lender) or such Lender (for itself or, in the case of the event described in clause (d) above, on behalf of any prospective Lender) in order for the Administrative Agent, such Lender or such prospective Lender to carry out and be satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Loan Documents.
Section 10.23    Electronic Execution. The words “execution,” “signed,” “signature,” and words of like import in any Assignment Agreement or Loan Document shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as an original executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.
Section 10.24    No Fiduciary Duty. Each Agent, each Lender, each Arranger, each Bookrunner, each Issuing Bank, the Swing Line Lender and their respective Affiliates (collectively, solely for purposes of this paragraph, the “Lenders”), may have economic interests that conflict with those of each Borrower, its stockholders and/or its Affiliates. Each Borrower agrees that nothing in the Loan Documents or otherwise will be deemed to create an advisory, fiduciary or agency relationship or fiduciary or other implied duty between any Lender, on the one hand, and such Borrower, its stockholders or its Affiliates, on the other. The Loan Parties acknowledge and agree that (i) the transactions contemplated by the Loan Documents (including the exercise of rights and remedies hereunder and thereunder) are arm’s-length commercial transactions between the Lenders, on the one hand, and the Borrowers, on the other, and (ii) in connection therewith and with the process leading thereto, (x) no Lender has assumed an advisory or fiduciary responsibility in favor of any Borrower, its stockholders or its Affiliates with respect to the transactions contemplated hereby (or the exercise of rights or remedies with respect thereto) or the process leading thereto (irrespective of whether any Lender has advised, is currently advising or will advise any Borrower, its stockholders or its Affiliates on other matters) or any other obligation to any Borrower except the obligations expressly set forth in the Loan Documents and (y) each Lender is acting solely as principal and not as the agent or fiduciary of any Borrower, its management, stockholders, creditors or any other Person. Each Borrower acknowledges and agrees that such Borrower has consulted its own legal and financial advisors to the extent it deemed appropriate and that it is responsible for making its own independent judgment with respect to such transactions and the process leading thereto. Each Borrower agrees that it will not claim that any Lender has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Borrower, in connection with such transaction or the process leading thereto.

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Section 10.25    Judgment Currency. If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder or any other Loan Document in one currency into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the first currency with such other currency on the Business Day preceding that on which final judgment in given. The obligation of any Borrower or Guarantor in respect of such sum due from it to the Administrative Agent or the Lenders hereunder or under the other Loan Documents shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than that in which such sum is denominated in accordance with the applicable provisions of this Agreement (the “Agreement Currency”), be discharged only to the extent that on the Business Day following receipt by the Administrative Agent of any sum adjudged to be so due in the Judgment Currency, the Administrative Agent may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the sum originally due to the Administrative Agent from the applicable Borrower or Guarantor in the Agreement Currency, such Borrower or Guarantor agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Administrative Agent or the Person to whom such obligation was owing against such loss. If the amount of the Agreement Currency so purchased is greater than the sum originally due to the Administrative Agent in such currency, the Administrative Agent agrees to return the amount of any excess to such Borrower or Guarantor (or to any other Person who may be entitled thereto under applicable law).
Section 10.26    Acknowledgment and Consent to Bail-In of EEA Financial Institutions.
Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding between the parties hereto, each party hereto acknowledges that any liability of any EEA Financial Institution under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a)    the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and
(b)    the effects of any Bail-in Action on any such liability, including, if applicable:
(c)    a reduction in full or in part or cancellation of any such liability;
(d)    a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or
(e)    the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of any EEA Resolution Authority.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.
PVH CORP., as U.S. Borrower

By:	/s/ Mark D. Fischer Name: Mark D. Fischer Title: Executive Vice President
PVH ASIA LIMITED, as Hong Kong Borrower

By:	/s/ Mark D. Fischer Name: Mark D. Fischer Title: Director
PVH B.V., as European Borrower

By:	/s/ Martijn Hagman Name: Martijn Hagman Title: Managing Director

By:	/s/ Daniel Heinrich Grieder Name: Daniel Heinrich Grieder Title: Managing Director

[Credit and Guaranty Agreement]

U.S. GUARANTORS:
BASSNET LLC
CALVIN KLEIN JEANSWEAR COMPANY
CALVIN KLEIN, INC.
CK SERVICE CORP.
CKJ HOLDINGS, INC.
CLUETT, PEABODY & CO., INC.
DESIGNER HOLDINGS LTD.
KARL LAGERFELD LLC
PVH GIFT CARD COMPANY LLC
PVH GLTD HOLDINGS LLC
PVH GUAM, INC.
PVH NECKWEAR, INC.
PVH PUERTO RICO LLC
PVH PUERTO RICO, INC.
PVH REALTY CORP.
PVH RETAIL STORES LLC
PVH WHOLESALE CORP.
PVH WHOLESALE NEW JERSEY, INC.
THE WARNACO GROUP, INC.
TOMCAN INVESTMENTS INC.
TOMMY HILFIGER LICENSING LLC
TOMMY HILFIGER RETAIL, LLC
TOMMY HILFIGER U.S.A., INC.
TOMMY HILFIGER WHOLESALE, INC.
TRUE & CO.
WARNACO INC.
WARNACO SWIMWEAR INC.
WARNACO SWIMWEAR PRODUCTS INC.
WARNACO U.S., INC.

By:	/s/ Mark D. Fischer Name: Mark D. Fischer Title: Executive Vice President
PVH PRINCE C.V. HOLDING CORPORATION

By:	/s/ Michael A. Shaffer Name: Michael A. Shaffer Title: Executive Vice President

[Credit and Guaranty Agreement]

BARCLAYS BANK PLC,
as Administrative Agent, U.S. Swing
Line Lender, European Swing Line Lender,
a U.S. Issuing Bank, a European Issuing Bank
and a Lender

By: /s/ Ritam Bhalla
Name: Ritam Bhalla
Title: Director

[Credit and Guaranty Agreement]

CITIBANK, N.A.,
as a U.S. Issuing Bank,
a European Issuing Bank and a Lender

By: /s/ Carolyn Kee
Name: Carolyn Kee
Title: Vice President

[Credit and Guaranty Agreement]

BANK OF AMERICA, N.A.,
as a U.S. Issuing Bank, a European Issuing Bank
and a Lender

By: /s/ Anthony Hoye
Name: Anthony Hoye
Title: Director

[Credit and Guaranty Agreement]

JPMORGAN CHASE BANK, N.A.,
as a Lender and an Issuing Bank

By: /s/ James A. Knight
Name: James A. Knight
Title: Executive Director

[Credit and Guaranty Agreement]

ROYAL BANK OF CANADA,
as a U.S. Issuing Bank, a Canadian Issuing
Bank, the Canadian Swing Line Lender
and a Lender

By: /s/ John Flores
Name: John Flores
Title: Authorized Signatory

[Credit and Guaranty Agreement]

MUFG BANK, LTD.,
as a Documentation Agent and a Lender

By: /s/ Katie Cunningham
Name: Katie Cunningham
Title: Director

[Credit and Guaranty Agreement]

U.S. BANK NATIONAL ASSOCIATION,
as a Documentation Agent and a Lender

By: /s/ Conan Schleicher
Conan Schleicher
Senior Vice President

[Credit and Guaranty Agreement]

Wells Fargo Bank, National Association,
as a Lender

By: /s/ Denis Waltrich
Name: Denis Waltrich
Title: Director

[Credit and Guaranty Agreement]

Bank of China, New York Branch
as a Lender

By: /s/ Raymond Qiao
Name: Raymond Qiao
Title: Executive Vice President

[Credit and Guaranty Agreement]

Citizens Bank, N.A.,
as a Lender

By: /s/ Barrett D. Bencivenga
Name: Barrett D. Bencivenga
Title: Managing Director

By: ________________________________________
Name:
Title:

[Credit and Guaranty Agreement]

HSBC Bank USA, N.A.,
as a Lender

By: /s/ Robert Devir
Name: Robert Devir
Title: Managing Director

[Credit and Guaranty Agreement]

PNC Bank, National Association,
as a Lender

By: /s/ Joshua Kezele
Name: Joshua Kezele
Title: Vice President

[Credit and Guaranty Agreement]

Bank of Nova Scotia,
as a Lender

By: /s/ Bradley Walker
Name: Bradley Walker
Title: Director

[Credit and Guaranty Agreement]

Sumitomo Mitsui Banking Corporation,
as a Lender

By: /s/ Akira Fujiwara
Name: Akira Fujiwara
Title: Managing Director

[Credit and Guaranty Agreement]

Standard Chartered Bank,
as a Lender

By: /s/ Daniel Mattern
Name: Daniel Mattern
Title: Associate Director
Standard Chartered Bank

[Credit and Guaranty Agreement]

SunTrust Bank,
as a Lender

By: /s/ Johnetta Bush
Name: Johnetta Bush
Title: Director

[Credit and Guaranty Agreement]

TD Bank, N.A.,
as a Lender

By: /s/ Matt Waszmer
Name: Matt Waszmer
Title: Senior Vice President

[Credit and Guaranty Agreement]

BRANCH BANKING AND TRUST COMPANY,
as a Lender

By: /s/ Sharona Yen
Name: Sharona Yen
Title: Assistant Vice President

By: ________________________________________
Name:
Title:

[Credit and Guaranty Agreement]

BNP Paribas,
as a Lender

By: /s/ Michael Pearce
Name: Michael Pierce
Title: Managing Director

By: /s/ Emma Petersen
Name: Emma Peterson
Title: Director

[Credit and Guaranty Agreement]

Commerzbank AG, New York Branch,
as a Lender

By: /s/ Pedro Bell
Name: Pedro Bell
Title: Managing Director

By: /s/ Veli-Matti Ahonen
Name: Veli-Matti Ahonen
Title: Vice President

[Credit and Guaranty Agreement]

DBS BANK LTD., as a Lender

By: /s/ Yeo How Ngee
Name: Yeo How Ngee
Title: Managing Director

[Credit and Guaranty Agreement]

FIFTH THIRD BANK,
as a Lender

By: /s/ Todd S. Robinson
Name: Todd S. Robinson
Title: VP

By: ________________________________________
Name:
Title:

[Credit and Guaranty Agreement]

Santander Bank, N.A.,
as a Lender

By: /s/ Ellen Marshall
Name: Ellen Marshall
Title: Executive Vice President

By: ________________________________________
Name:
Title:

[Credit and Guaranty Agreement]

ABN AMRO BANK N.V.,
as a Lender and a European Issuing Bank

By: /s/ J.P. Smidt
Name: J.P. Smidt
Title: Director

By: /s/ M.D. Vuijsje
Name: M.D. Vuijsje
Title: Director

[Credit and Guaranty Agreement]

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH,
as a Lender

By: /s/ Judith Smith
Name: Judith Smith
Title: Authorized Signatory

By: /s/ Emerson Almeida
Name: Emerson Almeida
Title: Authorized Signatory

[Credit and Guaranty Agreement]

Industrial and commercial Bank of China Limited,
New York Branch,
as a Lender

By: /s/ Jing Qu
Name: Jing Qu
Title: Assistant Vice President

By: /s/ Gang Duan
Name: Gang Duan
Title: ED

[Credit and Guaranty Agreement]

Intesa Sanpaolo S.p.A., New York Branch,
as a Lender

By: /s/ William Denton
Name: William Denton
Title: Global Relationships Manager

By: /s/ Lorenzo Rodino
Name: Lorenzo Rodino
Title: Relationship Manager

[Credit and Guaranty Agreement]

United Overseas Bank Limited, New York Agency,
as a Lender

By: /s/ William Sinsigalli
Name: William Sinsigalli
Title: Executive Director

By: /s/ Brian Ike
Name: Brian Ike
Title: FVP

[Credit and Guaranty Agreement]

Australia and New Zealand Banking Group Limited,
as a Lender

By: /s/ Robert Grillo
Name: Robert Grillo
Title: Director

[Credit and Guaranty Agreement]

CAPITAL ONE, NATIONAL ASSOCIATION,
as a Lender

By: /s/ George J. Ahlmeyer
Name: George J. Ahlmeyer
Title: Senior Vice President

[Credit and Guaranty Agreement]

The First Bank of Highland Park,
as a Lender

By: /s/ Lynn M. Rosinsky
Name: Lynn M. Rosinsky
Title: Senior Vice President

[Credit and Guaranty Agreement]

The Bank of East Asia, Limited, New York Branch,
as a Lender

By: /s/ James Hua
Name: James Hua
Title: SVP

By: /s/ Kitty Sin
Name: Kitty Sin
Title: SVP

[Credit and Guaranty Agreement]

State Bank of India, Chicago Branch,
as a Lender

By: /s/ Niraj Kumar Panda
Name: Niraj Kumar Panda
Title: VP & Head (Credit Management Cell)

[Credit and Guaranty Agreement]

Crédit Industriel et Commercial, New York Branch,
as a Lender

By: /s/ Brian Moriarty
Name: Brian Moriarty
Title: Vice President

By: /s/ Garry Weiss
Name: Garry Weiss
Title: Managing Director

[Credit and Guaranty Agreement]

Mega International Commercial Bank, Co., Ltd.
Silicon Valley Branch,
as a Lender

By: /s/ Nian Tzy Yeh
Name: Nian Tzy Yeh
Title: SVP & General Manager

[Credit and Guaranty Agreement]

Bank of Taiwan,
acting through its Los Angeles Branch
as a Lender

By: /s/ Ti-Kang Wang
Name: Ti-Kang Wang
Title: Vice President and General Manager

By: ________________________________________
Name:
Title:

[Credit and Guaranty Agreement]

First Hawaiian Bank,
as a Lender

By: /s/ Todd T. Nitta
Name: Todd T. Nitta
Title: Senior Vice President

By: ________________________________________
Name:
Title:

[Credit and Guaranty Agreement]

TAIWAN BUSINESS BANK,
LOS ANGELES BRANCH
as a Lender

By: /s/ Shenn-Bao Jean
Name: SHENN-BAO JEAN
Title: GENERAL MANAGER

By: ________________________________________
Name:
Title:

[Credit and Guaranty Agreement]

Hua Nan Commercial Bank, Ltd., New York Agency
as a Lender

By: /s/ I-Chin Fang
Name: I-Chin Fang
Title: Vice President & General Manager

By: ________________________________________
Name:
Title:

[Credit and Guaranty Agreement]

Hua Nan Commercial Bank, LTD. Los Angeles Branch
as a Lender

By: /s/ Gary Hsu
Name: Gary Hsu
Title: General Manager

[Credit and Guaranty Agreement]

American Savings Bank F.S.B.,
as a Lender

By: /s/ Cyd Miyashiro
Name: Cyd Miyashiro
Title: Vice President

By: ________________________________________
Name:
Title:

[Credit and Guaranty Agreement]

Banner Bank,
as a Lender

By: /s/ Thomas Marks
Name: Thomas Marks
Title: Vice President

[Credit and Guaranty Agreement]

CTBC Bank, New York Branch,
as a Lender

By: /s/ Ralph Wu
Name: Ralph Wu
Title: SVP & General Manager

By: ________________________________________
Name:
Title:

[Credit and Guaranty Agreement]

SUNFLOWER BANK, N.A.,
as a Lender

By: /s/ Todd Wherry
Name: Todd Wherry
Title: Senior Vice President

[Credit and Guaranty Agreement]